As filed with the Securities and Exchange Commission on November 12, 2019

No. 333-234509

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIT CORPORATION

Delaware	1381	73-1283193
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON THE FOLLOWING PAGE

8200 South Unit Drive

Tulsa, Oklahoma 74132

(918) 493-7700

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mark E. Schell

Senior Vice President, General Counsel and Corporate Secretary

Andrew E. Harding

Associate General Counsel

8200 South Unit Drive

Tulsa, Oklahoma 74132

(918) 493-7700

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Gregory E. Ostling Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Thomas J. Hutchison GableGotwals 100 West Fifth Street, Suite 1100 Tulsa, Oklahoma 74103 (918) 595-4800	John P. Berkery Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020-1001 (212) 506-2500

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
10.000% Senior Secured Notes due 2024	(2)	(2)	(2)	(2)
Guarantees of 10.000% Senior Secured Notes due 2024	—	—	—	(3)
7.000% Junior Secured Notes due 2025	$650,000,000	100%	$650,000,000	$84,370(4)
Guarantees of 7.000% Junior Secured Senior Secured Notes due 2025	—	—	—	(3)

(1)	The registration fee has been calculated pursuant to Rule 457 under the Securities Act of 1933, as amended.
(2)	For the purposes of calculating the registration fee, we have assumed that a maximum of $650,000,000 of Junior Secured Notes will be issued.
(3)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.
(4)	$59,059 previously paid on November 5, 2019.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Unit Drilling Company	Oklahoma	1381	73-1315145
Unit Petroleum Company	Oklahoma	1311	73-1205963
Unit Drilling USA Colombia, L.L.C.	Delaware	1381	45-1440882
Unit Drilling Colombia, L.L.C.	Delaware	1381	45-1441087
8200 Unit Drive, L.L.C.	Oklahoma	6512	81-1621376

(1)	The address for each additional registrant is c/o Unit Corporation, 8200 South Unit Drive, Tulsa, Oklahoma 74132, and the telephone number for each additional registrant is (918) 493-7700.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion, Dated November 12, 2019

Prospectus

Unit Corporation

OFFER TO EXCHANGE AND CONSENT SOLICITATION

10.000% Senior Secured Notes due 2024 and

7.000% Junior Secured Notes due 2025

for

Any and All 6.625% Senior Subordinated Notes due 2021

(CUSIP No. 909218 AB5—ISIN US909218AB56)

and

Solicitation of Consents to Amend the Related Indenture and Notes

THE EXCHANGE OFFER AND THE CONSENT SOLICITATION (AS DEFINED BELOW) WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 13, 2019, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TO BE ELIGIBLE TO RECEIVE THE EARLY EXCHANGE CONSIDERATION (AS DEFINED HEREIN), HOLDERS MUST TENDER THEIR OLD NOTES (AS DEFINED HEREIN) AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 25, 2019, UNLESS EXTENDED (SUCH TIME AND DATE WITH RESPECT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION, AS IT MAY BE EXTENDED, THE “EARLY TENDER DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME BEFORE 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 13, 2019 (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “WITHDRAWAL DEADLINE”). CONSENTS MAY BE REVOKED AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 25, 2019 (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “CONSENT REVOCATION DEADLINE”), BUT MAY NOT BE REVOKED AT ANY TIME THEREAFTER.

In accordance with the terms and subject to the conditions set forth in this prospectus, as it may be amended from time to time, Unit Corporation, a Delaware corporation, is offering to exchange (the “Exchange Offer”) any and all outstanding 6.625% Senior Subordinated Notes due 2021 (the “Old Notes”) for, at the election of holders:

•

$735 principal amount of 10.000% Senior Secured Notes due 2024 (the “Senior Secured Notes”) per $1,000 principal amount of Old Notes validly tendered for exchange prior to the Early Tender Date and $685 principal amount of Senior Secured Notes per $1,000 principal amount of Old Notes validly tendered for exchange following the Early Tender Date and prior to the Expiration Date (the “Senior Secured Option”); or

•

$1,000 principal amount of 7.000% Junior Secured Notes due 2025 (the “Junior Secured Notes” and together with the Senior Secured Notes, the “New Notes”) per $1,000 principal amount of Old Notes validly tendered for exchange prior to the Early Tender Date and $950 principal amount of Junior Secured Notes per $1,000 principal amount of Old Notes validly tendered for exchange following the Early Tender Date and prior to the Expiration Date.

The aggregate maximum amount of Senior Secured Notes and Junior Secured Notes to be issued in the Exchange Offer is limited to $300 million and $650 million, respectively. If the aggregate principal amount of Senior Secured Notes required to exchange all Old Notes validly tendered and not withdrawn pursuant to the Senior Secured Option would exceed $300 million (the “Senior Secured Notes Cap”), each tendering holder who made an election to receive Senior Secured Notes will have the amount of Old Notes it tendered for Senior Secured Notes accepted on a pro rata basis such that the aggregate principal amount of Senior Secured Notes issued in the Exchange Offer equals the Senior Secured Notes Cap, and the balance of Old Notes each such holder tendered that was not accepted for exchange into Senior Secured Notes will be exchanged into $1,000 principal amount of Junior Secured Notes per $1,000 principal amount of such balance of Old Notes validly tendered (and not validly withdrawn) at or before the Early Tender Date or $950 principal amount of Junior Secured Notes per $1,000 principal amount of such balance of Old Notes validly tendered (and not validly withdrawn) after the Early Tender Date and prior to the Expiration Date. Holders who tender Old Notes and elect to receive Junior Secured Notes will not be subject to proration.

The Exchange Offer is not subject to the consummation of the Consent Solicitation (defined below) or any other minimum participation conditions.

For each $1,000 principal amount of Old Notes validly tendered (and not withdrawn) at or prior to the Early Tender Date, holders may elect to receive either $735 principal amount of Senior Secured Notes or $1,000 principal amount of the Junior Secured Notes (the “Early Exchange Consideration”). For each $1,000 principal amount of Old Notes validly tendered (and not withdrawn) after the Early Tender Date and prior to the Expiration Date, holders may elect to receive either $685 principal amount of Senior Secured Notes or $950 principal amount of the Junior Secured Notes (the “Late Exchange Consideration”), in each case subject to proration as described herein.

In addition to the Early Exchange Consideration or Late Exchange Consideration, as applicable, Holders whose Old Notes are accepted for exchange will receive a payment in cash of accrued and unpaid interest to, but excluding, the Closing Date on such Old Notes on the date on which the Exchange Offer is completed (the “Closing Date”).

As described more fully in this prospectus, the Exchange Offer is subject to significant conditions, which we may assert or waive, including either (i) the consummation of an amendment to the Unit Credit Agreement (as defined below) or (ii) a refinancing or replacement of the Unit Credit Agreement, as described under “Prospectus Summary—Recent Developments—Credit Agreement Amendment”, which condition will not be waived. See “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.”

The Senior Secured Notes will bear interest at a rate of 10.000% per annum and will mature on December 15, 2024. The Senior Secured Notes and the related subsidiary guarantees will be senior in right of payment to the Old Notes and the guarantees thereof which remain outstanding after giving effect to the Exchange Offer and any other current or future indebtedness that is subordinated by its terms in right of payment to the Senior Secured Notes and the related subsidiary guarantees. The Senior Secured Notes and the related subsidiary guarantees will be secured by second-priority liens on all of the assets of Unit and the Subsidiary Guarantors that secure the Unit Credit Agreement on a first-priority basis, subject to certain exceptions as described below. See “Description of Senior Secured Notes.”

The Junior Secured Notes will bear interest at a rate of 7.000% per annum and will mature on December 15, 2025. The Junior Secured Notes and the related subsidiary guarantees will be senior in right of payment to the Old Notes and the guarantees thereof which remain outstanding after giving effect to the Exchange Offer and any other current or future indebtedness that is subordinated by its terms in right of payment to the Junior Secured Notes and the related subsidiary guarantees. The Junior Secured Notes and the related subsidiary guarantees will be secured by third-priority liens on all of the assets of Unit and the Subsidiary Guarantors that secure the Unit Credit Agreement on a first-priority basis, subject to certain exceptions as described below. See “Description of Junior Secured Notes.”

The New Notes Collateral securing the Unit Credit Agreement on a first-priority basis, the Senior Secured Notes on a second-priority basis and the Junior Secured Notes on a third-priority basis will consist of: (i) mortgage liens on no less than 80% of the discounted present value of the Company’s proved developed and producing oil and gas properties evaluated in the most recently delivered reserve report pursuant to the Unit Credit Agreement; and (ii) a pledge of Unit’s 50% equity interests in Superior Pipeline Company, L.L.C. (“Superior”), however, unlike the Unit Credit Agreement, the New Notes will be secured by Superior’s equity interests only to the extent it would not require Unit or any Subsidiary Guarantor to file with the Securities and Exchange Commission separate financial statements of, or any additional financial information with respect to, Superior pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933. See “Description of Senior Secured Notes—Security for the Senior Secured Notes” and the definition of “New Notes Excluded Collateral” and “Description of Junior Secured Notes—Security for the Junior Secured Notes” and the definition of “New Notes Excluded Collateral.” The New Notes and the Subsidiary Guarantees will be equal in right of payment with indebtedness under the Unit Credit Agreement with respect to any assets of Unit and the Subsidiary Guarantors that do not constitute collateral for the Unit Credit Agreement.

The New Notes will be guaranteed, jointly and severally, by each subsidiary of Unit that is a guarantor under the Existing Indenture (including each subsidiary that is an obligor under the Unit Credit Agreement on the Closing Date (each, a “Subsidiary Guarantor”), and in addition, after the Closing Date, by any subsidiary required to guarantee the New Notes (as described in “Description of Senior Secured Notes” and “Description of Junior Secured Notes”) in each case, until any such subsidiary guarantee is released in accordance with the terms of the indenture governing the Senior Secured Notes (the “Senior Secured Notes Indenture”) and the indenture governing the Junior Secured Notes (the “Junior Secured Notes Indenture” and, together with the Senior Secured Notes Indenture, the “New Indentures”), respectively. See “Description of Senior Secured Notes—Subsidiary Guarantees” and “Description of Junior Secured Notes—Subsidiary Guarantees”.

Concurrently with this Exchange Offer, we are also soliciting consents (the “Consent Solicitation”) from holders of the Old Notes, upon the terms and conditions set forth in this prospectus, to make certain amendments to the Indenture governing the Old Notes (the “Existing Indenture”) to eliminate substantially all of the restrictive covenants, modify or eliminate certain other provisions of the Existing Indenture and waive any existing defaults and events of default under the Existing Indenture (collectively, the “Proposed Amendments”). No payment will be made for a holder’s consent to the Proposed Amendments. See “Proposed Amendments to Existing Indenture and Old Notes.”

If the Requisite Consents (as defined herein) are received and the Proposed Amendments become operative, the Existing Indenture will be significantly less restrictive and afford reduced protection to holders of the Old Notes compared to the Existing Indenture that currently governs the Old Notes.

You may not consent to the Proposed Amendments without tendering your Old Notes and you may not tender your Old Notes for exchange without consenting to the Proposed Amendments. By tendering your Old Notes for exchange, you will be deemed to have validly delivered your consent to the Proposed Amendments. You may revoke your consent to the Proposed Amendments at any time before the Consent Revocation Deadline by withdrawing the Old Notes you have tendered but you will not be able to revoke your consent after the Consent Revocation Deadline. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent, and a revocation of a consent to the Proposed Amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and your consents will continue to be deemed delivered.

As all Old Notes are held in book-entry form at The Depository Trust Company (“DTC”) no letter of transmittal will be used in connection with the Exchange Offer. The valid electronic transmission of acceptance through DTC’s Automated Tender Offer Program (“ATOP”) will constitute delivery of the Old Notes in connection with the Exchange Offer. There are no guaranteed delivery procedures for the Exchange Offer.

If the Exchange Offer is consummated, Unit has agreed to pay a fee (the “Soliciting Broker Fee”) equal to $2.50 for each $1,000 principal amount of Old Notes that are validly tendered and accepted for exchange pursuant to the Exchange Offer to soliciting retail brokers that are appropriately designated by their clients to receive this fee; provided that such fee will only be paid with respect to the first $200,000 aggregate principal amount of Old Notes exchanged by an individual beneficial holder. See “General Terms of the Exchange Offer and Consent Solicitation—Soliciting Broker Fees.”

The consummation of the Exchange Offer is subject to, and conditional on, the satisfaction or waiver, where permitted, of the conditions discussed under “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.” The Exchange Offer is not conditioned on the completion of the Consent Solicitation or on any minimum amount of Old Notes being tendered. We may, at our option and sole discretion, waive any such conditions, except (i) the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC and (ii) the condition of either (a) the consummation of an amendment to the Unit Credit Agreement or (b) a refinancing or replacement of the Unit Credit Agreement, as described under “Prospectus Summary—Recent Developments—Credit Agreement Amendment”. All conditions to the Exchange Offer must be satisfied or, where permitted, waived, at or by the Expiration Date. The Exchange Offer is not subject to any minimum amount of Old Notes being tendered for exchange or the receipt of the Requisite Consents.

There is no market for the New Notes, and we do not intend to list the New Notes on the New York Stock Exchange or any national or regional securities exchange.

You should carefully consider the risks set forth under “Risk Factors” beginning on page 22 of this prospectus before you decide whether to participate in the Exchange Offer.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES BEING OFFERED IN EXCHANGE FOR OUR OLD NOTES OR THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Dealer Manager

BofA Securities

The date of this prospectus is             , 2019.

i

Except as otherwise indicated or as the context otherwise requires, all references to “us”, “our”, “we”, the “Company”, “Unit” or “Unit Corporation” means Unit Corporation and its consolidated subsidiaries.

NONE OF THE COMPANY, ITS SUBSIDIARIES, THE COMPANY’S BOARD OF DIRECTORS, THE TRUSTEE NOR THE INFORMATION AND EXCHANGE AGENT HAS MADE ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER THEIR OLD NOTES FOR EXCHANGE PURSUANT TO THE EXCHANGE OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER TO EXCHANGE ANY OLD NOTES PURSUANT TO THE EXCHANGE OFFER AND, IF YOU WISH TO EXCHANGE OLD NOTES, THE PRINCIPAL AMOUNT OF OLD NOTES TO TENDER.

This prospectus does not constitute an offer to participate in the Exchange Offer to any person in any jurisdiction where it is unlawful to make such an offer or solicitations. The Exchange Offer is being made on the basis of this prospectus and is subject to the terms described herein and those that may be set forth in any amendment or supplement thereto or incorporated by reference herein. Any decision to participate in the Exchange Offer should be based on the information contained in this prospectus or any amendment or supplement thereto or specifically incorporated by reference herein. In making an investment decision or decisions, prospective investors must rely on their own examination of us and the terms of the Exchange Offer and the securities being offered and the terms of the amendments being sought, including the merits and risks involved. Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the Exchange Offer under applicable legal investment or similar laws or regulations.

Each prospective investor must comply with all applicable laws and regulations in force in any jurisdiction in which it participates in the Exchange Offer or possesses or distributes this prospectus and must obtain any consent, approval or permission required by it for participation in the Exchange Offer under the laws and regulations in force in any jurisdiction to which it is subject, and neither we nor any of our respective representatives shall have any responsibility therefor.

No action with respect to the offer of exchange consideration has been or will be taken in any jurisdiction (except the United States) that would permit a public offering of the offered securities, or the possession, circulation or distribution of this prospectus or any material relating to the Company or the offered securities where action for that purpose is required. Accordingly, the offered securities may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisement in connection with the Exchange Offer may be distributed or published, in or from any such jurisdiction, except in compliance with any applicable rules or regulations of any such jurisdiction.

This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about Unit, the Exchange Offer and the Consent Solicitation described in this prospectus, you should refer to the registration statement and its exhibits and schedules. This prospectus contains summaries believed to be accurate with respect to certain documents. When we make such statements, we refer you to the copies of such documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. Copies of documents referred to herein will be made available to prospective investors upon request to us at the address and telephone number set forth in “Incorporation of Certain Information by Reference.”

This prospectus, including the documents incorporated by reference herein, contains important information that should be read before any decision is made with respect to participating in the Exchange Offer.

The delivery of this prospectus shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of the Company or affiliates since the date hereof.

We are responsible only for the information contained in or incorporated by reference into this prospectus. No one has been authorized to give any information or to make any representations with respect to the matters described in this prospectus, other than those contained in this prospectus. If given or made, such information or representation may not be relied upon as having been authorized by us.

This prospectus incorporates important business and financial information about the Company that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request to the Company, which may be made in writing or by telephone to the following address or telephone number: 8200 South Unit Drive, Tulsa, Oklahoma 74132; telephone number (918) 493-7700. Attention: Corporate Secretary. To obtain timely delivery of that information, security holders must request that information no later than December 6, 2019.

In making a decision in connection with the Exchange Offer, you must rely on your own examination of our business and the terms of the Exchange Offer, including the merits and risks involved. You should not construe the contents of this prospectus as providing any legal, business, financial or tax advice. You should consult with your own legal, business, financial and tax advisors with respect to any such matters concerning this prospectus and the Exchange Offer contemplated hereby.

No letter of transmittal will be used in connection with the Exchange Offer. The valid electronic transmission of acceptance through DTC’s ATOP shall constitute delivery of the Old Notes in connection with the Exchange Offer. You are advised to check with any bank, securities broker, or other intermediary through which you hold Old Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that beneficial owner to be able to participate in, or withdraw their instruction to participate in, the Exchange Offer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical facts, included or incorporated by reference in this prospectus that addresses activities, events or developments we expect or anticipate will or may occur, are forward-looking statements. The words “believes,” “intends,” “expects,” “anticipates,” “projects,” “estimates,” “predicts,” and similar expressions are used to identify forward-looking statements. These forward-looking statements include, among others, things such as:

•	the amount and nature of our future capital expenditures and how we expect to fund our capital expenditures;

•	prices for oil, natural gas liquids (“NGLs”), and natural gas;

•	demand for oil, NGLs, and natural gas;

•	our exploration and drilling prospects;

•	the estimates of our proved oil, NGLs, and natural gas reserves;

•	oil, NGLs, and natural gas reserve potential;

•	development and infill drilling potential;

•	expansion and other development trends of the oil and natural gas industry;

•	our business strategy;

•	our plans to maintain or increase production of oil, NGLs, and natural gas;

•	the number of gathering systems and processing plants we plan to construct or acquire;

•	volumes and prices for natural gas gathered and processed;

•	expansion and growth of our business and operations;

•	demand for our drilling rigs and drilling rig rates;

•	our belief that the final outcome of legal proceedings involving us will not materially affect our financial results;

•	our ability to timely secure third-party services used in completing our wells;

•	our ability to transport or convey our oil or natural gas production to established pipeline systems;

•	impact of federal and state legislative and regulatory actions affecting our costs and increasing operating restrictions or delays and other adverse impacts on our business;

•	the possibility of security threats, including terrorist attacks and cybersecurity breaches, against, or otherwise impacting our facilities and systems;

•	our projected production guidelines for the year;

•	our anticipated capital budgets;

•	our financial condition and liquidity (including our ability to refinance our Old Notes);

•	the amount of debt may limit our ability to obtain financing for acquisitions, make us more vulnerable to adverse economic conditions, and make it more difficult for us to make payments on our debt;

•

the possibility that covenants in the Unit Credit Agreement or the indentures governing the Old Notes may limit our discretion in the operation of our business, prohibit us from engaging in beneficial transactions, or lead to the accelerated payment of our debt;

•	the number of wells our oil and natural gas segment plans to drill or rework during the year; and

•	our estimates of the amounts of any ceiling test write-downs or other potential asset impairments we may have to record in future periods.

These statements are based on certain assumptions and analyses made by us based on our experience and our perception of historical trends, current conditions, and expected future developments, as well as other factors we believe are appropriate in the circumstances. Whether actual results and developments will conform to our expectations and predictions is subject to risks and uncertainties, any one or a combination of which could cause our actual results to differ materially from our expectations and predictions, including:

•	the risk factors discussed in this document and in the documents we incorporate by reference;

•	general economic, market, or business conditions;

•	the availability of and nature of (or lack of) business opportunities that we pursue;

•	demand for our land drilling services;

•	changes in laws or regulations;

•	changes in the current geopolitical situation;

•	risks relating to financing, including restrictions in our debt agreements and availability and cost of credit;

•	risks associated with future weather conditions;

•	decreases or increases in commodity prices;

•	putative class action lawsuits that may result in substantial expenditures and divert management’s attention; and

•	other factors, most of which are beyond our control.

You should not place undue reliance on these forward-looking statements. Except as required by law, we disclaim any intention to update forward-looking information and to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this document to reflect unanticipated events.

v

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information and documents with the U.S. Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also make available on our website at http://www.unitcorp.com all of the documents that we file with the SEC, free of charge, as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

Copies of the materials referred to in the preceding paragraph, and any current amendment or supplement to this prospectus, may also be obtained from the Information and Exchange Agent at the address set forth on the back cover of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” the information we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate herein will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents and reports filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus shall be deemed to be “incorporated by reference” into this prospectus and to be a part hereof from the date of the filing of such documents and reports (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

2.

The portions of our Proxy Statement on Schedule 14A for our 2019 annual meeting of stockholders filed with the SEC on March 26, 2019, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

3.	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019; and

4.	Current Reports on Form 8-K filed with the SEC on May 2, 2019 and November 5, 2019.

Documents incorporated by reference are available from the SEC as described above or from us without charge or from the Information and Exchange Agent, excluding exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. The Information and Exchange Agent may be contacted at the address set forth on the back cover of this prospectus. You may request a copy of this prospectus and any of the documents incorporated by reference into this prospectus or other information concerning us, without charge, by written or telephonic request directed to us, Attention: Corporate Secretary, 8200 South Unit Drive, Tulsa, Oklahoma 74132; telephone number (918) 493-7700, or from the SEC through the SEC website provided above.

IMPORTANT INFORMATION

Old Notes tendered and not validly withdrawn before the Withdrawal Deadline may not be withdrawn at any time after the Withdrawal Deadline, which is 11:59 p.m., New York City time, on December 13, 2019. Consents may not be revoked at any time after the Consent Revocation Deadline, which is 5:00 p.m., New York City time, on November 25, 2019.

In order to tender Old Notes in the Exchange Offer, an acceptance must be electronically transmitted through ATOP. Any requests for assistance in connection with the Exchange Offer or for additional copies of this prospectus or related materials should be directed to the Information and Exchange Agent. Contact information for the Information and Exchange Agent is set forth on the back cover of this prospectus. None of the Company, its subsidiaries, their respective boards of directors or the Information and Exchange Agent has made any recommendation as to whether or not holders should tender their Old Notes for exchange pursuant to the Exchange Offer.

BofA Securities, Inc. is acting as Dealer Manager for the Exchange Offer. Global Bondholder Services Corporation is acting as the Information and Exchange Agent for the Exchange Offer.

Subject to the terms and conditions set forth in the Exchange Offer, the exchange consideration to which an exchanging holder is entitled pursuant to the Exchange Offer will be paid on the Closing Date, which will occur promptly following the Expiration Date, subject to satisfaction or waiver (to the extent permitted) of all conditions precedent to the Exchange Offer. Under no circumstances will any interest be payable because of any delay in the transmission of the exchange consideration to holders by the Information and Exchange Agent.

Notwithstanding any other provision of the Exchange Offer, our obligation to pay the exchange consideration for Old Notes validly tendered for exchange and not validly withdrawn pursuant to the Exchange Offer is subject to, and conditioned upon, the satisfaction or waiver (to the extent permitted) of the conditions described under “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.”

Subject to applicable securities laws and the terms of the Exchange Offer, we reserve the right:

•	to waive any and all conditions to the Exchange Offer that may be waived by us;

•	to extend the Exchange Offer;

•	to terminate the Exchange Offer; or

•	otherwise to amend the Exchange Offer in any respect in compliance with applicable securities laws.

If the Exchange Offer is withdrawn or otherwise not completed, the exchange consideration will not be paid or become payable to holders of the Old Notes who have validly tendered their Old Notes for exchange in connection with the Exchange Offer, and the Old Notes tendered for exchange pursuant to the Exchange Offer will be promptly returned to the tendering holders.

Only registered holders of Old Notes are entitled to tender Old Notes for exchange and give consents. Beneficial owners of Old Notes that are held of record by a broker, bank or other nominee or custodian must instruct such nominee or custodian to tender the Old Notes for exchange on the beneficial owner’s behalf. See “General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes—General.”

Exchanging holders will not be obligated to pay brokerage fees or commissions to the Information and Exchange Agent or to us. If a broker, bank or other nominee or custodian tenders Old Notes on behalf of a tendering holder, such broker, bank or other nominee or custodian may charge a fee for doing so. Exchanging holders who own Old Notes through a broker, bank or other nominee or custodian should consult their broker, bank or other nominee or custodian to determine whether any charges will apply.

IMPORTANT DATES

Holders of Old Notes should note the following dates and times relating to the Exchange Offer, unless extended:

Event	Date and Time	Event Description
Launch Date	November 12, 2019	Commencement of the Exchange Offer.

Early Tender Date	5:00 p.m., New York City time, on November 25, 2019	The last time for you to validly tender Old Notes to qualify for payment of the Early Exchange Consideration.

Consent Revocation Deadline	5:00 p.m., New York City time, on November 25, 2019	The last time for you to validly revoke consents to the Proposed Amendments.

Expiration Date	11:59 p.m., New York City time, on December 13, 2019	The last time for you to validly tender Old Notes to qualify for the payment of the Late Exchange Consideration payable in respect of Old Notes tendered after the Early Tender Date.

Withdrawal Deadline	11:59 p.m., New York City time, on December 13, 2019	The last time for you to validly withdraw tenders of Old Notes. If your tenders are validly withdrawn, you will no longer receive the applicable consideration on the Closing Date (unless you validly retender such Old Notes at or before the Expiration Date).

Closing Date	Promptly after the Expiration Date Expected to be on or about December 16, 2019	Subject to the tender acceptance and pro-ration procedures described herein, payment of the Early Exchange Consideration and the Late Exchange Consideration, as applicable, plus the payment in cash of accrued and unpaid interest on Old Notes accepted for exchange from the last interest payment date to, but not including, the Closing Date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

The following are some questions and answers regarding the Exchange Offer, including the Consent Solicitation. It does not contain all of the information that may be important to you. You should carefully read this prospectus to fully understand the terms of the Exchange Offer, as well as the other considerations that are important to you in making your investment decision. You should pay special attention to the information provided under the captions entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Who is making the Exchange Offer?

Unit Corporation, a Delaware corporation and the issuer of the Old Notes, is making the Exchange Offer. The mailing address of our principal executive offices is 8200 South Unit Drive, Tulsa, Oklahoma 74132. Our telephone number is (918) 493-7700. Our common stock is currently listed on the New York Stock Exchange under the symbol “UNT.” See “General Terms of the Exchange Offer and Consent Solicitation.”

Why are we making the Exchange Offer?

The purpose of the Exchange Offer is to extend the maturity profile of our outstanding indebtedness and eliminate short to medium-term refinancing and related risks associated with our capital structure. The October 18, 2023 scheduled maturity date of the loans under the Unit Credit Agreement will accelerate to November 16, 2020 if, on or before that date, all of the Old Notes are not repurchased, redeemed, or refinanced with indebtedness having a maturity date at least six months following October 18, 2023. The Exchange Offer, if consummated, will serve this purpose by exchanging the Old Notes that are validly tendered and accepted for the Senior Secured Notes and/or the Junior Secured Notes with maturity dates of December 15, 2024 and December 15, 2025, respectively.

What will happen to the Company if the Exchange Offer is not completed?

If we are unable to complete the Exchange Offer, we will consider other restructuring alternatives available to us to address the maturities of the Old Notes and the loans under the Unit Credit Agreement. Those alternatives may include refinancing or replacing the Unit Credit Agreement, asset dispositions, joint ventures, or alternative refinancing transactions, all of which involve uncertainties, potential delays and other risks. For a more complete description of the risks relating to our failure to complete the Exchange Offer, see “Risk Factors—Risks Relating to the Exchange Offer and Consent Solicitation.”

When does the Exchange Offer expire?

The Exchange Offer will expire at 11:59 p.m., New York City time, on December 13, 2019, unless extended as described in this prospectus. See “General Terms of the Exchange Offer and Consent Solicitation—Early Tender Date, Expiration Date, Extensions, Amendments or Termination.”

Can the Exchange Offer be extended?

Yes, we can extend the Exchange Offer. See “General Terms of the Exchange Offer and Consent Solicitation—Early Tender Date, Expiration Date, Extensions, Amendments or Termination.”

What securities are being sought in the Exchange Offer?

We are offering to exchange, for the Senior Secured Notes and/or the Junior Secured Notes, upon the terms and subject to the conditions described in this prospectus, any and all of the $650 million in aggregate principal amount of outstanding Old Notes that are validly tendered and not validly withdrawn, in accordance with the terms of the Exchange Offer, on or before the Expiration Date. Our acceptance of validly tendered Old Notes and the closing of the Exchange Offer are subject to the conditions described under “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.”

The Old Notes were issued pursuant to the Existing Indenture and mature on May 15, 2021. Interest on the Old Notes is payable semi-annually (in arrears) on each May 15 and November 15.

The Old Notes are guaranteed by certain of our subsidiaries. For a description of the terms governing the Old Notes, see “Description of Other Indebtedness.”

What will I receive in the Exchange Offer?

For each $1,000 in principal amount of Old Notes tendered for exchange by the Early Tender Date, holders of the Old Notes may, subject to the terms and conditions of the Exchange Offer, elect to receive $735 principal amount of the Senior Secured Notes (subject to the Senior Secured Notes Cap) or $1,000 principal amount of the Junior Secured Notes. For each $1,000 in principal amount of Old Notes tendered for exchange after the Early Tender Date and before the Expiration Date, holders of the Old Notes may, subject to the terms and conditions of the Exchange Offer, elect to receive $685 principal amount of the Senior Secured Notes (subject to the Senior Secured Notes Cap) or $950 principal amount of the Junior Secured Notes. No additional payments will be made in connection with the Consent Solicitation.

If the aggregate principal amount of Senior Secured Notes required to exchange all Old Notes validly tendered and not withdrawn pursuant to elections would exceed the Senior Secured Notes Cap, each tendering holder who made an election to receive Senior Secured Notes will have the amount of Old Notes it tendered for Senior Secured Notes accepted on a pro rata basis such that the aggregate principal amount of Senior Secured Notes issued in the Exchange Offer equals the Senior Secured Notes Cap, and the balance of Old Notes each such holder tendered that was not accepted for exchange into Senior Secured Notes will be exchanged into $1,000 principal amount of Junior Secured Notes per $1,000 principal amount of such balance of Old Notes validly tendered (and not validly withdrawn) at or before the Early Tender Date or $950 principal amount of Junior Secured Notes per $1,000 principal amount of such balance of Old Notes validly tendered (and not validly withdrawn) after the Early Tender Date and prior to the Expiration Date.

In addition, holders whose Old Notes are validly tendered and accepted for exchange will receive payment in cash of accrued and unpaid interest to, but excluding, the Closing Date on such Old Notes. The Exchange Offer and Consent Solicitation are each subject to the conditions described under “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.”

Who may participate in the Exchange Offer?

All holders of the Old Notes may participate in the Exchange Offer.

Is there a minimum tender condition to the Exchange Offer?

No, the Exchange Offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered for exchange or the receipt of the Requisite Consents in the Consent Solicitation.

Are there any other conditions to the Exchange Offer?

Yes. The Exchange Offer is conditioned on the closing conditions described under “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.” In particular, the Exchange Offer is conditioned on either (i) the consummation of an amendment to the Unit Credit Agreement or (ii) a refinancing or replacement of the Unit Credit Agreement, as described under “Prospectus

x

Summary—Recent Developments—Credit Agreement Amendment”, which condition will not be waived. We will not be required, but we reserve the right, to the extent legally permitted, to accept for exchange any Old Notes tendered (or, alternatively, we may terminate the Exchange Offer) if any of the other conditions of the Exchange Offer as described under “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation” remain unsatisfied.

What rights will I lose if I exchange my Old Notes in the Exchange Offer?

If you validly tender your Old Notes and we accept them for exchange, you will have rights as a holder of New Notes and will lose the rights of a holder of Old Notes.

How can I determine the market value of the Old Notes?

The Old Notes are not listed on any securities exchange. To the extent that Old Notes have traded, prices of the Old Notes have fluctuated depending, among other things, on trading volume, the balance between buy and sell orders, prevailing interest rates, our operating results and financial condition, our business prospects, and the market for similar securities.

Will the New Notes be freely tradable?

The New Notes will be freely tradable in the United States, unless you are an affiliate of the Company, as that term is defined in the Securities Act. We do not intend to list the New Notes on the New York Stock Exchange or any national or regional securities exchange, and therefore an active trading market for the New Notes may not exist upon consummation of the Exchange Offer or develop following consummation of the Exchange Offer, and even if one does exist, there is no assurance that it will continue.

What risks should I consider in deciding whether or not to exchange the Old Notes?

In deciding whether to participate in the Exchange Offer, you should carefully consider the discussion of the risks and uncertainties relating to the Exchange Offer, our Company, and our industry described in the section entitled “Risk Factors,” beginning on page 22 of this prospectus.

How do I participate in the Exchange Offer?

A holder who is a DTC participant should tender its Old Notes electronically through ATOP, subject to the terms and procedures of that system, on or before the Expiration Date, which is 11:59 p.m., New York City time, on December 13, 2019, unless extended as described in this prospectus. See “General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes—Original Notes Held with DTC by a DTC Participant.”

What happens if I do not participate in the Exchange Offer?

If you currently hold Old Notes and do not tender them, then, following completion of the Exchange Offer, your Old Notes will continue to be outstanding according to their terms (as amended by the Proposed Amendments, if adopted and effected). The Old Notes will be expressly subordinated in right of payment to the New Notes. In addition, the Proposed Amendments, if they become operative, will also eliminate substantially all of the restrictive covenants from the Existing Indenture and modify or eliminate certain other provisions of the Existing Indenture. Moreover, if we complete the Exchange Offer, the liquidity and value of, and any trading market for, any Old Notes that remain outstanding after completion of the Exchange Offer may be adversely affected.

May I withdraw my tender of Old Notes?

Yes. You can withdraw Old Notes previously tendered for exchange at any time before the Withdrawal Deadline. The Withdrawal Deadline is 11:59 p.m., New York City time, on December 13, 2019, unless extended as described in this prospectus. Consents to the Proposed Amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments, and a revocation of a consent to the Proposed Amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and your consents will continue to be deemed delivered. No additional payment will be made for a holder’s consent to the Proposed Amendments. See “General Terms of the Exchange Offer and Consent Solicitation—Early Tender Date, Expiration Date, Extensions, Amendments or Termination.”

What happens if my Old Notes are not accepted in the Exchange Offer?

If we decide for any reason not to accept your Old Notes for exchange, the Old Notes will be returned to you promptly after the expiration or termination of the Exchange Offer. In the case of Old Notes tendered by book-entry transfer into the Information and Exchange Agent’s account at DTC, any unaccepted Old Notes will be credited to your account at DTC. See “General Terms of the Exchange Offer and Consent Solicitation.”

Do I need to do anything if I do not wish to tender my Old Notes?

No. If you do not tender your Old Notes electronically through DTC’s ATOP before the Expiration Date, your Old Notes will remain outstanding subject to their terms (as amended pursuant to the Proposed Amendments, if adopted and effected, resulting from the Consent Solicitation).

If I choose to tender my Old Notes for exchange, do I have to tender all of my Old Notes?

No. You may tender a portion of your Old Notes, all of your Old Notes or none of your Old Notes for exchange. See “General Terms of the Exchange Offer and Consent Solicitation.”

How will I be taxed under U.S. federal income tax laws on the exchange of the Old Notes for New Notes pursuant to the Exchange Offer if I am a United States holder of Old Notes?

Although it is not free from doubt, we intend to take the position that the exchange of Old Notes for New Notes pursuant to the Exchange Offer is a recapitalization for U.S. federal income tax purposes. In such case, you generally would not recognize any income, gain or loss with respect to the exchange. You should consult with your own tax advisor regarding the tax consequences to you of exchanging your Old Notes for New Notes pursuant to the Exchange Offer in light of your particular circumstances. See “Certain United States Federal Income Tax Consequences.”

Has the Board of Directors adopted a position on the Exchange Offer?

Our board of directors, which we refer to in this prospectus as the “Board of Directors” or the “Board,” has approved the making of the Exchange Offer. However, our directors do not make any recommendation as to whether you should tender your Old Notes pursuant to the Exchange Offer. You should consult your own financial, tax, legal, and other advisors and make your own decision whether to tender your Old Notes.

Who will pay the fees and expenses associated with the Exchange Offer?

We will bear all of our fees and expenses incurred in connection with consummating the Exchange Offer. No brokerage commissions are payable by the holders to the Information and Exchange Agent or to us. If your

Old Notes are held through a broker or other nominee who tenders Old Notes on your behalf, your broker or other nominee may charge you a commission or fee for doing so. You should consult with your broker or other nominee to determine whether any charges will apply. See “General Terms of the Exchange Offer and Consent Solicitation.”

If the Exchange Offer is consummated, Unit has agreed to pay the Soliciting Broker Fee equal to $2.50 for each $1,000 principal amount of Old Notes that are validly tendered and accepted for exchange pursuant to the Exchange Offer to soliciting retail brokers that are appropriately designated by their clients to receive this fee; provided that such fee will only be paid with respect to the first $200,000 aggregate principal amount of Old Notes exchanged by an individual beneficial holder. See “General Terms of the Exchange Offer and Consent Solicitation—Soliciting Broker Fees.”

How do I vote for the Proposed Amendments?

If you validly tender Old Notes before 11:59 p.m., New York City time, on the Expiration Date, that tender will be deemed to constitute the delivery of consent to the Proposed Amendments as a holder of Old Notes with respect to the tendered Old Notes. See “Proposed Amendments to Existing Indenture and Old Notes.”

May I deliver a consent in the Consent Solicitation without tendering my Old Notes in the Exchange Offer?

No. You may not consent to the Proposed Amendments to the Existing Indenture without tendering your Old Notes in the Exchange Offer.

Can I revoke my consent to the Proposed Amendments without withdrawing my Old Notes?

No. You may revoke your consent to the Proposed Amendments only by withdrawing the Old Notes you tendered. If the valid withdrawal of your tendered Old Notes occurs before the Consent Revocation Deadline, your consent to the Proposed Amendments will also be revoked. If the valid withdrawal of your tendered Old Notes occurs after the Consent Revocation Deadline, then, as described in this prospectus, you will not be able to revoke the related consent to the Proposed Amendments.

When will the Proposed Amendments become operative?

Assuming the Requisite Consents are received, it is expected that the supplemental indenture for the Proposed Amendments will be duly executed and delivered by us and Wilmington Trust, National Association, upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Required Consents; however, and the Proposed Amendments contained therein will only become operative on the Closing Date, upon consummation of the Exchange Offer.

Who can answer questions concerning the Exchange Offer?

Requests for assistance in connection with the tender of your Old Notes pursuant to the Exchange Offer may be directed to the Information and Exchange Agent, Global Bondholder Services Corporation, 65 Broadway, Suite 404, New York, New York 10006, Attention: Corporate Actions; phone: (866) 470-4200, or to the Dealer Manager, BofA Securities, Inc., Attention: Debt Advisory; Toll-Free: (888) 292-0070 or Collect: (980) 388-4813.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference herein and is entirely qualified by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to fully understand the terms of the Exchange Offer and the New Notes. You should consider, among other things, the matters set forth in “Risk Factors” beginning on page 22 of this prospectus, “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus, the risks described in the other documents incorporated by reference in this prospectus, and the other information included in this prospectus.

The Company

Unit Corporation is an integrated energy company with operations predominantly focused on the Mid-Continent region of the United States. While founded in 1963 as a domestic land contract drilling company, today we also engage in the domestic exploration, development and production of crude oil and natural gas, and mid-stream services businesses. We conduct our operations through our three principal business segments: Unit Petroleum Company (our oil and natural gas segment, wholly owned), Unit Drilling Company (our contract drilling segment, wholly owned), and Superior Pipeline Company, L.L.C. (“Superior”) (our mid-stream segment, 50% owned). This integrated approach is distinctive for a company our size and provides us with operational flexibility, a useful cost structure, and an understanding of industry dynamics and trends.

Unit Petroleum Company maintains a strong position with nearly 159.7 million barrels of oil equivalent of proved reserves across 689,521 gross acres (468,315 net acres, approximately 81% of the gross acres were developed) as of December 31, 2018. Unit Drilling Company, through its fleet of 57 drilling rigs as of September 30, 2019, drills onshore oil and natural gas wells for Unit Petroleum Company and a wide range of other independent exploration and production companies. Superior provides gathering, processing and transmission services with approximately 1,500 miles of pipeline to move our gas and that of independent third parties.

Natural gas equivalents and crude oil equivalents are determined using the ratio of six thousand cubic feet of natural gas (“Mcf”) to one barrel. “Proved reserves” are those quantities of oil and gas, which, by analysis of geosciences and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs and under existing economic conditions, operating methods, and government regulations—before the time when the contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. For additional information, see the SEC’s definition in Rule 4-10(a)(2)(i) through (iii) of Regulation S-X. “Reasonable certainty” regarding reserves (1) if deterministic methods are used, means high confidence that the quantities will be recovered, and (2) if probabilistic methods are used, means there should be at least a 90% probability that the quantities recovered will equal or exceed the estimate.

We determined the value of certain unproved oil and gas properties were diminished (in part or in whole) based on an impairment evaluation and our anticipated future exploration plans. That determination resulted in $50.0 million of costs associated with the unproved properties being added to the capitalized costs to be amortized. We incurred a non-cash ceiling test write-down in the third quarter of 2019 of $169.3 million pre-tax ($127.9 million, net of tax). We had no non-cash ceiling test write-downs in the first two quarters of 2019 or for all of 2018. It is hard to predict with any reasonable certainty the need for or amount of any future impairments given the many factors that go into the ceiling test calculation including, future pricing, operating costs, drilling and completion costs, upward or downward oil and gas reserve revisions, oil and gas reserve additions, and tax attributes. Subject to these inherent uncertainties, if we hold these same factors constant as they existed on October 1, 2019, and only adjust the 12-month average price to an estimated fourth quarter ending average (holding October 2019 prices constant for the remaining two months of the fourth quarter of 2019), our forward looking expectation is that we would recognize an impairment of $142 million pre-tax in the fourth quarter of 2019. We may also determine the value of certain unproved oil and gas properties could further diminish. The actual amount of any write-down may vary significantly from this estimate depending on the final future determination.

Unit Petroleum Company (Oil and Natural Gas)

We started our oil and natural gas operations in 1979 to diversify our contract drilling operations. As of December 31, 2018, we had an interest in 6,308 gross producing (or capable of producing) wells (approximately 2,333.46 net wells) and had accumulated approximately 689,521 gross acres (468,315 net acres, approximately 81% of the gross acres were developed). “Gross acres” means the total acres in which a working interest is owned.

The following table summarizes our net leasehold acreage, the percentage of undeveloped net acreage, our estimated proved reserves, the percentage of the proved reserves developed, and our 2018 average net daily production. Our proved reserves are estimates as of December 31, 2018, and 68% of our total net proved reserves on an MBoe (as defined herein) basis were audited by Ryder Scott Company, L.P. (“Ryder Scott”), our independent reserve engineers, under the rules of the SEC regarding oil and natural gas reserve reporting currently in effect. The total net proved reserves audited by Ryder Scott, as informed by us, included approximately 82% of the future net income discounted at 10 percent.

	Net Acreage	% Undev. Net Acreage	Proved Reserves (MBoe)(1)	% Proved Reserves Dev.	2018 Average Net Daily Production
					Gas (Mcf)	Oil (Bbls)(2)	NGLs(3) (Bbls)
Total (or average)	468,315	17%	159,681	70%	152,398	7,874	13,494

(1)	“MBoe” means thousand barrels of oil equivalents.
(2)	“Bbl” means barrel, or 42 U.S. gallons liquid volume.
(3)	“NGL” means natural gas liquids.

Unit Drilling Company (Contract Drilling)

Unit Drilling Company conducts our contract drilling business. Through this company, we drill onshore oil and natural gas wells for our account and for other oil and natural gas companies. Our drilling operations are in Oklahoma, Texas, Louisiana, Kansas, Colorado, Wyoming, and North Dakota. The maximum depth capacities of our various drilling rigs range from 9,500 to 40,000 feet, allowing us to cover a wide range of our customers’ drilling requirements. During 2018, 38 of our drilling rigs were used in drilling services. In December 2018, we removed from service 41 drilling rigs, some older top drives, and certain drill pipe that was reclassified to “Assets held for sale”. Our drilling rig fleet now totals 57 drilling rigs. During 2018, utilization increased to a high of 36 drilling rigs working at one time but with a decline in commodity prices during the fourth quarter, declined to 32 drilling rigs as of December 31, 2018, and continued to decline to 18 drilling rigs as of September 30, 2019. Besides our drilling rigs, we provide the drilling crews and most of the ancillary equipment needed to operate our drilling rigs, including top drives, skidding systems, large air compressors, trucks and other support equipment.

We continue to enhance and refurbish our drilling rig fleet to better meet the needs of our customers. In 2014, Unit Drilling Company entered the AC high technology, super-spec drilling rig market with its proprietary design BOSS rig. During the first quarter of 2019, we completed construction and placed into service our 12th and 13th BOSS drilling rigs. One was delivered to an existing third-party operator in Wyoming. Two additional BOSS drilling rigs under contract with the same customer were also extended. The other BOSS drilling rig was delivered to a new customer in the Permian Basin. This was following an early termination by the original third-party operator before the drilling rig’s completion.

During the second quarter of 2019, we were awarded a term contract to build our 14th BOSS drilling rig. Construction has started, and the drilling rig is expected to be placed into service with a third-party operator in the fourth quarter. Two existing BOSS drilling rig contracts working for the same operator were also extended at the time of the new BOSS drilling rig award.

During the third quarter of 2019, we determined a triggering event had occurred within our contract drilling reporting unit due to a decline in the number of rigs being used and the overall market performance of the contract drilling industry. As a result, we performed an interim goodwill impairment test as of September 30, 2019. To determine the fair value of this reporting unit, we used the income approach. The income approach estimates the fair value by discounting the reporting unit’s estimated future cash flows using our estimate of the discount rate, or expected return, that a marketplace participant would have required as of the valuation date.

Based on the projected discounted cash flows, we recognized a goodwill impairment charge of $62.8 million, pre-tax ($59.7 million, net of tax) which represents the total goodwill previously reported on our condensed consolidated balance sheets.

We drill wells for many large independent oil and gas companies using both short and long-term contracts. Most of our contracts are on a well-to-well basis, with the rest being term contracts. Term contracts range from six months to three years, and the rates can either be fixed throughout the term or allow for periodic adjustments. When possible, we seek long-term commitments for our drilling rigs.

The type of contract used determines our compensation. Contracts are generally one of three types: daywork, footage, or turnkey. All our work during the last three years was under daywork contracts. Under a daywork contract, we provide the drilling rig with the required personnel and the operator supervises the drilling of the well. Our compensation is based on a negotiated rate to be paid for each day the drilling rig is used.

Superior Pipeline Company (Mid-Stream)

Superior and its subsidiaries conduct our mid-stream operations. Through these companies, we engage in the buying, selling, gathering, processing and treating of natural gas and producing, transporting, and selling NGLs and condensate.

We conduct our operations in Oklahoma, Texas, Kansas, Pennsylvania, and West Virginia. As of September 30, 2019, Superior owned and operated three natural gas treatment plants, 12 processing plants, and 21 gathering systems with approximately 1,500 miles of pipeline. We continue to look for opportunities to expand Superior’s operations into high growth natural gas regions within the United States. The following table presents certain information regarding Superior for the periods indicated.

	Nine Months Ended September 30,		Year Ended December 31,
	2019	2018	2018	2017	2016
Gas gathered—Mcf/day	447,989	393,414	393,613	385,209	419,217
Gas processed—Mcf/day	165,061	157,313	158,189	137,625	155,461
NGLs sold—gallons/day	644,601	651,979	663,367	534,140	536,494

Superior’s services are usually provided to each customer under long-term contracts lasting more than one year. These customer agreements include these types of contracts: fee-based and commodity-based contracts. Fee-based contracts provide for a set fee for gathering and transporting raw natural gas. Commodity-based contracts consist of several contract structure types. Under these contract structures, Superior purchases the raw wellhead natural gas and settles with the producer at a stipulated price while retaining all sales proceeds from third parties or retains a negotiated percentage of the sales proceeds from the residue natural gas and NGLs it gathers and processes, with the remainder being paid to the producer.

Presented below are the percentage of our total volume and operating margin in our mid-stream segment generated by the different types of contract agreement during the years 2018, 2017 and 2016.

	Total Volumes			Operating Margins
	2018	2017	2016	2018	2017	2016
Fee-Based Contracts	67%	71%	76%	61%	62%	71%
Commodity-Based Contracts	33%	29%	24%	39%	38%	29%

On April 3, 2018, we completed the sale of 50% of the ownership interests in Superior to SP Investor Holdings, LLC, a holding company jointly owned by OPTrust and funds managed and/or advised by Partners Group, a global private markets investment manager, for $300.0 million.

Recent Developments

Credit Agreement Amendment

We have engaged in discussions with the lenders under the Unit Credit Agreement to enter into an amendment to the Unit Credit Agreement to, among other things, permit the issuance of the New Notes, the incurrence of guarantees of the New Notes and the grant of liens securing the New Notes, each of which are currently not permitted under the Unit Credit Agreement. As discussed under the heading “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation,” our obligation to accept Old Notes in the Exchange Offer is subject to, and conditioned upon, either (i) the consummation of such amendment to the Unit Credit Agreement or (ii) a refinancing or replacement of the Unit Credit Agreement with a credit facility that, among other things, permits the issuance of the New Notes, the incurrence of guarantees of the New Notes and the grant of liens securing the New Notes, which condition will not be waived. We will continue to pursue such amendment, but we cannot provide assurance that we will obtain such amendment on the terms described in this prospectus or at all.

As of September 26, 2019, the borrowing base under the Unit Credit Agreement was reduced to $275 million.

Summary of the Terms of the Exchange Offer

We refer to the notes to be registered under the registration statement of which this prospectus forms a part as New Notes. You may exchange your Old Notes for New Notes, as further described in this prospectus, in this Exchange Offer. You should read the discussion under the headings “General Terms of the Exchange Offer and Consent Solicitation,” “Description of Senior Secured Notes” and “Description of Junior Secured Notes” for further information regarding the New Notes.

Securities Subject to the Exchange Offer	Any and all of $650.0 million aggregate principal amount of 6.625% Senior Subordinated Notes due 2021.

The Exchange Offer	We are offering to exchange any and all of our outstanding Old Notes validly tendered before the Expiration Date for New Notes upon the terms and subject to the conditions set forth in this prospectus (as it may be amended or supplemented from time to time).

The Consent Solicitation	We are soliciting consents to the Proposed Amendments to the Existing Indenture from the holders of the Old Notes upon the terms and conditions set forth in this prospectus. Holders that validly tender Old Notes pursuant to the Exchange Offer before the Expiration Date will be deemed to have delivered a consent to the Proposed Amendments with respect to all such Old Notes. The Proposed Amendments will eliminate substantially all the restrictive covenants contained in the Existing Indenture, modify or eliminate certain other provisions of the Existing Indenture, and waive any existing defaults or events of default (including any default or event of default alleged in connection with the Exchange Offer or Consent Solicitation) under the Existing Indenture. See “Proposed Amendments to Existing Indenture and Old Notes.”

Early Tender Date	To be eligible to receive the Early Exchange Consideration, holders must tender their Old Notes at or before 5:00 p.m., New York City time, on November 25, 2019, unless extended by us.

Withdrawal Deadline; Consent Revocation Deadline; Expiration Date and Time	A holder’s right to withdraw any Old Notes tendered will expire at 11:59 p.m., New York City time on December 13, 2019, unless extended by us. See “General Terms of the Exchange Offer and Consent Solicitation—Withdrawal of Tenders; Revocation of Consents.”

A holder’s right to revoke any consents given on the Proposed Amendments will expire at 5:00 p.m., New York City time on November 25, 2019, unless extended by us. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments, and a revocation of a consent to the Proposed Amendments prior to the Consent

Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and your consents will continue to be deemed delivered. See “General Terms of the Exchange Offer and Consent Solicitation—Withdrawal of Tenders; Revocation of Consents.”

The Exchange Offer and the Consent Solicitation will expire at 11:59 p.m., New York City time, on December 13, 2019, unless extended by us. See “General Terms of the Exchange Offer and Consent Solicitation—Early Tender Date, Expiration Date, Extensions, Amendments or Termination.”

Exchange Consideration	Holders who validly tender and do not validly withdraw Old Notes before the Early Tender Date may elect to receive for each $1,000 principal amount of Old Notes so tendered, either (x) $735 principal amount of Senior Secured Notes (subject to the Senior Secured Notes Cap) or (y) $1,000 principal amount of Junior Secured Notes.

Holders who validly tender and do not validly withdraw Old Notes after the Early Tender Date and before the Expiration Date may elect to receive for each $1,000 principal amount of Old Notes so tendered, either (x) $685 principal amount of Senior Secured Notes (subject to the Senior Secured Notes Cap) or (y) $950 principal amount of Junior Secured Notes.

In the event that the aggregate principal amount of Senior Secured Notes required to be issued for all Old Notes tendered in the Exchange Offer pursuant to the Senior Secured Option would exceed the Senior Secured Notes Cap, each holder who made an election to receive Senior Secured Notes in exchange for its Old Notes will have the amount of Old Notes it tendered for Senior Secured Notes accepted on a pro rata basis such that the aggregate principal amount of Senior Secured Notes equals the Senior Secured Notes Cap, and the balance of Old Notes each such holder tendered that was not accepted in exchange for Senior Secured Notes will be exchanged into $1,000 principal amount of Junior Secured Notes per $1,000 principal amount of such balance of Old Notes validly tendered (and not validly withdrawn) at or before the Early Tender Date or $950 principal amount of Junior Secured Notes per $1,000 principal amount of such balance of Old Notes validly tendered (and not validly withdrawn) after the Early Tender Date and prior to the Expiration Date, as if such holder had initially elected to receive Junior Secured Notes in exchange for such balance of Old Notes. Holders who tender Old Notes and elect to receive Junior Secured Notes will not be subject to proration.

For additional information regarding the terms of the New Notes, see “Description of Senior Secured Notes” and “Description of Junior Secured Notes.”

Accrued Interest	Payment in cash of accrued and unpaid interest to, but excluding, the Closing Date on the Old Notes validly tendered and accepted in the Exchange Offer will be made on the Closing Date.

Conditions to the Exchange Offer	The Exchange Offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered for exchange or the receipt of the Requisite Consents.

The Exchange Offer is conditioned upon either (i) the consummation of the amendment to the Unit Credit Agreement or (ii) a refinancing or replacement of the Unit Credit Agreement as described under “—Recent Developments—Credit Agreement Amendment,” which condition will not be waived.

For other conditions of the Exchange Offer, see “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.”

Conditions of the Consent Solicitation	The Consent Solicitation is conditioned on tenders of at least a majority of the principal amount of Old Notes outstanding (the “Requisite Consents”).

Closing Date	The Closing Date will be promptly after the Expiration Date and is expected to be on or before the second business day after the Expiration Date. Assuming the Exchange Offer is not extended, we expect the Closing Date will be December 16, 2019.

Procedure for Tenders	If you wish to participate in the Exchange Offer, you must request your DTC participant to, on your behalf, electronically submit an acceptance through ATOP. If your Old Notes are held by a custodial entity like a bank, broker, dealer, trust company, or other nominee, you must instruct that custodial entity to tender your Old Notes and deliver your consent on your behalf pursuant to the procedures of the custodial entity. See “General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes.”

Denominations	Tenders of Old Notes pursuant to the Exchange Offer will be accepted only in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Notes must continue to hold Notes in at least the Minimum Authorized Denomination of $2,000 principal amount. If under the terms of the Exchange Offer a tendering holder is eligible to receive New Notes in a principal amount that is not an integral multiple of $1,000, we will round downward such principal amount of New Notes to the nearest integral multiple of $1,000. This rounded amount will be the principal amount of New Notes such tendering holder will receive and no additional cash will be paid in lieu of any principal amount of New Notes not received as a result of rounding down.

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the Exchange Offer and Consent Solicitation. You must tender your Old Notes and deliver your consents by the Expiration Date in order to participate in the Exchange Offer and Consent Solicitation.

Withdrawal of Tenders	You may withdraw the tender of your Old Notes at any time before 11:59 p.m., New York time, on December 13, 2019, unless extended by us, by submitting a notice of withdrawal to the Information and Exchange Agent using the procedures described in “General Terms of the Exchange Offer and Consent Solicitation—Withdrawal of Tenders; Revocation of Consents.” Any Old Note withdrawn pursuant to the terms of the Exchange Offer shall not thereafter be considered tendered for any purpose unless and until such old note is again tendered pursuant to the Exchange Offer. Any Old Notes tendered prior to the Withdrawal Deadline that are not validly withdrawn prior to such Withdrawal Deadline may not be withdrawn thereafter, except as otherwise provided by law.

Fees and Expenses	We will bear all of our fees and expenses incurred in connection with consummating the Exchange Offer. No brokerage commissions are payable by the holders to the Information and Exchange Agent or to us. If your Old Notes are held through a broker or other nominee who tenders Old Notes on your behalf, your broker or other nominee may charge you a commission or fee for doing so. You should consult with your broker or other nominee to determine whether any charges will apply. See “General Terms of the Exchange Offer and Consent Solicitation.”

Soliciting Broker Fee	If the Exchange Offer is consummated, Unit has agreed to pay a Soliciting Broker Fee equal to $2.50 for each $1,000 principal amount of Old Notes that are validly tendered and accepted for exchange pursuant to the Exchange Offer to soliciting retail brokers that are appropriately designated by their clients to receive this fee; provided that such fee will only be paid with respect to the first $200,000 aggregate principal amount of Old Notes exchanged by an individual beneficial holder. See “General Terms of the Exchange Offer and Consent Solicitation—Soliciting Broker Fees.”

Extensions, Amendments or Termination

We may extend, in our sole discretion, the Early Tender Date, the Withdrawal Deadline, or the Expiration Date. We may terminate the Exchange Offer if the conditions to the Exchange Offer are not met on or before the Expiration Date. We reserve the right, subject to applicable law, to (i) waive (to the extent permitted) any and all of the conditions of the Exchange Offer before the Expiration Date, (ii) extend the Early Tender Date without extending the Withdrawal Deadline and vice versa, or (iii) amend the terms of the Exchange Offer. In the event that the Exchange Offer is terminated, withdrawn, or otherwise not consummated before the Expiration Date, no New Notes will be issued or become payable to holders who have tendered their Old Notes. In any such event, the Old Notes previously tendered pursuant to the Exchange Offer will be promptly returned to the tendering holders and the Proposed Amendments will not become effective.

Use of Proceeds	We will not receive any cash proceeds in the Exchange Offer.

Certain United States Federal Income Tax Consequences	For a discussion of the United States federal income tax consequences of the Exchange Offer, see “Certain United States Federal Income Tax Consequences.”

Consequences of Failure to Exchange	Old Notes not exchanged will continue to be outstanding according to their terms (as amended by the Proposed Amendments). The Old Notes will be expressly subordinated in right of payment to the New Notes. In addition, the Proposed Amendments, if adopted and effected, will also eliminate substantially all of the restrictive covenants from the Existing Indenture and modify or eliminate certain other provisions of the Existing Indenture. See “Summary of the New Notes—Consequences of Not Exchanging Old Notes.”

Additional Information	Questions or requests for assistance in tendering Old Notes and requests for additional copies of this prospectus or other related documents should be directed to the Information and Exchange Agent, at the address and telephone numbers set forth on the back cover of this prospectus.

Information and Exchange Agent	Global Bondholder Services Corporation

Dealer Manager	BofA Securities, Inc.

Further Information	Requests for additional copies of this prospectus and questions about the terms of the Exchange Offer and Consent Solicitation should be directed to the Information and Exchange Agent at the address and telephone numbers set forth on the back cover of this prospectus.

SUMMARY OF THE SENIOR SECURED NOTES

The summary below describes the principal terms of the Senior Secured Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Senior Secured Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the Senior Secured Notes. As used in this “Summary of the Senior Secured Notes” section, “Unit,” “we,” “us,” and “our” mean Unit Corporation and not any of its subsidiaries.

Issuer	Unit Corporation

Notes Offered	Up to $300 million aggregate principal amount of 10.000% Senior Secured Notes due 2024.

Maturity	The Senior Secured Notes will mature on December 15, 2024.

Interest Rate	The Senior Secured Notes will bear interest at a rate of 10.000% per annum.

Interest Payment Dates	Interest on the Senior Secured Notes will be payable on June 15 and December 15 of each year, commencing June 15, 2020.

Use of Proceeds	We will not receive any proceeds in connection with the Exchange Offer.

New Notes Collateral	The Senior Secured Notes and the related subsidiary guarantees will be secured by second-priority liens on all of the assets of Unit and the Subsidiary Guarantors that secure the Unit Credit Agreement on a first-priority basis, subject to certain exceptions as described below. The New Notes Collateral securing the Unit Credit Agreement on a first-priority basis, the Senior Secured Notes on a second-priority basis and the Junior Secured Notes on a third-priority basis will consist of: (i) mortgage liens on no less than 80% of the discounted present value of the Company’s proved developed and producing oil and gas properties evaluated in the most recently delivered reserve report pursuant to the Unit Credit Agreement; and (ii) a pledge of Unit’s 50% equity interests in Superior, however, unlike the Unit Credit Agreement, the Senior Secured Notes will be secured by Superior’s equity interests only to the extent it would not require Unit or any Subsidiary Guarantor to file with the Securities and Exchange Commission separate financial statements of, or any additional financial information with respect to, Superior pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933. See “Description of Senior Secured Notes—Security for the Senior Secured Notes” and the definition of “New Notes Excluded Collateral.”

Intercreditor Agreement

On the Closing Date, the Senior Secured Notes Collateral Trustee (as defined below) will enter into an intercreditor agreement (the “Intercreditor Agreement”) with the administrative agent under the Unit Credit Agreement and Junior Secured Notes Collateral Trustee (as defined below). Pursuant to the Intercreditor Agreement, the liens on the New Notes Collateral that will secure the Senior Secured Notes will be (i) contractually subordinated to the liens that secure the obligations of Unit and the Subsidiary Guarantors under the Unit Credit Agreement and any other first-priority lien obligations and (ii) contractually senior to the liens that secure the obligations of Unit and the Subsidiary Guarantors under the Junior Secured Notes and any other obligations secured by liens junior to the liens securing the Senior Secured Notes pursuant thereto. Although the holders of the Senior Secured Notes will not be parties to the Intercreditor Agreement, by their acceptance of the Senior Secured Notes they will agree to be bound thereby and will be deemed to have consented to its terms and authorized and directed the Senior Secured Notes Collateral Trustee to execute, deliver and perform its obligations thereunder. See “Description of Senior Secured Notes—Intercreditor Agreement.”

Senior Secured Notes Collateral Trust Agreement	On the Closing Date, the Collateral Trustee for the Senior Secured Notes will enter into a collateral trust agreement (the “Senior Secured Notes Collateral Trust Agreement”) with Unit and the Subsidiary Guarantors. The Senior Secured Notes Collateral Trust Agreement will set forth the terms on which the Collateral Trustee for the Senior Secured Notes will receive, hold, administer, maintain, enforce and distribute the proceeds of all its liens upon the New Notes Collateral for the benefit of the holders of the Senior Secured Notes.

Subsidiary Guarantees	The Senior Secured Notes will be guaranteed, jointly and severally, by each subsidiary of Unit that is a guarantor under the Existing Indenture and the Junior Secured Notes Indenture (including each subsidiary that is an obligor under the Unit Credit Agreement) on the Closing Date, and, in addition, after the Closing Date, by any subsidiary required to guarantee the Senior Secured Notes as described in “Description of Senior Secured Notes,” in each case, until any such guarantee is released in accordance with the terms of the indenture governing the Senior Secured Notes (the “Senior Secured Indenture”). See “Description of Senior Secured Notes— Senior Secured Subsidiary Guarantees”.

Not all of our subsidiaries will guarantee the Senior Secured Notes. As of, and for the nine months ended, September 30, 2019, our non-guarantor subsidiaries (including Superior and its subsidiaries) generated 27% of our consolidated revenues and 1% of our consolidated operating loss and accounted for 18% of our consolidated assets. None of the non-guarantor subsidiaries are guarantors to the Unit Credit Agreement.

Ranking	The Senior Secured Notes will:

•	be unsubordinated secured obligations of the Company;

•	be secured on a second-priority basis by the New Notes Collateral;

•

be effectively senior to all unsubordinated unsecured Indebtedness of the Company to the extent of the value of the New Notes Collateral (after giving effect to any senior or pari passu Liens on the New Notes Collateral);

•	without giving effect to security interests, rank equally in right of payment with all existing and future unsubordinated Indebtedness of the Company;

•

be senior in right of payment to all existing and future indebtedness of the Company that is subordinated by its terms in right of payment to the Senior Secured Notes, including any Old Notes that remain outstanding after the Closing Date;

•

be effectively senior to all existing and future indebtedness of the Company that is secured by a lien on the New Notes Collateral that is junior to the second-priority liens securing the Senior Secured Notes, including third-priority liens securing the Junior Secured Notes and any other permitted liens that are junior to the second-priority liens securing the Senior Secured Notes;

•

be effectively subordinated to all existing and future indebtedness of the Company that is either (i) secured by a lien on the New Notes Collateral that is senior or prior to the second-priority liens securing the Senior Secured Notes, including first-priority liens securing the Unit Credit Agreement and any other first-priority permitted liens or (ii) secured by assets that are not part of the New Notes Collateral securing the Senior Secured Notes, in each case, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all existing and future indebtedness and other obligations, including trade payables, of our subsidiaries that are not Subsidiary Guarantors.

Each Senior Secured Notes subsidiary guarantee will:

•	be a unsubordinated secured obligation of the applicable Subsidiary Guarantor;

•	be secured on a second-priority basis by the New Notes Collateral;

•

be effectively senior to all unsubordinated unsecured Indebtedness of the applicable Subsidiary Guarantor to the extent of the value of the New Notes Collateral (after giving effect to any senior or pari passu Liens on the New Notes Collateral);

•	without giving effect to security interests, rank equally in right of payment with all existing and future unsubordinated indebtedness of the applicable Subsidiary Guarantor;

•	be senior in right of payment to all existing and future indebtedness of the applicable Subsidiary Guarantor that is subordinated by its terms in right of payment to the Senior Secured Notes, including the applicable Subsidiary Guarantor’s guarantee of any Old Notes that remain outstanding after the Closing Date;

•

be effectively senior to all existing and future indebtedness of the applicable Subsidiary Guarantor that is secured by a lien on the New Notes Collateral that is junior to the second-priority liens securing the Senior Secured Notes, including third-priority liens securing the Junior Secured Notes and any other permitted liens that are junior to the second-priority liens securing the Senior Secured Notes;

•

be effectively subordinated to all existing and future indebtedness of the applicable Subsidiary Guarantor that is either (i) secured by a lien on the New Notes Collateral that is senior or prior to the second-priority liens securing the Senior Secured Notes, including first-priority liens securing the Unit Credit Agreement and any other first-priority permitted liens or (ii) secured by assets that are not part of the New Notes Collateral securing the Senior Secured Notes, in each case, to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated to all existing and future indebtedness and other obligations, including trade payables, of the existing and future subsidiaries of the applicable Subsidiary Guarantor that are not Subsidiary Guarantors.

Optional Redemption	On and after December 15, 2021, we may redeem all or, from time to time, a part of the Senior Secured Notes at the redemption prices described in this prospectus plus accrued and unpaid interest on the notes, if any, to, but excluding, the applicable redemption date.

Before December 15, 2021, we may on any one or more occasions redeem up to 35% of the original principal amount of the Senior Secured Notes with the net cash proceeds of one or more equity offerings at a redemption price of 110.00% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, provided that (1) at least 65% of the original principal amount of the Senior Secured Notes remains outstanding after each such redemption, and (2) the redemption occurs within 180 days after the closing of such equity offering.

In addition, at any time before December 15, 2021, we may redeem the Senior Secured Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Senior Secured Notes plus a “make whole” premium specified in this prospectus plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of Senior Secured Notes—Optional Redemption.”

Change of Control Offer	If a Change of Control occurs, subject to certain conditions, we will be required to offer to repurchase from each holder all or any portion of such holder’s Senior Secured Notes at a purchase price in cash equal to 101% of the principal amount of the Senior Secured Notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of Senior Secured Notes—Change of Control.”

Certain Covenants	We will issue the Senior Secured Notes under an indenture with the Senior Secured Notes Trustee (the “Senior Secured Notes Indenture”). The Senior Secured Notes Indenture will, among other things, limit our ability and the ability of our restricted subsidiaries to, under certain circumstances:

•	incur additional debt;

•	pay dividends or make distributions on our capital stock or repurchase, redeem or retire our capital stock or subordinated debt;

•	make investments;

•	create liens on our and our restricted subsidiaries’ property or assets;

•	create restrictions on the ability of our restricted subsidiaries to pay dividends or make any loans or other payments to us;

•	engage in transactions with our affiliates;

•	transfer or sell assets and subsidiary stock;

•	consolidate, merge or transfer all or substantially all our assets and the assets of our subsidiaries; and

•	engage in any business other than the oil and gas business and any related business.

These covenants are subject to important exceptions and qualifications, which are described under the caption “Description of Senior Secured Notes—Certain Covenants.”

Form and Denomination	Senior Secured Notes will be issued in minimum denominations of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof. The Senior Secured Notes will be issued in book-entry form only and will be in the form of one or more global certificates, which will be deposited with, or on behalf of DTC and registered in its nominee name Cede & Co.

Senior Secured Notes Trustee	The trustee under the Senior Secured Notes Indenture will be Wilmington Trust, National Association (the “Senior Secured Notes Trustee”).

Senior Secured Notes Collateral Trustee	The collateral trustee under the Senior Secured Notes Indenture will be Wilmington Trust, National Association (the “Senior Secured Notes Collateral Trustee”).

Governing Law	The Senior Secured Notes and the Senior Secured Notes Indenture will be governed by the law of the State of New York.

Risk Factors	You should consider carefully all of the information set forth or incorporated by reference in this prospectus and, in particular, the information under the heading “Risk Factors” beginning on page 22 of this prospectus.

SUMMARY OF THE JUNIOR SECURED NOTES

The summary below describes the principal terms of the Junior Secured Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Junior Secured Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the Junior Secured Notes. As used in this “Summary of the Junior Secured Notes” section, “Unit,” “we,” “us,” and “our” mean Unit Corporation and not any of its subsidiaries.

Issuer	Unit Corporation

Notes Offered	Up to $650 million aggregate principal amount of 7.000% Junior Secured Notes due 2025.

Maturity	The Junior Secured Notes will mature on December 15, 2025.

Interest Rate	The Junior Secured Notes will bear interest at a rate of 7.000% per annum.

Interest Payment Dates	Interest on the Junior Secured Notes will be payable on June 15 and December 15 of each year, commencing June 15, 2020.

Use of Proceeds	We will not receive any proceeds in connection with the Exchange Offer.

New Notes Collateral	The Junior Secured Notes and the related subsidiary guarantees will be secured by third-priority liens on all of the assets of Unit and the Subsidiary Guarantors that secure the Unit Credit Agreement on a first-priority basis, subject to certain exceptions as described below. The New Notes Collateral securing the Unit Credit Agreement on a first-priority basis, the Senior Secured Notes on a second-priority basis and the Junior Secured Notes on a third-priority basis will consist of: (i) mortgage liens on no less than 80% of the discounted present value of the Company’s proved developed and producing oil and gas properties evaluated in the most recently delivered reserve report pursuant to the Unit Credit Agreement; and (ii) a pledge of Unit’s 50% equity interests in Superior. Unlike the Unit Credit Agreement, the Junior Secured Notes will be secured by Superior’s equity interests only to the extent it would not require Unit or any Subsidiary Guarantor to file with the Securities and Exchange Commission separate financial statements of, or any additional financial information with respect to, Superior pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933. See “Description of Junior Secured Notes—Security for the Junior Secured Notes” and the definition of “New Notes Excluded Collateral.”

Intercreditor Agreement

On the Closing Date, the Junior Secured Notes Collateral Trustee (as defined below) will enter into the Intercreditor Agreement with the administrative agent under the Unit Credit Agreement and Senior Secured Notes Collateral Trustee. Pursuant to the Intercreditor Agreement, the liens on the New Notes Collateral that will secure the

Junior Secured Notes will be contractually subordinated to the liens that secure (i) the obligations of Unit and the Subsidiary Guarantors under the Unit Credit Agreement and any other first-priority lien obligations and (ii) the obligations of Unit and the Subsidiary Guarantors under the Senior Secured Notes. Although the holders of the Junior Secured Notes will not be parties to the Intercreditor Agreement, by their acceptance of the Junior Secured Notes they will agree to be bound thereby and will be deemed to have consented to its terms and authorized and directed the Junior Secured Notes Collateral Trustee to execute, deliver and perform its obligations thereunder. See “Description of Junior Secured Notes—Intercreditor Agreement.”

Junior Secured Notes Collateral Trust Agreement	On the Closing Date, the Junior Secured Notes Collateral Trustee will enter into a collateral trust agreement (the “Junior Secured Notes Collateral Trust Agreement”) with Unit and the Subsidiary Guarantors. The Junior Secured Notes Collateral Trust Agreement sets forth the terms on which the Junior Secured Notes Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all its liens upon the New Notes Collateral for the benefit of the holders of the Junior Secured Notes.

Subsidiary Guarantees	The Junior Secured Notes will be guaranteed, jointly and severally, by each subsidiary of Unit that is a guarantor under the Existing Indenture (including each subsidiary that is an obligor under the Unit Credit Agreement) on the Closing Date, and, in addition, after the Closing Date, by any subsidiary required to guarantee the Junior Secured Notes as described in “Description of Junior Secured Notes,” in each case, until any such guarantee is released in accordance with the terms of the indenture governing the Junior Secured Notes (the “Junior Secured Notes Indenture”). See “Description of Junior Secured Notes—Junior Secured Subsidiary Guarantees.”

Not all of our subsidiaries will guarantee the Junior Secured Notes. As of, and for the nine months ended, September 30, 2019, our non-guarantor subsidiaries (including Superior and its subsidiaries) generated 27% of our consolidated revenues and 1% of our consolidated operating loss and accounted for 18% of our consolidated assets. None of the non-guarantor subsidiaries are guarantors to the Unit Credit Agreement.

Ranking	The Junior Secured Notes will:

•	be unsubordinated secured obligations of the Company;

•	be secured on a third-priority basis by the New Notes Collateral;

•

be effectively senior to all unsubordinated Indebtedness of the Company that is either (i) unsecured or (ii) secured by a Lien on the New Notes Collateral that is junior to the Lien securing the Junior Secured Notes, in each case to the extent of the value of the New Notes Collateral (after giving effect to any senior or pari passu Liens on the New Notes Collateral);

•	without giving effect to security interests, rank equally in right of payment with all existing and future unsubordinated Indebtedness of the Company;

•

be senior in right of payment to all existing and future indebtedness of the Company that is subordinated by its terms in right of payment to the Junior Secured Notes, including any Old Notes that remain outstanding after the Closing Date;

•

be effectively subordinated to all existing and future indebtedness of the Company that is either (i) secured by a lien on the New Notes Collateral that is senior or prior to the third-priority liens securing the Junior Secured Notes, including (a) first-priority liens securing the Unit Credit Agreement and any other first-priority permitted liens and (b) second-priority liens securing the Senior Secured Notes or (ii) secured by assets that are not part of the New Notes Collateral securing the Junior Secured Notes, in each case, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all existing and future indebtedness and other obligations, including trade payables, of our subsidiaries that are not Subsidiary Guarantors.

Each Junior Secured Notes subsidiary guarantee will:

•	be a unsubordinated secured obligation of the applicable Subsidiary Guarantor;

•	be secured on a third-priority basis by the New Notes Collateral;

•

be effectively senior to all unsubordinated Indebtedness of the applicable Subsidiary Guarantor that is either (i) unsecured or (ii) secured by a Lien on the New Notes Collateral that is junior to the Lien securing the Junior Secured Subsidiary Guarantee, in each case to the extent of the value of the New Notes Collateral (after giving effect to any senior or pari passu Liens on the New Notes Collateral);

•	without giving effect to security interests, rank equally in right of payment with all existing and future unsubordinated indebtedness of the applicable Subsidiary Guarantor;

•

be senior in right of payment to all existing and future indebtedness of the applicable Subsidiary Guarantor that is subordinated by its terms in right of payment to the Junior Secured Notes, including the applicable Subsidiary Guarantor’s guarantee of any Old Notes that remain outstanding after the Closing Date;

•

be effectively subordinated to all existing and future indebtedness of the applicable Subsidiary Guarantor that is either (i) secured by a lien on the New Notes Collateral that is senior or prior to the third-priority liens securing the Junior Secured Notes, including (a) first-priority liens securing the Unit Credit Agreement and any other first-priority permitted liens and

(b) second-priority liens securing the Senior Secured Notes or (ii) secured by assets that are not part of the New Notes Collateral securing the Junior Secured Notes, in each case, to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated to all existing and future indebtedness and other obligations, including trade payables, of the existing and future subsidiaries of the applicable Subsidiary Guarantor that are not Subsidiary Guarantors.

Optional Redemption	We may redeem all or, from time to time, a part of the Junior Secured Notes at a redemption price equal to 100 % of the principal amount of the Junior Secured Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Mandatory Principal Redemption	If the Junior Secured Notes would otherwise constitute “applicable high yield discount obligations” (“AHYDO”) within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), at the end of each accrual period ending after the fifth anniversary of the Junior Secured Notes’ issuance (each, an “AHYDO Redemption Date”), the Company will be required to redeem for cash a portion of each Junior Secured Note then outstanding equal to the Mandatory Principal Redemption Amount (as defined below) (each such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of each Junior Secured Note redeemed pursuant to a Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. The “Mandatory Principal Redemption Amount” means the portion of a Junior Secured Note required to be redeemed to prevent such note from being treated as an AHYDO within the meaning of Section 163(i)(1) of the Code.

Change of Control Offer	If a Change of Control occurs, subject to certain conditions, we will be required to offer to repurchase from each holder all or any portion of such holder’s Junior Secured Notes at a purchase price in cash equal to 101% of the principal amount of the Junior Secured Notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of Junior Secured Notes—Change of Control.”

Certain Covenants	We will issue the Junior Secured Notes under an indenture with the Junior Secured Notes Trustee (the “Junior Secured Notes Indenture”). The Junior Secured Notes Indenture will, among other things, limit our ability and the ability of our restricted subsidiaries to, under certain circumstances:

•	incur additional debt;

•	pay dividends or make distributions on our capital stock or repurchase, redeem or retire our capital stock or subordinated debt;

•	make investments;

•	create liens on our and our restricted subsidiaries’ property or assets;

•	create restrictions on the ability of our restricted subsidiaries to pay dividends or make any loans or other payments to us;

•	engage in transactions with our affiliates;

•	transfer or sell assets and subsidiary stock;

•	consolidate, merge or transfer all or substantially all our assets and the assets of our subsidiaries; and

•	engage in any business other than the oil and gas business and any related business.

These covenants are subject to important exceptions and qualifications, which are described under the caption “Description of Junior Secured Notes—Certain Covenants.”

Form and Denomination	The Junior Secured Notes will be issued in minimum denominations of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof. The Junior Secured Notes will be issued in book-entry form only and will be in the form of one or more global certificates, which will be deposited with, or on behalf of DTC and registered in its nominee name Cede & Co.

Junior Secured Notes Trustee	The trustee under the Junior Secured Notes Indenture will be Wilmington Trust, National Association (the “Junior Secured Notes Trustee” and together with the Senior Secured Notes Trustee, the “Trustees”).

Junior Secured Notes Collateral Trustee	The collateral trustee under the Junior Secured Notes Indenture will be Wilmington Trust, National Association (the “Junior Secured Notes Collateral Trustee” and together with the Senior Secured Notes Collateral Trustee, the “Collateral Trustees”).

Governing Law	The Junior Secured Notes and the Junior Secured Notes Indenture will be governed by the law of the State of New York.

Risk Factors	You should consider carefully all of the information set forth or incorporated by reference in this prospectus and, in particular, the information under the heading “Risk Factors” beginning on page 22 of this prospectus.

Consequences of Not Exchanging Old Notes

If you currently hold Old Notes and do not tender them on the terms described herein, then, following completion of the Exchange Offer, your Old Notes will continue to be outstanding according to their terms, as amended by the Proposed Amendments if adopted and effected. The Old Notes will be expressly subordinated in right of payment to the New Notes. In addition, the Proposed Amendments, if adopted and effected, will also eliminate substantially all of the restrictive covenants from the Existing Indenture, modify or eliminate certain other provisions of the Existing Indenture and waive any existing defaults and events of default (including any default or event of default alleged in connection with the Exchange Offer or the Consent Solicitation) under the Existing Indenture to the extent the required consents with respect to waiver of any such default are received. Moreover, if we complete the Exchange Offer, the liquidity and value of, and any trading market for, any Old Notes that remain outstanding after completion of the Exchange Offer may be adversely affected.

Corporate Information

Our executive offices are located at 8200 South Unit Drive, Tulsa, Oklahoma 74132; our telephone number is (918) 493-7700. In addition to our executive offices, we have offices or yards in Chickasha, Red Oak, Woodward, and Oklahoma City, Oklahoma; Borger, Canadian, Odessa, Pampa, and Houston, Texas; Englewood, Colorado; Casper, Wyoming; and Canonsburg, Pennsylvania.

Our principal website address is http://www.unitcorp.com. This website address is provided as an inactive textual reference only. The information provided on or accessible through our Internet website is not part of this prospectus and, therefore, is not incorporated herein by reference.

RISK FACTORS

You should carefully consider the risk factors below as well as the other information contained in this prospectus before investing in the New Notes. In addition, you should carefully consider, among other things, the matters discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as the other information incorporated by reference in this prospectus. The risks described below and in our Annual Report are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, or results of operations. Any of the following risks could materially and adversely affect our business, financial condition, or results of operations. In such a case, you may lose all or part of your investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to the Exchange Offer and Consent Solicitation

We may not complete the Exchange Offer and Consent Solicitation at all, or may complete the Exchange Offer with respect to less than all of the Old Notes.

The completion of the Exchange Offer and Consent Solicitation is subject to the satisfaction, or in certain cases, waiver of specified conditions. See “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.” In particular, our obligations to accept Old Notes are subject to, and conditioned upon, either (i) the consummation of the amendment to the Unit Credit Agreement or (ii) a refinancing or replacement of the Unit Credit Agreement as described under “Prospectus Summary—Recent Developments—Credit Agreement Amendment”, which condition will not be waived. There are no assurances that we will complete the amendment to the Unit Credit Agreement on substantially the terms described in this prospectus or at all, or that we will be able to refinance or replace the Unit Credit Agreement with a credit facility that, among other things, permits the issuance of the New Notes, the incurrence of guarantees of the New Notes and the grant of liens securing the New Notes. If the conditions to the completion of the Exchange Offer and Consent Solicitation are not satisfied or, if permitted, waived, the Exchange Offer may not be completed.

Our ability to make required payments under our indebtedness would be adversely affected if we were to be unable to complete the Exchange Offer and Consent Solicitation. The purpose of the Exchange Offer is to extend the maturity profile of our outstanding indebtedness and eliminate short to medium-term refinancing and related risks associated with our capital structure. The October 18, 2023 scheduled maturity date of the loans under the Unit Credit Agreement will accelerate to November 16, 2020 to the extent that, on or before that date, all the Old Notes are not repurchased, redeemed, or refinanced with indebtedness having a maturity date at least six months following October 18, 2023 (the “Credit Agreement Extension Condition”). If we complete the Exchange Offer with respect to less than all of the Old Notes, then the Credit Agreement Extension Condition will not be immediately satisfied and we may not be able to satisfy it thereafter. If we are not able to complete the Exchange Offer and Consent Solicitation, doubt may arise about the Company’s ability to timely repay the Old Notes.

If we are unable to consummate the Exchange Offer and Consent Solicitation, we will consider other restructuring alternatives available to us at that time. Any alternative restructuring could be on terms less favorable to the holders of Old Notes than the terms of the Exchange Offer and Consent Solicitation.

If we are unable to consummate the Exchange Offer and Consent Solicitation, or less than all of the Old Notes are tendered in the Exchange Offer, we will consider other restructuring alternatives available to us at that time. Those alternatives may include refinancing the Unit Credit Agreement, asset dispositions, joint ventures, or alternative refinancing transactions or the commencement of a Chapter 11 proceeding with or without a pre-arranged plan of reorganization. There can be no assurance that any alternative restructuring arrangement or plan will be pursued or accomplished. Any alternative restructuring could be on terms less favorable to the holders of Old Notes than the terms of the Exchange Offer and Consent Solicitation. If we are not able to complete the Exchange Offer and Consent Solicitation, doubt may arise about the Company’s ability to timely repay the Old Notes on their existing maturity date, May 15, 2021. Accordingly, there is a risk that the ability of the holders of Old Notes to recover their investments would be substantially delayed and/or impaired if the proposed Exchange Offer is not consummated. If the Exchange Offer is not completed or is delayed, the market prices of the Old Notes may decline to the extent that the current market prices reflect an assumption that the Exchange Offer (or a similar transaction) will be completed and/or the Credit Agreement Extension Condition will be satisfied.

A long and protracted restructuring could cause us to lose key management employees and otherwise adversely affect our business.

If we fail to consummate the Exchange Offer, any alternative we pursue, whether in or out of court, may take substantially longer to consummate than the Exchange Offer. A protracted financial restructuring could disrupt our business and would divert the attention of our management from the operation of our business and implementation of our business plan. It is possible that such a prolonged financial restructuring or bankruptcy proceeding would cause us to lose many of our key management employees. Such losses of key management employees would likely make it difficult for us to complete a financial restructuring and may make it less likely that we will be able to continue as a viable business.

The uncertainty surrounding a prolonged financial restructuring could also have other adverse effects on us. For example, it could also adversely affect:

•	our ability to raise additional capital;

•	our ability to capitalize on business opportunities and react to competitive pressures;

•	our ability to retain and attract employees;

•	our liquidity;

•	how our business is viewed by investors, lenders, strategic partners, or customers; and

•	our enterprise value.

We will incur significant costs in conducting the Exchange Offer and Consent Solicitation.

The Exchange Offer and Consent Solicitation have resulted, and will continue to result, in significant costs to us, including advisory and professional fees paid in connection with evaluating our alternatives under the Old Notes and pursuing the Exchange Offer and Consent Solicitation.

We have not obtained a third–party determination that the Exchange Offer is fair to holders of the Old Notes.

We are not making a recommendation as to whether holders of the Old Notes should exchange their Old Notes or consent to the Proposed Amendments. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of the Old Notes for purposes of negotiating the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer. We cannot assure holders of the Old Notes that the value of the exchange consideration received in the Exchange Offer will in the future equal or exceed the value of the Old Notes tendered, and we do not take a position as to whether you ought to participate in the Exchange Offer and Consent Solicitation.

You may not receive New Notes in the Exchange Offer and Consent Solicitation if the applicable procedures for the Exchange Offer and Consent Solicitation are not followed.

We will issue the New Notes in exchange for your Old Notes only if you tender your Old Notes and deliver properly completed documentation for the Exchange Offer. For the Exchange Offer, you must deliver the electronic transmittal through DTC’s ATOP before expiration of the Exchange Offer and Consent Solicitation. See “General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes” for a description of the procedures to be followed to tender your Old Notes.

If the Exchange Offer is consummated, holders of Old Notes that do not exchange their Old Notes in the Exchange Offer will be subject to certain additional risks.

If the Exchange Offer is consummated, holders that do not validly tender their Old Notes in the Exchange Offer will not be entitled to receive exchange consideration. The Senior Secured Notes and the related guarantees will be unsubordinated second lien obligations and will rank senior in right of payment to the Old Notes. The Junior Secured Notes and the related guarantees will be unsubordinated third lien obligations and will rank senior in right of payment to the Old Notes. In the event of a bankruptcy or other insolvency proceeding, our obligations under the Unit Credit Agreement, the New Notes and any other indebtedness to which the Old Notes are subordinated as to security and in right of payment will be paid in priority to the Old Notes and there can be no assurance that the value of our assets will be adequate to provide for repayment of the Old Notes in full, or at all.

In addition, consummation of the Exchange Offer and Consent Solicitation would substantially reduce the aggregate principal amount of Old Notes outstanding, which could adversely affect the trading market, if any, for the untendered Old Notes. This could adversely affect the liquidity, market price, and price volatility of any untendered Old Notes. If a market for untendered Old Notes exists, those Old Notes may trade at a discount to the price at which the Old Notes would trade if the amount outstanding had not been reduced, depending on prevailing interest rates, the market for similar securities, and other factors.

Also, we may from time to time purchase any Old Notes that remain outstanding after consummation of the Exchange Offer through open market or privately negotiated transactions, one or more tenders or exchange offers or otherwise, on terms that may be less advantageous to holders than the terms of the Exchange Offer.

If the Proposed Amendments become operative, holders of Old Notes will no longer benefit from certain of the protections currently provided by the Existing Indenture.

The Proposed Amendments, if adopted and effected, would result in the elimination of substantially all restrictive covenants and certain events of default in the Existing Indenture, including, among other things, covenants that limit Unit’s and its subsidiaries’ ability to incur indebtedness, make restricted payments, create or incur liens and engage in mergers or consolidations or transfer all or substantially all of their property and assets. The elimination of these protections could permit Unit and its subsidiaries, subject to restrictions in our other debt instruments, to take certain actions previously prohibited that could materially increase Unit’s credit risk or could otherwise be materially adverse to holders, and could adversely affect the market prices and credit ratings of the non-tendered Old Notes. The Proposed Amendments, if adopted and effected, would also waive any existing defaults and events of default (including any default or event of default alleged in connection with the Exchange Offer or the Consent Solicitation) under the Existing Indenture, other than any default or event of default that cannot be waived without the consent of 100% of the holders under the Existing Indenture. See “Proposed Amendments to Existing Indenture and Old Notes.”

If the Proposed Amendments become operative, Unit’s future subsidiaries will not be required to guarantee the Old Notes and may incur significant indebtedness, and Unit and the existing subsidiary guarantors of the Old Notes may make investments in or transfer assets to such subsidiaries, which may be required to guarantee the New Notes and other indebtedness of Unit but not the Old Notes.

The Proposed Amendments would eliminate the requirement that Unit’s future restricted subsidiaries become guarantors of the Old Notes. As a result, the Old Notes may also be structurally subordinated to the indebtedness of any of Unit’s future restricted subsidiaries, including guarantees of the New Notes. If the Proposed Amendments become operative, the Existing Indenture will not limit the transfer of assets to, or investments in, subsidiaries that do not guarantee the Old Notes. There can be no assurance that Unit and the subsidiary guarantors of the Old Notes will not transfer significant amounts of assets to, or make significant investments in, such non-guarantor subsidiaries, or any other persons.

Existing rating agency ratings for the Old Notes may not be maintained.

It is possible that, as a result of the Exchange Offer and the issuance of the New Notes, one or more rating agencies, including Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and S&P Global Ratings (“S&P”), would take action to downgrade or negatively comment on their respective ratings on the Old Notes. Any downgrade or negative comment would likely adversely affect the market price of the Old Notes. In addition, if any of our other outstanding debt that is rated is downgraded, raising capital will become more difficult for us, borrowing costs in respect of any indebtedness incurred to refinance the Old Notes, the Unit Credit Agreement, the Superior Credit Agreement and other future borrowings may increase and the market price of the Old Notes may decrease.

Certain consideration paid to holders in the Exchange Offer could be subject to avoidance as a preferential transfer.

If we were to become a debtor in a case under the U.S. Bankruptcy Code within 90 days after the consummation of the Exchange Offer (or, with respect to any insiders, as defined in the U.S. Bankruptcy Code, within one year after consummation of the Exchange Offer) and certain other conditions were met, it is possible that the consideration paid to holders of Old Notes in the Exchange Offer (including the security for the New Notes), absent any of the U.S. Bankruptcy Code’s defenses to avoidance, could be subject to avoidance, in whole or in part, as a preferential transfer and, to the extent avoided, the value of such consideration could be recovered from such holders and possibly from subsequent transferees.

Tenders of Old Notes before the Withdrawal Deadline are irrevocable after the Withdrawal Deadline.

Any Old Notes validly tendered before the Withdrawal Deadline that are not validly withdrawn before the Withdrawal Deadline may not be withdrawn on or after the Withdrawal Deadline, and Old Notes validly tendered on or after the Withdrawal Deadline may not be withdrawn, subject to limited circumstances described in “Withdrawal of Tenders; Revocation of Consents”. Any holder who validly withdraws previously tendered Old Notes and does not re-tender those Old Notes at or before the Early Tender Date will not receive the Early Exchange Consideration for those Old Notes and any such holder that does not re-tender the previously tendered Old Notes at or before the Expiration Date will not receive the Late Exchange Consideration for such Old Notes.

Consents to the Proposed Amendments may not be revoked after the Consent Revocation Deadline.

Consents to the Proposed Amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments, and a revocation of a consent to the Proposed Amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and your consents will continue to be deemed delivered. No additional payment will be made for a holder’s consent to the Proposed Amendments.

The U.S. federal income tax consequences of the adoption of the Proposed Amendments are uncertain.

The U.S. federal income tax consequences to a U.S. Holder (as defined below under “Certain United States Federal Income Tax Consequences”) that does not tender its Old Notes in the Exchange Offer is uncertain and could be adverse. In particular, if the adoption of the Proposed Amendments constitutes a “significant modification” of the Existing Notes for U.S. federal income tax purposes, such adoption would constitute a deemed exchange of the Old Notes by a non-tendering U.S. Holder and could result in gain recognition and otherwise affect the timing, character and amount of income recognized by such U.S. Holder with respect to the Old Notes. Holders should read the discussion below under “Certain United States Federal Income Tax Consequences” and are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the adoption of the Proposed Amendments.

The Unit Credit Agreement does not currently permit the issuance of the New Notes, the incurrence of guarantees of the New Notes and the grant of liens securing the New Notes.

The Unit Credit Agreement does not permit the issuance of the New Notes, the incurrence of guarantees of the New Notes and the grant of liens securing the New Notes. As described under “Prospectus Summary—Recent Developments—Credit Agreement Amendment”, Unit is pursuing an amendment to the Unit Credit Agreement to permit such things. If such amendment is not consummated, or if we cannot refinance or replace the Unit Credit Agreement with a credit facility that permits the issuance of the New Notes, the incurrence of guarantees of the New Notes and the grant of liens securing the New Notes, we cannot fulfill our obligation to accept Old Notes in the Exchange Offer.

Risks Relating to Holding the New Notes

Our substantial level of indebtedness could materially adversely affect our ability to generate enough cash to fulfill our obligations under the New Notes, our ability to react to changes in our business, and our ability to incur additional indebtedness to fund future needs.

After giving effect to the Exchange Offer (assuming 100% participation at the Early Tender Date with 100% of the holders of the Old Notes electing to exchange into Senior Secured Notes) and the borrowing base reduction under the Unit Credit Agreement to $275 million effective on September 26, 2019, we would have $689.79 million of total indebtedness outstanding as of September 30, 2019, and the ability to borrow up to an additional $129.85 million under the Unit Credit Agreement and up to $192.95 million under the Superior Credit Agreement, in each case, subject to the terms and conditions set forth therein, including consideration of existing covenants.

Our substantial level of indebtedness will increase the possibility that we may be unable to generate enough cash to pay, when due, the principal of, interest on or other amounts due in respect of our indebtedness. Our substantial indebtedness, combined with our other financial obligations and contractual commitments, could have important consequences for our noteholders. For example, it could:

•	make it more difficult for us to satisfy our debt service and other obligations, including obligations with respect to the New Notes;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, including variable rate debt that exposes us to interest rate risk, thereby reducing funds available for working capital, capital expenditures, acquisitions, research and development (“R&D”), and other purposes;

•	restrict us from making strategic acquisitions or taking advantage of favorable business opportunities;

•	increase our vulnerability to adverse economic, credit and industry conditions, including recessions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	limit our noteholders’ rights to receive payments under the New Notes if first-priority secured creditors have not been paid;

•	place us at a competitive disadvantage compared to our competitors that have relatively less debt;

•	limit our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, R&D, and other purposes; and

•

prevent us from raising the funds necessary to repurchase all New Notes tendered to us upon the occurrence of a Change of Control (as defined below in “Description of Senior Secured Notes” and “Description of Junior Secured Notes”), as described in this prospectus, which would constitute a default under the New Indentures.

Despite our substantial level of indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks described above.

We may be able to incur other substantial indebtedness in the future. Although the Unit Credit Agreement and the Superior Credit Agreement limit, and the New Indentures will limit, our ability and the ability of our subsidiaries to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. In addition, the New Indentures may not prevent us from incurring obligations that do not constitute indebtedness. See “Description of Senior Secured Notes” and “Description of Junior Secured Notes.” To the extent that we incur additional indebtedness or other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase.

We may not generate enough cash to service all our indebtedness, including the New Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not succeed.

Our ability to make scheduled payments on or to refinance our debt obligations, including the Unit Credit Agreement, the Old Notes that remain outstanding following the Exchange Offer and the New Notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond our control. We may not maintain enough cash flows from operating activities to permit us to fund our day-to-day operations or to pay the principal, premium, if any, and interest on our indebtedness, including the New Notes.

If our cash flows and capital resources are not enough to fund our debt service obligations and other cash requirements, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the Unit Credit Agreement, the Old Notes that remain outstanding following the Exchange Offer and the New Notes. In particular, if we consummate the Exchange Offer but fewer than all of the Old Notes are tendered and accepted in the exchange, then the Credit Agreement Extension Condition will not be satisfied and there can be no assurances that we will have the wherewithal or flexibility under our existing indebtedness to satisfy it thereafter. We may not be able to effect any alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The Unit Credit Agreement and the Superior Credit Agreement restrict, and the New Indentures will restrict, our ability and the ability of certain of our subsidiaries to (a) dispose of assets and use the proceeds from any such dispositions and (b) raise debt capital to be used to repay indebtedness when it becomes due. We may not be able to consummate dispositions or to obtain proceeds in an amount enough to meet any debt service obligations then due. See “Description of Other Indebtedness,” “Description of Senior Secured Notes” and “Description of Junior Secured Notes.”

In addition, we conduct our operations through our subsidiaries, some of which are not guarantors of the New Notes or our other indebtedness. Repayment of our indebtedness, including the New Notes, depends on the generation of cash flow by our subsidiaries and those subsidiaries’ ability to provide cash to us, by dividend, debt repayment, or otherwise. Unless they are guarantors of the New Notes, our subsidiaries have no obligation to pay amounts due on the New Notes or to provide funds for that purpose. Our subsidiaries may not, or may not be permitted to, make distributions to enable us to make payments on our indebtedness, including the New Notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. If we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the New Notes.

Our inability to generate enough cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the New Notes. If we cannot make scheduled payments on our debt, we will be in default, and as a result, holders of the New Notes (and lenders and holders under any of our existing and future indebtedness) could declare all outstanding principal and interest to be due and payable, the lenders under the Unit Credit Agreement and the Superior Credit Agreement could terminate their commitments to loan money, our secured lenders, including the administrative agent under the Unit Credit Agreement, on behalf of the lenders thereunder, and the Senior Secured Notes Collateral Trustee under the Senior Secured Notes Indenture, on behalf of the holders of the Senior Secured Notes or the Junior Secured Notes Collateral Trustee under the Junior Secured Notes Indenture, on behalf of the holders of Junior Secured Notes, could foreclose against the assets securing such indebtedness and we could be forced into bankruptcy or liquidation, in each case, which would have a material adverse effect on the market price of the New Notes and could materially impair the likelihood of holders receiving repayment of their New Notes in full or at all, thereby resulting in your losing your investment in the New Notes.

We may redeem the New Notes at any time.

We may redeem all or, from time to time, a portion of the Senior Secured Notes at specified redemption prices described in this prospectus under the caption “Description of Senior Secured Notes—Optional Redemption”, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. We may also redeem all, or from time to time, a portion of the Junior Secured Notes at a redemption price equal to 100% of the principal amount of the Junior Secured Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If we redeem all or a portion of the New Notes, holders of such New Notes may not obtain their expected return on those New Notes and may not be able to reinvest the proceeds from the redemption in an investment that results in a comparable return. Holders of the New Notes will have no right to opt out of the redemption provisions of the New Notes.

The assets of our subsidiaries that do not guarantee the New Notes will be subject to the prior claims of the creditors of those non-guarantor subsidiaries.

Not all of our subsidiaries will guarantee the New Notes. As of, and for the nine months ended, September 30, 2019, our non-guarantor subsidiaries (including Superior and its subsidiaries) generated 27% of our consolidated revenues and 1% of our consolidated operating loss and accounted for 18% of our consolidated assets. Our subsidiaries are separate and distinct legal entities and, if any subsidiary is not a Subsidiary Guarantor, that subsidiary will have no obligation whatsoever to make any payment of principal or interest on the New Notes. In the event of any non-guarantor subsidiary’s bankruptcy, insolvency, liquidation, dissolution, reorganization, or similar proceeding, the creditors of that subsidiary, including trade creditors, would be entitled to be paid in full before any assets of that subsidiary or the proceeds from any sale thereof would be available to us as the equity owner of that subsidiary, and in turn to the holders of the New Notes. As a result, the New Notes and the guarantees will be structurally subordinated to all indebtedness and other obligations, including trade payables, of our subsidiaries that do not guarantee the New Notes.

As of September 30, 2019, after giving effect to this offering and the use of proceeds therefrom, our non-guarantor subsidiaries would have had total liabilities (excluding intercompany liabilities) of approximately $45.2 million. In addition, as of that date, Superior and its subsidiaries had approximately $4.1 million of indebtedness outstanding under the Superior Credit Agreement with the ability to borrow up to $200 million thereunder. The New Indentures will, subject to some limitations, permit our non-guarantor subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, like trade payables, that may be incurred by these subsidiaries. Furthermore, Superior and its subsidiaries will be designated as unrestricted subsidiaries under the New Indentures and, as a result, Superior and its subsidiaries will not be subject to any of the restrictive covenants of the New Indentures. Therefore, the New Indentures will not restrict in any manner Superior and its subsidiaries from incurring additional indebtedness and other obligations.

In addition, the New Indentures will provide that a Subsidiary Guarantor will be automatically released from its guarantee of the New Notes upon the occurrence of certain events, including, but not limited to (i) such Subsidiary Guarantor being designated as an unrestricted subsidiary under the New Indentures and (ii) if that Subsidiary Guarantor is released from all of its obligations under the Unit Credit Agreement and that Subsidiary Guarantor does not guarantee any other indebtedness of us or any other Subsidiary Guarantor. See “Description of Senior Secured Notes—Senior Secured Subsidiary Guarantees” and “Description of Junior Secured Notes—Junior Secured Subsidiary Guarantees.”

Restrictions imposed by the New Indentures and the agreements governing our other outstanding indebtedness, including the Unit Credit Agreement and the Superior Credit Agreement, may limit our ability to operate our business and to finance our future operations or capital needs or to engage in other business activities. If we violate certain restrictions under the Unit Credit Agreement, the Superior Credit Agreement or the New Indentures, our debt could be accelerated, and we may not have enough cash to pay our accelerated debt.

The New Indentures, and the agreements governing our other outstanding indebtedness, including the Unit Credit Agreement and the Superior Credit Agreement, contain or will contain various covenants that limit, among other things, our ability and the ability of certain of our subsidiaries to:

•	incur additional indebtedness, guarantee obligations or issue preferred stock;

•	pay dividends or distributions on our capital stock or redeem, repurchase or retire our capital stock;

•	make investments or other restricted payments;

•	grant liens on assets;

•	enter into transactions with affiliates;

•	engage in sale/leaseback transactions;

•	sell assets;

•	issue or sell capital stock of certain subsidiaries; and

•	merge or consolidate.

In particular, the Unit Credit Agreement does not permit the issuance of the New Notes, the incurrence of guarantees of the New Notes and the grant of liens securing the New Notes. All of these restrictions are subject to several important qualifications and exceptions. In addition, the Unit Credit Agreement also requires us to maintain a minimum current assets to current liabilities ratio and a maximum funded debt to EBITDA ratio. The Superior Credit Agreement also requires us to maintain a minimum interest coverage ratio and maximum funded debt to EBITDA ratio. See “Description of Other Indebtedness”. We cannot assure you that our future operating results will enable us to comply with these financial maintenance covenants.

As a result of these covenants, we will be limited in how we can conduct our business and may be unable to engage in favorable business activities or finance future operations or capital needs. Accordingly, these restrictions may limit our flexibility to operate our business. A failure to comply with the restrictions in the New Indentures, the Unit Credit Agreement, the Superior Credit Agreement, or to maintain the financial ratios required by the Unit Credit Agreement and the Superior Credit Agreement could lead to an event of default, which could cause an acceleration of the defaulted indebtedness and any other indebtedness to which a cross-acceleration or cross default provision applies. If acceleration occurs, we may not have or be able to obtain enough funds to make any accelerated payments, including those under the New Notes, or to borrow enough funds to refinance such debt. Even if new financing were available it may not be on terms acceptable to us. In addition, lenders may be able to terminate any commitments they had made to make available further funds.

You may find it difficult to sell your New Notes.

The New Notes are a new issue of securities and, although the New Notes will be registered under the Securities Act, the New Notes will not be listed on any securities exchange. Because there is no public market for the New Notes, you may not be able to resell them.

We cannot assure you that an active market will develop for the New Notes or that any trading market that does develop will be liquid. If an active market does not develop or is not maintained, the market price and liquidity of the New Notes may be adversely affected. If a market for the New Notes develops, they may trade at a discount from their historic trading prices. Any trading market for and the price of the New Notes may be adversely affected by:

•	changes in the overall market for non-investment grade securities;

•	our credit ratings with major credit rating agencies;

•	changes in our financial performance or prospects;

•	the financial performance or prospects for companies in our industry generally;

•	the number of holders of the New Notes;

•	the prevailing interest rates being paid by, or the market price for similar notes issued by, other companies like us;

•	the interest of securities dealers in making a market for the New Notes; and

•	the overall condition of the financial markets.

In addition, the market for non-investment grade indebtedness has been historically subject to disruptions that have caused substantial volatility in the prices of securities similar to the New Notes. In addition, the market for the New Notes, if any, may be subject to similar disruptions. Any such disruption could adversely affect the value of the New Notes.

Credit rating agencies continually review their ratings for the companies they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit rating for us based on their overall view of our industry. Rating organizations may lower their respective ratings of the New Notes or decide not to continue to rate the New Notes in their sole discretion. The reduction, suspension, or withdrawal of the ratings of the New Notes will not constitute an event of default under the New Indentures. However, any reduction, suspension, or withdrawal of these ratings may adversely affect the market price or liquidity of the New Notes.

We may be unable to purchase your New Notes upon a change of control.

If a Change of Control (as defined in “Description of Senior Secured Notes” and “Description of Junior Secured Notes”) occurs, unless we have exercised our right to redeem the New Notes, we will have to make an offer to repurchase the New Notes from the holders at a price in cash described in this prospectus, see “Description of Senior Secured Notes—Change of Control” and “Description of Junior Secured Notes—Change of Control.” However, we may not be able to repurchase the New Notes when a Change of Control occurs because we may not have enough funds to do so. We may also be required to offer to repurchase certain of our or our subsidiaries’ other debt upon a change of control, and that event may also give rise to an event of default under the Unit Credit Agreement. In addition, agreements governing indebtedness incurred in the future may restrict us from repurchasing the New Notes if a Change of Control occurs. Any failure to repurchase properly tendered Senior Secured Notes or Junior Secured Notes would constitute an event of default under the Senior Secured Notes Indenture or the Junior Secured Notes Indenture, respectively, which could cause an acceleration of our and our subsidiaries’ other indebtedness. In addition, certain mergers or consolidations will not constitute a change of control and will not require us to make an offer to repurchase the New Notes.

A ratings agency downgrade could lead to increased borrowing costs and credit stress.

If one or more rating agencies that rate the New Notes either assigns the New Notes a rating lower than the rating expected by investors, or later reduces its rating, the market price of the New Notes, if any, would be adversely affected. In addition, if any of our other outstanding debt that is rated is downgraded, raising capital will become more difficult for us, borrowing costs in respect of any indebtedness incurred to refinance any outstanding Old Notes, the Unit Credit Agreement, the Superior Credit Agreement and other future borrowings may increase and the market price of the New Notes, if any, may decrease.

If the New Notes receive an investment grade rating, many covenants in the New Indentures will be suspended, thereby reducing some of your protections in the New Indentures.

If at any time the New Notes receive investment grade ratings from both S&P and Moody’s, subject to certain conditions, many covenants in the New Indentures, applicable to us and our restricted subsidiaries, including the limitations on indebtedness and restricted payments, will be suspended. See “Description of Senior Secured Notes—Certain Covenants—Effectiveness of Covenants” and “Description of Junior Secured Notes—Certain Covenants—Effectiveness of Covenants.” While these covenants will be reinstated if we fail to maintain investment grade ratings on the New Notes, during the suspension period noteholders will not have the protection of these covenants, and we will have greater flexibility to, among other things, incur indebtedness and make restricted payments.

The New Notes will mature after a substantial portion of our other indebtedness.

A large portion of our existing indebtedness (including under the Unit Credit Agreement) will mature before the maturity of the New Notes, including any Old Notes not tendered and accepted in the Exchange Offer. Therefore, we will be required to repay other creditors before we repay the principal of the New Notes. As a result, we may not have enough cash to repay all amounts owing on the New Notes at their respective maturities. There can be no assurance that we will have the ability to borrow or otherwise raise the amounts necessary to repay or refinance such amounts.

Holders of the Old Notes are being offered New Notes with a later maturity than the Old Notes. Holders who tender the Old Notes and whose tender is accepted will be exposed to the risk of nonpayment on the securities they hold for a longer period of time than non-tendering holders. For instance, following the maturity date of the Old Notes, but before the maturity dates of the New Notes issued in exchange for the Old Notes, Unit may become subject to a bankruptcy or similar proceeding. If so, holders of the Old Notes who opted not to participate in the Exchange Offer may have been paid in full, and there is a risk that the holders of Old Notes who opted to participate in the Exchange Offer and who received the New Notes would not be paid in full.

Federal and state fraudulent transfer laws may permit a court to void the New Notes, the guarantees, and the liens securing the New Notes, to subordinate claims in respect of the New Notes, the guarantees and the liens securing the New Notes and to require noteholders to return payments received and, if that occurs, you may not receive any payments on the New Notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the New Notes, the incurrence of any guarantees of the New Notes, including the guarantee the Subsidiary Guarantors entered into upon issuance of the New Notes, and the grant of liens securing the New Notes by Unit and the Subsidiary Guarantors (including any future guarantees, and future liens). Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the issuance of the New Notes, the incurrence of the guarantees or the grant of liens securing the New Notes could be voided as a fraudulent transfer or conveyance if (1) Unit or any of the Subsidiary Guarantors, as applicable, issued the New Notes, incurred the guarantees or granted the liens with the intent of hindering, delaying, or defrauding creditors or (2) Unit or any of the Subsidiary Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing the New Notes, incurring the guarantees, or granting the liens and, in the case of (2) only, one of the following was also true at the time thereof:

•

Unit or any of the Subsidiary Guarantors, as applicable, was insolvent on the date of the issuance of the New Notes, the incurrence of the guarantees, or the grant of liens securing the New Notes or was rendered insolvent by reason of the issuance of the New Notes, the incurrence of the guarantees, or the grant of liens;

•

the issuance of the New Notes, the incurrence of the guarantees, or the grant of liens left Unit or any of the Subsidiary Guarantors, as applicable, with an unreasonably small amount of capital to carry on the business; or

•

Unit or any of the Subsidiary Guarantors intended to, or believed that Unit or such Subsidiary Guarantor would, incur debts beyond Unit’s or that Subsidiary Guarantor’s ability to pay those debts as they mature.

Enforcement of any of the guarantees against any Subsidiary Guarantor will be subject to certain defenses available to such guarantor in the relevant jurisdiction. These laws and defenses generally include those that relate to corporate purpose or benefit, fraudulent conveyance or transfer, voidable preference, insolvency or bankruptcy challenges, financial assistance, preservation of share capital, thin capitalization, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a Subsidiary Guarantor may have no liability or decreased liability under its guarantee depending on the amounts of its other obligations and applicable law. Limitations on the enforceability of judgments obtained in New York courts in such jurisdictions could also limit the enforceability of any guarantee against any Subsidiary Guarantor.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court could find that by virtue of the fact that the New Notes were issued by Unit for its direct benefit, and only indirectly for any Subsidiary Guarantor’s benefit, that a Subsidiary Guarantor did not receive reasonably equivalent benefit directly or indirectly from the issuance of the New Notes or the applicable guarantee and/or lien.

Unit cannot be certain as to the standards a court would use to determine whether or not Unit or the Subsidiary Guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the incurrence of the guarantees would not be subordinated to Unit’s or any of the Subsidiary Guarantors’ other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the New Notes, the incurrence of a guarantee or the grant of liens was a fraudulent transfer or conveyance, the court could void the payment obligations under the New Notes or such guarantee or subordinate the New Notes or such guarantee to presently existing and future indebtedness of the Company or of the applicable Subsidiary Guarantor, or require the holders of the New Notes to repay any amounts received with respect to such guarantee or void the granting of liens to secure the New Notes or the related guarantees. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the New Notes (or the guarantees).

Although each guarantee will contain a provision intended to limit that Subsidiary Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that Subsidiary Guarantor’s obligation to an amount that effectively makes its guarantee worthless. For example, in a Florida bankruptcy court decision, which was subsequently reinstated by the United States Court of Appeals for the 11th Circuit on other grounds, this kind of provision was found to be ineffective to protect the guarantees.

Furthermore, in the event that a bankruptcy case were to be commenced under the bankruptcy code, the Company could be subject to claims, with respect to any payments made within 90 days before the commencement of such a case, that it or any of the Subsidiary Guarantors were insolvent at the time any such payments were made and that all or a portion of such payments, which could include payments of amounts due under the New Notes or the guarantees might be deemed to constitute a preference, under the Bankruptcy Code, and that such payments should be voided by the bankruptcy court and recovered from the recipients for the benefit of the entire bankruptcy estate.

Receipt of payment on the New Notes, and the enforcement of remedies under the subsidiary guarantees, may be limited in bankruptcy or in equity.

An investment in the New Notes, as in any security, involves insolvency and bankruptcy considerations that investors should carefully consider. If we or any of our Subsidiary Guarantors become a debtor subject to insolvency proceedings under the U.S. Bankruptcy Code, it is likely to result in delays in the payment of the New Notes and in exercising enforcement remedies under the New Notes or the guarantees. Provisions under the U.S. Bankruptcy Code or general principles of equity that could cause the impairment of your rights include the automatic stay, avoidance of preferential transfers by a trustee or a debtor-in-possession, substantive consolidation, limitations of collectability of unmatured interest or attorneys’ fees and forced restructuring of the New Notes.

If a bankruptcy court substantively consolidated us and our subsidiaries, the assets of each entity would be subject to the claims of creditors of all entities. This would expose you not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Forced restructuring of the New Notes could occur through the “cramdown” provision of the U.S. Bankruptcy Code. Under this provision, the New Notes could be restructured over your objections as to their general terms, primarily interest rate and maturity.

Because each Subsidiary Guarantor’s liability under its guarantees may be reduced to zero, voided or released under certain circumstances, the holders of the New Notes may not receive any payments from some or all of the Subsidiary Guarantors.

Holders of the New Notes have the benefit of the guarantees of the Subsidiary Guarantors. However, as described above, those guarantees are limited to the maximum amount the Subsidiary Guarantors are permitted to guarantee under applicable law. As a result, a Subsidiary Guarantor’s liability under its guarantee could be reduced to zero, depending on (among other things) the amount of other obligations of that Subsidiary Guarantor. Further, under the circumstances discussed more fully above, a court under federal or state fraudulent conveyance and fraudulent transfer statutes could void the obligations under a guarantee (and any related security interest) or further subordinate it to all other obligations of the Subsidiary Guarantor. See “—Federal and state fraudulent transfer laws may permit a court to void the New Notes, the guarantees, and the liens securing the

New Notes, to subordinate claims in respect of the New Notes, the guarantees and the liens securing the New Notes and to require noteholders to return payments received and, if that occurs, you may not receive any payments on the New Notes.” In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Senior Secured Notes—Senior Secured Subsidiary Guarantees and “Description of Junior Secured Notes—Junior Secured Subsidiary Guarantees.”

The value of the New Notes Collateral securing the New Notes and the related guarantees may not be sufficient to satisfy Unit’s and the Subsidiary Guarantors’ obligations under the New Notes.

Obligations under the Senior Secured Notes will be secured by second-priority liens on the New Notes Collateral and obligations under the Junior Secured Notes will be secured by third-priority liens on the New Notes Collateral. No appraisal of the value of the New Notes Collateral has been made in connection with this Exchange Offer, and the fair market value of the New Notes Collateral will be subject to fluctuations based on factors that include, among others, changing economic conditions, competition, the demand, supply and market price for oil and gas and other future trends. By its nature, some or all of the New Notes Collateral may be illiquid and may have no readily ascertainable market value. If there is a foreclosure, liquidation, bankruptcy or similar proceeding, the holders of the New Notes will be entitled to be repaid in full from the proceeds of the New Notes Collateral after any payment is made in respect of any indebtedness with a senior or prior security interest against such New Notes Collateral (including our obligations under the Unit Credit Agreement, and with respect to the Junior Secured Notes, our obligations under the Senior Secured Notes) and before any payment is made in respect of any other indebtedness that is secured by a junior lien on that New Notes Collateral or that is unsecured. Moreover, the holders of any other additional indebtedness, if any, secured by a second-priority lien on the New Notes Collateral will share proceeds of that New Notes Collateral ratably with the holders of the Senior Secured Notes and the holders of any other additional indebtedness, if any, secured by a third-priority lien on the New Notes Collateral will share proceeds of that New Notes Collateral ratably with the holders of the Junior Secured Notes, thereby diluting the New Notes Collateral coverage available to such holders of the New Notes. In particular, the fair market value of the New Notes Collateral may not be sufficient to repay the holders of the New Notes upon any foreclosure, liquidation, bankruptcy or similar proceeding and after the repayment of indebtedness with senior or prior security interests in the New Notes Collateral (including in respect of the Unit Credit Agreement, and with regard to the Junior Secured Notes, including in respect of the Senior Secured Notes).

There also can be no assurance that the New Notes Collateral will be saleable, and even if saleable, the timing of its liquidation would be uncertain. Accordingly, there may not be sufficient New Notes Collateral to pay all or any of the amounts due on the New Notes. Any claim for the difference between the amount, if any, realized by holders of the New Notes from the sale of the New Notes Collateral securing the New Notes and the obligations due under the New Notes will rank equally in right of payment with all of Unit’s unsecured unsubordinated indebtedness and other obligations, including trade payables. In addition, as discussed further below, the holders of the New Notes would not be entitled to receive post-petition interest or applicable fees, costs, expenses, or charges to the extent the amount of the obligations due under the New Notes exceeded the value of the New Notes Collateral (after taking into account all other debt that was also secured by the New Notes Collateral on a pari passu basis or senior basis (including with respect to the Unit Credit Agreement, and with regard to the Junior Secured Notes, including in respect of the Senior Secured Notes), or any “adequate protection” on account of any undersecured portion of the New Notes). See “—In the event of a bankruptcy of us or any of the Subsidiary Guarantors, holders of the New Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the New Notes exceed the fair market value of the New Notes Collateral securing the New Notes and the related guarantees.”

With respect to some of the New Notes Collateral, the security interest of the Senior Secured Notes Collateral Trustee and the Junior Secured Notes Collateral Trustee and their respective ability to foreclose (subject to the terms of the Intercreditor Agreement), will also be limited by the need to meet certain requirements, like obtaining third-party consents and making additional filings. If Unit is unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the New Notes Collateral or any recovery with respect thereto. We cannot assure you that any required consents will be obtained on a timely basis or at all. These requirements may limit the number of potential bidders for certain New Notes Collateral in any foreclosure or other auction and may delay any sale, either of which events may have an adverse effect on the sale price of the New Notes Collateral. Therefore, the practical value of realizing on the New Notes Collateral may, without the appropriate consents and filings, be limited.

To the extent that preexisting liens, liens permitted under the New Indentures and other rights, including higher-priority liens, encumber any of the New Notes Collateral securing the New Notes and the guarantees, those parties have or may exercise rights and remedies with respect to the New Notes Collateral that could adversely affect the value of the New Notes Collateral and the ability of the Collateral Trustees and the Trustees under the New Indentures or the holders of the New Notes to realize or foreclose on the New Notes Collateral.

All commitments under the Unit Credit Agreement are secured by the New Notes Collateral on a first lien basis and will be entitled to payment out of the proceeds of any sale of the New Notes Collateral on a senior basis to the holders of the New Notes. The Senior Secured Notes are secured by the New Notes Collateral on a second lien basis and will be entitled to payment out of the proceeds of any sale of the New Notes Collateral on a senior basis to the holders of the Junior Secured Notes. The New Indentures will also permit Unit and the Subsidiary Guarantors to create additional liens on the New Notes Collateral under specified circumstances, some of which liens may be pari passu with or senior to the liens securing the New Notes. Any obligations secured by such liens may further dilute the collateral coverage and limit the recovery from the realization of the collateral available to satisfy holders of the New Notes. See “Description of Senior Secured Notes—Certain Covenants—Liens” and “Description of Junior Secured Notes—Certain Covenants—Liens.”

The right of holders of Senior Secured Notes to receive payments on the Senior Secured Notes is effectively subordinated to the right of lenders under the Unit Credit Agreement with respect to the New Notes Collateral to the extent of the value of the New Notes Collateral.

The Senior Secured Notes and the related guarantees will be secured on a second lien basis by the New Notes Collateral. The lenders under the Unit Credit Agreement and the lenders under any other permitted debt secured on a first-priority basis by the New Notes Collateral will have claims that are before the claims of holders of the New Notes with respect to the New Notes Collateral to the extent of the value of the New Notes Collateral securing that other indebtedness on a first-priority basis. In the event of any distribution or payment of those assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, the lenders under the Unit Credit Agreement and lenders under any other permitted debt secured on a first-priority basis by the New Notes Collateral will have a prior claim to the New Notes Collateral. After claims of the lenders under the Unit Credit Agreement and lenders under any other permitted debt secured on a first-priority basis by the New Notes Collateral have been satisfied in full, there may be no assets constituting New Notes Collateral remaining to be applied to satisfy the claims of holders of the Senior Secured Notes. As a result, with respect to the New Notes Collateral granted by Unit and the Subsidiary Guarantors, holders of the Senior Secured Notes may receive less, ratably, than the lenders under the Unit Credit Agreement and lenders under any other permitted debt secured on a first-priority basis by the New Notes Collateral.

As of September 30, 2019, on a pro forma basis after giving effect to Exchange Offer (assuming 100% participation at the Early Tender Date with 100% of the holders of the Old Notes electing to exchange into Senior Secured Notes) and the new borrowing base under the Unit Credit Agreement effective as of September 26, 2019, approximately $143.85 million of borrowings would have been outstanding under the Unit Credit Agreement and approximately $129.85 million of borrowings would have been available and undrawn under the Unit Credit Agreement (after giving effect to $1.3 million of letters of credit), the availability of which is subject to certain conditions including its borrowing base availability, all of which would be secured, if borrowed, and would be effectively senior to the New Notes with respect to the New Notes Collateral to the extent of the value thereof.

The right of holders of Junior Secured Notes to receive payments on the Junior Secured Notes is effectively subordinated to the right of lenders under the Unit Credit Agreement and holders of the Senior Secured Notes with respect to the New Notes Collateral to the extent of the value of the New Notes Collateral.

The Junior Secured Notes and the related guarantees will be secured on a third lien basis by the New Notes Collateral. The lenders under the Unit Credit Agreement, the holders of Second Lien Notes and the holders under any other permitted debt secured on a first-priority or second-priority basis by the New Notes Collateral will have claims that are before the claims of holders of the Junior Secured Notes with respect to the New Notes Collateral to the extent of the value of the New Notes Collateral securing that other indebtedness on a first- or second-priority basis. In the event of any distribution or payment of those assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, the lenders under the Unit Credit Agreement, the holders of Senior Secured Notes and holders of any other permitted debt secured on a first- or second-priority basis by the New Notes Collateral will have a prior claim to the New Notes Collateral than the holders of Junior Secured Notes. After claims of the lenders under the Unit Credit Agreement, the holders of Senior Secured Notes and the holders of any other permitted debt secured on a first- or second-priority basis by the New Notes Collateral have been satisfied in full, there may be no assets constituting New Notes Collateral remaining to be applied to satisfy the claims of holders of the Junior Secured Notes. As a result, with respect to the New Notes Collateral granted by Unit and the Subsidiary Guarantors, holders of the Junior Secured Notes may receive less, ratably, than the lenders under the Unit Credit Agreement, the holders of Senior Secured Notes and holders of any other permitted debt secured on a first- or second-priority basis by the New Notes Collateral.

The security interests in the New Notes Collateral will be granted to the Collateral Trustees rather than directly to the holders of the New Notes.

The ability of the Senior Secured Notes Collateral Trustee and the Junior Secured Notes Collateral Trustee to enforce certain of the New Notes Collateral may be restricted by local law. The security interests in the New Notes Collateral that will secure the New Notes and the related guarantees will not be granted directly to the holders of the New Notes but will be granted only for the benefit of the Senior Secured Notes Collateral Trustee or the Junior Secured Notes Collateral Trustee, as applicable. The Senior Secured Notes Indenture and related documents will provide that only the Senior Secured Notes Collateral Trustee has the right to enforce upon the New Notes Collateral (subject to the terms of the Intercreditor Agreement) in accordance with the terms of the security documents relating to the Senior Secured Notes. The Junior Secured Notes Indenture and related documents will provide that only the Junior Secured Notes Collateral Trustee has the right to enforce upon the New Notes Collateral (subject to the terms of the Intercreditor Agreement) in accordance with the terms of the security documents relating to the Junior Secured Notes. Consequently, holders of the New Notes will not have direct security interests and will not be entitled to take enforcement actions in respect of the New Notes Collateral, except through the Senior Secured Notes Collateral Trustee or the Junior Secured Notes Collateral Trustee, as applicable.

The Intercreditor Agreement will limit the ability of the holders of the New Notes to exercise rights and remedies with respect to the New Notes Collateral.

The rights of the holders of the New Notes with respect to the New Notes Collateral will be substantially limited by the terms of the lien ranking provisions in the Intercreditor Agreement. Under the terms of the Intercreditor Agreement, at any time that any First Lien Obligations (as defined below) are outstanding, almost any action that may be taken in respect of the New Notes Collateral will be at the direction of the administrative agent or the collateral agent under the First Lien Documents (as defined below), and the holders of the New Notes will not have the ability to control or direct such actions, including the right to exercise remedies with respect to, challenge the liens on, or object to actions taken by the First Lien Agent (as defined below) even if the rights of holders of the New Notes are adversely affected, except by the Senior Secured Notes Collateral Trustee after the expiration of a 180-day standstill period triggered by a notice of acceleration of the 10.000% Second Lien Obligations (as defined below) or by the Junior Secured Notes Collateral Trustee after the expiration of a

270-day standstill period triggered by a notice of acceleration of the 7.000% Junior Secured Obligations (as defined below), so long as the First Lien Agent (or any other holder of priority lien claims) or the Senior Secured Collateral Trustee (or any other holder of second lien claims), as applicable, is not then exercising certain rights or remedies with respect to the New Notes Collateral, and subject to the other conditions as further described under “Description of Senior Secured Notes—The Intercreditor Agreement—Standstill” and “—No Interference; Payment Over”.

We cannot provide any assurance that the Intercreditor Agreement will be entered into on substantially the same terms described in this prospectus.

Sales of assets by Unit and the Subsidiary Guarantors could reduce the New Notes Collateral and the related guarantees.

The security documents that will relate to the New Notes will allow Unit and the Subsidiary Guarantors to remain in possession of, retain exclusive control over, freely operate and collect, invest and dispose of any income from, the New Notes Collateral, subject to the terms of the Intercreditor Agreement. To the extent Unit or a Subsidiary Guarantor sells any assets that constitute New Notes Collateral, the proceeds from such sale will be subject to the liens securing the New Notes and the related guarantees only to the extent such proceeds would otherwise constitute New Notes Collateral securing the New Notes and the related guarantees under the security documents. Such proceeds will also be subject to the security interests of certain creditors other than the holders of the New Notes, some of which may be senior or before the liens held by the holders of the New Notes (including under the Unit Credit Agreement, and with respect to the Junior Secured Notes, including the liens held by the holders of the Senior Secured Notes) or may have a lien in those assets that is pari passu with the lien of the holders of the New Notes. To the extent the proceeds from any sale of New Notes Collateral do not constitute New Notes Collateral under the security documents, the pool of assets securing the New Notes and the related guarantees will be reduced, and the New Notes and the related guarantees will not be secured by such proceeds.

Not all of our properties and assets have been pledged to secure the Unit Credit Agreement on a first-priority basis, the Senior Secured Notes on a second-priority basis and the Junior Secured Notes on a third-priority basis. Furthermore, the New Notes are not secured by all of the Collateral securing the Unit Credit Agreement.

Not all of our properties and assets will be pledged to secure the New Notes. The New Notes Collateral securing the Unit Credit Agreement on a first-priority basis, the Senior Secured Notes on a second-priority basis and the Junior Secured Notes on a third-priority basis will consist of:

•

mortgage liens on no less than 80% of the discounted present value of the Company’s proved developed and producing oil and gas properties evaluated in the most recently delivered reserve report pursuant to the Unit Credit Agreement; and

•

a pledge of Unit’s 50% equity interests in Superior; provided, however, that while the full amount of Unit’s 50% equity interest in Superior has been pledged to secure the Unit Credit Agreement, the New Notes will only be secured to the extent that the pledge of such equity interests would not require filing with the SEC separate financial statements of, or additional financial information with respect to, Superior, pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933. Absent this provision, Rule 3-16 of Regulation S-X would require separate financial statements of Superior to be filed with the SEC on a periodic basis if the market value or book value, whichever is greater, of Superior’s equity that is pledged to secure the Senior Secured Notes and the Junior Secured Notes exceeds 20% of the principal amount of either the Senior Secured Notes or the Junior Secured Notes. However, due to such exclusion, if and to the extent that the equity of Superior that is pledged by Unit exceeds 20% of the principal amount of either the Senior Secured Notes or the Junior Secured Notes, then such equity is automatically deemed not to constitute New Notes Collateral. As a result, the amount Superior’s equity that is pledged to secure the New Notes fluctuates over time and depends upon a book or market value of such equity and also the principal amount of the Senior Secured Notes and Junior Secured Notes outstanding at any given time. In April 2018, Unit sold 50% of the ownership interest in Superior for $300.0 million. See the definition of “New Notes Excluded Collateral” in the “Description of Senior Secured Notes” and the definition of “New Notes Excluded Collateral” in the “Description of Junior Secured Notes.”

All of the rest of our properties and assets that do not fall within the above categories have not been pledged to secure the Unit Credit Agreement or the New Notes. Furthermore, the New Notes will not be secured by any collateral that may be pledged to certain issuers of letters of credit under the Unit Credit Agreement that are not pledged generally to all of the lenders under Unit Credit Agreement or to the administrative agent thereunder for the benefit of the lenders as a whole.

If an event of default occurs and the maturity of the New Notes is accelerated, the New Notes and the related guarantees will rank pari passu with the holders of other unsecured indebtedness (and other secured indebtedness not secured by such excluded assets) of the relevant obligor with respect to any assets that do not constitute New Notes Collateral. As a result, if any non-New Notes Collateral assets are pledged as security for any other indebtedness, then the New Notes will be effectively subordinated to such other indebtedness to the extent of the value of such non-New Notes Collateral assets.

Certain laws and regulations may impose restrictions or limitations on foreclosure.

Unit’s obligations under the New Notes and the Subsidiary Guarantors’ obligations under the guarantees are secured only by the New Notes Collateral described in this prospectus. The Senior Secured Notes Collateral Trustee’s or the Junior Secured Notes Collateral Trustee’s ability to foreclose on the New Notes Collateral on behalf of the holders of the Senior Secured Notes or the Junior Secured Notes, respectively, may be subject to perfection, priority issues, state law requirements, applicable bankruptcy law, and practical problems associated with the realization of such Collateral Trustee’s security interest in or lien on the New Notes Collateral, including cure rights, foreclosing on the New Notes Collateral within the time periods permitted by third parties or prescribed by laws, obtaining third-party consents, making additional filings, statutory rights of redemption, and the effect of the order of foreclosure. We cannot assure you that the consents of any third parties and approvals by governmental entities or courts of competent jurisdiction will be given when required to facilitate a foreclosure on such assets. Therefore, we cannot assure you that foreclosure on the New Notes Collateral will be sufficient to make all payments on the New Notes.

Rights of holders of the New Notes in the New Notes Collateral may be adversely affected by the failure to create or perfect the security interests in the New Notes Collateral.

The Unit Credit Agreement is secured on a first lien basis by the New Notes Collateral. Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the New Notes Collateral securing the New Notes may not be perfected if we are not able to take the actions necessary to perfect any of these liens on or before the date of the issuance of the New Notes or thereafter. We will have limited obligations to perfect the security interest of the holders of the New Notes in specified collateral other than the filing of financing statements and any mortgages. To the extent a security interest in certain New Notes Collateral is not properly perfected on the date of the issuance of the New Notes, that security interest might be avoidable in bankruptcy, which could impact the value of the New Notes Collateral. See “—Any future pledge of New Notes Collateral or guarantee may be avoidable in bankruptcy.”

If after the date the Notes are issued additional assets are pledged to secure the Unit Credit Agreement, the New Indentures will require that such assets are also pledged to secure the Senior Secured Notes on a second-priority basis and the Junior Secured Notes on a third-priority basis, unless such assets constitute “New Notes Excluded Collateral.” In such instances, additional financing statements or mortgages, as the case may be, would be required to be filed to perfect the security interest in such assets. Depending on the type of the assets constituting after-acquired collateral, additional action may be required to perfect the security interest in such assets. Applicable law requires that certain property and rights acquired after the grant of a general security interest can be perfected only at the time that property and rights are acquired and identified. The Trustees and the Collateral Trustees will not be responsible to monitor, and there can be no assurance that Unit will inform the Trustees or Collateral Trustees of, the future acquisition of property and rights that constitute New Notes Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The Collateral Trustees will have no obligation to monitor the acquisition of additional property or rights that constitute New Notes Collateral or the perfection of any security interests therein. That inaction may result in the loss of the security interest in that New Notes Collateral or the priority of the security interest in favor of the New Notes and the guarantees against third parties. Even if the necessary action is taken to properly perfect liens on New Notes Collateral acquired or arising in the future, those liens may potentially be avoidable as a preference in any bankruptcy proceeding under certain circumstances. See “—Any future pledge of New Notes Collateral or guarantee may be avoidable in bankruptcy.”

Security over certain collateral, including all mortgages on oil and gas properties, on which a lien in favor of the Collateral Trustees is required, may not be perfected on the Closing Date.

Security interests over certain collateral, including all mortgages on oil and gas properties, which will be required under the New Indentures, will not be perfected on the Closing Date. To the extent such security interests are not perfected on such date, we will be required to have such security interests thereafter perfected promptly, but in no event submitted for recording with the applicable governmental authorities later than the date that is 90 days after the Closing Date, but there can be no assurance that such security interest will be perfected on a timely basis. In the event that more than a reasonable time passes between the issuance of the New Notes and the perfection of the security interests on the oil and gas properties, such security interests may be set aside or avoided as a preferential transfer if the collateral grantor becomes a debtor that is the subject of a voluntary or involuntary bankruptcy case under the U.S. Bankruptcy Code (or under certain similar state law insolvency proceedings) on or before 90 days from the perfection of the security interests. In the event of such a determination in such bankruptcy case or insolvency proceeding, the Senior Secured Notes Collateral Trustee and/or the Junior Secured Notes Collateral Trustee, as applicable, will not have a security interest in that collateral.

Your security interest in certain items of present and future collateral may not be perfected. Even if your security interests in certain items of collateral are perfected, it may not be practicable for you to enforce or economically benefit from your rights with respect to such security interests.

The security interests are not perfected with respect to certain items of collateral that cannot be perfected by the filing of financing statements in each debtor’s jurisdiction of organization, the filing of mortgages, the delivery of possession of certificated securities or certain other conventional methods to perfect security interests in the United States. Security interests in collateral such as deposit accounts and securities accounts, which require or benefit from additional special filings or other actions or the obtaining of additional consents, may not be perfected or may not have priority with respect to the security interests of other creditors. We and the Subsidiary Guarantors will have limited obligations to perfect the security interest of the holders of the New Notes in specified collateral. To the extent that your security interests in any items of collateral are unperfected, your rights with respect to such collateral are equal to the rights of our general unsecured creditors in the event of any bankruptcy filed by or against us under applicable U.S. federal bankruptcy laws.

Moreover, the Collateral Trustees may need to obtain the consent of a governmental agency to obtain or enforce a security interest in certain of the collateral or to otherwise operate our business. We cannot assure you that the Senior Secured Notes Collateral Trustee or the Junior Secured Notes Collateral Trustee will be able to obtain any such consent or that any consent will not be delayed, the event of which may adversely affect your rights as holders. Moreover, each of the Senior Secured Notes Collateral Trustee and the Junior Secured Notes Collateral Trustee in exercising its rights to foreclose on certain assets may need to commence governmental proceedings in order to obtain any necessary governmental approvals. As a result, there may be prolonged delays in receiving such approval, or such approval may not be granted to such Senior Secured Notes Collateral Trustee or Junior Secured Notes Collateral Trustee, the result of which may adversely affect your rights as holders.

Lien searches may not reveal all liens on the New Notes Collateral.

We cannot guarantee that the lien searches on the New Notes Collateral that will secure the New Notes and the related guarantees will reveal any or all existing liens on the New Notes Collateral. Any existing lien, including undiscovered liens, could be significant, could be prior in ranking to the liens securing the New Notes and guarantees thereof and could have an adverse effect on the ability of the Collateral Trustees to realize or foreclose upon the New Notes Collateral securing the New Notes and guarantees thereof.

The New Notes Collateral is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards in a manner consistent with our past practice. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss or impairment in value of any of the New Notes Collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the New Notes and the related guarantees.

The imposition of certain permitted liens will, under certain circumstances, permit the liens on the related assets securing the New Notes and the related guarantees to be subordinated to such permitted liens.

The New Indentures will permit liens in favor of third parties to secure additional debt, including purchase money indebtedness and capital lease obligations, and, in the case of certain of those liens, the liens on the related assets securing the New Notes and the related guarantees may, under certain circumstances, be subordinated to such permitted liens. Unit’s and its restricted subsidiaries’ ability to incur additional debt and liens on such additional debt in favor of third parties is subject to limitations as described herein under the headings “Description of Senior Secured Notes” and “Description of Junior Secured Notes.”

Any future pledge of New Notes Collateral or guarantee may be avoidable in bankruptcy.

If after the date the New Notes are issued additional assets are pledged to secure the Unit Credit Agreement, the New Indentures will require that such assets are also pledged to secure the Senior Secured Notes on a second-priority basis and the Junior Secured Notes on a third-priority basis, as applicable, unless such assets constitute “New Notes Excluded Collateral.” In addition, if any subsidiary becomes a guarantor under the Unit Credit Agreement or guarantees any other Indebtedness of Unit or any subsidiary guarantor, then the Senior Secured Notes Indenture and Junior Secured Notes Indenture will require such subsidiary to guarantee the Senior Secured Notes and the Junior Secured, respectively. New Notes Collateral pledged, or guarantees issued, after the Closing Date may be treated under bankruptcy law as if they were pledged to secure, or delivered to guarantee, as applicable, previously existing indebtedness.

Any future pledge of New Notes Collateral or issuance of a guarantee in favor of the holders of the New Notes may be avoidable by the pledgor (as a debtor in possession), guarantor (as a debtor in possession), by its trustee in bankruptcy, or potentially by other creditors if certain events or circumstances exist or occur, including, among others, if (1) the pledgor or guarantor is insolvent at the time of the pledge and/or issuance of the guarantee, (2) the pledge and/or issuance of the guarantee permits the holders of the New Notes to receive a greater recovery in a hypothetical Chapter 7 case than if such pledge and/or guarantee had not been given and (3) a bankruptcy proceeding in respect of the pledgor or guarantor is commenced within 90 days following the pledge or the perfection thereof and/or the issuance of the guarantee, or, in certain circumstances, a longer period. Accordingly, if Unit or any Subsidiary Guarantor were to file for bankruptcy protection after the Closing Date and any pledge of New Notes Collateral not pledged, or any guarantees not issued, on the Closing Date had been pledged or perfected or issued less than 90 days before commencement of such bankruptcy proceeding, such pledges or guarantees are materially more likely to be avoided as a preference by the bankruptcy court than if delivered on the Closing Date (even if the other guarantees or liens issued on the Closing Date would no longer be subject to such risk). To the extent that the grant of any such security interest and/or guarantee is avoided as a preference or otherwise, you would lose the benefit of such security interest and/or guarantee.

Rights of holders of the New Notes in the New Notes Collateral may be adversely affected by bankruptcy proceedings.

The right of the Collateral Trustees to foreclose upon, repossess and dispose of the New Notes Collateral securing the New Notes and the related guarantees is likely to be significantly impaired (or at a minimum delayed) by federal bankruptcy law if bankruptcy proceedings are commenced by or against Unit or the Subsidiary Guarantors before, or possibly even after, the Senior Secured Notes Collateral Trustee or the Junior Secured Notes Collateral Trustee has repossessed and disposed of the New Notes Collateral. Under the U.S. Bankruptcy Code, a secured creditor, like the Senior Secured Notes Collateral Trustee and the Junior Secured Notes Collateral Trustee, is prohibited from foreclosing upon or repossessing its security from a debtor in a bankruptcy case, or from disposing of security previously repossessed from a debtor, without prior bankruptcy court approval (which may not be given under the circumstances). Moreover, bankruptcy law permits the debtor to continue to retain and use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor’s interest in its collateral and may include cash payments or the granting of additional or replacement security, if and when the court in its discretion determines, for any diminution in the value of the collateral as a result of the automatic stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures. In view of both the lack of a precise definition of the term “adequate protection” under the U.S. Bankruptcy Code and the broad discretionary powers of a bankruptcy court, it is impossible to predict how, whether or when payments under the New Notes could be made following the commencement of a bankruptcy case, the length of the delay in making any such payments or whether any such payment will be made at all or in what form, whether or when the Senior Secured Notes Collateral Trustee or the Junior Secured Notes Collateral Trustee could or would repossess or dispose of the New Notes Collateral, the value of the New Notes Collateral as of the commencement date of any bankruptcy proceedings, or whether or to what extent or in what form holders of the New Notes would be compensated for any delay in payment or loss of the value of the New Notes Collateral through the requirements of “adequate protection.”

Furthermore, any disposition of the New Notes Collateral during a bankruptcy case outside of the ordinary course of business would also require approval from the bankruptcy court (which may not be given under the circumstances).

Moreover, the Trustees and Collateral Trustees under the New Indentures may need to evaluate the impact of the potential liabilities before determining to foreclose on collateral consisting of real property, if any, because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened releases of hazardous substances at such real property. Consequently, the Collateral Trustees may decline to foreclose on such collateral or exercise remedies available in respect thereof if they do not receive indemnification to their satisfaction from the holders of the New Notes.

In addition, the Intercreditor Agreement will contain certain provisions benefiting holders of Priority Lien Obligations that prevent the holders of the New Notes from objecting to a number of important matters regarding the New Notes Collateral or otherwise limit their rights as secured creditors following a filing for bankruptcy, including the right to object to any debtor-in-possession financing proposed or consented to by the holders of First Lien Obligations (including any such additional financing that is secured by prior liens on the New Notes Collateral) or to seek “adequate protection” under U.S. bankruptcy laws in certain circumstances for protection of its secured position. As a result, after a bankruptcy filing, the value of the New Notes Collateral could materially deteriorate and holders of the New Notes would be unable to raise a variety of objections. The holders of the New Notes may also be required to turn over to the holders of First Lien Obligations certain funds they may receive in connection with a bankruptcy case. These waivers and limitations could significantly limit rights that would otherwise be available to holders of the New Notes as secured creditors in a bankruptcy proceeding, and could adversely affect their ability to recover amounts owed on the New Notes.

In the event of a bankruptcy of us or any of the Subsidiary Guarantors, holders of the New Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the New Notes exceed the fair market value of the New Notes Collateral securing the New Notes and the related guarantees.

In any bankruptcy proceeding with respect to us or any of the Subsidiary Guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the New Notes Collateral (taking into account the relative priority of the liens securing the New Notes) available to satisfy the New Notes on the date of the bankruptcy filing was less than the then-current principal amount of the New Notes. Upon a finding by the bankruptcy court that any of the New Notes are undercollateralized, the claims in the bankruptcy proceeding with respect to the New Notes would be bifurcated between a secured claim in an amount equal to the value of the New Notes Collateral and an unsecured claim with respect to the remainder of its claim that would not be entitled to the benefits of security in the New Notes Collateral. In such event, the secured claims of the holders of the New Notes would be limited to the value of the New Notes Collateral (subject to the terms of the Intercreditor Agreement).

Other consequences of a finding of undercollateralization would be, among other things, a lack of entitlement on the part of the New Notes that are undercollateralized to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of such New Notes to receive “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at any time before such a finding of undercollateralization, those payments would be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the New Notes that are undercollateralized.

If a bankruptcy petition were filed by or against Unit or any of the Subsidiary Guarantors in the United States, the allowed claim for the New Notes may be less than the principal amount of the New Notes stated in the New Indentures.

If a bankruptcy petition were filed by or against Unit or any of the Subsidiary Guarantors under the U.S. Bankruptcy Code after the issuance of the New Notes, the claim by any holder of the New Notes for the principal amount thereof could be limited to the amount of the fair market value of the Old Notes tendered in exchange for the New Notes. Any such discount that was not amortized as of the date of the bankruptcy filing could be alleged to constitute unmatured interest, which is not allowable as part of a bankruptcy claim under the U.S. Bankruptcy Code. Accordingly, the claims of holders of the New Notes under these circumstances could be limited to an amount that is less than the principal amount thereof stated in the New Indentures.

There are circumstances other than repayment or discharge of the New Notes under which the New Notes Collateral and the guarantees would be released automatically, without your consent or the consent of the Senior Secured Notes Trustee and the Senior Secured Notes Collateral Trustee or the Junior Secured Notes Trustee and the Junior Secured Notes Collateral Trustee, as applicable, and you may not realize any payment upon the release of such New Notes Collateral.

Pursuant to the Senior Secured Notes Indenture and the Junior Secured Notes Indenture, under various circumstances all or a portion of the New Notes Collateral securing the New Notes and guarantees would be released automatically without your consent or the consent of the Senior Secured Notes Trustee or the Senior Secured Notes Collateral Trustee or the consent of the Junior Secured Notes Trustee or the Junior Secured Notes Collateral Trustee, as applicable, including:

•

upon the sale, transfer or other disposition of such New Notes Collateral in a transaction not prohibited under the Senior Secured Notes Indenture or the Senior Secured Notes Security Documents or the Junior Secured Notes Indenture or the Junior Secured Notes security documents, as applicable;

•

with respect to New Notes Collateral held by a guarantor, upon the release of such guarantor from its guarantee in accordance with the Senior Secured Notes Indenture or the Junior Secured Notes Indenture, as applicable;

•

pursuant to the terms of the Intercreditor Agreement, upon any release in connection with a foreclosure or exercise of remedies with respect to such New Notes Collateral by the first-priority collateral agent in accordance with the terms of the Intercreditor Agreement;

•

with the consent of the holders of the requisite percentage of Senior Secured Notes or Junior Secured Notes, as applicable, in accordance with the provisions described under “Description of Senior Secured Notes — Modification and Waiver” and “Description of Junior Secured Notes — Modification and Waiver”, respectively; and

•

in other circumstances specified in the Intercreditor Agreement, the Senior Secured Notes Collateral Trust Agreement or the Junior Secured Notes Collateral Trust Agreement, including in connection with the exercise of remedies by the Senior Secured Notes Collateral Trustee or the Junior Secured Notes Collateral Trustee, as applicable.

The Senior Secured Notes Indenture and the Junior Secured Notes Indenture will also permit us to designate one or more of our restricted subsidiaries as unrestricted subsidiaries, subject to certain conditions. If we designate a subsidiary as an unrestricted subsidiary under the Senior Secured Notes Indenture or the Junior Secured Notes Indenture, all the liens on any collateral owned by such unrestricted subsidiary or any of its subsidiaries and any guarantees of the Senior Secured Notes or Junior Secured Notes, as applicable by such unrestricted subsidiary or any of its subsidiaries will be automatically released under the Senior Secured Notes Indenture or the Junior Secured Notes Indenture, as applicable. Designation of one or more of our subsidiaries as an unrestricted subsidiary will therefore reduce the aggregate value of the New Notes Collateral to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of any such unrestricted subsidiary and its subsidiaries will have a claim on the assets of the unrestricted subsidiary and its subsidiaries senior to the claim of the holders of the New Notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the Exchange Offer. However, we will receive the Old Notes that are exchanges under the Exchange Offer. Old Notes we acquire under the Exchange Offer will be canceled upon our receipt.

CAPITALIZATION

This table sets forth our consolidated capitalization as of September 30, 2019, on a historical basis and on a pro forma basis to give effect to the Exchange Offer, assuming that all the Old Notes are validly tendered before the Early Tender Date and not validly withdrawn, and are exchanged for the New Notes and the maximum amount ($300 million) of Senior Secured Notes is issued in the Exchange Offer. This information should be read in conjunction with the section “Selected Historical Consolidated Financial Data” elsewhere in this prospectus and our historical consolidated financial statements and related notes thereto incorporated by reference in this prospectus.

	September 30, 2019
	Historical	As Adjusted
	(In thousands)
Long-Term Debt:
Unit credit agreement with an average interest rate of 4.0% at September 30, 2019	$134,100	$143,850
Superior credit agreement with an average interest rate of 6.0% at September 30, 2019	4,100	4,100
6.625% Senior Subordinated Notes due 2021	650,000	—
10.000% Senior Secured Notes due 2024 offered hereby(2)	—	300,000
7.000% Junior Secured Notes due 2025 offered hereby(2)	—	241,837

Total principal amount	788,200	689,787
Less: unamortized discount(2)	(1,138)	—
Less: debt issuance costs, net(2)	(2,710)	(9,750)

Total long-term debt	$784,352	$680,037

Shareholders’ equity
Preferred stock, $1.00 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $.20 par value, 175,000,000 shares authorized, 55,531,603 shares issued as of September 30, 2019	10,590	10,590
Capital in excess of par value	644,042	644,042
Accumulated other comprehensive loss	—	—
Retained earnings	534,115	534,115

Total shareholders’ equity attributable to Unit Corporation	1,188,747	1,188,747
Non-controlling interests in consolidated subsidiaries	202,486	202,486

Total shareholders’ equity	1,391,233	1,391,233

Total liabilities(1) and shareholders’ equity	$2,539,909	$2,435,594

(1)

Unit Corporation’s consolidated total liabilities as of September 30, 2019 include total current and long-term liabilities of its variable interest entity (“VIE”) (Superior Pipeline Company, L.L.C.) of $29.4 million and $15.8 million, respectively, for which the creditors of the VIE have no recourse to Unit Corporation.

(2)	The accounting treatment of the New Notes has not yet been determined.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

These tables present selected historical financial data as of and for the periods indicated. The financial results are not necessarily indicative of our future operations or future financial results. In the opinion of management, this information contains all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of these results. Presented below is our selected historical consolidated statement of operations data and statement of cash flow data for the years ended December 31, 2018, 2017, 2016, 2015 and 2014, and our balance sheet data as of December 31, 2018, 2017, 2016, 2015 and 2014, which are derived from our audited consolidated financial statements. Also presented below is our selected historical condensed consolidated statement of operations data for the nine months ended September 30, 2019 and 2018, and our condensed balance sheet data as of September 30, 2019 and 2018, which are derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarters ended September 30, 2019 and 2018, respectively.

	Nine Months Ended September 30,		Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
(In thousands)	(unaudited)
Statement of operations data:
Revenues:
Oil and natural gas	$241,955	$317,040	$423,059	$357,744	$294,221	$385,774	$740,079
Contract drilling	131,788	143,527	196,492	174,720	122,086	265,668	476,517
Gas gathering and processing	136,533	167,926	223,730	207,176	185,870	202,789	356,348

Total revenues	510,276	628,493	843,281	739,640	602,177	854,231	1,572,944

Expenses:
Operating costs:
Oil and natural gas	104,320	100,519	131,675	130,789	120,184	166,046	187,916
Contract drilling	89,505	95,593	131,385	122,600	88,154	156,408	274,933
Gas gathering and processing	100,339	124,441	167,936	155,483	137,609	161,556	306,831

Total operating costs	294,164	320,553	430,896	408,872	345,947	484,010	769,680
Depreciation, depletion, and amortization	198,632	178,976	243,605	209,257	208,353	352,742	402,888
Impairments(1)	234,880	—	147,884	—	161,563	1,634,628	158,069
General and administrative	29,899	28,752	38,707	38,087	33,337	34,358	41,027
(Gain) loss on disposition of assets	1,424	(575)	(704)	(327)	(2,540)	7,229	(8,953)

Total operating expenses	758,999	527,706	860,388	655,889	746,660	2,512,967	1,362,711

Income (loss) from operations	(248,723)	100,787	(17,107)	83,751	(144,483)	(1,658,736)	210,233

Other income (expense):
Interest, net	(27,067)	(25,678)	(33,494)	(38,334)	(39,829)	(31,963)	(17,371)
Gain (loss) on derivatives	5,232	(25,608)	(3,184)	14,732	(22,813)	26,345	30,147
Other, net	(611)	17	22	21	307	45	(70)

Total other income (expense)	(22,446)	(51,269)	(36,656)	(23,581)	(62,335)	(5,573)	12,706

Income (loss) before income taxes	(271,169)	49,518	(53,763)	60,170	(206,818)	(1,664,309)	222,939

Income tax expense (benefit):
Deferred	(53,081)	12,380	(10,865)	(57,683)	(71,209)	(606,332)	77,285

Total income taxes	(53,081)	12,380	(13,996)	(57,678)	(71,194)	(626,948)	86,663

Net income (loss)	$(218,088)	$37,138	$(39,767)	$117,848	$(135,624)	$(1,037,361)	$136,276
Net income (loss) attributable to non-controlling interest	811	4,586	5,521	—	—	—	—

Net income (loss) attributable to Unit Corporation	$(218,899)	$32,552	$(45,288)	$117,848	$(135,624)	$(1,037,361)	$136,276

(1)

In December 2014, we incurred a non-cash ceiling test write-down of our oil and natural gas properties of $76.7 million pretax ($47.7 million, net of tax), a non-cash write-down associated with the removal of 31 drilling rigs from our fleet along with certain other equipment and drill pipe of $74.3 million pretax ($46.3 million, net of tax), and a non-cash write-down associated with a reduction in the carrying value of three mid-stream segment systems of $7.1 million pretax ($4.4 million, net of tax). In total for 2015, we incurred non-cash ceiling test write-downs on our oil and natural gas properties of $1.6 billion pretax ($1.0 billion, net of tax). We also incurred a non-cash write-down on certain drilling rigs and other equipment of approximately $8.3 million pretax ($5.1 million, net of tax), and a non-cash write-down associated with a reduction in the carrying value of three mid-stream segment systems of $27.0 million pretax ($16.8 million, net of tax). For the first three-quarters of 2016, we incurred non-cash ceiling test write-downs on our oil and natural gas properties of $161.6 million pretax ($100.6 million, net of tax). In the fourth quarter of 2018, we incurred a non-cash write-down associated with the removal of 41 drilling rigs from our fleet of $147.9 million pre-tax ($111.7 million, net of tax). In the third quarter of 2019 we incurred a non-cash ceiling test write-down on our oil and natural gas properties of $169.3 million pre-tax ($127.9 million net of tax), a $0.5 million impairment on gathering systems with wells no longer producing, a $62.8 million pre-tax ($59.7 million, net of tax) impairment of goodwill in our drilling segment and an impairment of our line-fill of $2.3 million in our Mid-Stream segment.

	As of September 30,		As of December 31,
	2019	2018	2018	2017	2016	2015	2014
(In thousands)	(unaudited)
Balance sheet data:
Current assets:
Cash and cash equivalents	$612	$91,557	$6,452	$701	$893	$835	$1,049
Other current assets	116,653	132,047	168,661	118,971	120,303	139,423	251,442

Total current assets	117,265	223,604	175,113	119,672	121,196	140,258	252,491

Property and equipment:
Oil and natural gas properties on the full cost method:
Proved properties	6,312,461	5,901,661	6,018,568	5,712,813	5,446,305	5,401,618	4,990,753
Unproved properties not being amortized	282,356	332,886	330,216	296,764	314,867	337,099	485,568
Drilling equipment	1,290,222	1,632,540	1,284,419	1,593,611	1,565,268	1,567,560	1,620,692
Gas gathering and processing equipment	806,862	751,715	767,388	726,236	705,859	689,063	628,689
Saltwater disposal systems	69,499	67,074	68,339	62,618	60,638	60,316	56,702
Corporate land and building	59,080	59,081	59,081	59,080	59,066	49,890	16,104
Transportation equipment	30,088	29,103	29,524	29,631	32,842	40,072	40,693
Other	57,431	56,750	57,507	53,439	48,590	45,489	41,602

	$8,907,999	$8,830,810	$8,615,042	$8,534,192	$8,233,435	$8,191,107	$7,800,803
Less accumulated depreciation, depletion, amortization, and impairment	6,522,621	6,325,160	6,182,726	6,151,450	5,952,330	5,609,980	3,747,412

Net property and equipment	2,385,378	2,505,650	2,432,316	2,382,742	2,281,105	2,581,127	4,133,391

Other long-term assets	37,266	91,511	90,624	79,038	77,002	78,457	77,591

Total assets (1)	$2,539,909	$2,820,765	$2,698,053	$2,581,452	$2,479,303	$2,799,842	$4,463,728

Current liabilities	$173,381	$239,563	$213,859	$181,936	$164,915	$150,891	$304,171

Long-term debt less unamortized discount and debt issuance costs	784,352	643,921	644,475	820,276	800,917	918,995	801,908
Other long-term liabilities	99,267	102,952	101,234	100,203	103,479	140,626	148,785
Deferred income taxes	91,676	164,964	144,748	133,477	215,922	275,750	876,215
Total shareholders’ equity	1,391,233	1,669,365	1,593,444	1,345,560	1,194,070	1,313,580	2,332,394
Non-controlling interests in consolidated subsidiaries	202,486	201,628	202,563	—	—	—	—

Total shareholders’ equity attributable to Unit Corporation	1,188,747	1,467,737	1,390,881	1,345,560	1,194,070	1,313,580	2,332,394

Total liabilities and shareholders’ equity(2)	$2,539,909	$2,820,765	$2,698,053	$2,581,452	$2,479,303	$2,799,842	$4,463,473

	Nine Months Ended September 30,		Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
(In thousands, except ratio data)	(unaudited)
Statement of cash flow and other financial data:
Net cash provided by operating activities	$219,450	$241,482	$347,759	$265,956	$240,130	$446,944	$708,993
Net cash used in investing activities	(357,793)	(279,507)	(450,342)	(293,366)	(110,971)	(549,778)	(920,597)
Net cash provided by financing activities	132,503	128,881	108,334	27,218	(129,101)	102,620	194,060
Adjusted EBITDA(1)	214,949	276,721	371,220	313,508	249,449	407,444	785,048

(1)

“Adjusted EBITDA” is a non-GAAP financial measure we define as net income (loss) plus adjustments for income tax expense (benefit), interest expense, net, depreciation, depletion and amortization, impairment of long-lived assets, (gain) loss on derivatives, settlements during the period of matured derivative contracts, stock compensation plans, other non-cash items, and (gain) loss on disposition of assets. Adjusted EBITDA, as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated under GAAP. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income (loss), net income (loss), or statement of operations or statement of cash flow data prepared under GAAP. Adjusted EBITDA provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, working capital movement, or tax position. Adjusted EBITDA does not represent funds available for discretionary use, because those funds are required for debt service, capital expenditures and working capital, income taxes, and other commitments and obligations. However, our management believes Adjusted EBITDA is useful to an investor in evaluating our operating performance because this measure:

•

is widely used by investors in the natural gas and oil industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, which can vary substantially from company to company depending on accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and

•	is used by our management for various purposes, including as a measure of operating performance, for strategic planning and forecasting and by our lenders as defined in the Unit Credit Agreement.

There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income (loss), the lack of comparability of results of operations to different companies and the different methods of calculating Adjusted EBITDA reported by different companies. The following presents a reconciliation of net income (loss) to Adjusted EBITDA:

	Nine Months Ended September 30,			Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
(In thousands)	(Unaudited)
Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Loss):
Net income	$(218,088)	$37,138	$(39,767)	$117,848	$(135,624)	$(1,037,361)	$136,276
Income taxes	(53,081)	12,380	(13,996)	(57,678)	(71,194)	(626,948)	86,663
Depreciation, depletion and amortization	198,632	178,976	243,605	209,257	208,353	352,742	402,888
Impairments	234,880	—	147,884	—	161,563	1,634,628	158,069
Interest, net	27,067	25,678	33,494	38,334	39,829	31,963	17,371
(Gain) loss on derivatives	(5,232)	25,608	3,184	(14,732)	22,813	(26,345)	(30,147)
Settlements during the period of matured derivative contracts	11,829	(18,040)	(22,803)	173	9,658	46,615	(6,038)
Employee stock compensation plans	17,107	17,397	22,899	17,747	13,812	21,468	24,320
Other non-cash items	411	(1,841)	2,576	2,886	2,779	3,453	4,599
(Gain) loss on disposition of assets	1,424	(575)	(704)	(327)	(2,540)	7,229	(8,593)

Adjusted EBITDA	214,949	$276,721	371,220	$313,508	$249,449	$407,444	$785,408
Adjusted EBITDA attributable to non-controlling interest	19,808	15,173	21,488	—	—	—	—

Adjusted EBITDA attributable to Unit Corporation	$195,141	$261,548	$349,732	$313,508	$249,449	$407,444	$785,048

DESCRIPTION OF OTHER INDEBTEDNESS

The following descriptions are only summaries of certain of the material provisions of the agreements summarized and do not purport to be complete and are qualified in their entirety by reference to provisions of the agreements being summarized. We urge you to read the agreements governing each of the facilities and notes described below. Copies of the agreements will be contained in our filings with the SEC and can be obtained as described under the heading “Where You Can Find Additional Information.” You may also request a copy of these agreements at our address set forth under the heading “Questions and Answers About the Exchange Offer—Who is making the Exchange Offer?”

Our Credit Agreements and Senior Subordinated Notes

Unit Credit Agreement. Our Senior Credit Agreement (“Unit Credit Agreement”) is scheduled to mature on the earlier of (a) October 18, 2023, (b) November 16, 2020, to the extent that, on or before that date, all the Old Notes are not repurchased, redeemed, or refinanced with indebtedness having a maturity date at least six months following October 18, 2023, and (c) any earlier date on which the commitment amounts under the Unit Credit Agreement are reduced to zero or otherwise terminated. Under that agreement, the amount we can borrow is the lesser of the amount we elect as the commitment amount or the value of the borrowing base as determined by the lenders, but in either event not to exceed the maximum credit agreement amount of $1.0 billion. Our elected commitment amount is $275.0 million. Our borrowing base is $275.0 million. We are currently charged a commitment fee of 0.375% on the amount available but not borrowed. That fee varies based on the amount borrowed as a percentage of the total borrowing base. Total fees of $3.3 million in origination, agency, syndication, and other related fees are being amortized over the life of the agreement. Under the agreement, we have pledged as collateral no less than 80% of the discounted present value of the Company’s proved developed and producing oil and gas properties evaluated in the most recently delivered reserve report pursuant to the Unit Credit Agreement.

On May 2, 2018, we entered into a Pledge Agreement with BOKF, NA (dba Bank of Oklahoma), as administrative agent to benefit the secured parties, granting a security interest in the limited liability membership interests and other equity interests we own in Superior (which as of this report is 50% of the aggregate outstanding equity interests of Superior) as additional collateral for our obligations under the Unit Credit Agreement.

The borrowing base amount—which is subject to redetermination by the lenders on April 1 and October 1 of each year—is based on a percentage of the discounted future value of our oil and natural gas reserves. We or the lenders may request a one-time special redetermination of the borrowing base between each scheduled redetermination. In addition, we may request a redetermination following the completion of an acquisition that meets the requirements in the Unit Credit Agreement.

At our election, any part of the outstanding debt under the Unit Credit Agreement can be fixed at a London Interbank Offered Rate (“LIBOR”). LIBOR interest is computed as the LIBOR base for the term plus 1.50% to 2.50% depending on the level of debt as a percentage of the borrowing base and is payable at the end of each term, or every 90 days, whichever is less. Borrowings not under LIBOR bear interest at the prime rate specified in the Unit Credit Agreement but in no event less than LIBOR plus 1.00% plus a margin. The credit agreement provides that if ICE Benchmark Administration no longer reports the LIBOR or the Administrative Agent (as defined therein) determines in good faith that the rate so reported no longer accurately reflects the rate available to the Lender (as defined therein) in the London Interbank Market or if such index no longer exists or accurately reflects the rate available to the Administrative Agent in the London Interbank Market, the Administrative Agent may select a replacement index. Interest is payable at the end of each month or at the end of each LIBOR contract, and the principal may be repaid in whole or in part at any time, without a premium or penalty. At September 30, 2019, we had $134.1 million outstanding borrowings under the Unit Credit Agreement.

We can use borrowings to finance general working capital requirements for (a) exploration, development, production, and acquisition of oil and gas properties, (b) acquisitions and operation of mid-stream assets up to certain limits, (c) issuance of standby letters of credit, (d) contract drilling services and acquisition of contract drilling equipment, and (e) general corporate purposes.

The Unit Credit Agreement prohibits, among other things:

•	the payment of dividends (other than stock dividends) during any fiscal year over 30% of our consolidated net income for the preceding fiscal year;

•	the incurrence of additional debt with certain limited exceptions;

•	the creation or existence of mortgages or liens, other than those in the ordinary course of business and with certain limited exceptions, on any of our properties, except in favor of our lenders; and

•	investments in Unrestricted Subsidiaries (as defined therein) in excess of $200.0 million.

The Unit Credit Agreement requires that we have at the end of each quarter: a current ratio of not less than 1.00 to 1.00. Beginning with the quarter ending September 30, 2018, and for each following quarter, the Unit Credit Agreement requires a leverage ratio of funded debt to consolidated EBITDA for the most recently ended rolling four fiscal quarters of no greater than 4.00 to 1.00.

As of September 30, 2019, we were in compliance with the Unit Credit Agreement’s covenants.

As described under “Prospectus Summary—Recent Developments—Credit Agreement Amendment”, we have engaged in discussions with the lenders under the Unit Credit Agreement to enter into an amendment to the Unit Credit Agreement to, among other things, permit the issuance of the New Notes, the incurrence of guarantees of the New Notes and the grant of liens securing the New Notes, each of which are currently not permitted under the Unit Credit Agreement. As discussed under the heading “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation,” our obligation to accept Old Notes in the Exchange Offer is subject to, and conditioned upon, either (i) the consummation of such amendment to the Unit Credit Agreement or (ii) a refinancing or replacement of the Unit Credit Agreement with a credit facility that, among other things, permits the issuance of the New Notes, the incurrence of guarantees of the New Notes and the grant of liens securing the New Notes, which condition will not be waived. We will continue to pursue such amendment, but we cannot provide assurance that we will obtain such amendment on the terms described in this prospectus or at all.

The above summary of the Unit Credit Agreement does not take into account the proposed amendment.

Superior Credit Agreement.  On May 10, 2018, Superior signed a five-year $200.0 million senior secured revolving credit facility with an option to increase the credit amount up to $250.0 million, subject to certain conditions (“Superior Credit Agreement”). The amounts borrowed under the Superior Credit Agreement bear annual interest at a rate, at Superior’s option, equal to (a) LIBOR plus the applicable margin of 2.00% to 3.25% or (b) the alternate base rate (greater of (i) the federal funds rate plus 0.5%, (ii) the prime rate, and (iii) third-day LIBOR plus 1.00%) plus the applicable margin of 1.00% to 2.25%. The obligations under the Superior Credit Agreement are secured by, among other things, mortgage liens on certain of Superior’s processing plants and gathering systems. The credit agreement provides that if ICE Benchmark Administration no longer reports the LIBOR or the Administrative Agent (as defined therein) determines in good faith that the rate so reported no longer accurately reflects the rate available to the Lender (as defined therein) in the London Interbank Market or if such index no longer exists or accurately reflects the rate available to the Administrative Agent in the London Interbank Market, the Administrative Agent may select a replacement index.

Superior is currently charged a commitment fee of 0.375% on the amount available but not borrowed which varies based on the amount borrowed as a percentage of the total borrowing base. Superior paid $1.7 million in origination, agency, syndication, and other related fees. These fees are being amortized over the life of the Superior Credit Agreement.

The Superior Credit Agreement requires that Superior maintain a consolidated EBITDA to interest expense ratio for the most-recently ended rolling four quarters of at least 2.50 to 1.00, and a funded debt to Consolidated EBITDA ratio of not greater than 4.00 to 1.00. The credit agreement also contains several customary covenants that restrict (subject to certain exceptions) Superior’s ability to incur additional indebtedness, create additional liens on its assets, make investments, pay distributions, sign sale and leaseback transactions, engage in certain transactions with affiliates, engage in mergers or consolidations, sign hedging arrangements, and acquire or dispose of assets. As of September 30, 2019, Superior was in compliance with these covenants.

The borrowings under the Superior Credit Agreement will fund capital expenditures and acquisitions, provide general working capital, and for letters of credit for Superior. As of September 30, 2019, we had $4.1 million outstanding borrowings under the Superior Credit Agreement.

On June 27, 2018, Superior and the lenders amended the Superior Credit Agreement to revise certain definitions in the credit agreement.

The Superior Credit Agreement is not guaranteed by Unit.

6.625% Senior Subordinated Notes.

We have an aggregate principal amount of $650.0 million of the Old Notes outstanding. Interest on the Old Notes is payable semi-annually (in arrears) on May 15 and November 15 of each year. The Old Notes mature on May 15, 2021. In issuing the Old Notes, we incurred fees of $14.7 million that are being amortized as debt issuance cost over the life of the Old Notes. The Old Notes are subject to the Existing Indenture, which has been filed as Exhibits 4.2, 4.3 and 4.4 to the registration statement of which this prospectus forms a part, establishing the terms of and providing for issuing the Old Notes.

Unit, as the parent company and issuer of the Old Notes, has no significant independent assets or operations. The Old Notes are guaranteed by the following subsidiaries of Unit: (i) Unit Drilling Company, (ii) Unit Drilling USA Colombia L.L.C., (iii) Unit Drilling Colombia L.L.C., (iv) Unit Petroleum Company, and (v) 8200 Unit Drive, L.L.C. (the “Subsidiary Guarantors”). The guarantees of the Old Notes by the Subsidiary Guarantors are full and unconditional, joint and several, subject to certain automatic customary releases and the other conditions and terms set forth in the Existing Indenture. Effective as of April 3, 2018, Superior is no longer a guarantor of the Old Notes. Excluding Superior, any of our other subsidiaries that are not guarantors under the Old Notes are minor. There are no significant restrictions on our ability to receive funds from any of our subsidiaries through dividends, loans, advances, or otherwise.

Comparison of the New Notes and the Old Notes.

Subordinated vs. Unsubordinated.  The New Notes offered hereby are unsubordinated obligations of Unit, while the Old Notes are subordinated obligations of Unit, which means the Old Notes are expressly junior in right of payment to the New Notes and any other unsubordinated indebtedness of Unit. The New Notes and the Old Notes are guaranteed by the same Subsidiary Guarantors, however, like the New and Old Notes, the Subsidiary Guarantors’ guarantee of the Old Notes is expressly subordinated in right of payment to their guarantee of the New Notes and other unsubordinated indebtedness of the Subsidiary Guarantors.

Security.  The Senior Secured Notes and the related guarantees are secured on a second-priority basis by a lien on the New Notes Collateral and the Junior Secured Notes and the related guarantees are secured on a third-priority basis by a lien on the New Notes Collateral. The Subordinated Notes and the related guarantees are unsecured.

Maturity.  The Senior Secured Notes will mature on December 15, 2024 and the Junior Secured Notes will mature on December 15, 2025. The Old Notes will mature on May 15, 2021.

Interest.  The Senior Secured Notes bear interest at the rate of 10.000% per annum. The Junior Secured Notes bear interest at the rate of 7.000% per annum. The Old Notes bear interest at the rate of 6.625% per annum. Both the Senior Secured Notes and the Junior Secured Notes have semi-annual interest payments on June 15 and December 15. The Old Notes have semi-annual interest payment dates on May 15 and November 15.

Optional Redemption.  Both the Junior Secured Notes and, since May 15, 2019, the Old Notes may be redeemed by Unit at any time or in part from time to time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. The New Indentures limit the ability of Unit to redeem the Old Notes for cash until the twelve-month period prior to the maturity date of the Old Notes; prior to that time, the Old Notes may be exchanged or refinanced with New Notes without restriction. The Senior Secured Notes may be redeemed by Unit at any time or in part from time to time at specified redemption prices as described under “Description of Senior Secured Notes—Optional Redemption”.

Change of Control.  Upon a change of control, the Company has to make an offer to repurchase the New Notes and the Old Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest.

Covenants and Events of Default.  The Existing Indenture and the New Indentures contain customary events of default and covenants for debt securities of their type, including those that limit Unit’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness; pay dividends on or redeem capital stock of Unit or subordinated indebtedness; make investments; transfer or sell assets; incur liens; enter into transactions with affiliates; and merge or consolidate with other companies. We were in compliance with all covenants under the Existing Indenture as of September 30, 2019. The covenants and events of default of the Existing Indenture and the New Indentures are substantially similar but not identical. For a description of the covenants, events of default and other terms of the Existing Indenture, see the First Supplemental Indenture to the Existing Notes Indenture filed as Exhibit 4.2 to the registration statement of which this prospectus is a part, which you can find by clicking on the following link: https://www.sec.gov/Archives/edgar/data/798949/000119312511143749/dex42.htm). For a description of the covenants, events of default and other terms of the Indenture governing the New Notes, see “Description of Senior Secured Notes” and “Description of Junior Secured Notes” in this prospectus.

Long-Term Debt

As of the date indicated, our long-term debt consisted of the following:

	September 30, 2019	December 31, 2018
	(In thousands)
Unit Credit Agreement with an average interest rate of 4.0% at September 30, 2019	$134,100	$—
Superior Credit Agreement with an average interest rate of 6.0% at September 30, 2019	4,100	—
6.625% senior subordinated notes due 2021	650,000	650,000

Total principal amount	788,200	650,000
Less: unamortized discount	(1,138)	(1,623)
Less: debt issuance costs, net	(2,710)	(3,902)

Total long-term debt	$784,352	$644,475

Other Long-Term Liabilities

Other long-term liabilities consisted of the following:

	September 30, 2019	December 31, 2018
	(In thousands)
Asset retirement obligation (ARO) liability	$64,072	$64,208
Workers’ compensation	12,090	12,738
Finance lease obligations	8,395	11,380
Contract liability	7,787	9,881
Separation benefit plans	10,028	8,814
Deferred compensation plan	6,017	5,132
Gas balancing liability	3,373	3,331

	111,762	115,484
Less current portion	15,402	14,250

Total other long-term liabilities	$96,360	$101,234

Estimated annual principal payments under the terms of our long-term debt and other long-term liabilities during the five successive 12-month periods beginning October 1, 2019 (and through 2024) are $15.4 million, $694.0 million, $5.0 million, $6.9 million, and $136.1 million, respectively.

GENERAL TERMS OF THE EXCHANGE OFFER AND CONSENT SOLICITATION

Exchange Offer

We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange our Senior Secured Notes and Junior Secured Notes for any and all of our Old Notes validly tendered in the Exchange Offer, and not validly withdrawn, on or before the Expiration Date, subject to the allocation and pro-ration mechanics described below. The exchange consideration will be in full satisfaction of the principal amount of the Old Notes tendered and accepted in the Exchange Offer. Any accrued and unpaid interest to, but excluding the Closing Date on the Old Notes that are tendered and accepted in the Exchange Offer, will be paid in cash on the date on which the Exchange Offer is completed.

Upon the terms and subject to the conditions of the Exchange Offer, (a) for Old Notes tendered at or before the Early Tender Date, accepted for exchange and not validly withdrawn, holders of Old Notes will receive the applicable Early Exchange Consideration set forth in the table below; and (b) for Old Notes tendered after the Early Tender Date and before the Expiration Date, accepted for exchange and not validly withdrawn, holders of Old Notes will receive the applicable Late Exchange Consideration set forth in such table, in each case subject to the allocation mechanics described below.

Title of Old Notes to be Tendered	Early Exchange Consideration per $1,000 Principal Amount of Old Notes if Tendered and Not Withdrawn Before Early Tender Date(1)	Late Exchange Consideration per $1,000 Principal Amount of Old Notes if Tendered After the Early Tender Date and Not Withdrawn Before the Expiration Date(1)
6.625% Senior Subordinated Notes due 2021	At holders’ election: $735 principal amount of Senior Secured Notes(2) or $1,000 principal amount of Junior Secured Notes	At holders’ election: $685 principal amount of Senior Secured Notes(2) or $950 principal amount of Junior Secured Notes

(1)

The New Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No tender of Existing Notes will be accepted if it results in the issuance of less than $2,000 principal amount of New Notes. If under the terms of the Exchange Offer a tendering holder is eligible to receive New Notes in a principal amount that is not an integral multiple of $1,000, we will round downward such principal amount of New Notes to the nearest integral multiple of $1,000. This rounded amount will be the principal amount of New Notes such tendering holder will receive and no additional cash will be paid in lieu of any principal amount of New Notes not received as a result of rounding down.

(2)	Subject to the Senior Secured Notes Cap.

Tenders of Old Notes may be withdrawn before the Withdrawal Deadline. Any Old Note withdrawn pursuant to the terms of the Exchange Offer will not thereafter be considered tendered for any purpose unless and until such Old Note is again tendered pursuant to the Exchange Offer.

Our obligation to accept Old Notes that are tendered is subject to the conditions described below under “—Conditions of the Exchange Offer and Consent Solicitation.”

Holders of Old Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer. We intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

We currently expect the New Notes to be recorded at the same carrying value as the Old Notes are reflected in our accounting records on the date of the Exchange Offer, as adjusted for the value associated with embedded derivatives, if any. All costs associated with the Exchange Offer will be expensed.

Consideration

Subject to the tender acceptance procedures and the conditions described herein:

•

for each $1,000 principal amount of Old Notes validly tendered at or before the Early Tender Date and not validly withdrawn, holders of Old Notes may elect to receive the Early Exchange Consideration of $735 principal amount of Senior Secured Notes or $1,000 principal amount of the Junior Secured Notes; and

•

for each $1,000 principal amount of Old Notes validly tendered after the Early Tender Date and before the Expiration Date and not validly withdrawn, holders of Old Notes may elect to receive the Late Exchange Consideration of $685 principal amount of Senior Secured Notes or $950 principal amount of the Junior Secured Notes;

in each case, subject to proration as described below.

Holders do not have to choose the same option for all the Old Notes tendered. If a Holder wishes to receive Senior Secured Notes for some of their Old Notes and Secured Notes for some of their Old Notes, such Holder must make two separate tenders.

Allocation of the New Notes

The aggregate principal amount of New Notes to be issued pursuant to the Exchange Offer will be limited to: (i) up to $300,000,000 aggregate principal amount of Senior Secured Notes (the “Senior Secured Notes Cap”) and (ii) up to $650,000,000 aggregate principal amount of Junior Secured Notes. In the event that the aggregate principal amount of Senior Secured Notes required to be issued for all Old Notes validly tendered (and not validly withdrawn) in the Exchange Offer would exceed the Senior Secured Notes Cap, each holder who made an election to receive Senior Secured Notes in exchange for its Old Notes will have the amount of Old Notes it tendered for Senior Secured Notes accepted on a pro rata basis such that the aggregate principal amount of Senior Secured Notes issued in the Exchange Offer equals the Senior Secured Notes Cap. If the Senior Secured Notes are oversubscribed, we will accept for purchase tendered Old Notes on a prorated basis, with the aggregate principal amount of each Holder’s validly tendered Old Notes accepted for purchase determined by multiplying each Holder’s tender by the proration factor, and rounding the product down to the nearest $1,000 principal amount. The balance of Old Notes each such holder tendered that was not accepted in exchange for Senior Secured Notes will be exchanged into (i) $1,000 principal amount of Junior Secured Notes per $1,000 principal amount of such balance of Old Notes validly tendered (and not validly withdrawn) at or before the Early Tender Date or (ii) $950 principal amount of Junior Secured Notes per $1,000 principal amount of such balance of Old Notes validly tendered (and not validly withdrawn) after the Early Tender Date and prior to the Expiration Date, as if such holder had initially elected to receive Junior Secured Notes in exchange for such balance of Old Notes. Holders who tender Old Notes and elect to receive Junior Secured Notes will not be subject to proration.

Consent Solicitation

We are soliciting consents from holders of Old Notes upon the terms and subject to the conditions set forth herein. We intend to obtain the Requisite Consents from holders of the Old Notes.

If the Requisite Consents are delivered (and not revoked) before the Expiration Date, upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents, then the Company, the guarantors thereof, and Wilmington Trust, National Association, as trustee, will execute a supplemental indenture setting forth the Proposed Amendments. Under the terms of the supplemental indenture, the Proposed Amendments will become operative on the Closing Date upon consummation of the Exchange Offer. Each non-consenting holder of Old Notes will be bound by the supplemental indenture. The form of the supplemental indenture is filed as an exhibit to this registration statement of which this prospectus forms a part.

Holders that tender Old Notes pursuant to the Exchange Offer before the Expiration Date will be deemed automatically to have delivered a consent with respect to all such Old Notes.

Holders may not revoke consents except as described under “—Withdrawal of Tenders; Revocation of Consents.”

For a description of the Proposed Amendments, please see “Proposed Amendments to Existing Indenture and Old Notes.”

Any questions or requests for assistance or for additional copies of this prospectus or related documents may be directed to the Information and Exchange Agent at one of its telephone numbers set forth on the last page hereof. A holder may also contact such holder’s broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

Early Tender Date, Expiration Date, Extensions, Amendments or Termination

The Early Tender Date for the Exchange Offer is 5:00 p.m., New York City time, on November 25, 2019, subject to our right to extend that time and date in our sole discretion (which right is subject to applicable law), in which case the Early Tender Date means the latest time and date to which the Early Tender Date is extended. The Expiration Date is 11:59 p.m., New York City time, on December 13, 2019, subject to our right to extend that time and date in our sole discretion (which right is subject to applicable law), in which case the Expiration Date means the latest time and date to which the Exchange Offer is extended. To extend an Early Tender Date or the Expiration Date, we will notify the Information and Exchange Agent and will make a public announcement thereof before 9:00 a.m., New York City time, on the next business day after the previously scheduled Early Tender Date or Expiration Date, as applicable. During any extension of the Early Tender Date or the Expiration Date, all Old Notes previously tendered in the extended Exchange Offer will remain subject to the Exchange Offer and, subject to compliance with the terms of the Exchange Offer and applicable law, may be accepted for exchange by us. The Exchange Offer may not be extended without extending the Consent Solicitation, and the Consent Solicitation may not be extended without extending the Exchange Offer.

Any waiver, amendment or modification of the Exchange Offer and Consent Solicitation will apply to all Old Notes tendered pursuant to the Exchange Offer and Consent Solicitation. If we make a change that we determine to be material in any of the terms of the Exchange Offer or waive a condition of the Exchange Offer and Consent Solicitation that we determine to be material, we will give oral (to be confirmed in writing) or written notice of that amendment or that waiver to the Information and Exchange Agent and will disseminate additional Exchange Offer and consent documents and extend the Exchange Offer and Consent Solicitation and any withdrawal or revocation rights as we determine necessary and to the extent required by law.

We may terminate the Exchange Offer and Consent Solicitation if any condition is not satisfied on or before the Expiration Date. There can be no assurance that we will exercise our right to extend, terminate, or amend the Exchange Offer and Consent Solicitation.

Announcements

Any extension, termination or amendment of the Exchange Offer and Consent Solicitation will be followed as promptly as practicable by announcement thereof, that announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise, or otherwise communicate any such announcement other than by making a release to an appropriate news agency or another means of announcement that we deem appropriate.

Acceptance of Old Notes for Exchange; Accrual of Interest; Effectiveness of Proposed Amendments

Acceptance of Old Notes for Exchange

If the conditions to the Exchange Offer are satisfied, or if we waive (to the extent permitted) all the conditions that have not been satisfied, we will accept, at the Closing Date and after we receive Agent’s Messages (as defined below) with respect to any and all of the Old Notes tendered for exchange at that time, the Old Notes for exchange by notifying the Information and Exchange Agent of our acceptance. The notice may be oral if we promptly confirm it in writing.

We expressly reserve the right, in our sole discretion, to delay acceptance for exchange of, or exchange of, Old Notes tendered under the Exchange Offer (subject to Rule 14e-1c under the Exchange Act, which requires that we issue the offered consideration or return the Old Notes deposited pursuant to the Exchange Offer promptly after termination or withdrawal of the Exchange Offer), or to terminate the Exchange Offer and not accept for exchange any Old Notes not previously accepted for exchange, (1) if any of the conditions to the Exchange Offer have not been satisfied or, if permitted, validly waived by us, or (2) in order to comply in whole or in part with any applicable law.

In all cases, the New Notes will be issued only after timely receipt by the Information and Exchange Agent of (1) Book-Entry Confirmation of the Old Notes into the Information and Exchange Agent’s account at DTC, and (2) an Agent’s Message. The Exchange Offer is scheduled to expire at the Expiration Date, unless extended by us.

For purposes of the Exchange Offer, we will have accepted for exchange tendered Old Notes, if, as, and when we give oral or written notice to the Information and Exchange Agent of our acceptance of the Old Notes for exchange pursuant to the Exchange Offer. In all cases, the exchange of Old Notes pursuant to the Exchange Offer will be made by the deposit of any exchange consideration with the Information and Exchange Agent, which will act as your agent for the purposes of receiving New Notes from us, and delivering New Notes to you. If, for any reason, acceptance for exchange of, or exchange of, any Old Notes tendered pursuant to the Exchange Offer are delayed (whether before or after our acceptance for exchange of, or exchange of, the Old Notes) or we extend the Exchange Offer or are unable to accept for exchange the Old Notes tendered pursuant to the Exchange Offer, then, without prejudice to our rights set forth herein, we may instruct the Information and Exchange Agent to retain tendered Old Notes and those Old Notes may not be withdrawn, subject to the limited circumstances described in “—Withdrawal of Tenders; Revocation of Consents” below.

We will have the right, which may be waived, to reject the defective tender of Old Notes as invalid and ineffective. If we waive our rights to reject a defective tender of Old Notes, subject to the other terms and conditions set forth in this prospectus, you will be entitled to the New Notes.

We will pay or cause to be paid all transfer taxes with respect to the exchange of any Old Notes unless you instruct us to issue the New Notes, or request that Old Notes not tendered or accepted in the Exchange Offer be returned, to a person other than the tendering holder.

Accrued Interest

If Old Notes are validly tendered and accepted for exchange pursuant to the Exchange Offer, the holders of those Old Notes will be entitled to accrued and unpaid interest on those Old Notes to, but excluding, the date on which the Exchange Offer is completed. The accrued and unpaid interest on those Old Notes will be paid in cash on the date on which the Exchange Offer is completed, and interest will accrue on the New Notes from and after the Closing Date.

Under no circumstances will any special interest be payable because of any delay in the transmission of New Notes to you with respect to exchanged Old Notes or otherwise.

We will pay all fees and expenses of the Information and Exchange Agent in connection with the Exchange Offer.

Effectiveness of Proposed Amendments

Assuming the Requisite Consents are received, it is expected that the supplemental indenture for the Proposed Amendments will be duly executed and delivered by the Company, the guarantors thereof, and Wilmington Trust, National Association, as trustee, upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents; however, the Proposed Amendments will only become operative on the Closing Date, upon consummation of the Exchange Offer.

Procedures for Tendering Old Notes

General

In order to participate in the Exchange Offer, you must tender your Old Notes to the Information and Exchange Agent as described below. It is your responsibility to tender your Old Notes. The procedure by which you may tender or cause to be tendered your Old Notes will depend upon the manner in which you hold the Old Notes, as described below.

If you have any questions or need help in tendering your Old Notes, please contact the Information and Exchange Agent whose addresses and telephone numbers are listed on the back cover page of this prospectus.

Deemed Consent by Tender

The tender of Old Notes pursuant to the Exchange Offer and in accordance with the procedures described in this prospectus will be deemed to automatically constitute delivery of a consent with respect to the Old Notes tendered, except as provided herein. All references to procedures for tendering Old Notes shall include such deemed delivery of consents.

Original Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has Old Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Old Notes as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Old Notes credited to their accounts. Within two business days after the date of this prospectus, the Exchange Agent will establish accounts with respect to the Old Notes at DTC for purposes of the Exchange Offer.

Tenders of Old Notes will be accepted only in minimum denominations of $2,000 and multiples of $1,000 thereafter. No alternative, conditional, or contingent tenders will be accepted. Holders who tender less than all their Old Notes must continue to hold Old Notes in at least the minimum authorized denomination of $2,000 principal amount.

Any DTC participant may tender Old Notes by effecting a book-entry transfer of the Old Notes to be tendered in the Exchange Offer into the account of the Exchange Agent at DTC and electronically transmitting its acceptance of the Exchange Offer through DTC’s ATOP procedures for transfer before the Expiration Date of the Exchange Offer. No letter of transmittal will be used in connection with the Exchange Offer. The valid electronic transmission of acceptance through ATOP shall constitute delivery of Old Notes in connection with the Exchange Offer.

DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “Agent’s Message” is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Old Notes that the participant has received and agrees to be bound by the terms of the Exchange Offer and that we may enforce the agreement against the participant. DTC participants following this procedure should allow enough time for completion of the ATOP procedures before the Expiration Date of the Exchange Offer.

An Agent’s Message, and any other required documents, must be transmitted to and received by the Exchange Agent before the Expiration Date of the Exchange Offer at its address set forth on page 63. Delivery of these documents to Unit or DTC does not constitute delivery to the Exchange Agent.

Original Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the Old Notes are held in book-entry form and can only be tendered by following the procedures described under “—Procedures for Tendering—Original Notes Held with DTC by a DTC Participant”. However, any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the Exchange Offer. You should keep in mind that your intermediary may require you to take action with respect to the Exchange Offer a number of days before the Expiration Date in order for such entity to tender Old Notes on your behalf at or before the Expiration Date in accordance with the terms of the Exchange Offer.

Representations, Warranties, Acknowledgements and Undertakings

By tendering Old Notes through the submission of an electronic acceptance instruction in accordance with the requirements of ATOP, a tendering holder of Old Notes:

•	acknowledges receipt of this prospectus (as it may be amended or supplemented from time to time), and agrees to all the terms of the Exchange Offer;

•

understands, acknowledges, and agrees that tenders of Old Notes pursuant to the Exchange Offer will, upon our acceptance for exchange of the tendered Old Notes, constitute a binding agreement between the holder and us upon the terms and subject to the conditions of the Exchange Offer;

•

irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Old Notes (with full knowledge that the Exchange Agent also acts as our agent), with full powers of substitution and revocation (the power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of such Old Notes on the account books maintained by DTC with all accompanying evidences of transfer and authenticity to, or upon our order and (b) present the Old Notes for transfer on our books and receive all benefits and otherwise exercise all rights of beneficial ownership of the Old Notes, all in accordance with the terms of the Exchange Offer;

•

represents and warrants that the holder has full power and authority to tender, sell, assign, and transfer the Old Notes it is tendering and give the consent and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges, and encumbrances and not subject to any adverse claim when the same are accepted by us;

•

undertakes, upon request, to execute and deliver any additional documents deemed by us or the Exchange Agent to be necessary or desirable to complete the exchange, assignment, and transfer of the Old Notes tendered thereby;

•

understands, acknowledges, and agrees that all authority herein conferred or agreed to be conferred through the submission of an electronic acceptance instruction in accordance with the requirements of ATOP will survive the death or incapacity of the holder and any obligation of the holder hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives successors, and assigns of such holder;

•

understands, acknowledges, and agrees that for purposes of the Exchange Offer, we shall be deemed to have accepted validly tendered Old Notes when and if we have given oral or written notice thereof to the Exchange Agent;

•

understands, acknowledges, and agrees that, subject to, and effective upon, the acceptance for exchange of the Old Notes tendered thereby, the holder thereby sells, assigns, and transfers to, or upon the order of, us, all right, title, and interest in and to the Old Notes as are being tendered thereby upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time); and

•	understands, acknowledges, and agrees that, except as stated in this prospectus in connection with a valid withdrawal, the tender of the holders of Old Notes is irrevocable.

No alternative, conditional, irregular or contingent tenders will be accepted. By tendering Old Notes through the submission of an electronic acceptance instruction in accordance with the requirements of ATOP, the tendering holders of Old Notes waive any right to receive any notice of the acceptance for exchange of their Old Notes.

Miscellaneous

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Old Notes will be determined by us in our absolute discretion, which determination is final and binding. We reserve the absolute right to reject any and all tendered Old Notes determined by us not to be in proper form or not to be tendered properly or any tendered Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities, or conditions of tender as to particular Old Notes, whether or not waived in the case of other Old Notes. Our interpretation of the terms and conditions of the Exchange Offer is final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes, none of we, the Exchange Agent or any other person will be under any duty to give that notification or incur any liability for failure to give that notification. Tenders of Old Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

In addition, we reserve the right, as set forth above under the caption “—Conditions of the Exchange Offer”, to terminate any Exchange Offer. By tendering, each holder represents and acknowledges to us, among other things, that: it has full power and authority to tender, sell, assign, and transfer the Old Notes it is tendering and give the consent and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges, and encumbrances and not subject to any adverse claim when the same are accepted by us.

No letter of transmittal will be used in connection with the Exchange Offer. The valid electronic transmission of acceptance through ATOP shall constitute delivery of Old Notes in connection with the Exchange Offer. There are no guaranteed delivery procedures for the Exchange Offer.

Withdrawal of Tenders; Revocation of Consents

Your right to withdraw Old Notes tendered will expire at 11:59 p.m., New York City time, on December 13, 2019, subject to our right to extend that time and date in our sole discretion (which right is subject to applicable law), in which case the Withdrawal Deadline is the latest time and date to which such Withdrawal Deadline is extended. You may not withdraw Old Notes after the Withdrawal Deadline unless we are required by law to permit withdrawal. Consents to the Proposed Amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent

Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments, and a revocation of a consent to the Proposed Amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and your consents will continue to be deemed delivered.

Beneficial owners desiring to withdraw a tender of Old Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Old Notes. In order to withdraw Old Notes previously tendered, a DTC participant may, before the Withdrawal Date, withdraw its instruction previously transmitted through ATOP by withdrawing its acceptance through ATOP.

If you withdraw Old Notes, you will have the right to re-tender the Old Notes on or before the Expiration Date in accordance with the procedures described above for tendering outstanding Old Notes.

If we amend or modify the terms of the Exchange Offer and Consent Solicitation, or the information concerning the Exchange Offer and Consent Solicitation, in a manner determined by us to constitute a material change to the holders, we will disseminate additional Exchange Offer materials and extend the period of the Exchange Offer, including any withdrawal rights, to the extent required by law and as we determine necessary. An extension of the Expiration Date will not affect a holder’s withdrawal rights, unless otherwise provided or as required by applicable law.

Conditions of the Exchange Offer and Consent Solicitation

Notwithstanding any other provision herein, our obligation to accept Old Notes in the Exchange Offer is subject to, and conditioned upon, (i) the registration statement of which this prospectus forms a part being declared effective by the SEC and (ii) either (a) the consummation of the amendment to the Unit Credit Agreement or (b) a refinancing or replacement of the Unit Credit Agreement, as described under “Prospectus Summary—Recent Developments—Credit Agreement Amendment”, which conditions will not be waived.

Notwithstanding any other provisions of the Exchange Offer, we will not be required to accept for exchange or to exchange Old Notes tendered pursuant to the Exchange Offer, and may terminate, amend or extend the Exchange Offer or delay or refrain from accepting for exchange, or exchanging, the notes or transferring any exchange consideration, if any of the following shall occur:

•

any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction will have been enacted, entered, issued, promulgated or enforced by any court or governmental authority that prohibits or materially restricts the consummation of the Exchange Offer or Consent Solicitation, including any applicable interpretation of the staff of the SEC;

•

there shall be instituted or pending any action, proceeding, application, claim or counterclaim by any government or governmental authority or agency, domestic or foreign, or by any other person, domestic or foreign, before any court or governmental regulatory or administrative agency, authority or tribunal, domestic or foreign, that, in our reasonable judgment, following the receipt of advice of counsel, would make the acceptance for exchange of, or exchange of, some or all of the Old Notes pursuant to the Exchange Offer illegal; or

•

there shall have occurred or be likely to occur any event affecting our business or financial affairs that, in our reasonable judgment, would prevent or materially restrict or delay consummation of the Exchange Offer and Consent Solicitation.

These conditions are for our benefit and may be asserted by us or may be waived by us, including any action or inaction by us giving rise to any condition, in whole or in part, at any time and from time to time, in our reasonable discretion. We may additionally terminate the Exchange Offer if any condition is not satisfied on or before the Expiration Date. If any of these events occur, subject to the termination rights described above, we may (a) return tendered Old Notes to you, (b) extend the Exchange Offer and Consent Solicitation and retain all tendered Old Notes until the expiration of the extended Exchange Offer and Consent Solicitation, or (c) amend the Exchange Offer and Consent Solicitation in any respect by giving oral or written notice of such amendment to the Information and Exchange Agent and making public disclosure of such amendment to the extent required by law.

We have not made a decision as to what circumstances would lead us to waive any condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the Exchange Offer. We will give holders notice of such amendments as may be required by applicable law.

In addition, this Exchange Offer will not be consummated until the registration statement of which this prospectus is a part has been declared effective by the Securities and Exchange Commission.

Subject to the terms and conditions of the Exchange Offer and Consent Solicitation, we will accept tendered Old Notes for exchange at the Closing Date. If we do not accept tendered Old Notes for exchange in the Exchange Offer, the Proposed Amendments will not become effective.

Soliciting Broker Fee

We have agreed to pay a Soliciting Broker Fee equal to $2.50 for each $1,000 principal amount of Old Notes that are validly tendered and accepted for exchange pursuant to the Exchange Offer to retail brokers that are appropriately designated by their clients to receive this fee; provided that such fee will only be paid with respect to the first $200,000 aggregate principal amount of Old Notes exchanged by an individual beneficial holder. No Soliciting Broker Fees will be paid if the Exchange Offer is not consummated. Soliciting Broker Fees will only be paid to retail brokers upon consummation of the Exchange Offer, and the Soliciting Broker Fees will be payable thereafter upon request by the soliciting retail brokers and presentation of such supporting documentation as we may reasonably request, including the Soliciting Broker Form, a copy of which may be obtained from the Information and Exchange Agent.

Information and Exchange Agent

We have appointed Global Bondholder Services Corporation as the Information and Exchange Agent for the Exchange Offer. You should direct questions, requests for assistance, and requests for additional copies of this prospectus that may accompany this prospectus to such agent addressed as follows:

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll-Free: (866)-470-4200

Delivery to an address other than set forth above will not constitute a valid delivery.

Dealer Manager

We have retained BofA Securities, Inc. to act as Dealer Manager in connection with the Exchange Offer and Consent Solicitation and will pay the Dealer Manager a customary fee as compensation for its services. We will also reimburse the Dealer Manager for legal expenses related to the Exchange Offer and Consent Solicitation. The obligations of the Dealer Manager to perform this function are subject to certain conditions. We have agreed to indemnify the Dealer Manager against certain liabilities, including liabilities under the federal securities laws. Questions regarding the terms of the Exchange Offer or the Consent Solicitation may be directed to the Dealer Manager at its address and telephone number set forth below.

The Dealer Manager and its respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Dealer Manager and its respective affiliates have from time to time provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which it has received or will receive customary fees and expenses. The Dealer Manager was an initial purchaser and an underwriter in connection with the issuance of the Old Notes.

In the ordinary course of their various business activities, the Dealer Manager and its respective affiliates, officers, directors and employees have from time to time, and may in the future, purchase, sell or hold a broad array of investments and actively trade debt or equity securities of the Company or its affiliates (including any of the Old Notes), derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. To the extent that the Dealer Manager or its affiliates hold Old Notes during the Exchange Offer, they may tender such Old Notes pursuant to the terms of the Exchange Offer. The Dealer Manager and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

BofA Securities, Inc.

Attention: Debt Advisory

214 North Tryon Street, 14th Floor

Charlotte, North Carolina 28255

Toll Free: (888) 292-0070 or Collect: (980) 388-4813

DESCRIPTION OF SENIOR SECURED NOTES

The Company will issue the Senior Secured Notes offered hereby under the Senior Secured Indenture, to be dated as of the Issue Date, between the Company, the Subsidiary Guarantors and Wilmington Trust, National Association, as trustee and collateral trustee (in its capacity as trustee, the “Senior Secured Trustee”).

This Description of Senior Secured Notes is intended to be a summary of the material provisions of the Senior Secured Notes, the Senior Secured Indenture, the Senior Secured Security Documents and the Intercreditor Agreement, is not complete and is qualified in its entirety by reference to all of those agreements, including the definitions of certain terms therein. You can find the definitions of certain terms used in this description under “—Certain Definitions.” The capitalized terms defined in “—Certain Definitions” below are used in this Description of Senior Secured Notes as so defined. For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Unit Corporation and not to its subsidiaries.

General

The Senior Secured Notes. The Senior Secured Notes will:

•	initially be issued in an aggregate principal amount of up to $300.0 million;

•	be unsubordinated secured obligations of the Company, secured on a second-priority basis by the New Notes Collateral described below;

•	mature on December 15, 2024;

•	be issued only in registered form, without coupons;

•	be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000;

•

generally be represented by one or more registered Senior Secured Notes in global form, but in certain circumstances may be represented by Senior Secured Notes in definitive form, in each case as described in “Book-entry, Delivery and Form”; and

•

be unconditionally guaranteed on an unsubordinated secured basis (as described in “—Senior Secured Subsidiary Guarantees”) (x) on the Issue Date, by each Restricted Subsidiary that is a guarantor under the Existing Subordinated Indenture (including each Restricted Subsidiary that is an obligor under the Senior Credit Agreement) on such date and, in addition, (y) after the Issue Date, by any Restricted Subsidiary required to Guarantee the Senior Secured Notes to the extent described in “—Certain Covenants—Future Subsidiary Guarantors,” in each case, until any such Senior Secured Subsidiary Guarantee is released in accordance with the terms of the Senior Secured Indenture.

The Company may issue additional notes having identical terms as the Senior Secured Notes (except for issue date, issue price and first interest payment date) (the “Additional Senior Secured Notes”) up to an amount such that the principal amount of Senior Secured Notes (including any Additional Senior Secured Notes), shall not exceed $300.0 million in the aggregate. The Company may issue such Additional Senior Secured Notes only if at the time of such issuance, we are in compliance with the covenants contained in the Senior Secured Indenture. Any Additional Senior Secured Notes will be part of the same series as the Senior Secured Notes offered hereby under the Senior Secured Indenture for all purposes, including waivers, amendments, redemptions and offers to purchase, and will vote on all matters with the holders of the Senior Secured Notes; provided that Additional Senior Secured Notes will not be issued with the same CUSIP, ISIN or other identifying number as the Senior Secured Notes offered hereby unless such Additional Senior Secured Notes are fungible with the Senior Secured Notes offered hereby for U.S. federal income tax purposes.

On April 3, 2018, the Company sold 50% of its ownership interests in Superior Pipeline Company, L.L.C. (“Superior”) to SP Investor Holdings, LLC. Superior, its Subsidiaries and SPC Midstream Operating, L.L.C. will initially be Unrestricted Subsidiaries under the terms of the Senior Secured Indenture and will be the only Unrestricted Subsidiaries of the Company on the Issue Date.

Interest. Interest on the Senior Secured Notes will:

•	accrue at the rate of 10.000% per annum;

•	accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

•	be payable in cash semi-annually in arrears on June 15 and December 15 each year, commencing on June 15, 2020;

•	be payable to the holders of record on the close of business on June 1 and December 1 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the Senior Secured Notes; Paying Agent and Registrar

We will pay principal of, premium, if any, and interest on the Senior Secured Notes at the office or agency of the Company maintained for such purpose, except that we may, at our option, pay interest on the Senior Secured Notes by check mailed to holders of the Senior Secured Notes at their addresses set forth in the security registrar or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Senior Secured Trustee at least 15 days prior to the date for payment by the Person entitled thereto. We have initially designated the corporate trust office of the Senior Secured Trustee to act as our paying agent and registrar in respect of the Senior Secured Notes. We may, however, change any paying agent or registrar without notice to any holder of the Senior Secured Notes. The Company or any of its Subsidiaries may act in any such capacity.

We will pay principal of, premium, if any, and interest on the Senior Secured Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global Note.

Transfer and Exchange

The Senior Secured Notes will be issued in registered form and will be transferable only upon the surrender of the Senior Secured Notes being transferred for registration of transfer. No service charge will be imposed by the Company, the Senior Secured Trustee or the registrar for any registration of transfer or exchange of Senior Secured Notes, but we may require a holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, other than those expressly provided in the Senior Secured Indenture to be made at the Company’s own expense or without expense or without charge to the holders. The Company will not be required (a) to issue, register the transfer of or exchange any Senior Secured Notes for a period of 15 days next preceding any mailing of notice of redemption of Senior Secured Notes or (b) to register the transfer of or exchange any Senior Secured Notes selected, called or being called for redemption in whole or in part, except, in the case of Senior Secured Notes to be redeemed in part, the portion thereof not to be so redeemed. The registered holder of a Senior Secured Note will be treated as its owner for all purposes.

Optional Redemption

Except as described below, the Senior Secured Notes are not redeemable until December 15, 2021. On and after December 15, 2021, the Company may redeem all or, from time to time, a part of the Senior Secured Notes at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Senior Secured Notes, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 15 of the years stated below:

Year	Percentage
2021	105.000%
2022	102.500%
2023 and thereafter	100.00%

At any time prior to December 15, 2021, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Senior Secured Notes originally issued under the Senior Secured Indenture with the Net Cash Proceeds of one or more equity offerings by the Company (other than Disqualified Stock) at a redemption price of 110.00% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1)	at least 65% of the aggregate principal amount of the Senior Secured Notes originally issued under the Senior Secured Indenture remains outstanding after each such redemption; and

(2)	the redemption occurs within 180 days after the closing of such equity offering.

If the optional redemption date is on or after an interest payment record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Senior Secured Note is registered at the close of business on the record date, and no further interest will be payable to holders whose Senior Secured Notes will be subject to redemption.

In addition, at any time prior to December 15, 2021, the Company may redeem the Senior Secured Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Selection and Notice

In the case of any partial redemption, selection of the Senior Secured Notes for redemption will be made by the Senior Secured Trustee:

•

in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Secured Notes are listed (to the extent such listing is known to the Senior Secured Trustee) and in compliance with the requirements of DTC; or

•

if the Senior Secured Notes are not listed or such exchange prescribes no method of selection and the Senior Secured Notes are not held through DTC or DTC prescribes no method of selection, then on a pro rata basis, by lot or by such other method, subject to adjustments so that no Senior Secured Note in an unauthorized denomination remains outstanding after such redemption, as the Senior Secured Trustee in its sole discretion may deem to be fair and appropriate;

provided that no Senior Secured Note of a minimum denomination of $2,000 in original principal amount or less will be redeemed in part.

Notices of redemption will be delivered electronically or mailed by first-class mail at least 15 days but not more than 60 days before the redemption date to each holder of Senior Secured Notes to be redeemed at such holder’s address appearing in the security register or otherwise in accordance with the applicable procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Secured Notes or a satisfaction and discharge of the Senior Secured Indenture.

At the Company’s request (made to the Senior Secured Trustee at least 3 Business Days (or such shorter period as the Senior Secured Trustee may agree) prior to the date such notice is to be sent), the Senior Secured Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Senior Secured Trustee, at least 20 days prior to the redemption date (or such shorter period as the Senior Secured Trustee may agree), an Officers’ Certificate requesting that the Senior Secured Trustee give such notice and setting forth the information to be stated in such notice as provided in the Senior Secured Indenture.

If any Senior Secured Note is to be redeemed in part only, the notice of redemption that relates to that Senior Secured Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Senior Secured Note will be issued in the name of the holder thereof upon cancellation of the original Senior Secured Note. In the case of a global note, an appropriate notation will be made on such Senior Secured Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice, Senior Secured Notes called for redemption become due on the date fixed for redemption. In addition, any notice of redemption may, at the Company’s discretion, be given prior to the completion of a transaction (including an equity offering, incurrence of Indebtedness, a Change of Control or other transaction) and any redemption described in such notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent described in such notice of redemption. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest ceases to accrue on Senior Secured Notes or portions of them called for redemption.

The Company will notify the Senior Secured Trustee of the redemption price with respect to the redemption promptly after the calculation thereof. The Senior Secured Trustee will not be responsible for calculating or verifying the redemption price.

Mandatory Redemption or Sinking Fund

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Secured Notes. However, under certain circumstances, the Company may be required to offer to repurchase Senior Secured Notes as described under the captions “—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.” The Company may at any time and from time to time purchase Senior Secured Notes in the open market or otherwise.

Senior Secured Subsidiary Guarantees

Subject to the provisions of the Senior Secured Indenture, each of the Subsidiary Guarantors will, jointly and severally, fully and unconditionally guarantee, on an unsubordinated secured basis, the Company’s obligations under the Senior Secured Notes and the Senior Secured Indenture. The Subsidiary Guarantors will be obligated to pay, in addition to the amount stated above, any costs and expenses (including reasonable counsel fees and expenses) Incurred by the Senior Secured Trustee or the holders in enforcing any rights under the Senior Secured Subsidiary Guarantees.

The obligations of each Subsidiary Guarantor under its Senior Secured Subsidiary Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Senior Secured Subsidiary Guarantee, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under the provisions of the Senior Secured Indenture related to the Senior Secured Subsidiary Guarantees, result in the obligations of such Subsidiary Guarantor under its Senior Secured Subsidiary Guarantee not constituting a fraudulent transfer or conveyance. By virtue of this limitation, a Subsidiary Guarantor’s obligation under its Senior Secured Subsidiary Guarantee could be significantly less than amounts payable with respect to the Senior Secured Notes, or a Subsidiary Guarantor may have effectively no obligation under its Senior Secured Subsidiary Guarantee. See “Risk Factors—Risks Relating to Holding the New Notes—Federal and state fraudulent transfer laws may permit a court to void the New Notes, the guarantees, and the liens securing the New Notes, to subordinate claims in respect of the New Notes, the guarantees and the liens securing the New Notes and to require noteholders to return payments received and, if that occurs, you may not receive any payments on the New Notes.”

The Senior Secured Subsidiary Guarantee of a Subsidiary Guarantor and all of its other obligations under the Senior Secured Indenture will be automatically released:

(1)

in connection with any issuance, sale, disposition or other transfer (including through merger or consolidation) (x) of the Capital Stock of such Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary of the Company or (y) of all or substantially all the assets of the applicable Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, provided that, in the case of each of clause (x) and (y), such issuance, sale, disposition or other transfer is made in compliance with the Senior Secured Indenture, including those provisions described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock,” and all of the obligations of the Subsidiary Guarantor under any Credit Facility and related documentation and any other agreements relating to any other Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction;

(2)

in connection with the defeasance of the Senior Secured Notes and the Senior Secured Subsidiary Guarantees, as described under “—Defeasance” or the satisfaction and discharge of the Senior Secured Indenture, as described under “—Satisfaction and Discharge”;

(3)	if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the Senior Secured Indenture; or

(4)

if such Subsidiary Guarantor (i) is released from all of its obligations under the Senior Credit Agreement (other than a release resulting from a payment under its guarantee thereof (it being understood that a release subject to a contingent reinstatement is still considered a release, and if any such obligations or guarantee are so reinstated, such Senior Secured Subsidiary Guarantee shall also be reinstated)) and (ii) does not guarantee any other Indebtedness of the Company or any other Subsidiary Guarantor in excess of $25.0 million.

Ranking

The Senior Secured Notes will:

•	be unsubordinated secured obligations of the Company;

•	be secured on a second-priority basis by the New Notes Collateral;

•

be effectively senior to all unsubordinated Indebtedness of the Company that is either (i) unsecured or (ii) secured by a Lien on the New Notes Collateral that is junior to the Lien securing the Senior Secured Notes, in each case to the extent of the value of the New Notes Collateral (after giving effect to any senior or prior Liens on the New Notes Collateral);

•	without giving effect to security interests, rank equally in right of payment with all existing and future unsubordinated Indebtedness of the Company;

•	be senior in right of payment to all existing and future Subordinated Indebtedness of the Company;

•

be effectively subordinated to all existing and future Indebtedness of the Company that is either (i) secured by a Lien on the New Notes Collateral that is senior or prior to the second-priority Liens securing the Senior Secured Notes, including first-priority Liens securing the Senior Credit Agreement and any other first-priority Permitted Liens or (ii) secured by assets that are not part of the New Notes Collateral securing the Senior Secured Notes, in each case to the extent of the value of the applicable assets securing such Indebtedness; and

•	be structurally subordinated to all existing and future Indebtedness and other obligations, including trade payables, of our Subsidiaries that are not Subsidiary Guarantors.

Each Senior Secured Subsidiary Guarantee will:

•	be an unsubordinated secured obligation of the applicable Subsidiary Guarantor;

•	be secured on a second-priority basis by the New Notes Collateral;

•

be effectively senior to all unsubordinated Indebtedness of the applicable Subsidiary Guarantor that is either (i) unsecured or (ii) secured by a Lien on the New Notes Collateral that is junior to the Lien securing the Senior Secured Subsidiary Guarantee in each case to the extent of the value of the New Notes Collateral (after giving effect to any senior or prior Liens on the New Notes Collateral);

•	without giving effect to security interests, rank equally in right of payment with all existing and future unsubordinated Indebtedness of the applicable Subsidiary Guarantor;

•	be senior in right of payment to all existing and future Subordinated Indebtedness of the applicable Subsidiary Guarantor;

•

be effectively subordinated to all existing and future Indebtedness of the applicable Subsidiary Guarantor that is either (i) secured by a Lien on the New Notes Collateral that is senior or prior to the second-priority Liens securing the Senior Secured Notes, including first-priority Liens securing the Senior Credit Agreement and any other first-priority Permitted Liens or (ii) secured by assets that are not part of the New Notes Collateral securing the Senior Secured Subsidiary Guarantee, in each case to the extent of the value of the applicable assets securing such Indebtedness; and

•

be structurally subordinated to all existing and future Indebtedness and other obligations, including trade payables, of the existing and future Subsidiaries of the applicable Guarantor that are not Subsidiary Guarantors.

Assuming that we had consummated the Exchange Offer with 100% participation by the holders of the Existing Subordinated Notes and the maximum amount ($300 million) of Senior Secured Notes are issued therein, as of September 30, 2019:

•

in addition to the Senior Secured Notes and the Senior Secured Subsidiary Guarantees, the Company and the Subsidiary Guarantors would have had $143.85 million of unsubordinated Indebtedness outstanding (excluding intercompany liabilities), of which $143.85 million would have been Indebtedness outstanding under our Senior Credit Agreement and secured by a first-priority Lien;

•	the Company and the Subsidiary Guarantors would have had no Subordinated Indebtedness outstanding; and

•	our non-guarantor Subsidiaries (including Unrestricted Subsidiaries) would have had approximately $4.1 million of total indebtedness outstanding (excluding intercompany liabilities).

Although the Senior Secured Indenture will limit the amount of Indebtedness that we and our Restricted Subsidiaries may Incur, the Senior Secured Indenture permits us and our Restricted Subsidiaries to incur a significant amount of additional Indebtedness, including Indebtedness that may be secured by a first-priority

Lien, second-priority Lien or third-priority Lien on the New Notes Collateral or by a Lien on certain assets that do not constitute New Notes Collateral. The Senior Secured Indenture does not limit our Unrestricted Subsidiaries from incurring Indebtedness in any manner. See “—Certain Covenants—Limitation on Indebtedness,” “—Certain Covenants—Limitation on Liens” and the definition of “Permitted Liens.”

Security for the Senior Secured Notes

The Senior Secured Notes will be secured by second-priority Liens on the New Notes Collateral granted to the Senior Secured Collateral Trustee for the benefit of the holders of the Senior Secured Notes and the other Senior Secured Obligations. For all purposes of this Description of Senior Secured Notes and the Senior Secured Indenture, all references to “second-priority” Liens mean Liens that are junior in priority to the Liens securing First Lien Obligations and senior in priority to the Liens securing the Junior Secured Obligations, to the extent Junior Secured Obligations are permitted to be incurred or to exist under the Senior Secured Indenture Documents.

Except as otherwise provided in the Intercreditor Agreement, the Senior Secured Indenture will provide that the New Notes Collateral will consist of substantially all of the assets of the Company and the Subsidiary Guarantors that secure the Senior Credit Agreement, which currently consists of (i) mortgage liens on no less than 80% of the discounted present value of the Company’s proved developed and producing oil and gas properties evaluated in the most recently delivered reserve report pursuant to the Senior Credit Agreement and (ii) a pledge of the Company’s 50% equity interests in Superior; provided that the New Notes Collateral does not include any New Notes Excluded Collateral.

Certain security interests or liens in the New Notes Collateral may not be in place on the Issue Date or may not be perfected on the Issue Date. The Senior Secured Indenture will provide for a 90-day period following the Issue Date for the Company to deliver, and file or submit to the appropriate government agency or office for recording, Mortgages establishing Senior Secured Liens on all real property that constitutes the New Notes Collateral. See “Risk Factors—Risks Relating to Holding the New Notes—Security over certain collateral, including all mortgages on oil and gas properties, on which a lien in favor of the Collateral Trustees is required, may not be perfected on the Closing Date.”

The Senior Secured Security Documents providing for the Senior Secured Liens will be substantially in the form of the corresponding instruments providing for the First Liens, with such changes as are reasonably necessary to reflect the terms of the Intercreditor Agreement and with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities.

The Intercreditor Agreement

On the Issue Date the Senior Secured Collateral Trustee will enter into the Intercreditor Agreement with the First Lien Agent and Junior Secured Collateral Trustee, among others, to provide for, among other things, the junior nature of the Senior Secured Liens with respect to First Liens and the senior nature of the Senior Secured Liens with respect to the Junior Secured Liens. Although the holders of the Senior Secured Notes will not be parties to the Intercreditor Agreement, by their acceptance of the Senior Secured Notes they will agree to be bound thereby. The Intercreditor Agreement will permit the First Lien Obligations, the Senior Secured Obligations and the Junior Secured Obligations to be refunded, refinanced or replaced by certain permitted refinancing indebtedness without affecting the Lien priorities set forth in the Intercreditor Agreement, in each case without the consent of any holder of First Lien Obligations, Senior Secured Obligations (including holders of the Senior Secured Notes) or Junior Secured Obligations (including holders of the Junior Secured Notes).

Lien Priorities

The Intercreditor Agreement will provide that any First Lien on any Collateral held for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, payment from the proceeds of any disposition of such Collateral (whether received in connection with any disposition, liquidation, enforcement or exercise of any rights or remedies with respect to any portion of the Collateral or otherwise, whether in any Insolvency or Liquidation Proceeding or otherwise), effect and in all other respects to any and all Senior Secured Liens or Junior Secured Liens on any Collateral.

The provisions described under the caption “—Lien Priorities” are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future First Lien Secured Party, each present and future Senior Secured Party, and each present and future Junior Secured Party. No other Person will be entitled to rely on, have the benefit of or enforce those provisions.

In addition, the provisions under the caption “—Lien Priorities” are intended solely to set forth the relative ranking, as Liens, of the Liens securing Senior Secured Debt as against the First Liens and Junior Secured Liens, the Liens securing First Lien Debt as against the Senior Secured Liens and Junior Secured Liens and the Liens securing Junior Secured Debt as against the First Liens and the Senior Secured Liens.

Limitation on Enforcement of Remedies

The Intercreditor Agreement will provide that, except as provided below, prior to the Discharge of First Lien Obligations, none of the Senior Secured Collateral Trustee, any Senior Secured Party, the Junior Secured Collateral Trustee, or any Junior Secured Party may commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any Senior Secured Security Document or Junior Secured Security Document, as applicable, applicable law or otherwise (including, but not limited to, any right of set off). Prior to the Discharge of First Lien Obligations, the First Lien Agent will have the exclusive right to take any such actions or exercise any such remedies with respect to the Collateral, in each case without consultation with or consent of the Senior Secured Collateral Trustee, any other Senior Secured Party, the Junior Secured Collateral Trustee or any other Junior Secured Party. Until the Discharge of First Lien Obligations, the First Lien Agent will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts and securities accounts, including exercising rights under control agreements with respect to such accounts. The Intercreditor Agreement will provide that, notwithstanding the foregoing, the Senior Secured Collateral Trustee may, but will have no obligation to, on behalf of the Senior Secured Obligations, and the Junior Secured Collateral Trustee may, but will have no obligation to, on behalf of the holders of Junior Secured Obligations, take all such actions (not adverse to the First Liens or the rights of the First Lien Agent and the First Lien Secured Parties and, in the case of the Junior Secured Collateral Trustee, not adverse to the Senior Secured Liens or the rights of the Senior Secured Collateral Trustee and the Senior Secured Parties) it deems necessary to perfect or continue the perfection of the Senior Secured Liens in the Collateral or to create, preserve or protect (but not enforce) the Senior Secured Liens in the Collateral and to perfect or continue the perfection of the Junior Secured Liens in the Collateral or to create, preserve or protect (but not enforce) the Junior Secured Liens in the Collateral, as applicable (in each case other than the New Notes Excluded Collateral).

The Intercreditor Agreement will provide that, except as provided below, following the Discharge of First Lien Obligations but prior to the Discharge of Senior Secured Obligations, neither the Junior Secured Collateral Trustee nor any Junior Secured Party may commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any Junior Secured Document, applicable law or otherwise (including, but not limited to, any right of set off). After the Discharge of First Lien Obligations but prior to the Discharge of Senior Secured Obligations, the Senior Secured Collateral Trustee will have the exclusive right to take any such actions or exercise any such remedies with respect to the Collateral, in each case without consultation with or consent of the Junior Secured Collateral

Trustee or any other Junior Secured Party. After the Discharge of the First Lien Obligations but prior to the Discharge of Senior Secured Obligations the Senior Secured Collateral Trustee will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts and securities accounts, including exercising rights under control agreements with respect to such accounts. The Intercreditor Agreement will provide that, notwithstanding the foregoing, the Junior Secured Collateral Trustee may, but will have no obligation to, on behalf of the holders of Junior Secured Obligations, take all such actions (not adverse to the Senior Secured Liens or the rights of the Senior Secured Collateral Trustee and Senior Secured Parties) it deems necessary to perfect or continue the perfection of their Junior Secured Liens in the Collateral or to create, preserve or protect (but not enforce) the Junior Secured Liens in the Collateral (other than the New Notes Excluded Collateral).

Nothing in the Intercreditor Agreement limits the right or ability of the Senior Secured Parties or the Junior Secured Parties to (i) purchase (by credit bid or otherwise) all or any portion of the Collateral in connection with any enforcement of remedies by the First Lien Agent (or, to the extent permitted in the Intercreditor Agreement, by the Senior Secured Collateral Trustee or the Junior Secured Collateral Trustee) to the extent that, and so long as, in the case of a credit bid, the First Lien Secured Parties receive payment in full in cash of all First Lien Obligations after giving effect thereto, (ii) file a proof of claim with respect to the Senior Secured Obligations or the Junior Secured Obligations, as applicable or (iii) file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading objecting to or otherwise seeking the disallowance of the claims or Liens of any Senior Secured Parties or Junior Secured Parties, as applicable (other than claims or Liens on or respecting any New Notes Excluded Collateral, none of which claims or Liens are permitted under the Intercreditor Agreement).

Nothing in the Intercreditor Agreement limits the right or ability of the Junior Secured Parties to (i) purchase (by credit bid or otherwise) all or any portion of the Collateral in connection with any enforcement of remedies by the Senior Secured Collateral Trustee (or, to the extent permitted in the Intercreditor Agreement, by the Junior Secured Collateral Trustee) to the extent that, and so long as, in the case of a credit bid, the Senior Secured Parties receive payment in full in cash of all Senior Secured Obligations after giving effect thereto, (ii) file a proof of claim with respect to the Junior Secured Obligations or (iii) file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading objecting to or otherwise seeking the disallowance of the claims or Liens of any Junior Secured Parties (other than claims or Liens on or respecting any New Notes Excluded Collateral, none of which claims or Liens are permitted under the Intercreditor Agreement).

Standstill

Notwithstanding the foregoing, prior to the Discharge of First Lien Obligations, both before and during an Insolvency or Liquidation Proceeding, (i) subject to the immediately following clause (ii), the Senior Secured Collateral Trustee and the Senior Secured Parties shall not commence any action or proceeding (including any Insolvency or Liquidation Proceeding) to enforce or exercise any rights or remedies with respect to any Collateral, and (ii) after a period of 180 days has elapsed (which period will be tolled during any period in which (a) the First Lien Agent is diligently pursuing the enforcement or exercise of any rights or remedies with respect to a material portion of, or substantially all of the Collateral, (b) the First Lien Agent is not entitled, on behalf of the First Lien Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (1) any injunction issued by a court of competent jurisdiction or (2) the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding, (c) the Senior Secured Lien Purchasers or the Junior Secured Purchasers are exercising the purchase option available under the Intercreditor Agreement or (d) if the acceleration of the Senior Secured Obligations (if any) is rescinded in accordance with the terms of the Senior Secured Indenture or otherwise) since the earlier of (X) the date on which the Senior Secured Collateral Trustee has delivered to the First Lien Agent and the Junior Secured Collateral Trustee written notice of the acceleration of any Senior Secured Debt, and (Y) the date on which the Senior Secured Collateral Trustee has delivered to the First Lien Agent and Second Lien Collateral Trustee written notice of the existence of any “Event of Default” (as defined in any Senior Secured Lien Document) under any Senior Secured Lien Document (the “Senior Secured Standstill Period”), the Senior Secured Collateral Trustee and the Senior Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral; provided, however, that notwithstanding the expiration of the Senior Secured Standstill Period or anything in the Senior Secured Collateral Trust Agreement or any Senior Secured Lien Document to the contrary, in no event may the Senior Secured Collateral Trustee or any other Senior Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Lien Agent or any other First Lien Secured Party shall have commenced, and shall be diligently pursuing (or, if necessary to permit the commencement and pursuit thereof, shall have sought or requested relief from, or modification of, the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies (including permitting any disposition) with respect to the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Senior Secured Collateral Trustee and Senior Secured Trustee by the First Lien Agent); provided, further, that, at any time after the expiration of the Senior Secured Standstill Period, if neither the First Lien Agent nor any other First Lien Secured Party shall have commenced and be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies (including permitting any disposition) with respect to any material portion of the Collateral or any such action or proceeding in respect of such rights or remedies, then the Senior Secured Collateral Trustee shall be free to commence (or refrain from commencing) the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral, or any such action or proceeding in respect of such rights and remedies, and for so long as the Senior Secured Collateral Trustee is diligently pursuing such rights or remedies, none of the First Lien Agent, any First Lien Secured Party, any Junior Secured Party or the Junior Secured Collateral Trustee shall take any action of a similar nature with respect to such Collateral or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding; provided, further, that, if the Senior Secured Collateral Trustee or any Senior Secured Party exercises rights or remedies in accordance with the foregoing, then such Person shall promptly give written notice thereof to the First Lien Agent and the Junior Secured Collateral Trustee and any collection by such Person as a result thereof shall be subject to the second paragraph under the caption “—No Interference; Payment Over.”

Notwithstanding the foregoing, prior to the Discharge of First Lien Obligations, both before and during an Insolvency or Liquidation Proceeding, (i) subject to the immediately following clause (ii), the Junior Secured Collateral Trustee and the Junior Secured Parties shall not commence any action or proceeding (including any Insolvency or Liquidation Proceeding) to enforce or exercise any rights or remedies with respect to any Collateral, and (ii) after a period of 270 days has elapsed (which period will be tolled during any period in which (a) the First Lien Agent is diligently pursuing the enforcement or exercise of any rights or remedies with respect to a material portion of, or substantially all of the Collateral, (b) the First Lien Agent is not entitled, on behalf of the First Lien Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (1) any injunction issued by a court of competent jurisdiction or (2) the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding, (c) the Senior Secured Purchasers or the Junior Secured Purchasers are exercising the purchase option available under the Intercreditor Agreement or (d) if the acceleration of the Junior Secured Obligations (if any) is rescinded in accordance with the terms of the Junior Secured Indenture or otherwise) since the earlier of (X) the date on which the Junior Secured Collateral Trustee has delivered to the First Lien Agent and the Senior Secured Collateral Trustee written notice of the acceleration of any Junior Secured Debt, and (Y) the date on which the Junior Secured Collateral Trustee has delivered to the First Lien Agent written notice of the existence of any “Event of Default” (as defined in any Junior Secured Document) under any Junior Secured Document (the “Junior Secured First Standstill Period”), the Junior Secured Collateral Trustee and the Junior Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral; provided, however, that notwithstanding the expiration of the Junior Secured First Standstill Period or anything in the Junior Secured Collateral Trust Agreement or any Junior Secured Document to the contrary, in no event may the Junior Secured Collateral Trustee or any other Junior Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Lien Agent, any other First Lien Secured Party, the Senior Secured Collateral Trustee or any other Senior Secured Party shall have commenced, and shall be diligently pursuing (or, if necessary to permit the commencement and pursuit thereof, shall have sought or requested relief from, or modification of, the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies (including permitting any disposition) with respect to the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Junior Secured Trustee and the Junior Secured Collateral Trustee by the First Lien Agent or the Senior Secured Collateral Trustee); provided, further, that, at any time after the expiration of the Junior Secured First Standstill Period, if the First Lien Agent, any other First Lien Secured Party, the Senior Secured Collateral Trustee or any other Senior Secured Party shall not have commenced and be diligently pursuing (or shall not have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies (including permitting any disposition) with respect to any material portion of the Collateral or any such action or proceeding in respect of such rights or remedies, then the Junior Secured Collateral Trustee shall be free to commence (or refrain from commencing) the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral, or any such action or proceeding in respect of such rights and remedies, and for so long as the Junior Secured Collateral Trustee is diligently pursuing such rights or remedies, none of the First Lien Agent, any First Lien Secured Party, any Senior Secured Party or the Senior Secured Collateral Trustee shall take any action of a similar nature with respect to such Collateral or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding; provided, further, that, if the Junior Secured Collateral Trustee or any Junior Secured Party exercises rights or remedies in accordance with the foregoing, then such Person shall promptly give written notice thereof to the First Lien Agent and the Senior Secured Collateral Trustee and any collection by such Person as a result thereof shall be subject to the Senior Secured paragraph under the caption “—No Interference; Payment Over.”

Notwithstanding the foregoing, after the Discharge of First Lien Obligations but prior to the Discharge of Senior Secured Obligations, both before and during an Insolvency or Liquidation Proceeding, (i) subject to the immediately following clause (ii), the Junior Secured Collateral Trustee and the Junior Secured Parties shall not commence any action or proceeding (including any Insolvency or Liquidation Proceeding) to enforce or exercise any rights or remedies with respect to any Collateral, and (ii) after a period of 180 days has elapsed (which period will be tolled during any period in which (a) the Senior Secured Collateral Trustee is diligently pursuing the enforcement or exercise of any rights or remedies with respect to a material portion of, or substantially all of the Collateral, (b) the Senior Secured Collateral Trustee is not entitled, on behalf of the Senior Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (1) any injunction issued by a court of competent jurisdiction or (2) the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding, or if the acceleration of the Junior Secured Obligations (if any) is rescinded in accordance with the terms of the Junior Secured Indenture or otherwise) since the earlier of (X) the date on which the Junior Secured Collateral Trustee has delivered to the Senior Secured Collateral Trustee written notice of the acceleration of any Junior Secured Debt, and (Y) the date on which the Junior Secured Collateral Trustee has delivered to the Senior Secured Collateral Trustee written notice of the existence of any “Event of Default” (as defined in any Junior Secured Document) under any Junior Secured Document (the “Junior Secured Second Standstill Period”), the Junior Secured Collateral Trustee and the Junior Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral; provided, however, that notwithstanding the expiration of the Junior Secured Second Standstill Period or anything in the Junior Secured Collateral Trust Agreement or any Junior Secured Document to the contrary, in no event may the Junior Secured Collateral Trustee or any other Junior Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Senior Secured Collateral Trustee or any other Senior Secured Party shall have commenced, and shall be diligently pursuing (or, if necessary to permit the commencement and pursuit thereof, shall have sought or requested relief from, or modification of, the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies (including permitting any disposition) with respect to the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Junior Secured Trustee and the Junior Secured Collateral Trustee by the Senior Secured Collateral Trustee); provided, further, that, at any time after the expiration of the Junior Secured Second Standstill Period, if neither the Senior Secured Collateral Trustee nor any other Senior Secured Party shall have commenced and be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies (including permitting any disposition) with respect to any material portion of the Collateral or any such action or proceeding in respect of such rights or remedies, then the Junior Secured Collateral Trustee shall be free to commence (or refrain from commencing) the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral, or any such action or proceeding in respect of such rights and remedies, and for so long as the Junior Secured Collateral Trustee is diligently pursuing such rights or remedies, neither the Senior Secured Collateral Trustee nor any Senior Secured Party shall take any action of a similar nature with respect to such Collateral or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding; provided, further, that, if the Junior Secured Collateral Trustee or any Junior Secured Party exercises rights or remedies in accordance with the foregoing, then such Person shall promptly give written notice thereof to the Senior Secured Collateral Trustee and any collection by such Person as a result thereof shall be subject to the fourth paragraph under the caption “—No Interference; Payment Over.”

No Interference; Payment Over

The Intercreditor Agreement will provide that the Senior Secured Collateral Trustee, each Senior Secured Party, the Junior Secured Collateral Trustee and each Junior Secured Party:

(1)

will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Senior Secured Lien or Junior Secured Lien pari passu with, or to give such Senior Secured Party or Junior Secured Party any preference or priority relative to, any First Lien with respect to the Collateral or any part thereof or any proceeds therefrom (including from any disposition);

(2)

will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations or First Lien Document or the validity, attachment, perfection or priority of any First Lien, or the validity or enforceability of the priorities, rights or duties established by the provisions of the Intercreditor Agreement;

(3)

will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by any First Lien Secured Party in any enforcement action or otherwise;

(4)

will have no right to (A) direct the First Lien Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the First Lien Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Collateral;

(5)

will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding, any claim against the First Lien Agent or any First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the First Lien Agent nor any other First Lien Secured Party will be liable for, any action taken or omitted to be taken by the First Lien Agent or other First Lien Secured Party with respect to any First Lien Collateral;

(6)	will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement;

(7)	will not object to forbearance by the First Lien Agent or any First Lien Secured Party; and

(8)

prior to the Discharge of First Lien Obligations, will not assert, and thereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law.

The Intercreditor Agreement will provide that if the Senior Secured Collateral Trustee, any other Senior Secured Party, the Junior Secured Collateral Trustee or any Junior Secured Party obtains possession of any Collateral or realizes any proceeds or payment in respect of any Collateral, (i) pursuant to the exercise of any rights or remedies with respect to the Collateral under any Senior Secured Security Document or Junior Secured Security Document, as applicable, (ii) by the exercise of any rights available to it under applicable law during the pendency of an event of default under any First Lien Document, (iii) otherwise in any Insolvency or Liquidation Proceeding, or (iv) from any disposition of any First Lien Collateral during the pendency of an event of default under any First Lien Document, at any time prior to the Discharge of First Lien Obligations, to the extent the First Lien Obligations are secured, or intended to be secured, by such Collateral, then it will hold such Collateral, proceeds or payment in trust for the First Lien Agent and the First Lien Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the First Lien Agent as promptly as practicable. The Senior Secured Collateral Trustee on behalf of the Senior Secured Parties and the Junior Secured Collateral Trustee on behalf of the Junior Secured Parties will further agree that if, at any time, it obtains written notice that all or part of any payment with respect to any First Lien Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the First Lien Agent any payment received by it and then in its possession or under its direct control in respect of any such Collateral secured by First Liens and shall promptly turn any such Collateral then held by them over to the First Lien Agent, in each case, for application in accordance with the section below entitled “—Application of Proceeds” to the extent such application is required by such section, and the provisions set forth in the Intercreditor Agreement will be reinstated as if such payment had not been made, until the Discharge of First Lien Obligations. All Senior Secured Liens and Junior Secured Liens will remain attached to, and enforceable against all proceeds so held or remitted, subject to the priorities set forth in the Intercreditor Agreement. The Intercreditor Agreement will provide that, prior to an Insolvency or Liquidation Proceeding, the provisions described in this paragraph will not apply to any proceeds of Collateral realized in a transaction not prohibited by the First Lien Documents and as to which the possession or receipt thereof by the Senior Secured Collateral Trustee, any other Senior Secured Party, the Junior Secured Collateral Trustee or any other Junior Secured Party is otherwise permitted by both the First Lien Documents and the Intercreditor Agreement.

The Intercreditor Agreement will provide that the Junior Secured Collateral Trustee and each Junior Secured Party:

1)

will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Junior Secured Lien pari passu with, or to give such Junior Secured Party any preference or priority relative to, any Senior Secured Lien with respect to the Collateral or any part thereof or any proceeds therefrom (including from any disposition);

2)

will not challenge or question in any proceeding the validity or enforceability of any Senior Secured Obligations or Senior Secured Documents or the validity, attachment, perfection or priority of any Senior Secured Lien or the validity or enforceability of the priorities, rights or duties established by the provisions of the Intercreditor Agreement;

3)

will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by any Senior Secured Party in any enforcement action or otherwise;

4)

will have no right to (A) direct the Senior Secured Collateral Trustee or any other Senior Secured Parties to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Senior Secured Collateral Trustee or any other Senior Secured Parties of any right, remedy or power with respect to any Collateral;

5)

will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding, any claim against the Senior Secured Collateral Trustee or any other Senior Secured Parties seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Senior Secured Collateral Trustee nor any other Senior Secured Party, will be liable for, any action taken or omitted to be taken by the Senior Secured Collateral Trustee or any other Senior Secured Party with respect to any Collateral securing such Senior Secured Obligations;

6)	will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement;

7)	will not object to forbearance by the Senior Secured Collateral Trustee or any other Senior Secured Party; and

8)

after the Discharge of First Lien Obligations but prior to the Discharge of Senior Secured Obligations, will not assert, and thereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law.

The Intercreditor Agreement will provide that if the Junior Secured Collateral Trustee or any Junior Secured Party obtains possession of any Collateral or realizes any proceeds or payment in respect of any Collateral, (i) pursuant to the exercise of any rights or remedies with respect to the Collateral under any Junior Secured Security Document, (ii) by the exercise of any rights available to it under applicable law during the pendency of an event of default under any Senior Secured Document, (iii) otherwise in any Insolvency or Liquidation Proceeding, or (iv) from any disposition of any New Notes Collateral during the pendency of an event of default under any Senior Secured Document, at any time after the Discharge of First Lien Obligations but prior to the Discharge of Senior Secured Obligations, then it will hold such Collateral, proceeds or payment in trust for the Senior Secured Collateral Trustee or Senior Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Senior Secured Collateral Trustee as promptly as practicable. The Junior Secured Collateral Trustee on behalf of the Junior Secured Parties will further agree that if, at any time, it obtains written notice that all or part of any payment with respect to any Senior Secured Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Senior Secured Collateral Trustee any payment received by it and then in its possession or under their direct control in respect of any such Collateral secured by Senior Secured Liens, and shall promptly turn any such Collateral then held by them over to the Senior Secured Collateral Trustee in each case, for application in accordance with the section below entitled “—Application of Proceeds” to the extent such application is required by such section, and the provisions set forth in the Intercreditor Agreement will be reinstated as if such payment had not been made, until the Discharge of Senior Secured Obligations. All Junior Secured Liens will remain attached to, and enforceable against all proceeds so held or remitted, subject to the priorities set forth in the Intercreditor Agreement. The Intercreditor Agreement will provide that, prior to an Insolvency of Liquidation Proceeding, the provisions described in this paragraph will not apply to any proceeds of Collateral realized in a transaction not prohibited by the Senior Secured Documents and as to which the possession or receipt thereof by the Junior Secured Collateral Trustee or any Junior Secured Party is otherwise permitted by the Senior Secured Documents and the Intercreditor Agreement.

Automatic Release of Senior Secured Liens and Junior Secured Liens

The Intercreditor Agreement will provide that, prior to the Discharge of First Lien Obligations, the Senior Secured Collateral Trustee for itself and on behalf of each other Senior Secured Party and the Junior Secured Collateral Trustee for itself and on behalf of each Junior Secured Party will agree that, if the First Lien Secured Parties release their Lien on any Collateral, each of the Senior Secured Lien or Junior Secured Lien on such Collateral will terminate and be released automatically and without further action if such release is (i) (A) in the case of Senior Secured Liens, effected in connection with a sale, transfer or other disposition of Collateral (other than to the Company or its Subsidiaries) in a transaction or under a circumstance that is expressly permitted under the Senior Secured Documents, or (B) in the case of Junior Secured Liens, effected in connection with a sale, transfer or other disposition of Collateral (other than to the Company or a Subsidiary) in a transaction or under a circumstance that is expressly permitted by the Junior Secured Documents, (ii) effected in connection with the First Lien Agent’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral, (iii) effected in connection with a sale or other disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or other Bankruptcy Law if the First Lien Secured Parties shall have consented to such sale or disposition of such Collateral or (iv) expressly permitted under the First Lien Documents or otherwise consented to by the requisite First Lien Secured Parties under the First Lien Documents; provided, in the case of each of clauses (i), (ii), (iii) or (iv), the Senior Secured Liens or Junior Secured Liens on such Collateral shall remain in place and shall attach in the same rank and priority (and, prior to the Discharge of First Lien Obligations, shall remain subject and subordinate to all First Liens securing First Lien Obligations) with respect to any proceeds of a sale, transfer or other disposition of Collateral not paid to the First Lien Secured Parties or that remain after the Discharge of First Lien Obligations.

The Intercreditor Agreement will provide that, after the Discharge of First Lien Obligations but prior to the Discharge of First Lien Obligations, the Junior Secured Collateral Trustee for itself and on behalf of each Junior Secured Party will agree that, if the Senior Secured Parties release their Lien on any Collateral, the Junior Secured Lien on such Collateral will terminate and be released automatically and without further action if such release is (i) effected in connection with a sale, transfer or other disposition of Collateral (other than to the Company or a Subsidiary) in a transaction or under a circumstance that is expressly permitted by the Junior Secured Documents, (ii) effected in connection with the Senior Secured Collateral Trustee’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral, (iii) effected in connection with a sale or other disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or other Bankruptcy Law if the Senior Secured Parties shall have consented to such sale or disposition of such Collateral or (iv) expressly permitted under the First Lien Documents or otherwise consented to by the requisite Senior Secured Parties under the Senior Secured Documents; provided, in the case of each of clauses (i), (ii), (iii) or (iv), the Junior Secured Liens on such Collateral shall remain in place and shall attach in the same rank and priority (and, prior to the Discharge of Senior Secured Obligations, shall remain subject and subordinate to all Senior Secured Liens securing Senior Secured Obligations) with respect to any proceeds of a sale, transfer or other disposition of Collateral not paid to the Senior Secured Parties or that remain after the Discharge of Senior Secured Obligations.

Agreements With Respect to Insolvency or Liquidation Proceedings

The Intercreditor Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code and shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against the Company or any Subsidiary Guarantor. If the Company or any of its Subsidiary Guarantors become subject to any Insolvency or Liquidation Proceeding and, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons, moves for approval of financing (“DIP Financing”) to be provided by one or more lenders under Section 364 of the Bankruptcy Code and/or the use of Collateral that constitutes cash collateral under Section 363 of the Bankruptcy Code, the Intercreditor Agreement will provide that none of the Senior Secured Collateral Trustee, the Senior Secured Parties, the Junior Secured Collateral Trustee or any Junior Secured Party will raise any objection, contest or oppose, and will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use, sale or lease consistent with the Intercreditor Agreement of cash collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (1) the First Lien Agent or the First Lien Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral or (2) the terms of such DIP Financing provide for the sale of a substantial part of the Collateral or require the confirmation of a plan of reorganization containing specific terms or provisions (other than repayment in cash of such DIP Financing on the effective date thereof or the subordination of Liens on Collateral in accordance with the Intercreditor Agreement). To the extent such DIP Financing Liens are senior to, or rank pari passu with, the First Liens, (i) the Senior Secured Collateral Trustee will, for itself and on behalf of the Senior Secured Parties, subordinate the Senior Secured Liens on the Collateral to the First Liens, and to such DIP Financing Liens, so long as the Senior Secured Collateral Trustee, on behalf of the Senior Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the First Liens as existed prior to the commencement of the case under the Bankruptcy Code and (ii) the Junior Secured Collateral Trustee will, for itself and on behalf of the Junior Secured Parties, subordinate the Junior Secured Liens on the Collateral to the First Liens, and to such DIP Financing Liens, so long as the Junior Secured Collateral Trustee, on behalf of the Junior Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the First Liens as existed prior to the commencement of the case under the Bankruptcy Code.

Following the Discharge of First Lien Obligations but prior to the Discharge of Senior Secured Obligations, if the Company or any of its Subsidiary Guarantors become subject to any Insolvency or Liquidation Proceeding and, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons, moves for approval of DIP Financing to be provided by one or more lenders under Section 364 of the Bankruptcy Code and/or the use of Collateral that constitutes cash collateral under Section 363 of the Bankruptcy Code, the Intercreditor Agreement will provide that neither the Junior Secured Collateral Trustee nor any Junior Secured Party will raise any objection, contest or oppose, and will waive any claim such Person may now or hereafter have, to any such financing or to the DIP Financing Liens, or to any use, sale or lease consistent with the Intercreditor Agreement of cash collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (1) the Senior Secured Collateral Trustee or the Senior Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral or (2) the terms of such DIP Financing provide for the sale of a substantial part of the Collateral or require the confirmation of a plan of reorganization containing specific terms or provisions (other than repayment in cash of such DIP Financing on the effective date thereof or the subordination of Liens on Collateral in accordance with the Intercreditor Agreement). To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Senior Secured Liens, the Junior Secured Collateral Trustee will, for itself and on behalf of the Junior Secured Parties, subordinate the Junior Secured Liens on the Collateral to the Senior Secured Liens, and to such DIP Financing Liens, so long as the Junior Secured Collateral Trustee, on behalf of the Junior Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Senior Secured Liens as existed prior to the commencement of the case under the Bankruptcy Code.

The Intercreditor Agreement will provide that, prior to the Discharge of First Lien Obligations, without the consent of the First Lien Agent, in its sole discretion, the Senior Secured Collateral Trustee for itself and on behalf of the other Senior Secured Parties and the Junior Secured Collateral Trustee for itself and on behalf of the other Junior Secured Parties agree not to propose or enter into any DIP Financing or support any DIP Financing except as permitted under the Intercreditor Agreement. The Senior Secured Collateral Trustee, for itself and on behalf of each Senior Secured Party and the Junior Secured Collateral Trustee for itself and on behalf of each Junior Secured Party will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other disposition, a motion to sell or dispose or the bidding procedure for such sale or disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if (1) the First Lien Agent or the requisite holders of First Lien Obligations shall have consented to such sale or disposition of such Collateral and (2) all Senior Secured Liens and Junior Secured Liens on the Collateral securing the Senior Secured Obligations and Junior Secured Obligations shall attach to the proceeds of such sale in the same respective priorities as set forth in the Intercreditor Agreement with respect to the Collateral. The Intercreditor Agreement will further provide that none of the Senior Secured Collateral Trustee, any other Senior Secured Party, the Junior Secured Collateral Trustee or any Junior Secured Party will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, and will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (a) any request by the First Lien Agent or any First Lien Secured Party for adequate protection or (b) any objection by the First Lien Agent or any First Lien Secured Party to any motion, relief, action or proceeding based on the First Lien Agent or any First Lien Secured Party claiming a lack of adequate protection, except that the Senior Secured Parties may:

1)

freely seek and obtain relief granting adequate protection solely in the form of a replacement Lien co-extensive in all respects with, but subordinated to, and with the same relative priority to the First Liens and Junior Secured Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding with respect to the New Notes Collateral, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the First Lien Secured Parties; and

2)

freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of First Lien Obligations (subject, with respect to the Junior Secured Parties, to the following paragraphs);

The Intercreditor Agreement will provide that, after the Discharge of First Lien Obligations but prior to the Discharge of Senior Secured Obligations, without the consent of the Senior Secured Collateral Trustee, in its sole discretion, the Junior Secured Collateral Trustee for itself and on behalf of the other Junior Secured Parties agree not to propose or enter into any DIP Financing or support any DIP Financing except as permitted under the Intercreditor Agreement. The Junior Secured Collateral Trustee, for itself and on behalf of each Junior Secured Party will not object to, oppose or contest (or join with or support any Junior Secured Party objecting to, opposing or contesting) a sale or other disposition, a motion to sell or dispose or the bidding procedure for such sale or disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if (1) the Senior Secured Collateral Trustee or the requisite holders of Senior Secured Obligations shall have consented to such sale or disposition of such Collateral and (2) all Junior Secured Liens and Junior Secured Liens on the Collateral securing the Junior Secured Obligations shall attach to the proceeds of such sale in the same respective priorities as set forth in the Intercreditor Agreement with respect to the Collateral. The Intercreditor Agreement will further provide that neither the Junior Secured Collateral Trustee nor any other Junior Secured Party will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, and will not object to, oppose or contest (or join with or support any Junior Secured Party objecting to, opposing or contesting) (a) any request by the Senior Secured Collateral Trustee or any Senior Secured Party for adequate protection or (b) any objection by the Senior Secured Collateral Trustee or any Senior Secured Party to any motion, relief, action or proceeding based on the Senior Secured Collateral Trustee or any Senior Secured Party claiming a lack of adequate protection, except that the Junior Secured Parties may:

1)

freely seek and obtain relief granting adequate protection solely in the form of a replacement Lien co-extensive in all respects with, but subordinated to, and with the same relative priority to the Senior Secured Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding with respect to the New Notes Collateral, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Senior Secured Parties; and

2)

freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Senior Secured Obligations.

The Intercreditor Agreement will additionally provide that the Senior Secured Collateral Trustee, each other Senior Secured Party, the Junior Secured Collateral Trustee and any other Junior Secured Party will waive any claim that may be had against the First Lien Agent or any other First Lien Secured Party (or their representatives) arising out of any election by the First Lien Agent or any First Lien Secured Party in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

The Intercreditor Agreement will additionally provide that the Junior Secured Collateral Trustee and any other Junior Secured Party will waive any claim that may be had against the Senior Secured Collateral Trustee or any other Senior Secured Party (or their representatives) arising out of any election by the Senior Secured Collateral Trustee or any Senior Secured Party in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

In any Insolvency or Liquidation Proceeding, without the prior consent of the First Lien Agent, none of the Senior Secured Collateral Trustee, any other Senior Secured Party, the Junior Secured Collateral Trustee or any other Junior Secured Party shall, prior to the Discharge of First Lien Obligations, support or vote to accept any plan of reorganization or disclosure statement of the Company or any Subsidiary Guarantor unless (x) such plan is accepted by the First Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all First Lien Obligations (including all post-petition interest approved by the bankruptcy court, fees and expenses and cash collateralization of all letters of credit) on the effective date of such plan of reorganization, or (y) such plan provides for the retention by the First Lien Agent, for the benefit of the First Lien Secured Parties, of the Liens on the Collateral securing the First Lien Obligations, and on all proceeds thereof whenever received, and such plan also provides that any Liens retained by, or granted to, the Senior Secured Collateral Trustee are only on property securing the First Lien Obligations and shall have the same relative priority with respect to the Collateral or other property, respectively, as provided in the Intercreditor Agreement with respect to the Collateral.

In any Insolvency or Liquidation Proceeding, without the prior consent of the Senior Secured Collateral Trustee, neither the Junior Secured Collateral Trustee nor any other Junior Secured Party shall prior to the Discharge of Senior Secured Obligations, support or vote to accept any plan of reorganization or disclosure statement of the Company or any Subsidiary Guarantor unless (x) such plan is accepted by the Senior Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all Senior Secured Obligations (including all post-petition interest approved by the bankruptcy court, fees and expenses and cash collateralization of all letters of credit) on the effective date of such plan of reorganization, or (y) such plan provides for the retention by the Senior Secured Collateral Trustee, for the benefit of the Senior Secured Parties, of the Liens on the Collateral securing the Senior Secured Obligations, and on all proceeds thereof whenever received, and such plan also provides that any Liens retained by, or granted to, the Junior Secured Collateral Trustee are only on property securing the Senior Secured Obligations and shall have the same relative priority with respect to the Collateral or other property, respectively, as provided in the Intercreditor Agreement with respect to the Collateral.

Prior to the Discharge of First Lien Obligations, none of the Senior Secured Collateral Trustee, any other Senior Secured Party, the Junior Secured Collateral Trustee, or any other Junior Secured Party shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral without the prior written consent of the First Lien Agent.

Prior to the Discharge of Senior Secured Obligations, neither the Junior Secured Collateral Trustee nor any other Junior Secured Party shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral without the prior written consent of the Senior Secured Collateral Trustee.

None of the Senior Secured Collateral Trustee, any other Senior Secured Party, the Junior Secured Collateral Trustee, or any other Junior Secured Party shall oppose or seek to challenge any claim by the First Lien Agent or any other First Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses or cash collateralization of all letters of credit to the extent of the value of the First Liens (it being understood that such value will be determined without regard to the existence of the Senior Secured Liens or Junior Secured Liens).

None of the First Lien Agent, any other First Lien Secured Party, the Junior Secured Collateral Trustee, or any other Junior Secured Party shall oppose or seek to challenge any claim by the Senior Secured Collateral

Trustee or any other Senior Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Senior Secured Obligations consisting of post-petition interest, fees or expenses or cash collateralization of all letters of credit to the extent of the value of the Senior Secured Liens (it being understood that such value will be determined without regard to the existence of the Junior Secured Liens).

None of the First Lien Agent, any other First Lien Secured Party, the Senior Secured Collateral Trustee, or any other Senior Secured Party shall oppose or seek to challenge any claim by the Junior Secured Collateral Trustee or any other Junior Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Junior Secured Obligations consisting of post-petition interest, fees or expenses or cash collateralization of all letters of credit to the extent of the value of the Junior Secured Liens.

Without the express written consent of the First Lien Agent, none of the Senior Secured Collateral Trustee, any other Senior Secured Party, the Junior Secured Collateral Trustee, or any other Junior Secured Party shall (or shall join with or support any Junior Secured Party to), in any Insolvency or Liquidation Proceeding involving the Company or any Subsidiary Guarantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any First Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the First Lien Secured Parties of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

Without the express written consent of the Senior Secured Collateral Trustee, neither the Junior Secured Collateral Trustee nor any other Junior Secured Party shall (or shall join with or support any Junior Secured Party to), in any Insolvency or Liquidation Proceeding involving the Company or any Subsidiary Guarantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any Senior Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the Senior Secured Parties of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

Until the Discharge of First Lien Obligations has occurred, notwithstanding anything to the contrary contained in the Intercreditor Agreement, if in any Insolvency or Liquidation Proceeding a determination by a court of competent jurisdiction is made that any First Lien encumbering any Collateral is not enforceable for any reason, the Senior Secured Collateral Trustee, for itself and on behalf of the Senior Secured Parties and the Junior Secured Collateral Trustee, for itself and on behalf of the Junior Secured Parties agree that, any distribution or recovery they may receive in respect of such Collateral shall be segregated and held in trust and forthwith paid over to the First Lien Agent for the benefit of the First Lien Secured Parties, to be applied in accordance with section below entitled Application of Proceeds, in the same form as received without recourse, representation or warranty (other than a representation of the Senior Secured Collateral Trustee and the Junior Secured Collateral Trustee that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery), but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Until Discharge of First Lien Obligations has occurred, the Senior Secured Collateral Trustee, for itself and on behalf of the Senior Secured Parties and the Junior Secured Collateral Trustee, for itself and on behalf of the Junior Secured Parties appoint the First Lien Agent, and any officer or agent of the First Lien Agent, with full power of substitution, the attorney-in-fact of the Senior Secured Collateral Trustee, the Senior Secured Parties, the Junior Secured Collateral Trustee and the Junior Secured Parties for the limited purpose of carrying out the provisions related to this paragraph and taking any action and executing any instrument that the First Lien Agent may deem necessary or advisable to accomplish the purposes of this paragraph, which appointment is irrevocable and coupled with an interest.

After the Discharge of First Lien Obligations but prior to the Discharge of Senior Secured Obligations, notwithstanding anything to the contrary contained in the Intercreditor Agreement, if in any Insolvency or Liquidation Proceeding a determination by a court of competent jurisdiction is made that any Senior Secured Lien encumbering any Collateral is not enforceable for any reason, the Junior Secured Collateral Trustee, for itself and on behalf of the Junior Secured Parties agrees that, any distribution or recovery they may receive in respect of such Collateral shall be segregated and held in trust and forthwith paid over to the Senior Secured Collateral Trustee for the benefit of the Senior Secured Parties, to be applied in accordance with section below entitled Application of Proceeds, in the same form as received without recourse, representation or warranty (other than a representation of the Junior Secured Collateral Trustee that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery), but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. After the Discharge of First Lien Obligations but prior to the Discharge of Senior Secured Obligations, the Junior Secured Collateral Trustee, for itself and on behalf of the Junior Secured Parties appoints the Senior Secured Collateral Trustee, and any officer or agent of the Senior Secured Collateral Trustee, with full power of substitution, the attorney-in-fact of the Junior Secured Collateral Trustee and the Junior Secured Parties for the limited purpose of carrying out the provisions related to this paragraph and taking any action and executing any instrument that the Senior Secured Collateral Trustee may deem necessary or advisable to accomplish the purposes of this paragraph, which appointment is irrevocable and coupled with an interest.

The Senior Secured Collateral Trustee, the Senior Secured Parties, the Junior Secured Collateral Trustee, and any Junior Secured Party will agree that the First Lien Agent shall have the right to credit bid the First Lien Obligations and further that none of the Senior Secured Collateral Trustee, any other Senior Secured Party, the Junior Secured Collateral Trustee, or any other Junior Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the First Lien Agent (without limitation of such parties’ own rights to credit bid, subject to the terms of the Intercreditor Agreement as described above).

The Junior Secured Collateral Trustee and any Junior Secured Party will agree that the Senior Secured Collateral Trustee shall have the right to credit bid the Senior Secured Obligations and further that neither the Junior Secured Collateral Trustee nor any other Junior Secured Party shall (or shall join with or support any Junior Secured Party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the Senior Secured Collateral Trustee (without limitation of such parties’ own rights to credit bid, subject to the terms of the Intercreditor Agreement as described above).

Without the consent of the First Lien Agent in its sole discretion, the Senior Secured Collateral Trustee, for itself and on behalf of the Senior Secured Parties, and the Junior Secured Collateral Trustee, for itself and on behalf of the Junior Secured Parties, agree it will not file an involuntary bankruptcy petition against the Company or any Subsidiary Guarantor.

The Senior Secured Collateral Trustee, for itself and on behalf of each other Senior Secured Party, and the Junior Secured Collateral Trustee, for itself and on behalf of any holders of Junior Secured Obligations, will waive any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against any First Lien Secured Party or any of the Collateral except as expressly permitted by the Intercreditor Agreement.

The Junior Secured Collateral Trustee, for itself and on behalf of any holders of Junior Secured Obligations, will waive any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against any Senior Secured Party or any of the Collateral except as expressly permitted by the Intercreditor Agreement.

Amendment to Senior Secured Documents

Prior to the Discharge of First Lien Obligations, without the prior written consent of the First Lien Agent, no Senior Secured Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Senior Secured Lien Document or Junior Secured Document, as applicable, would (i) adversely affect the lien priority rights of the First Lien Secured Parties or the rights of the First Lien Secured Parties to receive payments owing pursuant to the First Lien Documents, (ii) except as otherwise provided for in the Intercreditor Agreement, add any Liens on any additional property granted under the Senior Secured Security Documents or Junior Secured Security Documents, as applicable, unless such additional property is added as Collateral under the First Lien Documents or (iii) contravene the provisions of the Intercreditor Agreement or the First Lien Documents then in effect (and if any such amendment, supplement, restatement or modification of any Senior Secured Lien Document, and/or any refinancing of any Senior Secured Obligation does contravene any provision of the Intercreditor Agreement or the First Lien Documents then in effect, then such amendment, supplement, restatement, modification and/or any refinancing shall be automatically hereby rendered null, void and of no further force and effect ab initio).

Amendment to Junior Secured Documents

Without the prior written consent of the First Lien Agent and/or the Senior Secured Collateral Trustee, no Junior Secured Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Junior Secured Document would (i) adversely affect the lien priority rights of the First Lien Secured Parties or the Senior Secured Parties, as applicable or the rights of the First Lien Secured Parties or the Senior Secured Parties, as applicable, to receive payments owing pursuant to the Senior Secured Documents or First Lien Documents, (ii) except as otherwise provided for in the Intercreditor Agreement, add any Liens on any additional property granted under the Junior Secured Security Documents, as applicable, unless such additional property is added as Collateral under the Senior Secured Documents and First Lien Documents or (iii) contravene the provisions of the Intercreditor Agreement, the Senior Secured Documents or the First Lien Documents then in effect (and if any such amendment, supplement, restatement or modification of any Junior Secured Document, and/or any refinancing of any Junior Secured Obligation does contravene any provision of the Intercreditor Agreement, the Senior Secured Documents or the First Lien Documents then in effect, then such amendment, supplement, restatement, modification and/or any refinancing shall be automatically hereby rendered null, void and of no further force and effect ab initio).

First Lien Purchase Option

Notwithstanding anything in the Intercreditor Agreement to the contrary, on or at any time after (i) the commencement of an Insolvency or Liquidation Proceeding, (ii) the acceleration of the First Lien Obligations, (iii) the exercise or undertaking of any rights of set-off in respect of any Collateral by any First Lien Secured Parties under any First Lien Document, (iv) the occurrence of any event of default based on non-payment of principal under any First Lien Document or (v) any sale or disposition consented to by the requisite holders of First Lien Obligations of any Collateral under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or the delivery of any notice of such a sale, each of the Senior Secured Parties and each of their respective designated Affiliates (the “Initial Senior Secured Purchasers”) or, if the Senior Secured Parties decline the purchase right set forth in this section, the Junior Secured Parties (the “Initial Junior Secured Purchasers”) will have the right, at their sole option and election (but will not be obligated), at any time upon prior written notice to the First Lien Agent, to purchase (in the manner set forth in the paragraph below) from the First Lien Secured Parties both of the following in whole but not in part (a) all (but not less than all) First Lien Obligations (including unfunded commitments), and (b) all (but not less than all) of any loans provided by the First Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such purchase (the “Purchasable Obligations”). Promptly following the receipt of such notice, the First Lien Agent will deliver to the Senior Secured Collateral Trustee and the Senior Secured Purchaser Representative (or if there is no Senior Secured Lien Purchase Representative, the Initial Senior Secured Purchasers) or, if applicable, to the Junior Secured Collateral Trustee and the Junior Secured Purchaser Representative (or if there is no Junior Secured Lien Purchase Representative, the Initial Junior Secured Purchasers) a statement (the “Initial Purchase Option Statement”) of the respective amounts of First Lien Debt and other First Lien Obligations and DIP Financing provided by any of the First Lien Secured Parties, if any, then outstanding and the amount of the cash collateral requested by the First Lien Agent to be delivered pursuant to clause (2) of the immediately following paragraph. The right to purchase provided for in this paragraph will expire unless (and can only be exercised by the Initial Senior Secured Purchasers or Initial Junior Secured Purchasers), within 10 Business Days after the receipt by the Senior Secured Parties and the

Senior Secured Purchaser Representative (or if there is no Senior Secured Purchaser Representative, the Initial Senior Secured Purchasers) or 15 Business Days after the receipt by the Junior Secured Parties and the Junior Secured Purchaser Representative (or if there is no Junior Secured Purchaser Representative, the Initial Junior Secured Purchasers) of such notice from the First Lien Agent, the Senior Secured Purchaser Representative or Senior Secured Parties and each of their respective designated Affiliates (the “Senior Secured Purchasers”) or the Junior Secured Purchaser Representative or Junior Secured Parties and each of their respective designated Affiliates (the “Junior Secured Purchasers”) delivers to the First Lien Agent (and if sent by or on behalf of the Senior Secured Parties, to the Junior Secured Collateral Trustee or if sent by or on behalf of the Junior Secured Parties, to the Senior Secured Collateral Trustee) an irrevocable commitment of the Senior Secured Purchasers or the Junior Secured Purchasers to purchase the Purchasable Obligations in their entirety and to otherwise complete such purchase on the terms set forth under this provision.

On the date specified by the Senior Secured Purchaser Representative (on behalf of the Senior Secured Purchasers) or the Junior Secured Purchaser Representative (on behalf of the Junior Secured Purchasers) in such irrevocable commitment (which shall not be less than five Business Days, nor more than 20 Business Days, after the receipt by the First Lien Agent of such irrevocable commitment), the First Lien Secured Parties shall sell to the Senior Secured Purchasers or the Junior Secured Purchasers the entirety of the Purchasable Obligations subject to any required approval of any Governmental Authority then in effect, if any, and only if on the date of such sale, the First Lien Agent receives the following:

1)

payment in cash, as the purchase price for all Purchasable Obligations sold in such sale, of an amount equal to the full par value amount of the Purchasable Obligations (other than outstanding letters of credit as referred to in the clause (2) of this paragraph) (including principal, interest, fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time); provided that, in the case of Rate Management Obligations that constitute First Lien Obligations, the Senior Secured Purchasers or Junior Secured Purchasers shall cause the applicable agreements governing such Rate Management Obligations to be assigned and novated or, if such agreements have been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such Rate Management Obligations, calculated in accordance with the terms of the applicable agreement governing the Rate Management Obligations and after giving effect to any netting arrangements;

2)

a cash collateral deposit in such amount as the First Lien Agent determines is reasonably necessary to secure the payment of any outstanding letters of credit constituting First Lien Obligations that may become due and payable after such sale (but not in any event in an amount greater than one hundred five percent (105%) of the amount then reasonably estimated by the First Lien Agent to be the aggregate outstanding amount of such letters of credit at such time), which cash collateral shall be (A) held by the issuer of such letters of credit as security solely to reimburse the issuers of such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the Senior Secured Purchaser Representative or Junior Secured Purchaser Representative (except as may otherwise be required by applicable law or any order of any court or other Governmental Authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit; and

3)

any agreements, documents or instruments which the First Lien Agent may reasonably request pursuant to which the Senior Secured Purchaser Representative and the Senior Secured Purchasers or the Junior Secured Purchaser Representative and the Junior Secured Purchasers in such sale expressly waive any and all claims against the First Lien Agent and the other First Lien Secured Parties (other than for a certain breach of a representation referred to two paragraphs below) arising out of the Intercreditor Agreement and the transactions contemplated thereby with respect to the Purchasable Obligations as a result of exercising the purchase option provided for by this section, and the Senior Secured Purchasers or the Junior Secured Purchasers assume and adopt all of the obligations of the First Lien Agent and the First Lien Secured Parties under the First Lien Documents and all obligations in connection with loans provided by any of the First Lien Secured Parties in connection with a DIP Financing on and after the date of the purchase and sale, and the Senior Secured Purchaser Representative (or any other representative appointed by the holders of a majority in aggregate principal amount of the Senior Secured Debt then outstanding owned by such Senior Secured Purchasers) or the Junior Secured Purchaser Representative (or any other representative appointed by the holders of a majority in aggregate principal amount of the Junior Secured Debt then outstanding owned by such Junior Secured Purchasers) becomes a successor agent thereunder.

Such purchase of the Purchasable Obligations shall be made on a pro rata basis among the Senior Secured Purchasers or Junior Secured Purchasers (or on such other basis as they may determine) giving notice to the First Lien Agent of their interest to exercise the purchase option under the Intercreditor Agreement according to each such Senior Secured Lien Purchaser’s portion of the Senior Secured Debt or such Junior Secured Lien Purchaser’s portion of the Junior Secured Debt outstanding on the date of purchase or such portion as such Senior Secured Purchasers or Junior Secured Purchasers may otherwise agree among themselves. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the First Lien Agent as the First Lien Agent may designate in writing to the Senior Secured Purchaser Representative or Junior Secured Purchaser Representative for such purpose. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Senior Secured Purchasers or the Junior Secured Purchasers to the bank account designated by the First Lien Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Senior Secured Purchasers or Junior Secured Purchasers to the bank account designated by the First Lien Agent are received in such bank account later than 12:00 noon, New York City time.

Such sale shall be expressly made without representation or warranty of any kind by the First Lien Secured Parties as to the Purchasable Obligations, the Collateral or otherwise and without recourse to any First Lien Secured Party, except that the applicable First Lien Secured Parties shall represent and warrant severally as to the Purchasable Obligations: (i) that such applicable First Lien Secured Party owns such Purchasable Obligations; and (ii) that such applicable First Lien Secured Party has the necessary corporate or other governing authority to assign such interests.

After such sale becomes effective, the outstanding letters of credit will remain enforceable against the issuers thereof and will remain secured by the First Liens upon the Collateral in accordance with the applicable provisions of the First Lien Documents as in effect at the time of such sale, and the issuers of letters of credit will remain entitled to the benefit of the First Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the First Lien Documents as in effect at the time of such sale, as fully as if the sale of the First Lien Debt had not been made, except with respect to cash collateral (which cash collateral shall be deemed to constitute Collateral securing the First Lien Obligations for all intents and purposes of the Intercreditor Agreement) held by the issuer(s) of such letters of credit, but only the Person or successor agent to whom the First Liens are transferred in such sale will have the right to foreclose upon or otherwise enforce the First Liens and only the Senior Secured Purchasers or Junior Secured Purchasers in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the First Liens.

The Senior Secured Collateral Trustee’s sole responsibility in connection with the purchase option is to forward the Initial Purchase Option Statement to the Senior Secured Parties or to each applicable Senior Secured Lien Trustee.

The Junior Secured Collateral Trustee’s sole responsibility in connection with the purchase option is to forward the Initial Purchase Option Statement to the Junior Secured Parties or to each applicable Junior Secured Trustee.

Application of Proceeds

Prior to the Discharge of First Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or proceeds received in connection with any disposition thereof or otherwise, or Collateral or proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral (in all cases with respect to the Senior Secured Obligations and Junior Secured Obligations, other than New Notes Excluded Collateral or any proceeds from New Notes Excluded Collateral), will be applied:

1)	first, to the payment in full in cash of all First Lien Obligations, including the payment of amounts owed to the First Lien Agent under the First Lien Documents,

2)	second, to the payment in full in cash of all Senior Secured Obligations, including the payments of amounts owed to the Senior Secured Collateral Trustee under the Senior Secured Documents,

3)	third, to the payment in full in cash of all Junior Secured Obligations, including the payment of amounts owed to the Junior Secured Collateral Trustee under the Junior Secured Documents, and

4)	fourth, to the Company and the Subsidiary Guarantors, or as otherwise required by applicable law.

After the Discharge of First Lien Obligations but prior to the Discharge of Senior Secured Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or proceeds received in connection with any disposition thereof or otherwise, or Collateral or proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral (in all cases with respect to the Senior Secured Obligations, other than New Notes Excluded Collateral or any proceeds from New Notes Excluded Collateral), will be applied:

1)	first, to the payment in full in cash of all Senior Secured Obligations, including the payments of amounts owed to the Senior Secured Collateral Trustee under the Senior Secured Documents,

2)	second, to the payment in full in cash of all Junior Secured Obligations, including the payment of amounts owed to the Junior Secured Collateral Trustee under the Junior Secured Documents, and

3)	third, to the Company and the Subsidiary Guarantors, or as otherwise required by applicable law.

Postponement of Subrogation

The Intercreditor Agreement will provide that no payment or distribution to any First Lien Secured Party pursuant to the provisions of the Intercreditor Agreement shall entitle any Senior Secured Party or any Junior Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of First Lien Obligations shall have occurred. Following the Discharge of First Lien Obligations and prior to the Discharge of Senior Secured Obligations, but subject to certain reinstatement rights provided for in the Intercreditor Agreement, each First Lien Secured Party will execute such documents, agreements, and instruments as any Senior Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the First Lien Obligations resulting from payments or distributions to such First Lien Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such First Lien Secured Party are paid by such Person upon request for payment thereof.

The Intercreditor Agreement will provide that no payment or distribution to any Senior Secured Party pursuant to the provisions of the Intercreditor Agreement shall entitle any Junior Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Senior Secured Obligations shall have occurred. Following the Discharge of Senior Secured Obligations, but subject to certain reinstatement rights provided for in the Intercreditor Agreement, each Senior Secured Party will execute such documents, agreements, and instruments as any Junior Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Senior Secured Obligations resulting from payments or distributions to such Senior Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Senior Secured Party are paid by such Person upon request for payment thereof.

Senior Secured Collateral Trust Agreement

On the Issue Date, the Company and the Subsidiary Guarantors will enter into a Senior Secured Collateral Trust Agreement with the Senior Secured Collateral Trustee and the Senior Secured Trustee. The Senior Secured Collateral Trust Agreement will set forth the terms on which the Senior Secured Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon any property of the Company or any Subsidiary Guarantor at any time held by it, in trust for the benefit of the current and future Senior Secured Parties.

Release of Liens

The Senior Secured Indenture and the Senior Secured Collateral Trust Agreement will provide that the Senior Secured Collateral Trustee’s Senior Secured Liens upon the Collateral will no longer secure the Senior Secured Notes outstanding under the Senior Secured Indenture or any other Obligations under the Senior Secured Indenture Documents, and the right of the holders to the benefits and proceeds of the Senior Secured Collateral Trustee’s Senior Secured Liens on the Collateral will terminate and be discharged:

1)	upon satisfaction and discharge of the Senior Secured Indenture as set forth under the caption “—Satisfaction and Discharge”;

2)	upon a Legal Defeasance or Covenant Defeasance of the Senior Secured Notes as set forth under the caption “—Defeasance”;

3)

upon payment in full in cash and discharge of all Senior Secured Notes outstanding under the Senior Secured Indenture and all other Senior Secured Obligations that are outstanding, due and payable under the Senior Secured Indenture and the other Senior Secured Indenture Documents at the time the Senior Secured Notes are paid in full in cash and discharged (other than contingent indemnity obligations for which no claim has been made);

4)

as to any Collateral of the Company or a Subsidiary Guarantor that is sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary of the Company in a transaction or other circumstance that complies with the provisions described in the first paragraph under the caption “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” below (other than the obligation to apply proceeds of such Asset Disposition as provided in such provision) and is permitted by all of the other Senior Secured Indenture Documents, at the time of such sale, transfer or other disposition to the extent of the interest sold, transferred or otherwise disposed of; provided that the Senior Secured Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to the covenant described below under the caption “—Certain Covenants—Merger and Consolidation”;

5)	in whole or in part, with the consent of the holders of the requisite percentage of Senior Secured Notes in accordance with the provisions described below under the caption “—Modification and Waiver”;

6)

with respect to the assets of any Subsidiary Guarantor, at the time that such Subsidiary Guarantor is released from its Senior Secured Subsidiary Guarantee as described above under the caption “—Senior Secured Subsidiary Guarantees”; or

7)

if and to the extent required by the provisions of Senior Secured Collateral Trust Agreement or the provisions of the Intercreditor Agreement described under the caption “—The Intercreditor Agreement—Automatic Release of Senior Secured and Junior Secured Liens.”

Provisions of the Senior Secured Indenture Relating to Security

Further Assurances; Liens on Additional Property

The Senior Secured Indenture will provide that the Company and each of the Subsidiary Guarantors will do or cause to be done all acts and things that may be required, or that the Senior Secured Collateral Trustee from time to time may reasonably request, to assure and confirm that the Senior Secured Collateral Trustee holds, for the benefit of the Senior Secured Indenture Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets constituting Collateral that are acquired or otherwise become, or are required by any Senior Secured Indenture Document to become, Collateral after the Senior Secured Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Senior Secured Indenture Documents and in connection with any merger, consolidation or sale of assets of the Company or any Subsidiary Guarantor, the property and assets of the Person which is consolidated or merged with or into the Company or any Subsidiary Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Senior Secured Indenture Security Documents, shall be treated as after-acquired property and the Company or such Subsidiary Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Senior Secured Liens, in the manner and to the extent required under the Senior Secured Indenture Security Documents.

Upon the reasonable request of the Senior Secured Collateral Trustee at any time and from time to time, the Company and each of the Subsidiary Guarantors will promptly execute, acknowledge and deliver such Senior Secured Indenture Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Senior Secured Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Senior Secured Indenture Documents for the benefit of the Senior Secured Indenture Secured Parties; provided that no such Security Document, instrument or other document shall be materially more burdensome upon the Company and the Subsidiary Guarantors than the Senior Secured Indenture Documents executed and delivered (or required to be executed and delivered promptly after the Issue Date) by the Company and the Subsidiary Guarantors in connection with the issuance of the Senior Secured Notes on or about the Issue Date.

Subject to certain limitations and exceptions including the terms of the Intercreditor Agreement with respect to excluded Collateral, if the Company or any Subsidiary Guarantor acquires any property or rights which are of a type constituting Collateral under any Senior Secured Indenture Security Document, it will be required to execute and delivery such security instruments, financing statements and such certificates as are required under the Senior Secured Indenture or any Senior Secured Indenture Security Document to vest in the Senior Secured Collateral Trustee a perfected security interest (subject to Permitted Liens) in such after-acquired collateral and to take such actions to add such after-acquired collateral to the Collateral, and thereupon all provisions of the Senior Secured Indenture and the Senior Secured Indenture Security Documents relating to the Collateral shall be deemed to relate to such after-acquired collateral to the same extent and with the same force and effect.

Change of Control

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Senior Secured Notes as described under “Optional Redemption,” the Company will be required to offer to repurchase from each holder all or any part (equal to minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Senior Secured Notes at a purchase price in cash equal to 101% of the principal amount of the Senior Secured Notes plus accrued and unpaid interest to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the Senior Secured Notes as described under “Optional Redemption,” the Company will send a notice (the “Change of Control Offer”) to each holder, with a copy to the Senior Secured Trustee, stating:

(1)

that a Change of Control has occurred and that the Company is offering to repurchase the holder’s Senior Secured Notes at a purchase price in cash equal to 101% of the principal amount of the Senior Secured Notes plus accrued and unpaid interest to, but excluding, the date of repurchase (subject to the right of holders of record at the close of business on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)	the repurchase date (which will be no earlier than 30 days nor later than 60 days from the date such notice is sent) (the “Change of Control Payment Date”); and

(3)	the procedures determined by the Company, consistent with the Senior Secured Indenture, that a holder must follow to have its Senior Secured Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)

accept for payment all Senior Secured Notes or portions of Senior Secured Notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent for the Senior Secured Notes an amount equal to the Change of Control Payment in respect of all Senior Secured Notes or portions of Senior Secured Notes so tendered; and

(3)

deliver or cause to be delivered to the Senior Secured Trustee the Senior Secured Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Senior Secured Notes or portions of Senior Secured Notes being repurchased by the Company in accordance with the terms of this covenant.

The paying agent will promptly mail to each holder of Senior Secured Notes properly tendered the Change of Control Payment for such Senior Secured Notes (or, if all the Senior Secured Notes are then in global form, it will make such payment through the facilities of DTC), and the Senior Secured Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Senior Secured Note equal in principal amount to any unpurchased portion of the Senior Secured Notes surrendered, if any; provided that each new Senior Secured Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Senior Secured Note is registered at the close of business on the record date, and no further interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements in the Senior Secured Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Secured Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption of all outstanding Senior Secured Notes has been given pursuant to the Senior Secured Indenture as described under “Optional Redemption,” unless and until there is a default in payment of the applicable redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon the occurrence of such Change of Control.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Secured Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Senior Secured Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations described in the Senior Secured Indenture by virtue of such compliance.

Notwithstanding the foregoing, in connection with any Change of Control Offer, if holders of not less than 90% of the aggregate principal amount of the outstanding Senior Secured Notes validly tender and do not withdraw such Senior Secured Notes in such Change of Control Offer, and the Company, or any third party making such Change of Control Offer in lieu of the Company, purchases all of the Senior Secured Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all of the Senior Secured Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment.

Several factors may limit the Company’s ability to repurchase Senior Secured Notes pursuant to a Change of Control Offer. The occurrence of any of the events that constitute a Change of Control may constitute a default under the Senior Credit Agreement or other agreements governing the Company’s Indebtedness. Also, certain events that may constitute a change of control under the Senior Credit Agreement or other debt agreement and cause a default under such agreements may not constitute a Change of Control under the Senior Secured Indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Senior Secured Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Even if sufficient funds were otherwise available, the Senior Credit Agreement may (and other Indebtedness may) prohibit the Company’s prepayment or repurchase of Senior Secured Notes before their scheduled maturity.

Consequently, if the Company cannot prepay the Indebtedness arising under the Senior Credit Agreement and any other Indebtedness containing similar restrictions or obtain requisite consents to allow the Company to consummate a Change of Control Offer, the Company will be unable to consummate a Change of Control Offer, which would be an Event of Default under the Senior Secured Indenture. A default under the Senior Secured Indenture may result in a cross-default under the Senior Credit Agreement or under the Company’s other Indebtedness.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate these transactions.

The definition of “Change of Control” includes a sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act). Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be uncertainty about whether a particular transaction would involve a disposition of “all or substantially all” of the property and assets of a Person. As a result, it may be unclear whether a Change of Control has occurred and the Company is obligated to make a Change of Control Offer. The provisions under the Senior Secured Indenture obligating the Company to make a Change of Control Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the Senior Secured Notes.

Certain Covenants

Effectiveness of Covenants

From and after the first day on which:

(1)	the Senior Secured Notes have an Investment Grade Rating from either Ratings Agency; and

(2)	no Default has occurred and is continuing under the Senior Secured Indenture;

the Company and its Restricted Subsidiaries will cease to be subject to the provisions of the Senior Secured Indenture summarized under the subheadings below:

(1)	“Limitation on Indebtedness”;

(2)	“Limitation on Restricted Payments”;

(3)	“Limitation on Restrictions on Distributions from Restricted Subsidiaries”;

(4)	“Limitation on Sales of Assets and Subsidiary Stock”;

(5)	“Limitation on Affiliate Transactions”;

(6)	“Future Subsidiary Guarantors”;

(7)	“Limitation on Lines of Business”; and

(8)	Clause (4) of “Merger and Consolidation”

(collectively, the “Suspended Covenants”). If at any time the Senior Secured Notes fail to have an Investment Grade Rating by either Rating Agency for any reason, then the Suspended Covenants will thereafter be reinstated (the date of such reinstatement, the “Reinstatement Date”) and again be applicable pursuant to the terms of the Senior Secured Indenture, unless and until the Senior Secured Notes subsequently attain an Investment Grade Rating from either Rating Agency and no Default under the Senior Secured Indenture is continuing at such time. Neither the failure of the Company or any of its Subsidiaries to comply with a Suspended Covenant during the period commencing on the date the Suspended Covenants are suspended as provided above and ending on the Reinstatement Date (such period, the “Suspension Period”) nor compliance by the Company or any of its Subsidiaries with any contractual obligation entered into in compliance with the Senior Secured Indenture during the Suspension Period will constitute a Default, Event of Default or breach of any kind under the Senior Secured Indenture, the Senior Secured Notes or the Senior Secured Subsidiary Guarantees. The Senior Secured Trustee will not have any obligation to monitor whether the commencement and termination of any period when the Suspended Covenants are suspended has occurred and will not have any obligation to notify the holders of the Senior Secured Notes thereof.

On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4)(e) of the second paragraph of “—Certain Covenants—Limitation on Indebtedness.” Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under “—Certain Covenants—Limitation on Restricted Payments” will be made as though the covenants described under “—Certain Covenants—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Certain Covenants—Limitation on Restricted Payments.” On the Reinstatement Date, the amount of Excess Proceeds shall be reset at zero. Any Affiliate Transaction entered into after the Reinstatement Date pursuant to an agreement entered into during any Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (9) of the second paragraph under “—Certain Covenants—Limitation on Affiliate Transactions.” Any encumbrance or restriction on the ability of any Restricted Subsidiary to take any action described in clauses (1) through (3) of the first paragraph of “—Certain Covenants—Limitation on Restrictions on Distributions from

Restricted Subsidiaries” that becomes effective during the Suspension Period will be deemed to have existed on the Issue Date, so that it is classified as permitted under clause (a) of the second paragraph under “—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries.” In addition, within 60 days of the Reinstatement Date, the Company must comply with the terms of the covenant described under “—Certain Covenants—Future Subsidiary Guarantors.”

During any period when the Suspended Covenants are not in effect, the Board of Directors of the Company may not designate any of the Company’s Restricted Subsidiaries as Unrestricted Subsidiaries pursuant to the Senior Secured Indenture.

Limitation on Indebtedness

The Company may not, and may not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); except, that the Company and any Subsidiary Guarantor may Incur Indebtedness if on the date thereof:

(1)	the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.25 to 1.0; and

(2)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of Incurring the Indebtedness.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)

Indebtedness of the Company or any Restricted Subsidiary Incurred pursuant to a Credit Facility (including letters of credit or bankers’ acceptances issued or created under any Credit Facility) and Guarantees in respect of such Indebtedness, in an aggregate principal amount outstanding at any time not to exceed the greatest of (a) $450.0 million, (b) 25% of Adjusted Consolidated Net Tangible Assets, determined as of the date such Indebtedness was Incurred after giving effect to the application of the proceeds therefrom, and (c) the Borrowing Base then in effect;

(2)

Guarantees by the Company or any Subsidiary Guarantor of any Indebtedness Incurred in accordance with the provisions of the Senior Secured Indenture; provided that, if the Indebtedness that is being Guaranteed is Subordinated Indebtedness of the Company or a Subsidiary Guarantor, then such Guarantee shall be subordinated in right of payment to the Senior Secured Notes or the Senior Secured Subsidiary Guarantee as the case may be;

(3)

Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that:

(a)

if the Company is the obligor on the Indebtedness and the obligee is not a Subsidiary Guarantor, the Indebtedness is subordinated in right of payment to all obligations with respect to the Senior Secured Notes;

(b)

if a Subsidiary Guarantor is the obligor on the Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Senior Secured Subsidiary Guarantees of that Subsidiary Guarantor; and

(c)

any subsequent issuance or transfer of Capital Stock, sale or other transfer of any such Indebtedness or other event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, as of the date such Indebtedness first became held by such Person;

(4)	(a) up to $300.0 million aggregate principal amount of Senior Secured Notes (and the Senior Secured Subsidiary Guarantees) issued in exchange for or to refinance the Existing Subordinated Notes,

(b) Junior Secured Notes (and the Junior Secured Subsidiary Guarantees) issued in exchange for or to refinance the Existing Subordinated Notes in an aggregate principal amount not to exceed $650.0 million less the principal amount of Existing Subordinated Notes exchanged into Senior Secured Notes, (c) any Existing Subordinated Notes and the related Guarantees outstanding on the Issue Date; and (d) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in clauses (4)(a) and 4(b) or Incurred pursuant to clauses (5), (7), (11) or (13) or the first paragraph of this covenant;

(5)

Indebtedness of a Person that becomes a Restricted Subsidiary or is acquired by the Company or a Restricted Subsidiary or merged into the Company or a Restricted Subsidiary Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by or was merged into the Company or a Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by or merged into the Company or a Restricted Subsidiary or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that, at the time such Person became a Restricted Subsidiary or is acquired by or merged into the Company or a Restricted Subsidiary, either (I) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness and such acquisition or (II) the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries after giving effect to the Incurrence of such Indebtedness and such acquisition is equal to or greater than the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries immediately prior (and without giving effect) to such transactions;

(6)

Indebtedness under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided, that, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Currency Agreements, Commodity Agreements and Interest Rate Agreements, such Currency Agreements, Commodity Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the senior management of the Company);

(7)

the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, including by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing or refinancing all or any part of the business of the Company or the Restricted Subsidiary, and any Refinancing Indebtedness Incurred under clause (4) to refinance any Indebtedness Incurred pursuant to this clause (7), in an aggregate principal amount outstanding at any time not to exceed the greater of (i) $50.0 million and (ii) 5% of Adjusted Consolidated Net Tangible Assets, determined as of the date such Indebtedness was Incurred;

(8)

Indebtedness Incurred in respect of workers’ compensation claims, self-insurance obligations, bid, reimbursement, performance, surety, appeal and similar bonds, asset retirement obligations, completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business, or required by regulatory authorities in connection with the conduct by the Company and its Restricted Subsidiaries of their businesses, including supporting Guarantees and letters of credit (in each case other than for an obligation for money borrowed);

(9)

Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of the Company or a Restricted Subsidiary;

(10)

Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of the Incurrence;

(11)

Indebtedness Incurred by a Foreign Subsidiary (including any Refinancing Indebtedness Incurred under clause (4) to refinance any Indebtedness Incurred pursuant to this clause (11)) in an aggregate amount outstanding at any time not to exceed the greater of $30 million or 15% of such Foreign Subsidiary’s Adjusted Consolidated Net Tangible Assets, determined as of the date such Indebtedness was Incurred;

(12)	any Guarantee by the Company or any Restricted Subsidiary that directly owns Capital Stock of an Unrestricted Subsidiary that is recourse only to, and secured only by, such Capital Stock;

(13)

in addition to the items referred to in clauses (1) through (12) above, Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and outstanding at the time of incurrence of such Indebtedness (including any Refinancing Indebtedness Incurred under clause (4) to refinance any Indebtedness Incurred pursuant to this clause (13)) will not exceed the greater of $25 million or 3% of the Company’s Adjusted Consolidated Net Tangible Assets, determined as of the date such Indebtedness was Incurred.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)

Indebtedness permitted by this covenant need not be permitted solely by one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(2)

in the event that Indebtedness meets the criteria of more than one of the provisions permitting the Incurrence of Indebtedness described in the first and second paragraphs above, the Company, in its sole discretion, may classify (or subsequently reclassify) such item of Indebtedness as being permitted by one or more such provisions;

(3)

all Indebtedness outstanding on the Issue Date under the Senior Credit Agreement shall be deemed Incurred under clause (1) of the second paragraph above and not the first paragraph or clause (4) of the second paragraph above;

(4)	Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(5)

if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(6)

no item of Indebtedness will be given effect more than once in any calculation contemplated by this covenant and no individual item or related items of Indebtedness will be given effect at an aggregate amount in excess of the aggregate amount required to satisfy and discharge the principal amount of such item or related items of Indebtedness;

(7)

the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; and

(8)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or

Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “—Certain Covenants—Limitation on Indebtedness” covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date the Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to make any Restricted Payment, if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default shall have occurred and be continuing (or would result therefrom); or

(b)

the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under “—Certain Covenants—Limitation on Indebtedness” above after giving effect, on a pro forma basis, to the Restricted Payment; or

(c)

the aggregate amount of the Restricted Payment and all other Restricted Payments made subsequent to the Issue Date (excluding Restricted Payments permitted by clauses (1), (2), (3), (6), (7), and (8) of the following paragraph) would exceed the sum of:

(i)

50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the most recent fiscal quarter ended prior to the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)

100% of the aggregate Net Cash Proceeds and the Fair Market Value of Additional Assets received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

(iii)

the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible into or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); and

(iv)

the amount equal to payments received by the Company or any Restricted Subsidiary in respect of, or the net reduction in, Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(A)

repurchases or redemptions of such Restricted Investments by the Person in which such Restricted Investments are made, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser or payments in respect of such Restricted Investment, whether through interest payments, principal payments, dividends, distributions or otherwise, by such Person to the Company or any Restricted Subsidiary; or

(B)

the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary;

which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under clause (iv) to the extent it is already included in Consolidated Net Income.

The provisions of the preceding paragraph will not prohibit:

(1)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

(2)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Subordinated Indebtedness that is permitted to be Incurred as described under “—Certain Covenants—Limitation on Indebtedness” and that in each case constitutes Refinancing Indebtedness;

(3)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company is permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Indebtedness” and that in each case constitutes Refinancing Indebtedness;

(4)	dividends paid within 60 days after the date of declaration if at such date of declaration the dividend would have complied with this provision;

(5)	so long as no Default or Event of Default has occurred and is continuing,

(a)

the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any direct or indirect parent of the Company held by any existing or former employees or directors of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in accordance with the terms of employee stock option or stock purchase agreements or other agreements to compensate employees or directors; provided that such purchases, redemptions acquisitions, cancellations or retirements pursuant to this clause will not exceed $7.5 million in the aggregate during any calendar year (with unused amounts carried over into the following year, provided that the total amounts paid pursuant to this clause 5(a), including any amounts carried over from the previous year, will not exceed $10.0 million in the aggregate during any calendar year);

(b)

loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $2.0 million at any one time outstanding; and

(c)

payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any direct or indirect parent of the Company held by any existing or former employees or directors and any repurchases of options, warrants, equity appreciation rights or other rights deemed to occur upon exercise thereof representing a portion of the exercise price;

(6)

so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Senior Secured Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(7)	repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

(8)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness plus accrued and unpaid interest in the event of a Change of Control in accordance with provisions similar to the “Change of Control” covenant described herein or (ii) at a purchase price not greater than 100% of the principal amount thereof plus accrued and unpaid interest in accordance with provisions similar to the “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” covenant described herein; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as required with respect to the Senior Secured Notes and has completed the repurchase or redemption of all Senior Secured Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer;

(9)	any redemption of share purchase rights at a redemption price not to exceed $0.01 per right;

(10)	the payment of cash in lieu of issuing fractional shares of Capital Stock in connection with any transaction otherwise permitted under the Senior Secured Indenture;

(11)

payments to dissenting stockholders not to exceed $5.0 million (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the Senior Secured Indenture; and

(12)

Permitted Distributions so long as (i) no Default or Event of Default has occurred and is continuing and (ii) immediately after giving effect to such Restricted Payment on a pro forma basis, the Company’s Consolidated Leverage Ratio would be less than 2.5 to 1.0.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such Fair Market Value is estimated in good faith by the Board of Directors of the Company to exceed $25.0 million.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any assets or property of the Company or any Restricted Subsidiary, now owned or hereafter acquired, other than Permitted Liens; provided that any Lien shall be permitted on any asset or property that is not New Notes Collateral if the Senior Secured Notes and the Senior Secured Subsidiary Guarantees are equally and ratably secured with (or, at the Company’s election, on a senior basis to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by such Lien.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company may not, and may not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)

pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and any subordination of any such Indebtedness or other obligations being deemed not to constitute such encumbrances or restrictions);

(2)

make any loans or advances to the Company or any Restricted Subsidiary (the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary being deemed not to constitute such an encumbrance or restriction); or

(3)	transfer any of its property or assets to the Company or any Restricted Subsidiary.

The preceding provisions will not prohibit:

(a)	any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, the Senior Credit Agreement in effect on such date;

(b)	any encumbrance or restriction pursuant to the Senior Secured Indenture Documents or the Junior Secured Indenture Documents;

(c)

any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which the Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction or transactions) and outstanding on such date, provided that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

(d)

any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c) or contained in any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clause (a) or (b) of this paragraph or this clause (c), including successive refundings, replacements or refinancings; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement taken as a whole are no less favorable in any material respect to the holders of the Senior Secured Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (a) or (b) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable (as determined in good faith by the Company);

(e)	in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(i)

that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(ii)

contained in mortgages, pledges or other security agreements permitted under the Senior Secured Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(iii)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(f)

(i) purchase money obligations for property acquired in the ordinary course of business and (ii) Capital Lease Obligations permitted under the Senior Secured Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(g)

any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(h)	customary encumbrances or restrictions imposed pursuant to any agreement referred to in the definition of “Permitted Business Investment”;

(i)	net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(j)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(k)

encumbrances and restrictions contained in contracts entered into the ordinary course of business, not relating to any Indebtedness, and that do not individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(l)	with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if:

(i)	either (1) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (2) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Senior Secured Notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, and

(ii)	the encumbrance or restriction is not materially more disadvantageous to the holders of the Senior Secured Notes than is customary in comparable financing (as determined by the Company);

(m)	restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(n)

provisions with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business; and

(o)

any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Certain Covenants—Limitation on Indebtedness” if (a) the Company determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Senior Secured Notes or (b) such encumbrance or restriction applies only during the continuance of a default relating to such agreement or instrument.

Limitation on Sales of Assets and Subsidiary Stock

The Company may not, and may not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)

the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Disposition at least equal to the Fair Market Value of the assets subject to the Asset Disposition (determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by senior management of the Company or, if the consideration with respect to such Asset Disposition exceeds $75.0 million, the Board of Directors of the Company (including as to the value of all non-cash consideration); and

(2)

at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Disposition and all other Asset Dispositions since the Issue Date, on a cumulative basis, is in the form of cash or Cash Equivalents or Additional Assets or any combination thereof.

The Company or such Restricted Subsidiary, as the case may be, may elect to apply all or any portion of the Net Available Cash from such Asset Disposition within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash either:

(1)	to prepay, repay, purchase, repurchase, redeem, defease or otherwise acquire or retire any Obligations constituting:

(i)	First Lien Obligations (and to correspondingly reduce commitments with respect thereto, if applicable),

(ii)

(a) the Senior Secured Notes and (b) other Senior Secured Obligations; provided that if the Company or any Restricted Subsidiary shall so reduce other Senior Secured Obligations under this clause (b), the Company will equally and ratably reduce the Obligations under the Senior Secured Notes,

(iii)	in the case of Net Available Cash from any assets not constituting New Notes Collateral, Indebtedness secured by a Lien on the asset or assets that were subject to such Asset Disposition;

(2)

to invest in Additional Assets or make Permitted Business Investments; provided that any Additional Assets or Permitted Business Investments acquired with the Net Available Cash from any assets constituting New Notes Collateral shall become New Notes Collateral securing the Senior Secured Notes; provided that a binding commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Available Cash is applied in connection therewith, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination (or, if later, within 365 days after the receipt of such Net Available Cash); provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess Proceeds (as defined below);

provided that, pending the final application of any such Net Available Cash in accordance with clauses (1) or (2) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Senior Secured Indenture.

Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 30th day after the aggregate amount of Excess Proceeds exceeds $30.0 million, the Company will make an offer (“Asset Disposition Offer”) to all holders of Senior Secured Notes and, to the extent required by the terms of other Senior Secured Obligations, to all holders of other Senior Secured Obligations outstanding with similar provisions requiring the Company to make an offer to purchase such Senior Secured Obligations with the proceeds from any Asset Disposition, to purchase the maximum principal amount of Senior Secured Notes and such Senior Secured Obligations to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds. The offer price in any Asset Disposition Offer will be in cash in an amount equal to 100% of the principal amount of the Senior Secured Notes and such Senior Secured Obligations plus accrued and unpaid interest to, but excluding, the date of purchase, in accordance with the procedures set forth in the Senior Secured Indenture or the agreements governing such Senior Secured Obligations, as applicable, in the case of the Senior Secured Notes, in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof. To the extent that the aggregate amount of Senior Secured Notes and Senior Secured Obligations so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, including repaying, redeeming or repurchasing any unsecured Indebtedness, subject to the other covenants contained in the Senior Secured Indenture. If the aggregate principal amount of Senior Secured Notes surrendered by holders thereof and any Senior Secured Obligations surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Senior Secured Trustee shall select the Senior Secured Notes and the Company shall select such Senior Secured Obligations to be purchased pro rata on the basis of the aggregate principal amount of tendered Senior Secured Notes and Senior Secured Obligations, subject to adjustments to maintain the authorized denominations for the Senior Secured Notes. Upon completion of the Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero.

The Asset Disposition Offer must remain open for a period of 20 business days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five business days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Senior Secured Notes and any Senior Secured Obligations required to be purchased pursuant to the Asset Disposition Offer (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Senior Secured Notes and Senior Secured Obligations validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Senior Secured Note is registered at the close of business on such record date, and no interest will be payable to holders who tender Senior Secured Notes pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company must, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Senior Secured Notes and Senior Secured Obligations or portions of Senior Secured Notes and Senior Secured Obligations so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Senior Secured Notes and Senior Secured Obligations so validly tendered and not properly withdrawn, in the case of the Senior Secured Notes, in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof. The Company or the paying agent, as the case may be, must promptly (but in any case not later than five business days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Senior Secured Notes or holder or lender of Senior Secured Obligations, as the case may be, an amount equal to the purchase price of the Senior Secured Notes or Senior Secured Obligations so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company must promptly issue a new Senior Secured Note, and the Senior Secured Trustee, upon delivery of an Officers’ Certificate from the Company, must authenticate and mail or deliver such new Senior Secured Note to such holder, in a principal amount equal to any unpurchased portion of the Senior Secured Note surrendered; provided that each such new Senior Secured Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company must take any and all other actions required by the agreements governing the Senior Secured Obligations. Any Senior Secured Note not so accepted must be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

For the purposes of this covenant, the following will be deemed to be cash:

(1)

the assumption by the transferee of Indebtedness (other than Subordinated Indebtedness or Disqualified Stock) of the Company or a Restricted Subsidiary and the release of the Company or the Restricted Subsidiary from all liability on such Indebtedness in connection with the Asset Disposition;

(2)

securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after consummation of the receipt thereof; and

(3)

any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed 5% of Adjusted Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being determined on the date of contractually agreeing to such Asset Disposition).

The Company may not, and may not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

(1)

at the time of entering into the Asset Swap and immediately after giving effect to the Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)

in the event the Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate Fair Market Value, as determined by the Board of Directors of the Company in good faith, in excess of $25.0 million, the terms of the Asset Swap have been approved by a majority of the members of the Board of Directors of the Company.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Secured Notes pursuant to the Senior Secured Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under the Senior Secured Indenture by virtue of such compliance.

Limitation on Affiliate Transactions

The Company may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)

the terms of the Affiliate Transaction are not materially less favorable to the Company or the Restricted Subsidiary, as the case may be, than those that might reasonably have been obtained in a comparable transaction at the time of such transaction on an arm’s-length basis from a Person that is not an Affiliate of the Company, as determined in good faith by the Company;

(2)

in the event the Affiliate Transaction involves an aggregate consideration in excess of $10.0 million but not greater than $50.0 million, the Company delivers to the Senior Secured Trustee an Officers’ Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) above; and

(3)

in the event the Affiliate Transaction involves an aggregate consideration in excess of $50.0 million, the Company delivers to the Senior Secured Trustee an Officers’ Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) above and that the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company having no personal pecuniary interest in such transaction.

The preceding paragraph will not apply to:

(1)	any Restricted Payment or Permitted Investment permitted to be made pursuant to the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(2)

any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee plans and/or insurance and indemnification arrangements provided to or for the benefit of employees and directors approved by the Board of Directors of the Company;

(3)

loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

(4)

any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(5)

any transaction with a joint venture or other entity other than an Unrestricted Subsidiary which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns, directly or indirectly, an equity interest in or otherwise controls such joint venture or other entity;

(6)	the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or the receipt by the Company of any capital contribution from its shareholders;

(7)	indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by charter documents or statutory provisions and any employment agreement or other employee compensation plan or arrangement entered into in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(8)	the payment of reasonable compensation and fees paid to, and indemnity provided on behalf of, officers or directors of the Company or any Restricted Subsidiary;

(9)

the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be so excluded only if its terms are not materially less favorable to the Company or the Restricted Subsidiary, as the case may be, than those in effect as of or on the Issue Date or that might reasonably have been obtained in a comparable transaction at the time of such transaction on an arm’s-length basis from a Person that is not an Affiliate of the Company, as determined in good faith by the Company;

(10)

transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Senior Secured Trustee a letter from an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged, stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view and meets the requirements of clause (1) of the preceding paragraph; and

(11)

transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Secured Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

SEC Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent the SEC will accept such filing), and make available to the Senior Secured Trustee and the registered holders of the Senior Secured Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act; provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which case the Company will nevertheless make available such Exchange Act information to the Senior Secured Trustee and the holders of the Senior Secured Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

Notwithstanding anything to the contrary set forth above, if the Company has filed with the SEC the reports described in the preceding paragraph with respect to the Company, the Company shall be deemed to be in compliance with the provisions of this covenant relating to the filing or furnishing of such reports (and, for avoidance of doubt, will not be required to separately furnish such reports to the holders of the Senior Secured Notes or post such reports to its website, IntraLinks or otherwise).

Delivery of such information, documents and reports to the Senior Secured Trustee is for informational purposes only and the Senior Secured Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Senior Secured Indenture (as to which the Senior Secured Trustee is entitled to exclusively rely on Officers’ Certificates).

Merger and Consolidation

The Company may not consolidate with, or merge with or into, any other Person, or transfer all or substantially all of its properties and assets to another Person, unless:

(1)

either (a) the Company is the continuing or surviving Person in the consolidation or merger, or (b) the Person (if other than the Company) formed by the consolidation or into which the Company is merged or to which all or substantially all of the Company’s properties and assets are transferred (the “Successor Entity”) is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any State thereof, or the District of Columbia, and expressly assumes, by a supplemental indenture and other applicable documentation, all of the Company’s obligations under the Senior Secured Notes, the Senior Secured Indenture and the other Senior Secured Indenture Documents to which the Company is a party (provided that, if the Successor Entity is not a corporation, there is a co-obligor of the Senior Secured Notes that is a corporation organized or existing under such laws);

(2)	immediately after the transaction and the Incurrence or anticipated Incurrence of any Indebtedness to be Incurred in connection therewith, no Event of Default shall have occurred and be continuing;

(3)

immediately after giving effect to such transaction, either (a) the continuing or surviving Person would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the “—Certain Covenants—Limitation on Indebtedness” covenant or (b) the Consolidated Coverage Ratio of the continuing or surviving Person and its Restricted Subsidiaries after giving effect to such transaction is equal to or greater than the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries immediately prior (and without giving effect) to such transactions;

(4)

the Successor Entity, if applicable, will take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute New Notes Collateral owned by or transferred to the Successor Entity to be subject to the Senior Secured Liens in the manner and to the extent required under the Senior Secured Indenture Documents;

(5)

each Subsidiary Guarantor shall have by supplemental indenture confirmed that its Senior Secured Subsidiary Guarantee shall apply to the obligations of such Person (if other than the Company) under the Senior Secured Indenture and the Senior Secured Notes and shall continue to be in effect; and

(6)	the Company shall have delivered to the Senior Secured Trustee an Officers’ Certificate and an Opinion of Counsel, each stating to the effect that the conditions set forth above have been satisfied.

For purposes of the first paragraph of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of its Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

This covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets between or among the Company and any Subsidiary Guarantors.

The continuing, surviving or successor Person (if not the Company) will succeed to and be substituted for, and may exercise every right and power of, the Company with the same effect as if it had been named in the Senior Secured Indenture as a party thereof, and thereafter the predecessor Person will automatically be released and discharged from all obligations and covenants under the Senior Secured Indenture and the Senior Secured Notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be uncertainty about whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Notwithstanding the preceding clauses (3) and (4) above and clause (1)(b) below, (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with clause (5) above.

In addition, the Company may not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than the Company or another Subsidiary Guarantor) and may not permit the conveyance, transfer or lease of substantially all of the assets of any Subsidiary Guarantor to any Person (other than the Company or another Subsidiary Guarantor) unless:

(1)

(a) the Person formed by the consolidation or into which the Subsidiary Guarantor merged or to which all, or substantially all of the Subsidiary Guarantor’s properties and assets are transferred is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any State thereof, or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, all the obligations of such Subsidiary Guarantor under its Senior Secured Subsidiary Guarantee; (b) immediately after the transaction and the Incurrence or anticipated Incurrence of any Indebtedness to be Incurred in connection therewith, no Event of Default shall have occurred and be continuing; and (c) the Company will deliver to the Senior Secured Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that the conditions set forth above have been satisfied; or

(2)

the transaction is made in compliance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and results in the release of the Subsidiary Guarantor from its obligations under the Senior Secured Indenture and its Guarantee after and in compliance with the provisions described under “—Senior Secured Subsidiary Guarantees.”

In the case of clause (1) above, the continuing, surviving or successor Person (if not the Subsidiary Guarantor) will succeed to and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under the Senior Secured Indenture, the Senior Secured Notes and its Senior Secured Subsidiary Guarantee with the same effect as if it had been named in the Senior Secured Indenture as a party thereof, and thereafter such Subsidiary Guarantor will automatically be released and discharged from all obligations and covenants under the Senior Secured Indenture, the Senior Secured Notes and its Senior Secured Subsidiary Guarantee.

Future Subsidiary Guarantors

After the Issue Date, any Restricted Subsidiary that Guarantees or becomes a borrower under the Senior Credit Agreement or that Guarantees or becomes a borrower under any Indebtedness of the Company or any

Subsidiary Guarantor in excess of $25.0 million, will become a Subsidiary Guarantor by executing a supplemental indenture in substantially the form specified in the Senior Secured Indenture and delivering an Opinion of Counsel to the Senior Secured Trustee within 30 days after the date that such Restricted Subsidiary incurred or guaranteed such Indebtedness.

Limitation on Lines of Business

The Company may not, and may not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Events of Default

The following are Events of Default under the Senior Secured Indenture with respect to the Senior Secured Notes:

(1)	default in the payment of principal of or premium, if any, on any Senior Secured Note when due whether at its Stated Maturity, on any redemption or repurchase date or otherwise;

(2)	default in the payment of any interest on any Senior Secured Note when due, which default continues for 30 calendar days;

(3)	failure by the Company or any Subsidiary Guarantor to comply with its obligations under “Certain Covenants—Merger and Consolidation”;

(4)

(i) a breach by the Company of the covenant described under “Change of Control”, which failure or breach continues for 30 calendar days after written notice thereof has been given to the Company by the Senior Secured Trustee or by the holders of not less than 25.0% of the principal amount of the Senior Secured Notes outstanding; or (ii) a breach by the Company of the covenant described under “—Certain Covenants—SEC Reports”, which failure or breach continues for 180 calendar days after written notice thereof has been given to the Company by the Senior Secured Trustee or to the Company and the Senior Secured Trustee by the holders of not less than 25.0% of the principal amount of the Senior Secured Notes outstanding;

(5)

failure to perform, or breach of, any of the other covenants in the Senior Secured Indenture, which failure or breach continues for 60 calendar days after written notice thereof has been given to the Company by the Senior Secured Trustee or to the Company and the Senior Secured Trustee by the holders of not less than 25.0% of the principal amount of the Senior Secured Notes outstanding;

(6)

any default (beyond any applicable grace period) under any agreement or instrument relating to any other Indebtedness of (or Guaranteed by) the Company or a Significant Subsidiary, which default (i) is caused by a failure to pay when due any principal of, premium, if any, or interest, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “payment default”) or (ii) results in the acceleration of the maturity of the Indebtedness prior to its stated maturity or occurs at the final maturity thereof, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $35.0 million or more;

(7)	specified events of bankruptcy, insolvency or reorganization involving the Company or a Significant Subsidiary;

(8)

failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay judgments aggregating in excess of $35.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 calendar days after such judgments become final and non-appealable;

(9)

any Senior Secured Subsidiary Guarantee of a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Senior Secured Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Senior Secured Indenture or its Senior Secured Subsidiary Guarantee; or

(10)

so long as the Senior Secured Indenture Security Documents have not otherwise been terminated in accordance with their terms and the New Notes Collateral as a whole has not otherwise been released from the Liens of the Senior Secured Indenture Security Documents securing the Senior Secured Notes in accordance with the terms thereof, with respect to New Notes Collateral having a Fair Market Value in excess of $35 million, (a) any default by the Company or any Subsidiary Guarantor in the performance of its obligations under the Senior Secured Indenture Security Documents (after the lapse of any applicable grace periods) which adversely affects the condition or value of such New Notes Collateral, in any material respect, and continuance of such default for 60 days after notice of such default has been given to the Company by the Senior Secured Trustee in accordance with the terms of the Senior Secured Indenture or Holders of at least 25% of the aggregate principal amount of Senior Secured Notes then outstanding, (b) except as permitted by the Senior Secured Indenture Documents, any Senior Secured Lien purported to be granted under any Senior Secured Indenture Document ceases to be an enforceable and perfected second priority Lien, subject to the Intercreditor Agreement, provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 60 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; provided further, that no Event of Default shall occur under this clause (10) if the Company and the Subsidiary Guarantors cooperate with the Senior Secured Collateral Trustee to replace or perfect such Lien, such Lien is promptly replaced or perfected (as needed) and the rights, powers and privileges of the Senior Secured Indenture Secured Parties are not materially adversely affected by such replacement or perfection, (c) repudiation or disaffirmation in writing by the Company or any Subsidiary Guarantor of its respective obligations under the Senior Secured Indenture Security Documents and (d) the final non-appealable determination in a judicial proceeding that the Senior Secured Indenture Security Documents are unenforceable or invalid against the Company or any Subsidiary Guarantor for any reason.

Pursuant to the Trust Indenture Act, the Senior Secured Trustee is required, within 90 calendar days after the occurrence of a Default in respect of the Senior Secured Notes is actually known to a responsible officer of the Senior Secured Trustee, to give to the holders of the Senior Secured Notes notice of all uncured Defaults known to it, except that, other than in the case of a Default of the character contemplated in clause (1) or (2) above, the Senior Secured Trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the Senior Secured Notes.

If an Event of Default described in clause (7) above occurs, the principal of, premium, if any, and accrued interest on the Senior Secured Notes will become immediately due and payable without any declaration or other act on the part of the Senior Secured Trustee or any holder of the Senior Secured Notes.

If any other Event of Default with respect to Senior Secured Notes at the time outstanding occurs and is continuing, unless the principal of and interest on all Senior Secured Notes have already become due and payable, either the Senior Secured Trustee or the holders of not less than 25.0% in aggregate principal amount of the Senior Secured Notes outstanding, by notice in writing to the Company (and to the Senior Secured Trustee if given by the holders), may declare the principal of and interest on all Senior Secured Notes to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, anything in the Senior Secured Indenture or in the Senior Secured Notes contained to the contrary notwithstanding.

The holders of a majority in principal amount of the Senior Secured Notes by written notice to the Senior Secured Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree already rendered and if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of acceleration, and if the Company shall have paid or deposited with the Senior Secured Trustee a sum sufficient to pay all sums paid or advanced by the Senior Secured Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Senior Secured Trustee, its agents and counsel. Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no proceeding had been taken.

In case the Senior Secured Trustee or any holder shall have proceeded to enforce any right under the Senior Secured Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Senior Secured Trustee or such holder, then and in every such case the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no such proceeding had been taken.

Subject to the duty of the Senior Secured Trustee to act with the required standard of care during an Event of Default, the Senior Secured Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Senior Secured Indenture at the written request, order or direction of any of the holders of the Senior Secured Notes pursuant to the provisions of the Senior Secured Indenture, unless such holders shall have offered to the Senior Secured Trustee security or indemnity reasonably satisfactory to the Senior Secured Trustee against the costs, expenses and liabilities which may be Incurred therein or thereby. Subject to the provisions of the Senior Secured Indenture, including those requiring security or indemnification of the Senior Secured Trustee, the holders of a majority in aggregate principal amount of the Senior Secured Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Secured Trustee, or exercising any trust or power conferred on the Senior Secured Trustee, with respect to the Senior Secured Notes.

No holder of Senior Secured Notes shall have any right by virtue or by availing of any provision of the Senior Secured Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to the Senior Secured Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Senior Secured Trustee written notice of an Event of Default with respect to the Senior Secured Notes and of the continuance thereof and unless the holders of not less than 25.0% in aggregate principal amount of the outstanding Senior Secured Notes shall have made written request upon the Senior Secured Trustee, and provided security or indemnity reasonably satisfactory to the Senior Secured Trustee, to institute such action or proceedings in respect of such Event of Default in its own name as Trustee hereunder and shall have offered to the Senior Secured Trustee such indemnity as it may require against the costs, expenses and liabilities to be Incurred therein or thereby, and the Senior Secured Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Senior Secured Trustee pursuant to the Senior Secured Indenture; it being understood and intended, and being expressly covenanted by the holder of every Senior Secured Note with every other holder and the Senior Secured Trustee, that no one or more holders shall have any right in any manner whatever by virtue or by availing of any provision of the Senior Secured Indenture to affect, disturb or prejudice the rights of any holders, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under the Senior Secured Indenture, except in the manner therein provided and for the equal, ratable and common benefit of all such holders. For the protection and enforcement of the provisions of this paragraph, each and every holder and the Senior Secured Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision in the Senior Secured Indenture, however, the right of any holder of Senior Secured Notes to receive payment of the principal of, and premium, if any, and interest on, such Senior Secured Note on or after the respective due dates expressed in such Senior Secured Note, and to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

We are required to furnish to the Senior Secured Trustee annually a statement as to our performance of our obligations under the Senior Secured Indenture and as to any default in our performance.

Modification and Waiver

Except as provided below, the Senior Secured Indenture Documents may be amended with the consent of the Holders of at least a majority in principal amount of the Senior Secured Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Secured Notes), and any existing default or compliance with any provision of the Senior Secured Indenture Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Secured Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Secured Notes), in each case in addition to any required consent of holders of other Senior Secured Obligations required with respect to any amendment or waiver under any Senior Secured Indenture Document.

The Company, the Senior Secured Trustee and the other parties thereto may from time to time and at any time, without the consent of any holder of Senior Secured Notes, amend or supplement the Senior Secured Indenture, the Senior Secured Notes or any other Senior Secured Indenture Document (or provide its consent thereto, if requested), and the Company may direct the Senior Secured Trustee or Senior Secured Collateral Trustee, and the Senior Secured Trustee or Senior Secured Collateral Trustee, as applicable shall, enter into an amendment to any of the Senior Secured Indenture Documents, for one or more of the following purposes:

•

to evidence the succession of another Person to the Company’s or a Subsidiary Guarantor’s obligations under the Senior Secured Indenture, the Senior Secured Notes or any other Senior Secured Indenture Document to which the Company or such Subsidiary Guarantor is a party in compliance with the covenant described above under “—Certain Covenants—Merger and Consolidation”;

•

to surrender any right or power herein conferred upon the Company, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of the Senior Secured Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in the Senior Secured Indenture; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Senior Secured Trustee upon such Default or may limit the right of the Holders of a majority in aggregate principal amount of the Senior Secured Notes to waive such default;

•

to cure any ambiguity, omission, inconsistency, or to correct or supplement any provision contained in the Senior Secured Indenture, the Senior Secured Notes or any other Senior Secured Indenture Document that may be defective or inconsistent with any other provision contained therein;

•

to conform any provision contained in the Senior Secured Indenture, the Senior Secured Notes or any other Senior Secured Indenture Document to any provision in this “Description of Senior Secured Notes”;

•

to make such other provisions in regard to matters or questions arising under the Senior Secured Indenture, the Senior Secured Notes or any other Senior Secured Indenture Document as shall not adversely affect the interests of any holders of the Senior Secured Notes;

•

to modify or amend the Senior Secured Indenture in such a manner as to permit the qualification of the Senior Secured Indenture or any indenture supplemental thereto under the Trust Indenture Act as then in effect, except that nothing therein contained shall permit or authorize the inclusion in any indenture supplemental thereto of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

•	to add or release Senior Secured Subsidiary Guarantees in compliance with the Senior Secured Indenture;

•	to add a co-obligor of the Senior Secured Notes under the Senior Secured Indenture;

•	to make, complete or confirm any grant of New Notes Collateral when permitted or required by the Senior Secured Indenture or any of the other Senior Secured Indenture Documents;

•

to modify the Senior Secured Indenture Security Documents and/or the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors holding Obligations that are permitted to constitute First Lien Obligations, Senior Secured Obligations or other permitted obligations, as applicable, under the Intercreditor Agreement pursuant to the terms of the Senior Secured Indenture.

•	to evidence and provide for the acceptance of appointment hereunder by a successor or separate Trustee or Senior Secured Collateral Trustee;

•	to comply with requirements of any securities depository with respect to the Senior Secured Notes;

•	to release or subordinate any Lien on the New Notes Collateral or any portion thereof in accordance with the Senior Secured Indenture Documents;

•	to give effect to the priority of Liens as set forth under “—Certain Covenants—Limitation on Liens” and the definition of “Permitted Liens”;

•	to provide for the issuance of Additional Senior Secured Notes in accordance with the Senior Secured Indenture; and

•	with respect to the Senior Secured Indenture Documents, as provided in the Intercreditor Agreement.

In addition, the consent of holders representing at least two-thirds of the outstanding Senior Secured Notes will be required to release the Liens on all or substantially all of the New Notes Collateral, other than in accordance with the Senior Secured Indenture Documents.

Notwithstanding the foregoing, no amendment or waiver with respect to the Senior Secured Indenture, the Senior Secured Notes or any Senior Secured Indenture Document may, without the consent of each holder of Senior Secured Notes affected thereby:

•	reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption or repurchase of, the Senior Secured Notes;

•	change the Stated Maturity of any principal of the Senior Secured Notes or change the time of payment of interest on the Senior Secured Notes;

•	change the time at which any Senior Secured Note may be redeemed or repurchased as described above under “—Optional Redemption”;

•	change the place or currency of payment of principal of, or premium, if any, or interest on the Senior Secured Notes;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the Senior Secured Notes on or after the Stated Maturity or prepayment date thereof;

•

reduce the percentage in principal amount of the Senior Secured Notes required for modification or amendment of the Senior Secured Indenture, the Senior Secured Notes or any other Senior Secured Indenture Document or for waiver of compliance with certain provisions of the Senior Secured Indenture, the Senior Secured Notes or any other Senior Secured Indenture Document or for waiver of certain defaults; or

•

modify all of the Senior Secured Subsidiary Guarantees in any manner adverse to the holders of the Senior Secured Notes or release all the Subsidiary Guarantors from their obligations under the Senior Secured Subsidiary Guarantees except in accordance with the terms of the Senior Secured Indenture.

In addition, the Intercreditor Agreement and the Senior Secured Indenture Security Documents may be amended in accordance with their terms and without the consent of any holder of Senior Secured Notes, the

Senior Secured Trustee or the Senior Secured Collateral Trustee with the consent of the parties thereto or otherwise in accordance with their terms, including to add additional Indebtedness as First Lien Debt, Senior Secured Debt or Junior Secured Debt and add other parties (or any authorized agent thereof or trustee therefor) holding such Indebtedness thereto and to establish that the Liens on any New Notes Collateral securing such Indebtedness shall rank equally with the Liens on such New Notes Collateral securing the other First Lien Debt, Senior Secured Debt or Junior Secured Debt, as applicable, then outstanding, in each case to the extent permitted by the Secured Debt Documents. The Intercreditor Agreement will also provide that in certain circumstances the Senior Secured Indenture Security Documents may be amended automatically without the consent of holders of Senior Secured Notes, the Senior Secured Trustee or the Senior Secured Collateral Trustee in connection with any amendments to corresponding security documents creating First Liens; provided however, that no amendment shall adversely impact the rights, duties, immunities or indemnities of the Senior Secured Trustee or the Senior Secured Collateral Trustee without their consent.

It shall not be necessary for the consent of the holders under the Senior Secured Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under the Senior Secured Indenture by any holder of the Senior Secured Notes given in connection with a purchase of, or tender offer or exchange offer for, such Holder’s Senior Secured Notes will not be rendered invalid by such purchase, tender or exchange.

The holders of at least a majority in principal amount of the Senior Secured Notes may, on behalf of the holders of all of the Senior Secured Notes, waive our compliance with specified covenants of the Senior Secured Indenture. The holders of at least a majority in principal amount of the Senior Secured Notes may, on behalf of the holders of all of the Senior Secured Notes, waive any past default under the Senior Secured Indenture with respect to the Senior Secured Notes, except:

•	a default in the payment of the principal of, or premium, if any, or interest on, the Senior Secured Notes; or

•	a default of a provision of the Senior Secured Indenture that cannot be modified or amended without the consent of each holder of the Senior Secured Notes.

In executing any amendment, supplement or waiver to the Senior Secured Indenture, the Intercreditor Agreement, the Senior Secured Indenture Security Documents or any other Senior Secured Indenture Documents (or providing its consent thereto, if requested), the Senior Secured Trustee and the Senior Secured Collateral Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that all covenants and conditions precedent to such amendment or supplement have been satisfied and that such amendment or supplement is authorized or permitted by the Senior Secured Indenture, the Intercreditor Agreement, the Senior Secured Indenture Security Documents or any other Senior Secured Indenture Documents.

Defeasance

Upon compliance with the applicable requirements described below, the Company and all of the Subsidiary Guarantors:

(1)	will be deemed to have been discharged from their obligations under the Senior Secured Indenture Documents (“Legal Defeasance”); or

(2)

will be released from their obligations to comply with the covenants described under “—Certain Covenants” (except for the covenant described under “—Certain Covenants—Merger and Consolidation” for which the Company will only be released from its obligations to comply with clauses (2), (3), (4) and (5) thereof) and “—Change of Control”, and the occurrence of an event described in any of clauses (4), (5), (6), (7) (only as clause (7) applies to a Significant Subsidiary), (8)

and (9) under “Events of Default” above will no longer be an Event of Default with respect to the Senior Secured Notes except to the limited extent described below (“Covenant Defeasance”).

Following any Legal Defeasance, the Senior Secured Indenture will cease to be of further effect as to the Senior Secured Notes, except as to:

(1)

the rights of holders of the outstanding Senior Secured Notes to receive payments in respect of the principal of, premium, if any, and interest on such Senior Secured Notes when such payments are due solely from the trust fund described in the Senior Secured Indenture;

(2)

our obligations with respect to the Senior Secured Notes (i) to register the transfer or exchange of Senior Secured Notes; (ii) related to issuing temporary Senior Secured Notes; (iii) to replace destroyed, stolen, lost or mutilated Senior Secured Notes; (iv) to maintain an office or agency for payment on the Senior Secured Notes; and (v) for money for payments on the Senior Secured Notes to be held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Senior Secured Trustee under the Senior Secured Indenture; and

(4)	the Legal Defeasance provisions of the Senior Secured Indenture.

In the case of any defeasance described in clause (2) above, any failure by the Company to comply with its continuing obligations may constitute an Event of Default with respect to the Senior Secured Notes as described in clause (5) under “Events of Default” above.

The following will be the only conditions to application of any Legal Defeasance or Covenant Defeasance to the Senior Secured Notes:

•

the Company shall irrevocably have deposited with the Senior Secured Trustee, in trust, for the benefit of the holders, cash in Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (in the case of U.S. Government Obligations or a combination of cash in Dollars and U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm) to pay the principal of and premium, if any, and interest, due on the Senior Secured Notes on the stated maturity date or on the applicable redemption date, as the case may be, and the Company shall have specified whether such Senior Secured Notes are being defeased to maturity or to a particular redemption date;

•

in the event of any Legal Defeasance, the Company shall have delivered to the Senior Secured Trustee an Opinion of Counsel (which may be subject to customary assumptions and exclusions) to the effect that (i) the Company has received from, or there has been published by, the IRS a ruling, or (ii) since the Issue Date there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon, such opinion shall confirm that, the holders of the outstanding Senior Secured Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner, and at the same times as would be the case if such deposit and Legal Defeasance had not occurred;

•

in the event of any Covenant Defeasance, the Company shall have delivered to the Senior Secured Trustee an Opinion of Counsel (which may be subject to customary assumptions and exclusions) to the effect that the holders of the outstanding Senior Secured Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner, and at the same times as would be the case if such deposit and Covenant Defeasance had not occurred;

•

no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing at the time of such deposit;

•

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Senior Secured Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

•

the Company shall have delivered to the Senior Secured Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Senior Secured Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

•

the Company shall have delivered to the Senior Secured Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

If the Company fails to comply with its remaining obligations under the Senior Secured Indenture with respect to the Senior Secured Notes following any Covenant Defeasance and the Senior Secured Notes are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and government obligations on deposit with the Senior Secured Trustee may be insufficient to pay amounts due on the Senior Secured Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

Satisfaction and Discharge

The Senior Secured Indenture will, upon a Company Order, be discharged and cease to be of further effect with respect to the Senior Secured Notes (except as to any surviving rights of registration of transfer or exchange of Senior Secured Notes therein expressly provided for), and the Senior Secured Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Senior Secured Indenture with respect to the Senior Secured Notes, when:

(1)	either:

(a)

all Senior Secured Notes theretofore authenticated and delivered (other than (i) Senior Secured Notes which have been destroyed, lost, or stolen and which have been replaced or paid as provided in the Senior Secured Indenture and (ii) Senior Secured Notes for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the Senior Secured Indenture) have been delivered to the Senior Secured Trustee for cancellation; or

(b)

all such Senior Secured Notes not theretofore delivered to the Senior Secured Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Senior Secured Trustee for the giving of notice of redemption by the Senior Secured Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (i), (ii), or (iii) above, has deposited or caused to be deposited with the Senior Secured Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Senior Secured Notes not theretofore delivered to the Senior Secured Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Senior Secured Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

(2)

in respect of clause (1)(b) above, no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to the Senior Secured Indenture or the Senior Secured Notes shall have occurred and be continuing on the date of such deposit;

(3)	the Company has paid or caused to be paid all other sums payable hereunder by the Company;

(4)

the Company has delivered to the Senior Secured Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Senior Secured Indenture have been satisfied; and

(5)

the Company has delivered irrevocable instructions to the Senior Secured Trustee under the Senior Secured Indenture to apply the deposited money toward the payment of the Senior Secured Notes at Stated Maturity or on the redemption date, as the case may be.

Notwithstanding the satisfaction and discharge of the Senior Secured Indenture, the obligations of the Company to the Senior Secured Trustee to provide reasonable compensation, reimbursement and indemnification, and, if money shall have been deposited with the Senior Secured Trustee pursuant to provisions related to satisfaction and discharge, the obligations of the Senior Secured Trustee related to holding such money in trust and to the application of trust money, will survive.

No Personal Liability of Directors, Officers, Employees and Stockholders

An incorporator or any past, present or future director, officer, employee, or stockholder, as such, of the Company or any Subsidiary Guarantor, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Senior Secured Notes, the Senior Secured Indenture or the Senior Secured Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Secured Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Senior Secured Trustee

Wilmington Trust, National Association is the Senior Secured Trustee under the Senior Secured Indenture and has been appointed by the Company as registrar and paying agent with regard to the Senior Secured Notes.

Governing Law

The Senior Secured Indenture and the Senior Secured Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or is merged with and into the Company or a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary or is merged with and into the Company or a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)	any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in the Oil and Gas Business;

(2)	capital expenditures by the Company or a Restricted Subsidiary in the Oil and Gas Business;

(3)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(4)	Capital Stock constituting a Minority Interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Additional Junior Secured Notes” means additional Junior Secured Notes issued under the Junior Secured Indenture after the Issue Date.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(a)	the sum of:

(i)

estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from

(A)	estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year-end reserve report, and

(B)

estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development, exploitation or other activities, in each case calculated in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), and decreased by, as of the date of determination, the estimated discounted future net revenues from

(C)	estimated proved oil and gas reserves included therein that shall have been produced or disposed of since such year end, and

(D)

estimated oil and gas reserves included therein that are subsequently removed from the proved oil and gas reserves of the Company and its Restricted Subsidiaries as so calculated due to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), in each case as estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

(ii)

the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available consolidated annual or quarterly financial statements;

(iii)	the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly consolidated financial statements; and

(iv)	the greater of:

(A)

the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly consolidated financial statement, and

(B)

the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements (provided that the Company shall not be required to obtain any appraisal of any assets); minus

(b)	the sum of:

(i)	any amount included in (a)(i) through (a)(iv) above that is attributable to Minority Interests;

(ii)	any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited consolidated financial statements;

(iii)

to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv)

to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the estimated discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

“Affiliate” of any specified Person means any other Person, that directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.

“Applicable Premium” means, with respect to a Senior Secured Note at any redemption date, any excess of (A) the present value at such time of (1) the redemption price of such Senior Secured Note at December 15, 2021 (expressed as a percentage of principal amount) plus (2) all required interest payments due on such Senior Secured Note through December 15, 2021, in each case, excluding accrued and unpaid interest to the redemption date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Senior Secured Note.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, in each case outside the ordinary course of business including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	the disposition of cash or Cash Equivalents in the ordinary course of business;

(3)	a disposition of Hydrocarbons or mineral products in the ordinary course of the Oil and Gas Business;

(4)

a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)	transactions permitted by the covenant described under “—Certain Covenants—Merger and Consolidation”;

(6)	an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary;

(7)

for purposes of the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, the making of a Permitted Investment or a disposition subject to the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(8)	dispositions of assets with an aggregate Fair Market Value since the Issue Date of less than $35 million;

(9)	dispositions in connection with the creation, encumbrance or existence of Permitted Liens or the exercise of any rights or remedies with respect thereof;

(10)

dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)

the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(12)	any Production Payments and Reserve Sales on terms that are reasonably customary in the Oil and Gas Business for net cash proceeds of up to $25 million since the Issue Date;

(13)

the sale or transfer of oil and/or gas properties or direct or indirect interests in real property; provided that at the time of such sale or transfer such properties do not have associated with them any proved reserves capable of being produced in material economic quantities;

(14)

the abandonment, farm-out, exchange, lease or sublease of developed or undeveloped oil and/or gas properties or interests therein in the ordinary course of business or in exchange for oil and/or gas properties or interests therein owned or held by another Person;

(15)	an Asset Swap effected in compliance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(16)

a disposition of oil and natural gas properties in connection with tax credit transactions complying with former Section 29, Section 45K or any successor or analogous provisions of the Internal Revenue Code of 1986, as amended;

(17)	surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind; and

(18)	Permitted Liens.

“Asset Swap” means a substantially concurrent purchase and sale or exchange of oil and gas properties or interests therein or other assets or properties used or useful in the Oil and Gas Business, including Capital Stock of any Person who holds any such properties, interests or assets, between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

“Attributable Indebtedness” in respect of a Sale/ Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Senior Secured Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bank Product” means each and any of the following bank services and products provided to the Company or any Subsidiary Guarantor by any lender under the Senior Credit Agreement or any Affiliate of any such lender: (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including pursuant to any agreement in respect of the foregoing.

“Bank Product Obligations” means any and all Obligations of the Company or any Subsidiary Guarantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with any Bank Product.

“Bankruptcy Code” means Title 11 of the United States Code, as may be amended, modified, recodified or supplemented from time to time.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law providing for the relief of debtors or affecting creditors’ rights generally.

“Board of Directors” means, as to any Person, the board of directors of such Person or a duly authorized committee of such board of directors.

“Borrowing Base” means, with respect to borrowings under the Senior Credit Agreement and any amendment to and/or modification, replacement or refinancing of the foregoing in the form of a reserve-based borrowing base credit facility, in each case with lenders that include commercial banks regulated by the U.S. Office of the Comptroller of the Currency, the maximum amount determined or re-determined by the lenders thereunder as the aggregate lending value to be ascribed to the Oil and Gas Properties and other assets of the Company and its Restricted Subsidiaries against which such lenders are prepared to provide loans, letters of credit or other Indebtedness to the credit parties, using their customary practices and standards for determining reserve-based borrowing base loans and which are generally applied to borrowers in the Oil and Gas Business by commercial lenders, as determined semi-annually during each year and/or on such other occasions as may be required or provided for therein.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, and, with respect to payments, days on which commercial banking institutions in the place of payment are authorized or required by law to close.

“Capital Lease” means, with respect to any Person, any lease of property (whether real, personal, or mixed) by such Person or its Subsidiaries as lessee that would be capitalized on a balance sheet of such Person or its Subsidiaries prepared in conformity with GAAP, other than, in the case of such Person or its Subsidiaries, any such lease under which such Person or any of its Subsidiaries is the lessor; provided that, notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to represent a “Capital Lease.”

“Capital Lease Obligations” means, with respect to any Person, the capitalized amount of all obligations of such Person and its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP; provided that, notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to represent a “Capital Lease Obligation.”

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents” means:

(1)

securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having a maturity within one year after the date of acquisition thereof;

(2)

marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year after the date of acquisition thereof and, at the time of such acquisition, having a credit rating of at least “A” or the equivalent thereof from either S&P or Moody’s (or an equivalent rating by another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments);

(3)

certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year after the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition at least “A” or the equivalent thereof by S&P, or “A” or the equivalent thereof by Moody’s (or an equivalent rating by another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments), and having combined capital and surplus in excess of $500 million;

(4)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) above entered into with any bank meeting the qualifications specified in clause (3) above;

(5)

commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s (or an equivalent rating by another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments), and in any case maturing within one year after the date of acquisition thereof; and

(6)	interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Change of Control” means:

(1)

Any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity of the Company, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity);

(2)

the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(3)	the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Collateral” means all of the assets and property of the Company or any Subsidiary Guarantor, whether real, personal or mixed, constituting First Lien Collateral and/or New Notes Collateral.

“Commodity Agreements” means, in respect of any Person, any futures contract, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons purchased, used, produced, processed or sold by such Person and designed to protect such Person against fluctuations in Hydrocarbon prices.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company Order” means a written order of the Company, signed by its Chairman of the Board, President or any Vice President and by its Treasurer, Secretary, any Assistant Treasurer or any Assistant Secretary.

“Consolidated Coverage Ratio” means as of any date of determination, the ratio of (x) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are in existence to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)	if the Company or any Restricted Subsidiary:

(a)

has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)

has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)

if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition or the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

(a)

the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the absolute value of the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)

Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)

if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction giving rise to the need to calculate the Consolidated Coverage Ratio, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)

if, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)	Consolidated Interest Expense;

(2)	Consolidated Income Taxes;

(3)	consolidated depletion, depreciation and amortization expenses;

(4)

consolidated impairment charges recorded in connection with the application of GAAP codification of Accounting Standards (ASC) 350 “Goodwill and Other Intangibles” and ASC 360 “Accounting for the Impairment or Disposal of Long-Lived Assets”;

(5)	consolidated exploration expenses, if applicable;

(6)	(a) any write-off of deferred financing costs, (b) any capitalized interest and (c) the interest portion of any deferred payment obligations; and

(7)

other consolidated non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

In addition, Consolidated EBITDA shall include the amount of “run rate” cost savings (including, without limitation, cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements and initiatives and synergies projected by the Company in good faith to be reasonably anticipated to be realizable, or for which a plan for realization shall have been established, within twelve (12) months of the date thereof (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings (including, without limitation, cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that, all steps have been taken, or are reasonably expected to be taken, in the good faith determination of the Company, for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (provided that, with respect to this clause, the aggregate amount for all such cost savings shall not exceed 20% of Consolidated EBITDA (calculated on a pro forma basis after giving effect to this clause for such period);

Notwithstanding the preceding sentence, the items described in clauses (2) through (6) above relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6) above are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would not be prohibited at the date of determination to be dividended to the Company by such Restricted Subsidiary pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders, except for restrictions under any credit facility.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are (x) calculated by reference to the income or profits of such Person or such Person and its Subsidiaries, or (y) any franchise taxes or equity taxes (in each case to the extent included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the consolidated interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)

interest expense attributable to Capital Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a Capital Lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)

amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3)	non-cash interest expense;

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)

the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6)

costs associated with Hedging Obligations (including amortization of fees); provided, however, that if Hedging Obligations result in net benefits rather than costs, such net benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)

the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9)	Receivables Fees; and

(10)

the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the penultimate paragraph of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the penultimate paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (i) total Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination less the amount of cash and Cash Equivalents held by the Company and its Restricted Subsidiaries as of such date of determination to (ii) the Company’s Consolidated EBITDA for the four full fiscal quarters immediately preceding the determination date, with such adjustments to the amount of Indebtedness and Consolidated EBITDA as are consistent with the adjustment provisions set forth in the definition of “Consolidated Coverage Ratio.”

“Consolidated Net Income” means, for any period, the net consolidated income (loss) of the Company and its Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)	any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(a)

the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)

the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)

any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)

subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)	the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)

any after-tax gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/ Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)	any after-tax extraordinary gain or loss, along with any related provisions for taxes on such gain or loss and all related fees and expenses;

(5)	the cumulative effect of a change in accounting principles;

(6)	any asset impairment write-downs on Oil and Gas Properties under GAAP or SEC guidelines;

(7)	any consolidated impairment charges recorded in connection with the application of ASC 350 “Goodwill and Other Intangibles”;

(8)	any unrealized non-cash gains or losses on charges in respect of Hedging Obligations (including those resulting from the application of ASC 815);

(9)	income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(10)	all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness; and

(11)

any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards; provided that the proceeds resulting from any such grant will be excluded from clause (c)(ii) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Control” of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative of the foregoing.

“Credit Facility” means one or more credit facilities (including, without limitation, the Senior Credit Agreement) providing for revolving credit loans or term loans, in each case, funded by one or more commercial banking institutions, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including successive amendments, restatements, modifications, renewals, refunds, replacements or refinancings and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Credit Agreement or any other credit or other agreement); provided that any refunding, replacement or refinancing is effected by one or more credit facilities providing revolving credit loans or term loans.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Debt” of any Person shall mean (a) all indebtedness of such Person for borrowed money (including the amount of accrued and unpaid interest and outstanding fees, reimbursement, expense and indemnity obligations), (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, credit agreements, Bank Products, hedging agreements (including Financial Contracts) or other similar instruments, (c) all indebtedness (excluding prepaid interest thereon) of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (but if such indebtedness has not been assumed, limited to the lesser of the amount of such indebtedness and the fair market value of the property securing such indebtedness), (d) the principal component of all capitalized lease obligations of such Person, (e) obligations to deliver commodities, goods or services, including “Hydrocarbons” (as defined in the Senior Credit Agreement), in consideration of one or more advance payments, other than (1) obligations relating to net oil, natural gas liquids or natural gas balancing arrangements arising in the ordinary course of business and (2) obligations to deliver commodities or pay royalties or other payments in connection with obligations arising from net profits interests, working interests, overriding royalty interests or similar real property interests relating to a prior advance, (f) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (i) without duplication, all obligations of other Persons in respect of the items described in clauses (a) through clause (e) above and this clause (f) guaranteed by such Person, and (g) obligations in the face amount of and in respect of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder.

“Default” means any event that, with notice or passage of time or both, would constitute an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

“Discharge of First Lien Obligations” means the occurrence of all of the following: (a) termination or expiration of all commitments to extend credit that would constitute First Lien Obligations; (b) payment in full in cash of the principal of and interest (including interest accruing during the pendency of an Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding), expenses (including all legal fees), and premium (if any) on all First Lien Debt (other than any undrawn letters of credit); (c) discharge or cash collateralization (in an amount equal to the lesser of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable First Lien Document) of all outstanding letters of credit the reimbursement obligations in respect of which constitute First Lien Obligations and the aggregate fronting and similar fees which will accrue thereon through the stated expiry of such letters of credit; (d) payment in full in cash of Rate Management Obligations constituting First Lien Obligations (and termination of any agreement related thereto and payment in full in cash of all obligations thereunder or such other arrangements as shall have been made by the counterparty thereto (and communicated to the First Lien Agent) pursuant to the terms of the Senior Credit Agreement); and (e) payment in full in cash of all other First Lien Obligations that are outstanding and unpaid at the time the First Lien Debt is paid in full in cash (other than any Obligations for costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time); provided, however that if, at any time after the Discharge of First Lien Obligations has occurred, the Company or any other Subsidiary Guarantor enters into any First Lien Document evidencing a First Lien Obligation which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new First Lien Obligations (other than with respect to any actions taken after and permitted as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the Company or any other Subsidiary Guarantor designates such Debt as First Lien Debt in accordance with this Agreement, the Obligations under such First Lien Document shall automatically and without any further action be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement, any Senior Secured Obligations shall be deemed to have been at all times Senior Secured Obligations and at no time First Lien Obligations and any Junior Secured Obligations shall be deemed to have been at all times Junior Secured Obligations and at no time First Lien Obligations or Senior Secured Obligations.

“Discharge of Senior Secured Obligations” means the occurrence of all of the following: (a) termination or expiration of all commitments to extend credit that would constitute Senior Secured Obligations; (b) payment in full in cash of the principal of and interest (including interest accruing during the pendency of an Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding), expenses (including all legal fees), and premium (if any) on all Senior Secured Debt (other than any undrawn letters of credit); (c) discharge or cash collateralization (in an amount equal to the lesser of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Senior Secured Lien Document) of all outstanding letters of credit the reimbursement obligations in respect of which constitute Senior Secured Obligations and the aggregate fronting and similar fees which will accrue thereon through the stated expiry of such letters of credit; (d) payment in full in cash of Rate Management Obligations constituting Senior Secured Obligations (and termination of any agreement related thereto and payment in full in cash of all obligations thereunder or such other arrangements as shall have been made by the counterparty thereto (and communicated to the Senior Secured Collateral Trustee) pursuant to the terms of the Senior Secured Lien Indenture); and (e) payment in full in cash of all other Senior Secured Obligations that are outstanding and unpaid at the time the Senior Secured Debt is paid in full in cash (other than any Obligations for costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time); provided, however that if, at any time after the Discharge of Senior Secured Obligations has occurred, the Company or any other Subsidiary Guarantor enters into any Senior Secured Lien Document evidencing a Senior Secured Obligation which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Senior Secured Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Senior Secured Obligations (other than with respect to any actions taken after and permitted as a result of the occurrence of such Senior Secured Discharge of Senior Secured Obligations), and, from and after the date on which the Company or any other Subsidiary Guarantor designates such Debt as Senior Secured Debt in accordance with this Agreement, the Obligations under such Senior Secured Lien Document shall automatically and without any further action be treated as Senior Secured Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement, any Junior Secured Obligations shall be deemed to have been at all times Junior Secured Obligations and at no time Senior Secured Obligations and any Junior Secured Obligations shall be deemed to have been at all times Junior Secured Obligations and at no time Senior Secured Obligations or Junior Secured Obligations.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3)

is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Senior Secured Notes or (b) the first date after the Issue Date on which there are no Senior Secured Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition (each defined in a substantially identical manner to the corresponding definitions in the Senior Secured Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Senior Secured Indenture described under the captions “—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and such repurchase or redemption complies with “—Certain Covenants—Limitation on Restricted Payments.”

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Dollars” or “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Exchange Offer” means the Company’s offer to the holders of the Existing Subordinated Notes to exchange their Existing Subordinated Notes for Senior Secured Notes or Junior Secured Notes pursuant to the terms and conditions set forth in this prospectus.

“Existing Subordinated Indenture” means the Indenture, dated as of May 18, 2011, as supplemented by the First Supplemental Indenture dated as of May 18, 2011, among the Company, the guarantors party thereto, and Wilmington Trust, National Association, as trustee, as further supplemented by the Second Supplemental Indenture dated as of January 7, 2013, among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and as further supplemented by the Third Supplemental Indenture dated as of the Issue Date, among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee, as it may be further amended, supplemented or otherwise modified from time to time.

“Existing Subordinated Notes” means the 6.625% Senior Subordinated Notes due 2021 issued under the Existing Subordinated Indenture.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Unless otherwise specified herein, Fair Market Value shall be determined by the Company in good faith.

“Financial Contracts” has the meaning set forth in the Senior Credit Agreement.

“First Lien” means a Lien granted by the Company or any Subsidiary Guarantor in favor of the First Lien Agent, at any time, upon any Collateral of the Company or any Subsidiary Guarantor to secure (i) First Lien Obligations (including Liens on such Collateral under the security documents associated with any First Lien Refinancing Debt) and (ii) any other Obligations with a Lien that is senior in priority to a Senior Secured Lien.

“First Lien Agent” means BOKF, NA dba Bank of Oklahoma (together with its successors and assigns), and, from and after the date of the incurrence of any First Lien Refinancing Debt, the agent, collateral agent, trustee or other representative of the lenders or other holders of the Debt and other Obligations evidenced thereunder or governed thereby, in each case together with its successors in such capacity.

“First Lien Collateral” means all property of the Company or any Subsidiary Guarantor that is required pursuant to the Senior Credit Agreement or any other First Lien Document to, now or hereafter, secure the First Lien Obligations (or any portion thereof), including all other property of the Company or any Subsidiary Guarantor now or at any time hereafter subject (or purported to be subject) to Liens which secure any First Lien Obligation, whether pursuant to any First Lien Security Document, or otherwise.

“First Lien Debt” means Debt of the Company and the Subsidiary Guarantors incurred under the Senior Credit Agreement (including reimbursement obligations with respect to letters of credit) or any other First Lien Document and any other Debt secured by a First Lien; provided that the aggregate principal amount of First Lien Debt outstanding at any time shall not exceed the amount set forth under clause (1) of the second paragraph of the “—Certain Covenants—Limitation on Indebtedness” covenant.

“First Lien Documents” means the Senior Credit Agreement, the First Lien Security Documents, the other “Loan Documents” (as defined in the Senior Credit Agreement), any documents with respect to Rate Management Obligations (including Financial Contracts), Bank Product Obligations, and all Other First Lien Secured Obligations and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any First Lien Debt.

“First Lien Obligations” means the First Lien Debt and all other Obligations in respect thereof, including all Other First Lien Secured Obligations.

“First Lien Refinancing Debt” means any Debt with respect to which the requirements of the Intercreditor Agreement have been satisfied, that is permitted to be incurred pursuant to the Secured Debt Documents and that Refinances any First Lien Debt then in existence.

“First Lien Secured Parties” means, at any time, (a) the First Lien Agent, (b) each lender or issuing bank under the Senior Credit Agreement, (c) each holder, provider or obligee of any First Lien Obligations or Other First Lien Secured Obligations, (d) the beneficiaries of each indemnification obligation undertaken by any grantor under any First Lien Document and (e) each other Person that provides letters of credit, guarantees or other credit support related thereto under any First Lien Document.

“First Lien Security Documents” means all “Security Instruments” (as defined in the Senior Credit Agreement), the Senior Credit Agreement (insofar as the same grants a Lien on the Collateral), and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements or grants or transfers for security, now existing or entered into after the Issue Date, executed and delivered by the Company or any other Subsidiary Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the First Lien Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any First Lien Refinancing Debt).

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect from time to time. At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS from time to time; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Senior Secured Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Senior Secured Trustee.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement or Commodity Agreement.

“Holder” means a Person in whose name a Senior Secured Note is registered in the security registrar’s books.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, and all products, by-products and all other substances refined, separated, settled or derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, liquified petroleum gas, natural gas, kerosene, sulfur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any other minerals, ores, or substances of value, and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted

Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, as applied to any Person, without duplication:

(1)	all obligations of such Person for borrowed money;

(2)

all obligations of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business);

(3)

all obligations of such Person evidenced by notes, bonds, debentures, mandatorily redeemable preferred stock or other similar instruments (other than performance, surety and appeals bonds arising in the ordinary course of business);

(4)

all payment obligations created or arising under any conditional sale, deferred price or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

(5)	any Capital Lease Obligation of such Person, other than obligations under oil and gas leases entered into in the ordinary course of business;

(6)

all reimbursement, payment or similar obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or incurred in connection with public liability insurance, workers’ compensation, unemployment insurance, old-age pensions and other social security benefits other than in respect of employee benefit plans subject to ERISA);

(7)	all obligations of such Person, contingent or otherwise, under any Guarantee by such Person of the obligations of another Person of the type referred to in clauses (1) through (6) above;

(8)

the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(9)

to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

(10)

all obligations referred to in clauses (1) through (6) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage or security interest in property (including without limitation accounts, contract rights and general intangibles) owned by such Person and as to which such Person has not assumed or become liable for the payment of such obligations other than to the extent of the property subject to such mortgage or security interest;

except that Indebtedness of the type referred to in clauses (7) and (10) above will be included within the definition of “Indebtedness” only to the extent of the least of (a) the amount of the underlying Indebtedness referred to in the applicable clause (1) through (6) above; (b) in the case of clause (7), the limit on recoveries, if any, from such Person under obligations of the type referred to in clause (7) above and (c) in the case of clause (10), the aggregate value (as determined in good faith by the board of directors or similar governing body of such Person) of the property of such Person subject to such mortgage or security interest.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)	such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)	such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person;

in which case, such Indebtedness shall be included in an amount not to exceed:

(a)

the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)

if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

Notwithstanding the preceding, “Indebtedness” shall not include:

(1)	Production Payments and Reserve Sales;

(2)

any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(3)

any obligations under Hedging Obligations; provided that such agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with GAAP);

(4)

any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, Guarantees, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations (other than Guarantees of Indebtedness), in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that such Indebtedness is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

(5)

any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

(6)	in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business; and

(7)	all contracts and other obligations, agreements, instruments or arrangements described in clauses (20), (21) or (22), of the definition of “Permitted Liens.”

“Insolvency or Liquidation Proceeding” means:

(a)	any case commenced by or against the Company or any Subsidiary Guarantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any Subsidiary Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Subsidiary Guarantor or any similar case or proceeding relative to the Company or any Subsidiary Guarantor or its creditors, as such, in each case whether or not voluntary;

(b)

any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any Subsidiary Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)

any other proceeding of any type or nature (including any composition agreement) in which substantially all claims of creditors of the Company or any Subsidiary Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means the Intercreditor Agreement among the First Lien Agent, the Senior Secured Collateral Trustee, the Junior Secured Collateral Trustee, the Company, the Subsidiary Guarantors and the other parties from time to time party thereto, to be entered into on the Issue Date, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate futures contracts, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to employees, directors or customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property or any payment for property or services), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)	Hedging Obligations Incurred in the ordinary course of business and in compliance with the Senior Secured Indenture;

(2)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)	an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of “—Certain Covenants—Limitation on Restricted Payments,”

(1)

“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the aggregate amount of the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P (or an equivalent rating by another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments), in each case, with a stable or better outlook.

“Issue Date” means the date the Senior Secured Notes are originally issued under the Senior Secured Indenture.

“Junior Secured Collateral Trust Agreement” means the Collateral Trust Agreement relating to the Junior Secured Notes, to be entered into on the Issue Date, among the Company, the Subsidiary Guarantors, the Junior Secured Original Collateral Trustee and other parties from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Junior Secured Collateral Trustee” means the Junior Secured Original Collateral Trustee and, from and after the date of the incurrence of any Junior Secured Refinancing Debt that Refinances any Junior Secured Debt, the agent, collateral agent, trustee or other representative of the lenders or other holders of the Debt and other Obligations evidenced thereunder or governed thereby, in each case together with its successors and in such capacity appointed in accordance with the terms of the Junior Secured Collateral Trust Agreement.

“Junior Secured Debt” means Junior Secured Notes issued under the Junior Secured Indenture and the Junior Secured Subsidiary Guarantees and all Junior Secured Refinancing Debt that is permitted to be incurred and secured in accordance with the Secured Debt Documents and with respect to which the requirements of the Intercreditor Agreement have been (or are deemed to have been) satisfied.

“Junior Secured Documents” means the Junior Secured Indenture Documents and the Junior Secured Refinancing Documents.

“Junior Secured Indenture” means the indenture governing the Junior Secured Notes dated as of the Issue Date between the Company, the Subsidiary Guarantors and Wilmington Trust, National Association, as trustee, and Wilmington Trust, National Association, as collateral trustee, as amended and supplemented from time to time.

“Junior Secured Indenture Documents” means the Junior Secured Indenture, the Junior Secured Notes, the Junior Secured Collateral Trust Agreement, the Junior Secured Indenture Security Documents and the Intercreditor Agreement.

“Junior Secured Indenture Secured Parties” means, at any time, the Junior Secured Original Trustee, the Junior Secured Original Collateral Trustee, the trustees, agents and other representatives of the holders of the Junior Secured Notes (including any Additional Junior Secured Notes), the beneficiaries of each indemnification obligation undertaken by the Company or any Subsidiary Guarantor under any Junior Secured Lien Indenture Document, each other holder of, or obligee in respect of, any Junior Secured Notes or any other Junior Secured Lien Indenture Document outstanding at such time.

“Junior Secured Indenture Security Documents” means the Junior Secured Lien Indenture (insofar as the same grants a Lien on the Collateral), the Junior Secured Collateral Trust Agreement, each agreement listed in Part B of Exhibit B of the Intercreditor Agreement and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the Issue Date, executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Junior Secured Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the Junior Secured Collateral Trust Agreement.

“Junior Secured Lien” means a Lien granted by the Company or any Subsidiary Guarantor in favor of the Junior Secured Collateral Trustee, at any time, upon any Collateral of the Company or any such Subsidiary Guarantor to secure Junior Secured Obligations (including Liens on such Collateral under the security documents associated with any Junior Secured Refinancing Debt).

“Junior Secured Notes” means the Company’s 7.000% Junior Secured Notes due 2025 issued under the Junior Secured Indenture on the Issue Date and any Additional Junior Secured Notes issued thereafter.

“Junior Secured Obligations” means Junior Secured Debt and all other Obligations in respect thereof.

“Junior Secured Original Collateral Trustee” means Wilmington Trust, National Association, in its capacity as Collateral Trustee under the Junior Secured Collateral Trust Agreement, together with its successors and assigns in such capacity.

“Junior Secured Original Trustee” means Wilmington Trust, National Association, in its capacity as Trustee under the Junior Secured Indenture, together with its successors and assigns in such capacity.

“Junior Secured Parties” means the Junior Secured Indenture Secured Parties and the Junior Secured Refinancing Secured Parties.

“Junior Secured Purchaser Representative” means the Person appointed by the Junior Secured Parties to act on their behalf to effect the purchase option described in the section under the captions “—The Intercreditor Agreement—First Lien Purchase Option”, notice of which will be provided to the Junior Secured Collateral Trustee, the Senior Secured Collateral Trustee and the First Lien Agent.

“Junior Secured Refinancing Debt” means any Debt with respect to which the requirements of the Intercreditor Agreement have been satisfied, that is permitted to be incurred pursuant to the Secured Debt Documents and that Refinances the Junior Secured Debt then in existence.

“Junior Secured Refinancing Documents” means any loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Junior Secured Refinancing Debt.

“Junior Secured Refinancing Secured Parties” means each holder, provider or obligee of any Junior Secured Refinancing Debt, to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Junior Secured Refinancing Document outstanding at such time.

“Junior Secured Refinancing Security Documents” means the documents evidencing any Junior Secured Refinancing Debt (insofar as the same grants a Lien on the Collateral) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the Issue Date, executed and delivered by the Company or any other Subsidiary Guarantor creating (or purporting to create) a Junior Secured Lien upon the New Notes Collateral in favor of the Junior Secured Refinancing Secured Parties.

“Junior Secured Security Documents” means the Junior Secured Indenture Security Documents and the Junior Secured Refinancing Security Documents.

“Junior Secured Subsidiary Guarantee” means, individually, any Guarantee of payment of the Junior Secured Notes by a Subsidiary Guarantor pursuant to the terms of the Junior Secured Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Junior Secured Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Junior Secured Indenture, together with its successors and assigns in such capacity.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or similar charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Minority Interest” means the percentage interest represented by any shares of stock of any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Mortgages” means all mortgages, deeds of trust, fixture filings and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on Oil and Gas Properties and any other real property interests that, in each case, constitutes New Notes Collateral to secure payment of the Senior Secured Notes and the Senior Secured Subsidiary Guarantees or any part thereof.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)

all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)

all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to holders of Minority Interest in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)

amounts accrued in accordance with GAAP in respect of liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition or liabilities incurred in connection with such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets under Commodity Agreements, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness and any current liabilities under Commodity Agreements, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

“New Notes Collateral” means all property wherever located and whether now owned or at any time acquired after the Issue Date by the Company or any Subsidiary Guarantor as to which a Lien is granted under the Senior Secured Security Documents to secure the Senior Secured Notes or any Senior Secured Subsidiary Guarantee and under the Junior Secured Security Documents to secure the Junior Secured Notes or any Junior Secured Subsidiary Guarantee. For the avoidance of doubt the New Notes Collateral does not include the New Notes Excluded Collateral.

“New Notes Excluded Collateral” means (a) any equity interests of any Subsidiary (including, to the extent applicable, the Company’s 50% equity interests in “Superior”) to the extent that the pledge of such equity interests to secure the Senior Secured Notes or the Junior Secured Notes would require the Company or any Subsidiary Guarantor to file with the Securities Exchange Commission (or any other Governmental Authority) separate financial statements of, or additional financial information with respect to such Subsidiary, including (if applicable) Superior, on an individual, combined or consolidated basis, pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933, as such rule may be amended, supplemented or replaced from time to time, or any other law, rule or regulation, but only to the extent necessary not to be subject to such requirement and only for so long as such requirement is in existence, and (b) any First Lien Collateral that is or may be provided only to certain issuers of letters of credit pursuant to the First Lien Documents rather than generally to all of the First Lien Secured Parties or to the First Lien Agent for the benefit of the First Lien Secured Parties as a whole.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)

as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness, other than Indebtedness permitted under clause (12) of the second paragraph of the “—Certain Covenants—Limitation on Indebtedness” covenant and the pledge of the Capital Stock of the Unrestricted Subsidiary held by the Company or any of its Restricted Subsidiary) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)

no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)

for which there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, other than the Capital Stock of the Unrestricted Subsidiary held by the Company or any of its Restricted Subsidiary.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, principal executive officer, or any Vice President and by the Treasurer, chief accounting officer, principal financial officer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Oil and Gas Business” means (a) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, gas, liquid natural gas, other hydrocarbon properties and water, (b) the business of gathering, marketing, treating, processing, storing, refining, selling and transporting any production from such interests or properties and products produced therefrom or in association therewith, and (c) any business or activity relating to, arising from, or necessary, appropriate, complementary or incidental to the activities described in the foregoing clauses (a) and (b) of this definition, as determined in good faith by the Company, including, without limitation, contract drilling, other oilfield services and alternative energy.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by such Person which contain or are believed to contain “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Senior Secured Trustee. The counsel may be an employee of or counsel to the Company or the Senior Secured Trustee.

“Other First Lien Secured Obligations” means all “Obligations” (as defined in the Senior Credit Agreement) and/or all similar obligations secured by any First Lien Security Documents (including any First Lien Refinancing Debt or any other First Lien Debt), including all Rate Management Obligations under Financial Contracts with First Lien Secured Parties, all Bank Product Obligations provided by First Lien Secured Parties, all amounts of protective advances made by the First Lien Secured Parties in respect of any Collateral, whether for insurance, taxes, maintenance of Collateral, or otherwise, plus all fees, indemnifications, reimbursements and expenses due pursuant to the terms of any First Lien Document.

“Permitted Business Investment” means any Investment made in the ordinary course of the business of the Company or any Restricted Subsidiary or that is of a kind or character that is customarily made in the conduct of the Oil and Gas Business, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, refining, gathering, marketing or transporting Hydrocarbons through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1)

ownership interests in oil and gas properties, liquid natural gas facilities, refineries, drilling operations, processing facilities, gathering systems, pipelines or ancillary real property interests; and

(2)

Investments in the form of or pursuant to oil and gas leases, operating agreements, gathering agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization or pooling designations, declarations, orders and agreements, gas balancing or deferred production agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties.

“Permitted Distribution” means (i) a dividend or distribution, on one occasion and not more than one occasion, to holders of shares of the Company’s Capital Stock of shares of Capital Stock of Unit Drilling Company or any successor to the business thereof (the “Drilling Subsidiary”) or (ii) the designation of the Drilling Subsidiary as an Unrestricted Subsidiary.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	the Company or a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is the Oil and Gas Business;

(2)

another Person if as a result of such Investment such other Person becomes a Restricted Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary and in each case any Investment held by such Person; provided, however, that such Person’s primary business is the Oil and Gas Business;

(3)	cash and Cash Equivalents;

(4)

receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)

payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees and directors made in the ordinary course of business of the Company or such Restricted Subsidiary;

(7)

Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8)

Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(9)	Investments in existence on the Issue Date or made pursuant to agreements or commitments in effect on the Issue Date;

(10)

Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with “—Certain Covenants—Limitation on Indebtedness”;

(11)	Guarantees made in accordance with “—Certain Covenants—Limitation on Indebtedness”;

(12)

Permitted Business Investments in an aggregate amount not to exceed the greater of $100.0 million and 5% of Adjusted Consolidated Net Tangible Assets (with Adjusted Consolidated Net Tangible Assets and the Fair Market Value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value);

(13)

any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(14)	any Asset Swap;

(15)	acquisitions of assets, equity interests or other securities by the Company for consideration consisting solely of common equity securities of the Company; and

(16)

Investments in Superior or any of its Subsidiaries required to maintain the Company’s percentage of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, in Superior as of the Issue Date, in an aggregate amount not to exceed the greater of (a) $50.0 million and (b) 3% of the Company’s Adjusted Consolidated Net Tangible Assets (with Adjusted Consolidated Net Tangible Assets and the Fair Market Value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value).

In order to be a Permitted Investment, an Investment need not be permitted solely by one subsection of this definition but may be permitted in part of one such subsection and in part by one or more other subsections of this definition. In the event an Investment meets the criteria of one or more of the subsections of this definition, the Company, in its sole discretion, may classify all or any portion of such Investment as being permitted by any one or more of such subsections.

“Permitted Liens” means, with respect to any Person:

(1)

Liens securing First Lien Debt under a Credit Facility, including the Senior Credit Agreement and related Hedging Obligations, permitted to be Incurred under clause (1) of the second paragraph of the “—Certain Covenants—Limitation on Indebtedness” covenant;

(2)

pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or earnest money, good faith or similar deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public, regulatory or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)

Liens imposed by law, including carriers’, warehousemen’s, suppliers’, materialmen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if appropriate reserves or other provisions required by GAAP, if any, shall have been made in respect thereof;

(4)

Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings if appropriate reserves or other provisions required by GAAP shall have been made in respect thereof;

(5)

Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)

survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, servitudes, permits, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or surface leases and other similar rights in respect of surface operations or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of the assets of such Person and its Restricted Subsidiaries, taken as a whole, or materially impair their use in the operation of the business of such Person;

(7)	Liens securing Hedging Obligations;

(8)

leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)

judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)

Liens on any assets that do not constitute New Notes Collateral for the purpose of securing Capital Lease Obligations, purchase money obligations or other Indebtedness permitted by clause (7) of the second paragraph of the “Limitation on Indebtedness” covenant;

(11)

Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)

such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)	such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)	Liens existing on the Issue Date that do not secure any Indebtedness;

(14)

Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)

Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary;

(17)

Liens on New Notes Collateral securing the Senior Secured Notes and the Senior Secured Subsidiary Guarantees incurred pursuant to clause (4)(a) of the second paragraph of the “Limitation on Indebtedness” covenant and any Refinancing Indebtedness thereof;

(18)

Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and at the same or junior priority level as the Liens that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)	any interest or title of a lessor under any Capital Lease Obligation or operating lease;

(20)	Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the oil and gas property or other interest that is subject to such Production Payments and Reserve Sales;

(21)

Liens arising under oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, partnership agreements, joint venture agreements, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are subject to the relevant agreement, program, order or contract;

(22)	Liens on pipelines or pipeline facilities that arise by operation of law;

(23)	Liens on any assets that do not constitute New Notes Collateral securing Indebtedness Incurred pursuant to clause (13) of the second paragraph of the “Limitation on Indebtedness” covenant;

(24)	Liens in favor of the Company or any Subsidiary Guarantor;

(25)	Deposits made in the ordinary course of business to secure liability to insurance carriers;

(26)

any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

(27)

Liens arising under the Senior Secured Indenture in favor of the Senior Secured Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be Incurred under the Senior Secured Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(28)

Liens in favor of collecting or payer banks having a right of setoff, revocation, or charge back with respect to money or instruments of the Company or any Subsidiary of the Company on deposit with or in possession of such bank;

(29)	Liens on Capital Stock of an Unrestricted Subsidiary securing Indebtedness permitted under clause (12) of the second paragraph of the “—Certain Covenants—Limitation on Indebtedness” covenant;

(30)	Liens on deposits held by a trustee or other agent or representative under any indenture or other debt agreement, pursuant to customary discharge, redemption or defeasance provisions;

(31)

Liens on New Notes Collateral securing the Junior Secured Notes and the Junior Secured Subsidiary Guarantees incurred pursuant to clause (4)(b) of the second paragraph of the “Limitation on Indebtedness” covenant and any Refinancing Indebtedness thereof; and

(32)

Liens that are junior in priority to the Junior Secured Liens; provided that the holders or lenders of Indebtedness secured by such junior Liens, or the authorized representative thereof, enter into an intercreditor agreement or an amendment to the Intercreditor Agreement with the Junior Secured Collateral Trustee, Senior Secured Collateral Trustee, First Lien Agent and any other parties thereto, whereby such holders or lenders agree to subordinate such junior Liens to the Junior Secured Liens, Senior Secured Liens and First Liens on terms no less favorable to such holders of senior Liens as the subordination terms in respect of the Junior Secured Liens relative to the Senior Secured Liens and the First Liens in the Intercreditor Agreement.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture, or other entity, or government or political subdivision or agency.

“Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in oil and gas properties or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, where the grantee or transferee thereof has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause to be operated and maintained, the related oil and gas properties or other related interests in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

“Property” of a Person means any interest of that Person in any kind of property, whether real, personal, tangible, intangible, or mixed, of that Person, or other assets owned, leased or operated by that Person.

“Rate Management Obligations” has the meaning set forth in the Senior Credit Agreement.

“Rating Agency” means S&P and Moody’s or if S&P or Moody’s or both shall not make a rating on the Senior Secured Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors or a committee thereof) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Receivables” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the Senior Secured Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)

(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Senior Secured Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Senior Secured Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Senior Secured Notes;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)

such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees and expenses Incurred in connection therewith);

(4)

if the Indebtedness being refinanced is subordinated in right of payment to the Senior Secured Notes or a Senior Secured Subsidiary Guarantee, such Refinancing Indebtedness (other than with respect to the Existing Subordinated Notes) is subordinated in right of payment to the Senior Secured Notes or such Senior Secured Subsidiary Guarantee on terms at least as favorable to the holders of the Senior Secured Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, as determined in good faith by the Company;

(5)

such Refinancing Indebtedness is not incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor if the Company or a Subsidiary Guarantor is the obligor on the Indebtedness being refinanced; and

(6)

if the Indebtedness being refinanced is First Lien Debt, Senior Secured Debt or Junior Secured Debt then the Refinancing Indebtedness may only be secured at the same or more junior priority level as the Indebtedness being refinanced and such Debt must be incurred in accordance with the requirements of the Intercreditor Agreement (including the execution of a joinder to the Intercreditor Agreement by the authorized representative of the holders or lenders of any such Debt).

“Refinances” means, (a) in respect of any First Lien Debt, that such Debt refunds, refinances, replaces, exchanges, renews, repays, extends or amends and restates a facility governing such First Lien Debt in whole and results in all commitments thereunder being terminated, or, to the extent permitted by the terms of the First Lien Documents, refunds, refinances, replaces, exchanges, renews, repays or extends such First Lien Debt in part, in each case in a transaction that is in compliance with the Intercreditor Agreement, (b) in respect of any Senior Secured Debt, that such Debt refunds, refinances, replaces, exchanges, renews, repays, extends or amends and restates a facility governing such Senior Secured Debt in whole and that results in all commitments thereunder being terminated, or, to the extent permitted by the terms of the Senior Secured Documents, refunds, refinances, replaces, exchanges, renews, repays or extends such Senior Secured Debt in part, in each case in a transaction that is in compliance with the Intercreditor Agreement and (c) in respect of any Junior Secured Debt, that such Debt refunds, refinances, replaces, exchanges, renews, repays, extends or amends and restates a facility governing such Junior Secured Debt in whole and that results in all commitments thereunder being terminated, or, to the extent permitted by the terms of the Junior Secured Documents, refunds, refinances, replaces, exchanges, renews, repays or extends such Junior Secured Debt in part, in each case in a transaction that is in compliance with the Intercreditor Agreement.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” means

(1)

the payment of any dividend or make any distribution on or in respect of its Capital Stock (including any payment in respect of its Capital Stock in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries), except:

(a)	dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock of the Company; and

(b)

dividends or distributions payable to the Company or a Restricted Subsidiary (and, if the Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis);

(2)

the purchase, redemption, retirement or other acquisition for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company);

(3)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Indebtedness (other than (x) through the issuance of Senior Secured Notes or Junior Secured Notes, (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness, in each case within one year of the final maturity date and (z) Indebtedness permitted under clause (3) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”); and

(4)	any Restricted Investment in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale/ Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Debt Documents” means the First Lien Documents, the Senior Secured Documents and the Junior Secured Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Senior Credit Agreement” means the Senior Credit Agreement, dated September 13, 2011, by and among the Company and the subsidiaries named therein, as borrowers, BOKF, NA DBA Bank of Oklahoma, as Administrative Agent, and the institutions named therein, as lenders, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Senior Secured Collateral Trust Agreement” means the Collateral Trust Agreement relating to the Senior Secured Notes, to be entered into on the Issue Date, among the Company, the Subsidiary Guarantors, the Senior Secured Original Collateral Trustee and other parties from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Senior Secured Collateral Trustee” means the Senior Secured Original Collateral Trustee for the Senior Secured Notes and, from and after the date of the incurrence of any Senior Secured Refinancing Debt that Refinances any Senior Secured Debt, the agent, collateral agent, trustee or other representative of the lenders or other holders of the Debt and other Obligations evidenced thereunder or governed thereby, in each case together with its successors and in such capacity appointed in accordance with the terms of the Senior Secured Collateral Trust Agreement.

“Senior Secured Debt” means Senior Secured Notes issued under the Senior Secured Indenture and the Senior Secured Subsidiary Guarantees and all Senior Secured Refinancing Debt that is permitted to be incurred and secured in accordance with the Secured Debt Documents and with respect to which the requirements of the Intercreditor Agreement have been (or are deemed to have been) satisfied.

“Senior Secured Documents” means the Senior Secured Indenture Documents and the Senior Secured Refinancing Documents.

“Senior Secured Indenture” means the indenture governing the Senior Secured Notes dated as of the Issue Date between the Company, the Subsidiary Guarantors and Wilmington Trust, National Association, as trustee and collateral trustee, as amended and supplemented from time to time.

“Senior Secured Indenture Documents” means the Senior Secured Indenture, the Senior Secured Notes, the Senior Secured Subsidiary Guarantees, the Senior Secured Collateral Trust Agreement, the Senior Secured Security Documents and the Intercreditor Agreement.

“Senior Secured Indenture Secured Parties” means, at any time, the Senior Secured Original Trustee, the Senior Secured Original Collateral Trustee, the trustees, agents and other representatives of the holders of the

Senior Secured Indenture Notes (including any Additional Senior Secured Notes), the beneficiaries of each indemnification obligation undertaken by any Grantor under any Senior Secured Lien Indenture Document, each other holder of, or obligee in respect of, any Senior Secured Indenture Notes or any other Senior Secured Lien Indenture Document outstanding at such time.

“Senior Secured Indenture Security Documents” means the Senior Secured Indenture, the Senior Secured Collateral Trust Agreement and any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the Issue Date, executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Lien upon the New Notes Collateral in favor of the Senior Secured Original Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the Senior Secured Collateral Trust Agreement.

“Senior Secured Lien” means a Lien granted by the Company or any Subsidiary Guarantor in favor of the Senior Secured Collateral Trustee, at any time, upon any Collateral of the Company or any such Subsidiary Guarantor to secure Senior Secured Obligations (including Liens on such Collateral under the security documents associated with any Senior Secured Refinancing Debt).

“Senior Secured Notes” means the 10.000% Senior Secured Notes due 2024 that are issued under the Senior Secured Indenture on the Issue Date and any Additional Senior Secured Notes that are issued under and in accordance with the Senior Secured Indenture thereafter.

“Senior Secured Obligations” means the Senior Secured Debt and all Obligations with respect thereto.

“Senior Secured Original Collateral Trustee” means Wilmington Trust, National Association, in its capacity as Collateral Trustee under the Senior Secured Collateral Trust Agreement, together with its successors and assigns in such capacity.

“Senior Secured Original Trustee” means Wilmington Trust, National Association, in its capacity as Trustee under the Senior Secured Indenture, together with its successors and assigns in such capacity.

“Senior Secured Parties” means the Senior Secured Indenture Secured Parties and the Senior Secured Refinancing Secured Parties.

“Senior Secured Purchaser Representative” means the Person appointed by the Senior Secured Parties to act on their behalf to effect the purchase option described in the section under the captions “—The Intercreditor Agreement—Purchase Option”, notice of which will be provided to the Junior Secured Collateral Trustee, the Senior Secured Collateral Trustee and the First Lien Agent.

“Senior Secured Refinancing Debt” means any Debt with respect to which the requirements of the Intercreditor Agreement have been satisfied, that is permitted to be incurred pursuant to the Secured Debt Documents and that Refinances the Senior Secured Debt then in existence.

“Senior Secured Refinancing Documents” means any loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Senior Secured Refinancing Debt.

“Senior Secured Refinancing Secured Parties” means each holder, provider or obligee of any Senior Secured Refinancing Debt, to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Senior Secured Refinancing Document outstanding at such time.

“Senior Secured Refinancing Security Documents” means the documents evidencing any Senior Secured Refinancing Debt (insofar as the same grants a Lien on the Collateral) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the Issue Date, executed and delivered by the Company or any other Subsidiary Guarantor creating (or purporting to create) a Senior Secured Lien upon the New Notes Collateral in favor of the Senior Secured Refinancing Secured Parties.

“Senior Secured Security Documents” means the Senior Secured Indenture Security Documents and the Senior Secured Refinancing Security Documents.

“Senior Secured Subsidiary Guarantee” means, individually, any guarantee of payment of the Senior Secured Notes by a Subsidiary Guarantor pursuant to the terms of the Senior Secured Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means the Existing Subordinated Notes and any Indebtedness of the Company or any Restricted Subsidiary (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the Senior Secured Notes or any Senior Secured Subsidiary Guarantee pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% (or, in the case of Superior and its Subsidiaries only, 50% or more) of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means (i) any Subsidiary of the Company that provides a Senior Secured Subsidiary Guarantee as of the Issue Date and (ii) any Domestic Subsidiary that has become a Subsidiary Guarantor pursuant to the Senior Secured Indenture provision described under “—Certain Covenants—Future Subsidiary Guarantors” after the Issue Date, in each case, until any such Senior Secured Subsidiary Guarantee is released in accordance with the terms of the Senior Secured Indenture.

“Superior” means Superior Pipeline Company, L.L.C. and its successors.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to December 15, 2021; provided, however, that if the period from the redemption date to December 15, 2021 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means

(1)	Superior and SPC Midstream Operating, L.L.C., in each case, unless and until designated as a Restricted Subsidiary by the Board of Directors;

(2)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(3)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)	such Subsidiary has not Guaranteed any Indebtedness of the Company or any of its Restricted Subsidiaries;

(2)	all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation and at all times thereafter, consist of Non-Recourse Debt;

(3)	such designation and the Investment of the Company in such Subsidiary complies with “—Certain Covenants—Limitation on Restricted Payments”; and

(4)

except as permitted by the covenant above under the caption “—Certain Covenants—Limitation on Affiliate Transactions,” such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms materially less favorable to the Company than those that might have been reasonably obtained from Persons that are not Affiliates of the Company, as determined in good faith by the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Senior Secured Trustee by filing with the Senior Secured Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Senior Secured Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of the “—Certain Covenants—Limitation on Indebtedness” covenant on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors (without regard to the occurrence of any contingency).

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

DESCRIPTION OF JUNIOR SECURED NOTES

The Company will issue the Junior Secured Notes offered hereby under the Junior Secured Indenture, to be dated as of the Issue Date, between the Company, the Subsidiary Guarantors and Wilmington Trust, National Association, as trustee and collateral trustee (in its capacity as trustee, the “Junior Secured Trustee”).

This Description of Junior Secured Notes is intended to be a summary of the material provisions of the Junior Secured Notes, the Junior Secured Indenture, the Junior Secured Security Documents and the Intercreditor Agreement, is not complete and is qualified in its entirety by reference to all of those agreements, including the definitions of certain terms therein. You can find the definitions of certain terms used in this description under “—Certain Definitions.” The capitalized terms defined in “—Certain Definitions” below are used in this Description of Junior Secured Notes as so defined. For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Unit Corporation and not to its subsidiaries.

General

The Junior Secured Notes. The Junior Secured Notes will:

•	initially be issued in an aggregate principal amount of up to $650.0 million;

•	be unsubordinated secured obligations of the Company, secured on a third-priority basis by the New Notes Collateral described below;

•	mature on December 15, 2025;

•	be issued only in registered form, without coupons;

•	be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000;

•

generally be represented by one or more registered Junior Secured Notes in global form, but in certain circumstances may be represented by Junior Secured Notes in definitive form, in each case as described in “Book-entry, Delivery and Form”; and

•

be unconditionally guaranteed on an unsubordinated secured basis (as described in “—Junior Secured Subsidiary Guarantees”) (x) on the Issue Date, by each Restricted Subsidiary that is a guarantor under the Existing Subordinated Indenture (including each Restricted Subsidiary that is an obligor under the Senior Credit Agreement) on such date and, in addition, (y) after the Issue Date, by any Restricted Subsidiary required to Guarantee the Junior Secured Notes to the extent described in “—Certain Covenants—Future Subsidiary Guarantors,” in each case, until any such Junior Secured Subsidiary Guarantee is released in accordance with the terms of the Junior Secured Indenture.

The Company may issue additional notes having identical terms as the Junior Secured Notes (except for issue date, issue price and first interest payment date) (the “Additional Junior Secured Notes”) up to an amount such that the principal amount of Junior Secured Notes (including any Additional Junior Secured Notes), shall not exceed $650.0 million in the aggregate. The Company may issue such Additional Junior Secured Notes only if at the time of such issuance, we are in compliance with the covenants contained in the Junior Secured Indenture. Any Additional Junior Secured Notes will be part of the same series as the Junior Secured Notes offered hereby under the Junior Secured Indenture for all purposes, including waivers, amendments, redemptions and offers to purchase, and will vote on all matters with the holders of the Junior Secured Notes; provided that Additional Junior Secured Notes will not be issued with the same CUSIP, ISIN or other identifying number as the Junior Secured Notes offered hereby unless such Additional Junior Secured Notes are fungible with the Junior Secured Notes offered hereby for U.S. federal income tax purposes.

On April 3, 2018, the Company sold 50% of its ownership interests in Superior Pipeline Company, L.L.C. (“Superior”) to SP Investor Holdings, LLC. Superior, its Subsidiaries and SPC Midstream Operating, L.L.C. will initially be Unrestricted Subsidiaries under the terms of the Junior Secured Indenture and will be the only Unrestricted Subsidiaries of the Company on the Issue Date.

Interest. Interest on the Junior Secured Notes will:

•	accrue at the rate of 7.000% per annum;

•	accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

•	be payable in cash semi-annually in arrears on June 15 and December 15 each year, commencing on June 15, 2020;

•	be payable to the holders of record on the close of business on June 1 and December 1 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the Junior Secured Notes; Paying Agent and Registrar

We will pay principal of, premium, if any, and interest on the Junior Secured Notes at the office or agency of the Company maintained for such purpose, except that we may, at our option, pay interest on the Junior Secured Notes by check mailed to holders of the Junior Secured Notes at their addresses set forth in the security registrar or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Junior Secured Trustee at least 15 days prior to the date for payment by the Person entitled thereto. We have initially designated the corporate trust office of the Junior Secured Trustee to act as our paying agent and registrar in respect of the Junior Secured Notes. We may, however, change any paying agent or registrar without notice to any holder of the Junior Secured Notes. The Company or any of its Subsidiaries may act in any such capacity.

We will pay principal of, premium, if any, and interest on the Junior Secured Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global Note.

Transfer and Exchange

The Junior Secured Notes will be issued in registered form and will be transferable only upon the surrender of the Junior Secured Notes being transferred for registration of transfer. No service charge will be imposed by the Company, the Junior Secured Trustee or the registrar for any registration of transfer or exchange of Junior Secured Notes, but we may require a holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, other than those expressly provided in the Junior Secured Indenture to be made at the Company’s own expense or without expense or without charge to the holders. The Company will not be required (a) to issue, register the transfer of or exchange any Junior Secured Notes for a period of 15 days next preceding any mailing of notice of redemption of Junior Secured Notes or (b) to register the transfer of or exchange any Junior Secured Notes selected, called or being called for redemption in whole or in part, except, in the case of Junior Secured Notes to be redeemed in part, the portion thereof not to be so redeemed. The registered holder of a Junior Secured Note will be treated as its owner for all purposes.

Optional Redemption

The Company may redeem all or, from time to time, a part of the Junior Secured Notes, upon notice as described under “— Selection and Notice”, at a redemption price equal to 100% of the principal amount of the Junior Secured Notes to be redeemed, plus accrued and unpaid interest thereof, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the optional redemption date is on or after an interest payment record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Junior Secured Note is registered at the close of business on the record date, and no further interest will be payable to holders whose Junior Secured Notes will be subject to redemption.

Selection and Notice

In the case of any partial redemption, selection of the Junior Secured Notes for redemption will be made by the Junior Secured Trustee:

•

in compliance with the requirements of the principal national securities exchange, if any, on which the Junior Secured Notes are listed (to the extent such listing is known to the Junior Secured Trustee) and in compliance with the requirements of DTC; or

•

if the Junior Secured Notes are not listed or such exchange prescribes no method of selection and the Junior Secured Notes are not held through DTC or DTC prescribes no method of selection, then on a pro rata basis, by lot or by such other method, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption, as the Junior Secured Trustee in its sole discretion may deem to be fair and appropriate;

provided that no Junior Secured Note of a minimum denomination of $2,000 in original principal amount or less will be redeemed in part.

Notices of redemption will be delivered electronically or mailed by first-class mail at least 15 days but not more than 60 days before the redemption date to each holder of Junior Secured Notes to be redeemed at such holder’s address appearing in the security register or otherwise in accordance with the applicable procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Junior Secured Notes or a satisfaction and discharge of the Junior Secured Indenture.

At the Company’s request (made to the Junior Secured Trustee at least 3 Business Days (or such shorter period as the Junior Secured Trustee may agree) prior to the date such notice is to be sent), the Junior Secured Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Junior Secured Trustee, at least 20 days prior to the redemption date (or such shorter period as the Junior Secured Trustee may agree), an Officers’ Certificate requesting that the Junior Secured Trustee give such notice and setting forth the information to be stated in such notice as provided in the Junior Secured Indenture.

If any Junior Secured Note is to be redeemed in part only, the notice of redemption that relates to that Junior Secured Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Junior Secured Note will be issued in the name of the holder thereof upon cancellation of the original Junior Secured Note. In the case of a global note, an appropriate notation will be made on such Junior Secured Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice, Junior Secured Notes called for redemption become due on the date fixed for redemption. In addition, any notice of redemption may, at the Company’s discretion, be given prior to the completion of a transaction (including an equity offering, incurrence of Indebtedness, a Change of Control or other transaction) and any redemption described in such notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent described in such notice of redemption. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest ceases to accrue on Junior Secured Notes or portions of them called for redemption.

The Company will notify the Junior Secured Trustee of the redemption price with respect to the redemption promptly after the calculation thereof. The Junior Secured Trustee will not be responsible for calculating the redemption price.

Mandatory Redemption or Sinking Fund

Except as described below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Junior Secured Notes. However, under certain circumstances, the Company may be required to offer to repurchase Junior Secured Notes as described under the captions “—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.” The Company may at any time and from time to time purchase Junior Secured Notes in the open market or otherwise.

Notwithstanding anything to the contrary, if the Junior Secured Notes would otherwise constitute “applicable high yield discount obligations” (“AHYDO”) within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) at the end of each accrual period ending after the fifth anniversary of the notes’ issuance (each, an “AHYDO Redemption Date”), the Company will be required to redeem for cash a portion of each Junior Secured Note then outstanding equal to the Mandatory Principal Redemption Amount (as defined below) (each such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of each Junior Secured Note redeemed pursuant to a Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. The “Mandatory Principal Redemption Amount” means the portion of a Junior Secured Note required to be redeemed to prevent such Junior Secured Note from being treated as an AHYDO within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the Junior Secured Notes prior to an AHYDO Redemption Date pursuant to any other provision of the Indenture will alter the Company’s obligation to make the Mandatory Principal Redemption with respect to the Junior Secured Notes that remain outstanding on each AHYDO Redemption Date.

Junior Secured Subsidiary Guarantees

Subject to the provisions of the Junior Secured Indenture, each of the Subsidiary Guarantors will, jointly and severally, fully and unconditionally guarantee, on an unsubordinated secured basis, the Company’s obligations under the Junior Secured Notes and the Junior Secured Indenture. The Subsidiary Guarantors will be obligated to pay, in addition to the amount stated above, any costs and expenses (including reasonable counsel fees and expenses) Incurred by the Junior Secured Trustee or the holders in enforcing any rights under the Junior Secured Subsidiary Guarantees.

The obligations of each Subsidiary Guarantor under its Junior Secured Subsidiary Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Junior Secured Subsidiary Guarantee, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under the provisions of the Junior Secured Indenture related to the Junior Secured Subsidiary Guarantees, result in the obligations of such Subsidiary Guarantor under its Junior Secured Subsidiary Guarantee not constituting a fraudulent transfer or conveyance. By virtue of this limitation, a Subsidiary Guarantor’s obligation under its Junior Secured Subsidiary Guarantee could be significantly less than amounts payable with respect to the Junior Secured Notes, or a Subsidiary Guarantor may have effectively no obligation under its Junior Secured Subsidiary Guarantee. See “Risk Factors—Risks Relating to Holding the New Notes — Federal and state fraudulent transfer laws may permit a court to void the New Notes, the guarantees, and the liens securing the New Notes, to subordinate claims in respect of the New Notes, the guarantees and the liens securing the New Notes and to require noteholders to return payments received and, if that occurs, you may not receive any payments on the New Notes.”

The Junior Secured Subsidiary Guarantee of a Subsidiary Guarantor and all of its other obligations under the Junior Secured Indenture will be automatically released:

(1)

in connection with any issuance, sale, disposition or other transfer (including through merger or consolidation) (x) of the Capital Stock of such Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary of the Company or (y) of all or substantially all the assets of the applicable Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, provided that, in the case of each of clause (x) and (y), such issuance, sale, disposition or other transfer is made in compliance with the Junior Secured Indenture, including those provisions described under “— Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock,” and all of the obligations of the Subsidiary Guarantor under any Credit Facility and related documentation and any other agreements relating to any other Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction;

(2)

in connection with the defeasance of the Junior Secured Notes and the Junior Secured Subsidiary Guarantees, as described under “—Defeasance” or the satisfaction and discharge of the Junior Secured Indenture, as described under “—Satisfaction and Discharge”;

(3)	if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the Junior Secured Indenture; or

(4)

if such Subsidiary Guarantor (i) is released from all of its obligations under the Senior Credit Agreement (other than a release resulting from a payment under its guarantee thereof (it being understood that a release subject to a contingent reinstatement is still considered a release, and if any such obligations or guarantee are so reinstated, such Junior Secured Subsidiary Guarantee shall also be reinstated)) and (ii) does not guarantee any other Indebtedness of the Company or any other Subsidiary Guarantor in excess of $25.0 million.

Ranking

The Junior Secured Notes will:

•	be unsubordinated secured obligations of the Company;

•	be secured on a third-priority basis by the New Notes Collateral;

•

be effectively senior to all unsubordinated Indebtedness of the Company that is either (i) unsecured or (ii) secured by a Lien on the New Notes Collateral that is junior to the Lien securing the Junior Secured Notes, in each case to the extent of the value of the New Notes Collateral (after giving effect to any senior or prior Liens on the New Notes Collateral);

•	without giving effect to security interests, rank equally in right of payment with all existing and future unsubordinated Indebtedness of the Company;

•	be senior in right of payment to all existing and future Subordinated Indebtedness of the Company;

•

be effectively subordinated to all existing and future Indebtedness of the Company that is either (i) secured by a Lien on the New Notes Collateral that is senior or prior to the third-priority Liens securing the Junior Secured Notes, including first-priority Liens securing the Senior Credit Agreement and any other first-priority Permitted Liens and second–priority Liens securing the Senior Secured Notes or (ii) secured by assets that are not part of the New Notes Collateral securing the Junior Secured Notes, in each case to the extent of the value of the applicable assets securing such Indebtedness; and

•	be structurally subordinated to all existing and future Indebtedness and other obligations, including trade payables, of our Subsidiaries that are not Subsidiary Guarantors.

Each Junior Secured Subsidiary Guarantee will:

•	be an unsubordinated secured obligation of the applicable Subsidiary Guarantor;

•	be secured on a third-priority basis by the New Notes Collateral;

•	be effectively senior to all unsubordinated unsecured Indebtedness of the applicable Subsidiary Guarantor that is either (i) unsecured or (ii) secured by a Lien on the New Notes Collateral that is junior to the Lien securing the Junior Secured Subsidiary Guarantee, in each case to the extent of the value of the New Notes Collateral (after giving effect to any senior or prior Liens on the New Notes Collateral);

•	without giving effect to security interests, rank equally in right of payment with all existing and future unsubordinated Indebtedness of the applicable Subsidiary Guarantor;

•	be senior in right of payment to all existing and future Subordinated Indebtedness of the applicable Subsidiary Guarantor;

•

be effectively subordinated to all existing and future Indebtedness of the applicable Subsidiary Guarantor that is either (i) secured by a Lien on the New Notes Collateral that is senior or prior to the third-priority Liens securing the Junior Secured Notes, including first-priority Liens securing the Senior Credit Agreement and any other first-priority Permitted Liens and second–priority Liens securing the Senior Secured Notes or (ii) secured by assets that are not part of the New Notes Collateral securing the Junior Secured Subsidiary Guarantee, in each case to the extent of the value of the applicable assets securing such Indebtedness; and

•

be structurally subordinated to all existing and future Indebtedness and other obligations, including trade payables, of the existing and future Subsidiaries of the applicable Subsidiary Guarantor that are not Subsidiary Guarantors.

Assuming that we had consummated the Exchange Offer with 100% participation by the holders of the Existing Subordinated Notes and the maximum amount ($300 million) of Senior Secured Notes are issued therein, as of September 30, 2019:

•

in addition to the Junior Secured Notes and the Junior Secured Subsidiary Guarantees, the Company and the Subsidiary Guarantors would have had $143.85 million of unsubordinated Indebtedness outstanding (excluding intercompany liabilities), of which $143.85 million would have been Indebtedness outstanding under our Senior Credit Agreement and secured by a first-priority Lien and $300 million would have been the Senior Secured Notes secured by a second-priority Lien;

•	the Company and the Subsidiary Guarantors would have had no Subordinated Indebtedness outstanding; and

•	our non-guarantor Subsidiaries (including Unrestricted Subsidiaries) would have had approximately $4.1 million of total indebtedness outstanding (excluding intercompany liabilities).

Although the Junior Secured Indenture will limit the amount of Indebtedness that we and our Restricted Subsidiaries may Incur, the Junior Secured Indenture permits us and our Restricted Subsidiaries to incur a significant amount of additional Indebtedness, including Indebtedness that may be secured by a first-priority Lien, second-priority Lien or a third-priority Lien on the New Notes Collateral or by a Lien on certain assets that do not constitute New Notes Collateral. The Junior Secured Indenture does not limit our Unrestricted Subsidiaries from incurring Indebtedness in any manner. See “—Certain Covenants—Limitation on Indebtedness,” “—Certain Covenants—Limitation on Liens” and the definition of “Permitted Liens.”

Security for the Junior Secured Notes

The Junior Secured Notes will be secured by third-priority Liens on the New Notes Collateral granted to the Junior Secured Collateral Trustee for the benefit of the holders of the Junior Secured Notes and any other Junior Secured Obligations. For all purposes of this Description of Junior Secured Notes and the Junior Secured Indenture, all references to “third-priority” Liens or Junior Secured Liens means Liens that are junior in priority to the First Liens securing First Lien Obligations and Senior Secured Liens securing the Senior Secured Obligations.

Except as otherwise provided in the Intercreditor Agreement, the Junior Secured Indenture will provide that the New Notes Collateral will consist of substantially all of the assets of the Company and the Subsidiary

Guarantors that secure the Senior Credit Agreement, which currently consists of (i) mortgage liens on no less than 80% of the discounted present value of the Company’s proved developed and producing oil and gas properties evaluated in the most recently delivered reserve report pursuant to the Senior Credit Agreement and (ii) a pledge of the Company’s 50% equity interests in Superior; provided that the New Notes Collateral does not include any New Notes Excluded Collateral.

Certain security interests or liens in the New Notes Collateral may not be in place on the Issue Date or may not be perfected on the Issue Date. The Junior Secured Indenture will provide for a 90-day period following the Issue Date for the Company to deliver, and file or submit to the appropriate government agency or office for recording, Mortgages establishing Junior Secured Liens on all real property that constitutes the New Notes Collateral. See “Risk Factors—Risks Relating to Holding the New Notes — Security over certain collateral, including all mortgages on oil and gas properties, on which a lien in favor of the Collateral Trustees is required, may not be perfected on the Closing Date.”

The Junior Secured Security Documents providing for the Junior Secured Liens will be substantially in the form of the corresponding instruments providing for the First Liens and Senior Secured Liens, with such changes as are reasonably necessary to reflect the terms of the Intercreditor Agreement and with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities.

The Intercreditor Agreement

For a description of the terms of the Intercreditor Agreement, see “Description of Senior Secured Notes – Intercreditor Agreement.”

Junior Secured Collateral Trust Agreement

On the Issue Date, the Company and the Subsidiary Guarantors will enter into a Junior Secured Collateral Trust Agreement with the Junior Secured Collateral Trustee and the Junior Secured Trustee. The Junior Secured Collateral Trust Agreement will set forth the terms on which the Junior Secured Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon any property of the Company or any Subsidiary Guarantor at any time held by it, in trust for the benefit of the current and future Junior Secured Parties.

Release of Liens

The Junior Secured Indenture and the Junior Secured Collateral Trust Agreement will provide that the Junior Secured Collateral Trustee’s Junior Secured Liens upon the Collateral will no longer secure the Junior Secured Notes outstanding under the Junior Secured Indenture or any other Obligations under the Junior Secured Indenture Documents, and the right of the holders to the benefits and proceeds of the Junior Secured Collateral Trustee’s Junior Secured Liens on the Collateral will terminate and be discharged:

1)	upon satisfaction and discharge of the Junior Secured Indenture as set forth under the caption “—Satisfaction and Discharge”;

2)	upon a Legal Defeasance or Covenant Defeasance of the Junior Secured Notes as set forth under the caption “—Defeasance”;

3)

upon payment in full in cash and discharge of all Junior Secured Notes outstanding under the Junior Secured Indenture and all other Junior Secured Obligations that are outstanding, due and payable under the Junior Secured Indenture and the other Junior Secured Indenture Documents at the time the Junior Secured Notes are paid in full in cash and discharged (other than contingent indemnity obligations for which no claim has been made);

4)

as to any Collateral of the Company or a Subsidiary Guarantor that is sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary of the Company in a transaction or other circumstance that complies with the provisions described in the first paragraph under the caption “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” below (other than the obligation to apply proceeds of such Asset Disposition as provided in such provision) and is permitted by all of the other Junior Secured Indenture Documents, at the time of such sale, transfer or other disposition to the extent of the interest sold, transferred or otherwise disposed of; provided that the Junior Secured Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to the covenant described below under the caption “—Certain Covenants—Merger and Consolidation”;

5)	in whole or in part, with the consent of the holders of the requisite percentage of Junior Secured Notes in accordance with the provisions described below under the caption “—Modification and Waiver”;

6)

with respect to the assets of any Subsidiary Guarantor, at the time that such Subsidiary Guarantor is released from its Junior Secured Subsidiary Guarantee as described above under the caption “—Junior Secured Subsidiary Guarantees”; or

7)

if and to the extent required by the provisions of Junior Secured Collateral Trust Agreement or the provisions of the Intercreditor Agreement described under the caption “Description of Senior Secured Notes —The Intercreditor Agreement—Automatic Release of Senior Secured and Junior Secured Liens.”

Provisions of the Junior Secured Indenture Relating to Security

Further Assurances; Liens on Additional Property

The Junior Secured Indenture will provide that the Company and each of the Subsidiary Guarantors will do or cause to be done all acts and things that may be required, or that the Junior Secured Collateral Trustee from time to time may reasonably request, to assure and confirm that the Junior Secured Collateral Trustee holds, for the benefit of the Junior Secured Indenture Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets constituting Collateral that are acquired or otherwise become, or are required by any Junior Secured Indenture Document to become, Collateral after the Junior Secured Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Junior Secured Indenture Documents and in connection with any merger, consolidation or sale of assets of the Company or any Subsidiary Guarantor, the property and assets of the Person which is consolidated or merged with or into the Company or any Subsidiary Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Junior Secured Security Documents, shall be treated as after-acquired property and the Company or such Subsidiary Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Junior Secured Liens, in the manner and to the extent required under the Junior Secured Security Documents.

Upon the reasonable request of the Junior Secured Collateral Trustee or any Junior Secured Trustee at any time and from time to time, the Company and each of the Subsidiary Guarantors will promptly execute, acknowledge and deliver such Junior Secured Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Junior Secured Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Junior Secured Indenture Documents for the benefit of the Junior Secured Indenture Secured Parties; provided that no such Junior Secured Security Document, instrument or other document shall be materially more burdensome upon the Company and the Subsidiary Guarantors than the Junior Secured Indenture Documents executed and delivered (or required to be executed and delivered promptly after the Issue Date) by the Company and the Subsidiary Guarantors in connection with the issuance of the Junior Secured Notes on or about the Issue Date.

Subject to certain limitations and exceptions including the terms of the Intercreditor Agreement with respect to excluded Collateral, if the Company or any Subsidiary Guarantor acquires any property or rights which are of a type constituting Collateral under any Junior Secured Security Document, it will be required to execute and delivery such security instruments, financing statements and such certificates as are required under the Junior Secured Indenture or any Junior Secured Security Document to vest in the Junior Secured Collateral Trustee a perfected security interest (subject to Permitted Liens) in such after-acquired collateral and to take such actions to add such after-acquired collateral to the Collateral, and thereupon all provisions of the Junior Secured Indenture and the Junior Secured Security Documents relating to the Collateral shall be deemed to relate to such after-acquired collateral to the same extent and with the same force and effect.

Change of Control

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Junior Secured Notes as described under “Optional Redemption,” the Company will be required to offer to repurchase from each holder all or any part (equal to minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Junior Secured Notes at a purchase price in cash equal to 101% of the principal amount of the Junior Secured Notes plus accrued and unpaid interest to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the Junior Secured Notes as described under “Optional Redemption,” the Company will send a notice (the “Change of Control Offer”) to each holder, with a copy to the Junior Secured Trustee, stating:

(1)

that a Change of Control has occurred and that the Company is offering to repurchase the holder’s Junior Secured Notes at a purchase price in cash equal to 101% of the principal amount of the Junior Secured Notes plus accrued and unpaid interest to, but excluding, the date of repurchase (subject to the right of holders of record at the close of business on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)	the repurchase date (which will be no earlier than 30 days nor later than 60 days from the date such notice is sent) (the “Change of Control Payment Date”); and

(3)	the procedures determined by the Company, consistent with the Junior Secured Indenture, that a holder must follow to have its Junior Secured Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)

accept for payment all Junior Secured Notes or portions of Junior Secured Notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent for the Junior Secured Notes an amount equal to the Change of Control Payment in respect of all Junior Secured Notes or portions of Junior Secured Notes so tendered; and

(3)

deliver or cause to be delivered to the Junior Secured Trustee the Junior Secured Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Junior Secured Notes or portions of Junior Secured Notes being repurchased by the Company in accordance with the terms of this covenant.

The paying agent will promptly mail to each holder of Junior Secured Notes properly tendered the Change of Control Payment for such Junior Secured Notes (or, if all the Junior Secured Notes are then in global form, it will make such payment through the facilities of DTC), and the Junior Secured Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Junior Secured Note equal in principal amount to any unpurchased portion of the Junior Secured Notes surrendered, if any; provided that each new Junior Secured Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Junior Secured Note is registered at the close of business on the record date, and no further interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements in the Junior Secured Indenture applicable to a Change of Control Offer made by the Company and purchases all Junior Secured Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption of all outstanding Junior Secured Notes has been given pursuant to the Junior Secured Indenture as described under “Optional Redemption,” unless and until there is a default in payment of the applicable redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon the occurrence of such Change of Control.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Junior Secured Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Junior Secured Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations described in the Junior Secured Indenture by virtue of such compliance.

Notwithstanding the foregoing, in connection with any Change of Control Offer, if holders of not less than 90% of the aggregate principal amount of the outstanding Junior Secured Notes validly tender and do not withdraw such Junior Secured Notes in such Change of Control Offer, and the Company, or any third party making such Change of Control Offer in lieu of the Company, purchases all of the Junior Secured Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all of the Junior Secured Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment.

Several factors may limit the Company’s ability to repurchase Junior Secured Notes pursuant to a Change of Control Offer. The occurrence of any of the events that constitute a Change of Control may constitute a default under the Senior Credit Agreement or other agreements governing the Company’s Indebtedness. Also, certain events that may constitute a change of control under the Senior Credit Agreement or other debt agreement and cause a default under such agreements may not constitute a Change of Control under the Junior Secured Indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Junior Secured Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Even if sufficient funds were otherwise available, the Senior Credit Agreement may (and other Indebtedness may) prohibit the Company’s prepayment or repurchase of Junior Secured Notes before their scheduled maturity.

Consequently, if the Company cannot prepay the Indebtedness arising under the Senior Credit Agreement and any other Indebtedness containing similar restrictions or obtain requisite consents to allow the Company to consummate a Change of Control Offer, the Company will be unable to consummate a Change of Control Offer, which would be an Event of Default under the Junior Secured Indenture. A default under the Junior Secured Indenture may result in a cross-default under the Senior Credit Agreement or under the Company’s other Indebtedness.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate these transactions.

The definition of “Change of Control” includes a sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act). Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be uncertainty about whether a particular transaction would involve a disposition of “all or substantially all” of the property and assets of a Person. As a result, it may be unclear whether a Change of Control has occurred and the Company is obligated to make a Change of Control Offer. The provisions under the Junior Secured Indenture obligating the Company to make a Change of Control Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the Junior Secured Notes.

Certain Covenants

Effectiveness of Covenants

From and after the first day on which:

(1)	the Junior Secured Notes have an Investment Grade Rating from either Ratings Agency; and

(2)	no Default has occurred and is continuing under the Junior Secured Indenture;

the Company and its Restricted Subsidiaries will cease to be subject to the provisions of the Junior Secured Indenture summarized under the subheadings below:

(1)	“Limitation on Indebtedness”;

(2)	“Limitation on Restricted Payments”;

(3)	“Limitation on Restrictions on Distributions from Restricted Subsidiaries”;

(4)	“Limitation on Sales of Assets and Subsidiary Stock”;

(5)	“Limitation on Affiliate Transactions”;

(6)	“Future Subsidiary Guarantors”;

(7)	“Limitation on Lines of Business”; and

(8)	Clause (4) of “Merger and Consolidation”

(collectively, the “Suspended Covenants”). If at any time the Junior Secured Notes fail to have an Investment Grade Rating by either Rating Agency for any reason, then the Suspended Covenants will thereafter be reinstated (the date of such reinstatement, the “Reinstatement Date”) and again be applicable pursuant to the terms of the Junior Secured Indenture, unless and until the Junior Secured Notes subsequently attain an Investment Grade Rating from either Rating Agency and no Default under the Junior Secured Indenture is continuing at such time. Neither the failure of the Company or any of its Subsidiaries to comply with a Suspended Covenant during the period commencing on the date the Suspended Covenants are suspended as provided above and ending on the Reinstatement Date (such period, the “Suspension Period”) nor compliance by the Company or any of its Subsidiaries with any contractual obligation entered into in compliance with the Junior Secured Indenture during the Suspension Period will constitute a Default, Event of Default or breach of any kind under the Junior Secured Indenture, the Junior Secured Notes or the Junior Secured Subsidiary Guarantees. The Junior Secured Trustee will not have any obligation to monitor whether the commencement and termination of any period when the Suspended Covenants are suspended has occurred and will not have any obligation to notify the holders of the Junior Secured Notes thereof.

On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4)(e) of the second paragraph of “—Certain Covenants—Limitation on Indebtedness.” Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under “—Certain Covenants—Limitation on Restricted Payments” will be made as though the covenants described under “—Certain Covenants—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Certain Covenants—Limitation on Restricted Payments.” On the Reinstatement Date, the amount of Excess Proceeds shall be reset at zero. Any Affiliate Transaction entered into after the Reinstatement Date pursuant to an agreement entered into during any Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (9) of the second paragraph under “—Certain Covenants—Limitation on Affiliate Transactions.” Any encumbrance or restriction on the ability of any Restricted Subsidiary to take any action described in clauses (1) through (3) of the first paragraph of “—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries” that becomes effective during the Suspension Period will be deemed to have existed on the Issue Date, so that it is classified as permitted under clause (a) of the second paragraph under “—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries.” In addition, within 60 days of the Reinstatement Date, the Company must comply with the terms of the covenant described under “—Certain Covenants—Future Subsidiary Guarantors.”

During any period when the Suspended Covenants are not in effect, the Board of Directors of the Company may not designate any of the Company’s Restricted Subsidiaries as Unrestricted Subsidiaries pursuant to the Junior Secured Indenture.

Limitation on Indebtedness

The Company may not, and may not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); except, that the Company and any Subsidiary Guarantor may Incur Indebtedness if on the date thereof:

(1)	the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.25 to 1.0; and

(2)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of Incurring the Indebtedness.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)

Indebtedness of the Company or any Restricted Subsidiary Incurred pursuant to a Credit Facility (including letters of credit or bankers’ acceptances issued or created under any Credit Facility) and Guarantees in respect of such Indebtedness, in an aggregate principal amount outstanding at any time not to exceed the greatest of (a) $450.0 million, (b) 25% of Adjusted Consolidated Net Tangible Assets, determined as of the date such Indebtedness was Incurred after giving effect to the application of the proceeds therefrom, and (c) the Borrowing Base then in effect;

(2)

Guarantees by the Company or any Subsidiary Guarantor of any Indebtedness Incurred in accordance with the provisions of the Junior Secured Indenture; provided that, if the Indebtedness that is being Guaranteed is Subordinated Indebtedness of the Company or a Subsidiary Guarantor, then such Guarantee shall be subordinated in right of payment to the Junior Secured Notes or the Junior Secured Subsidiary Guarantee as the case may be;

(3)

Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that:

(a)

if the Company is the obligor on the Indebtedness and the obligee is not a Subsidiary Guarantor, the Indebtedness is subordinated in right of payment to all obligations with respect to the Junior Secured Notes;

(b)

if a Subsidiary Guarantor is the obligor on the Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Junior Secured Subsidiary Guarantees of that Subsidiary Guarantor; and

(c)

any subsequent issuance or transfer of Capital Stock, sale or other transfer of any such Indebtedness or other event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, as of the date such Indebtedness first became held by such Person;

(4)

(a) up to $300.0 million aggregate principal amount of Senior Secured Notes (and the Senior Secured Subsidiary Guarantees) issued in exchange for or to refinance the Existing Subordinated Notes, (b) Junior Secured Notes (and the Junior Secured Subsidiary Guarantees) issued in exchange for or to refinance the Existing Subordinated Notes in an aggregate principal amount not to exceed $650.0 million less the principal amount of Existing Subordinated Notes exchanged into Senior Secured Notes, (c) any Existing Subordinated Notes and the related Guarantees outstanding on the Issue Date; and (d) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in clauses (4)(a) and 4(b) or Incurred pursuant to clauses (5), (7), (11) or (13) or the first paragraph of this covenant;

(5)

Indebtedness of a Person that becomes a Restricted Subsidiary or is acquired by the Company or a Restricted Subsidiary or merged into the Company or a Restricted Subsidiary Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by or was merged into the Company or a Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by or merged into the Company or a Restricted Subsidiary or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that, at the time such Person became a Restricted Subsidiary or is acquired by or merged into the Company or a Restricted Subsidiary, either (I) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness and such acquisition or (II) the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries after giving effect to the Incurrence of such Indebtedness and such acquisition is equal to or greater than the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries immediately prior (and without giving effect) to such transactions;

(6)

Indebtedness under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided, that, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Currency Agreements, Commodity Agreements and Interest Rate Agreements, such Currency Agreements,

Commodity Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the senior management of the Company);

(7)

the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, including by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing or refinancing all or any part of the business of the Company or the Restricted Subsidiary, and any Refinancing Indebtedness Incurred under clause (4) to refinance any Indebtedness Incurred pursuant to this clause (7), in an aggregate principal amount outstanding at any time not to exceed the greater of (i) $50.0 million and (ii) 5% of Adjusted Consolidated Net Tangible Assets, determined as of the date such Indebtedness was Incurred;

(8)

Indebtedness Incurred in respect of workers’ compensation claims, self-insurance obligations, bid, reimbursement, performance, surety, appeal and similar bonds, asset retirement obligations, completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business, or required by regulatory authorities in connection with the conduct by the Company and its Restricted Subsidiaries of their businesses, including supporting Guarantees and letters of credit (in each case other than for an obligation for money borrowed);

(9)

Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of the Company or a Restricted Subsidiary;

(10)

Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of the Incurrence;

(11)

Indebtedness Incurred by a Foreign Subsidiary (including any Refinancing Indebtedness Incurred under clause (4) to refinance any Indebtedness Incurred pursuant to this clause (11)) in an aggregate amount outstanding at any time not to exceed the greater of $30 million or 15% of such Foreign Subsidiary’s Adjusted Consolidated Net Tangible Assets, determined as of the date such Indebtedness was Incurred;

(12)	any Guarantee by the Company or any Restricted Subsidiary that directly owns Capital Stock of an Unrestricted Subsidiary that is recourse only to, and secured only by, such Capital Stock;

(13)

in addition to the items referred to in clauses (1) through (12) above, Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and outstanding at the time of incurrence of such Indebtedness (including any Refinancing Indebtedness Incurred under clause (4) to refinance any Indebtedness Incurred pursuant to this clause (13)) will not exceed the greater of $25 million or 3% of the Company’s Adjusted Consolidated Net Tangible Assets, determined as of the date such Indebtedness was Incurred.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)

Indebtedness permitted by this covenant need not be permitted solely by one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(2)

in the event that Indebtedness meets the criteria of more than one of the provisions permitting the Incurrence of Indebtedness described in the first and second paragraphs above, the Company, in its sole discretion, may classify (or subsequently reclassify) such item of Indebtedness as being permitted by one or more such provisions;

(3)

all Indebtedness outstanding on the Issue Date under the Senior Credit Agreement shall be deemed Incurred under clause (1) of the second paragraph above and not the first paragraph or clause (4) of the second paragraph above;

(4)	Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(5)

if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(6)

no item of Indebtedness will be given effect more than once in any calculation contemplated by this covenant and no individual item or related items of Indebtedness will be given effect at an aggregate amount in excess of the aggregate amount required to satisfy and discharge the principal amount of such item or related items of Indebtedness;

(7)

the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; and

(8)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “—Certain Covenants—Limitation on Indebtedness” covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date the Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to make any Restricted Payment, if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default shall have occurred and be continuing (or would result therefrom); or

(b)

the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under “—Certain Covenants—Limitation on Indebtedness” above after giving effect, on a pro forma basis, to the Restricted Payment; or

(c)

the aggregate amount of the Restricted Payment and all other Restricted Payments made subsequent to the Issue Date (excluding Restricted Payments permitted by clauses (1), (2), (3), (6), (7), and (8) of the following paragraph) would exceed the sum of:

(i)

50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the most recent fiscal quarter ended prior to the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)

100% of the aggregate Net Cash Proceeds and the Fair Market Value of Additional Assets received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

(iii)

the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible into or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); and

(iv)

the amount equal to payments received by the Company or any Restricted Subsidiary in respect of, or the net reduction in, Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(A)

repurchases or redemptions of such Restricted Investments by the Person in which such Restricted Investments are made, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser or payments in respect of such Restricted Investment, whether through interest payments, principal payments, dividends, distributions or otherwise, by such Person to the Company or any Restricted Subsidiary; or

(B)

the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary;

which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under clause (iv) to the extent it is already included in Consolidated Net Income.

The provisions of the preceding paragraph will not prohibit:

(1)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

(2)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Subordinated Indebtedness that is permitted to be Incurred as described under “—Certain Covenants—Limitation on Indebtedness” and that in each case constitutes Refinancing Indebtedness;

(3)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company is permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Indebtedness” and that in each case constitutes Refinancing Indebtedness;

(4)	dividends paid within 60 days after the date of declaration if at such date of declaration the dividend would have complied with this provision;

(5)	so long as no Default or Event of Default has occurred and is continuing,

(a)

the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any direct or indirect parent of the Company held by any existing or former employees or directors of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in accordance with the terms of employee stock option or stock purchase agreements or other agreements to compensate employees or directors; provided that such purchases, redemptions acquisitions, cancellations or retirements pursuant to this clause will not exceed $7.5 million in the aggregate during any calendar year (with unused amounts carried over into the following year, provided that the total amounts paid pursuant to this clause 5(a), including any amounts carried over from the previous year, will not exceed $10.0 million in the aggregate during any calendar year);

(b)

loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $2.0 million at any one time outstanding; and

(c)

payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any direct or indirect parent of the Company held by any existing or former employees or directors and any repurchases of options, warrants, equity appreciation rights or other rights deemed to occur upon exercise thereof representing a portion of the exercise price;

(6)

so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Junior Secured Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(7)	repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

(8)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness plus accrued and unpaid interest in the event of a Change of Control in accordance with provisions similar to the “Change of Control” covenant described herein or (ii) at a purchase price not greater than 100% of the principal amount thereof plus accrued and unpaid interest in accordance with provisions similar to the “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” covenant described herein; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as required with respect to the Junior Secured Notes and has completed the repurchase or redemption of all Junior Secured Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer;

(9)	any redemption of share purchase rights at a redemption price not to exceed $0.01 per right;

(10)	the payment of cash in lieu of issuing fractional shares of Capital Stock in connection with any transaction otherwise permitted under the Junior Secured Indenture;

(11)

payments to dissenting stockholders not to exceed $5.0 million (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the Junior Secured Indenture; and

(12)

Permitted Distributions so long as (i) no Default or Event of Default has occurred and is continuing and (ii) immediately after giving effect to such Restricted Payment on a pro forma basis, the Company’s Consolidated Leverage Ratio would be less than 2.5 to 1.0.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such Fair Market Value is estimated in good faith by the Board of Directors of the Company to exceed $25.0 million.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any assets or property of the Company or any Restricted Subsidiary, now owned or hereafter acquired, other than Permitted Liens; provided that any Lien shall be permitted on any asset or property that is not New Notes Collateral if the Junior Secured Notes and the Junior Secured Subsidiary Guarantees are equally and ratably secured with (or, at the Issuer’s election, on a senior basis to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by such Lien.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company may not, and may not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)

pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and any subordination of any such Indebtedness or other obligations being deemed not to constitute such encumbrances or restrictions);

(2)

make any loans or advances to the Company or any Restricted Subsidiary (the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary being deemed not to constitute such an encumbrance or restriction); or

(3)	transfer any of its property or assets to the Company or any Restricted Subsidiary.

The preceding provisions will not prohibit:

(a)	any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, the Senior Credit Agreement in effect on such date;

(b)	any encumbrance or restriction pursuant to the Senior Secured Indenture Documents or the Junior Secured Indenture Documents;

(c)

any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which the Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction or transactions) and outstanding on such date, provided that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

(d)

any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c) or contained in any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clause (a) or (b) of this paragraph or this clause (c), including successive refundings, replacements or refinancings; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement taken as a whole are no less favorable in any material respect to the holders of the Junior Secured Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (a) or (b) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable (as determined in good faith by the Company);

(e)	in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(i)

that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(ii)

contained in mortgages, pledges or other security agreements permitted under the Junior Secured Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(iii)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(f)

(i) purchase money obligations for property acquired in the ordinary course of business and (ii) Capital Lease Obligations permitted under the Junior Secured Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(g)

any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(h)	customary encumbrances or restrictions imposed pursuant to any agreement referred to in the definition of “Permitted Business Investment”;

(i)	net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(j)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(k)

encumbrances and restrictions contained in contracts entered into the ordinary course of business, not relating to any Indebtedness, and that do not individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(l)	with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if:

(i)

either (1) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (2) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Junior Secured Notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, and

(ii)	the encumbrance or restriction is not materially more disadvantageous to the holders of the Junior Secured Notes than is customary in comparable financing (as determined by the Company);

(m)	restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(n)

provisions with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business; and

(o)

any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Certain Covenants—Limitation on Indebtedness” if (a) the Company determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Junior Secured Notes or (b) such encumbrance or restriction applies only during the continuance of a default relating to such agreement or instrument.

Limitation on Sales of Assets and Subsidiary Stock

The Company may not, and may not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)

the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Disposition at least equal to the Fair Market Value of the assets subject to the Asset Disposition

(determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by senior management of the Company or, if the consideration with respect to such Asset Disposition exceeds $75.0 million, the Board of Directors of the Company (including as to the value of all non-cash consideration); and

(2)

at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Disposition and all other Asset Dispositions since the Issue Date, on a cumulative basis, is in the form of cash or Cash Equivalents or Additional Assets or any combination thereof.

The Company or such Restricted Subsidiary, as the case may be, may elect to apply all or any portion of the Net Available Cash from such Asset Disposition within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash either:

(1)	to prepay, repay, purchase, repurchase, redeem, defease or otherwise acquire or retire any Obligations constituting:

(i)	First Lien Obligations (and to correspondingly reduce commitments with respect thereto, if applicable),

(ii)	the Senior Secured Notes and other Senior Secured Obligations,

(iii)

(a) the Junior Secured Notes and (b) other Junior Secured Obligations; provided that if the Company or any Restricted Subsidiary shall so reduce other Junior Secured Obligations under this clause (b), the Company will equally and ratably reduce the Obligations under the Junior Secured Notes,

(iv)	in the case of Net Available Cash from any assets not constituting New Notes Collateral, Indebtedness secured by a Lien on the asset or assets that were subject to such Asset Disposition;

(2)

to invest in Additional Assets or make Permitted Business Investments; provided that any Additional Assets or Permitted Business Investments acquired with the Net Available Cash from any assets constituting New Notes Collateral shall become New Notes Collateral securing the Junior Secured Notes; provided that a binding commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Available Cash is applied in connection therewith, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination (or, if later, within 365 days after the receipt of such Net Available Cash); provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess Proceeds (as defined below);

provided that, pending the final application of any such Net Available Cash in accordance with clauses (1) or (2) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Junior Secured Indenture.

Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 30th day after the aggregate amount of Excess Proceeds exceeds $30.0 million, the Company will make an offer (“Asset Disposition Offer”) to all holders of Junior Secured Notes and, to the extent required by the terms of other Junior Secured Obligations, to all holders of other Junior Secured Obligations outstanding with similar provisions requiring the Company to make an offer to purchase such Junior Secured Obligations with the proceeds from any Asset Disposition, to purchase the maximum principal amount of Junior Secured Notes and such Junior Secured Obligations to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds. The offer price in any Asset Disposition Offer will be in cash in an amount equal to 100% of the principal amount of the Junior Secured Notes and such Junior Secured Obligations plus accrued and unpaid interest to, but excluding, the date of purchase, in accordance with the procedures set forth in the Junior Secured Indenture or the agreements governing such Junior Secured Obligations, as applicable, in the case of the Junior Secured Notes, in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof. To the extent that the aggregate amount of Junior Secured Notes and Junior Secured Obligations so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining

Excess Proceeds for general corporate purposes, including repaying, redeeming or repurchasing any unsecured Indebtedness, subject to the other covenants contained in the Junior Secured Indenture. If the aggregate principal amount of Junior Secured Notes surrendered by holders thereof and any Junior Secured Obligations surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Junior Secured Trustee shall select the Junior Secured Notes and the Company shall select such Junior Secured Obligations to be purchased pro rata on the basis of the aggregate principal amount of tendered Junior Secured Notes and Junior Secured Obligations, subject to adjustments to maintain the authorized denominations for the Junior Secured Notes. Upon completion of the Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero.

The Asset Disposition Offer must remain open for a period of 20 business days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five business days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Junior Secured Notes and any Junior Secured Obligations required to be purchased pursuant to the Asset Disposition Offer (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Junior Secured Notes and Junior Secured Obligations validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Junior Secured Note is registered at the close of business on such record date, and no interest will be payable to holders who tender Junior Secured Notes pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company must, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Junior Secured Notes and Junior Secured Obligations or portions of Junior Secured Notes and Junior Secured Obligations so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Junior Secured Notes and Junior Secured Obligations so validly tendered and not properly withdrawn, in the case of the Junior Secured Notes, in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof. The Company or the paying agent, as the case may be, must promptly (but in any case not later than five business days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Junior Secured Notes or holder or lender of Junior Secured Obligations, as the case may be, an amount equal to the purchase price of the Junior Secured Notes or Junior Secured Obligations so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company must promptly issue a new Junior Secured Note, and the Junior Secured Trustee, upon delivery of an Officers’ Certificate from the Company, must authenticate and mail or deliver such new Junior Secured Note to such holder, in a principal amount equal to any unpurchased portion of the Junior Secured Note surrendered; provided that each such new Junior Secured Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company must take any and all other actions required by the agreements governing the Junior Secured Obligations. Any Junior Secured Note not so accepted must be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

For the purposes of this covenant, the following will be deemed to be cash:

(1)

the assumption by the transferee of Indebtedness (other than Subordinated Indebtedness or Disqualified Stock) of the Company or a Restricted Subsidiary and the release of the Company or the Restricted Subsidiary from all liability on such Indebtedness in connection with the Asset Disposition;

(2)

securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after consummation of the receipt thereof; and

(3)

any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed 5% of Adjusted Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being determined on the date of contractually agreeing to such Asset Disposition).

The Company may not, and may not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

(1)

at the time of entering into the Asset Swap and immediately after giving effect to the Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)

in the event the Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate Fair Market Value, as determined by the Board of Directors of the Company in good faith, in excess of $25.0 million, the terms of the Asset Swap have been approved by a majority of the members of the Board of Directors of the Company.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Junior Secured Notes pursuant to the Junior Secured Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under the Junior Secured Indenture by virtue of such compliance.

Limitation on Affiliate Transactions

The Company may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)

the terms of the Affiliate Transaction are not materially less favorable to the Company or the Restricted Subsidiary, as the case may be, than those that might reasonably have been obtained in a comparable transaction at the time of such transaction on an arm’s-length basis from a Person that is not an Affiliate of the Company, as determined in good faith by the Company;

(2)

in the event the Affiliate Transaction involves an aggregate consideration in excess of $10.0 million but not greater than $50.0 million, the Company delivers to the Junior Secured Trustee an Officers’ Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) above; and

(3)

in the event the Affiliate Transaction involves an aggregate consideration in excess of $50.0 million, the Company delivers to the Junior Secured Trustee an Officers’ Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) above and that the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company having no personal pecuniary interest in such transaction.

The preceding paragraph will not apply to:

(1)	any Restricted Payment or Permitted Investment permitted to be made pursuant to the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(2)

any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee plans and/or insurance and indemnification arrangements provided to or for the benefit of employees and directors approved by the Board of Directors of the Company;

(3)

loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

(4)

any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(5)

any transaction with a joint venture or other entity other than an Unrestricted Subsidiary which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns, directly or indirectly, an equity interest in or otherwise controls such joint venture or other entity;

(6)	the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or the receipt by the Company of any capital contribution from its shareholders;

(7)

indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by charter documents or statutory provisions and any employment agreement or other employee compensation plan or arrangement entered into in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(8)	the payment of reasonable compensation and fees paid to, and indemnity provided on behalf of, officers or directors of the Company or any Restricted Subsidiary;

(9)

the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be so excluded only if its terms are not materially less favorable to the Company or the Restricted Subsidiary, as the case may be, than those in effect as of or on the Issue Date or that might reasonably have been obtained in a comparable transaction at the time of such transaction on an arm’s-length basis from a Person that is not an Affiliate of the Company, as determined in good faith by the Company;

(10)

transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Junior Secured Trustee a letter from an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged, stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view and meets the requirements of clause (1) of the preceding paragraph; and

(11)

transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Junior Secured Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

SEC Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent the SEC will accept such filing), and make available to the Junior Secured Trustee and the registered holders of the Junior Secured Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act; provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which case the Company will nevertheless make available such Exchange Act information to the Junior Secured Trustee and the holders of the Junior Secured Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

Notwithstanding anything to the contrary set forth above, if the Company has filed with the SEC the reports described in the preceding paragraph with respect to the Company, the Company shall be deemed to be in compliance with the provisions of this covenant relating to the filing or furnishing of such reports (and, for avoidance of doubt, will not be required to separately furnish such reports to the holders of the Junior Secured Notes or post such reports to its website, IntraLinks or otherwise).

Delivery of such information, documents and reports to the Junior Secured Trustee is for informational purposes only and the Junior Secured Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Junior Secured Indenture (as to which the Junior Secured Trustee is entitled to exclusively rely on Officers’ Certificates).

Merger and Consolidation

The Company may not consolidate with, or merge with or into, any other Person, or transfer all or substantially all of its properties and assets to another Person, unless:

(1)

either (a) the Company is the continuing or surviving Person in the consolidation or merger, or (b) the Person (if other than the Company) formed by the consolidation or into which the Company is merged or to which all or substantially all of the Company’s properties and assets are transferred (the “Successor Entity”) is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any State thereof, or the District of Columbia, and expressly assumes, by a supplemental indenture and other applicable documentation, all of the Company’s obligations under the Junior Secured Notes, the Junior Secured Indenture and the other Junior Secured Indenture Documents to which the Company is a party (provided that, if the Successor Entity is not a corporation, there is a co-obligor of the Junior Secured Notes that is a corporation organized or existing under such laws);

(2)	immediately after the transaction and the Incurrence or anticipated Incurrence of any Indebtedness to be Incurred in connection therewith, no Event of Default shall have occurred and be continuing;

(3)

immediately after giving effect to such transaction, either (a) the continuing or surviving Person would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the “—Certain Covenants—Limitation on Indebtedness” covenant or (b) the Consolidated Coverage Ratio of the continuing or surviving Person and its Restricted Subsidiaries after giving effect to such transaction is equal to or greater than the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries immediately prior (and without giving effect) to such transactions;

(4)

the Successor Entity, if applicable, will take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute New Notes Collateral owned by or transferred to the Successor Entity to be subject to the Junior Secured Liens in the manner and to the extent required under the Junior Secured Indenture Documents;

(5)

each Subsidiary Guarantor shall have by supplemental indenture confirmed that its Junior Secured Subsidiary Guarantee shall apply to the obligations of such Person (if other than the Company) under the Junior Secured Indenture and the Junior Secured Notes and shall continue to be in effect; and

(6)	the Company shall have delivered to the Junior Secured Trustee an Officers’ Certificate and an Opinion of Counsel, each stating to the effect that the conditions set forth above have been satisfied.

For purposes of the first paragraph of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of its Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

This covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets between or among the Company and any Subsidiary Guarantors.

The continuing, surviving or successor Person (if not the Company) will succeed to and be substituted for, and may exercise every right and power of, the Company with the same effect as if it had been named in the Junior Secured Indenture as a party thereof, and thereafter the predecessor Person will automatically be released and discharged from all obligations and covenants under the Junior Secured Indenture and the Junior Secured Notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be uncertainty about whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Notwithstanding the preceding clauses (3) and (4) above and clause (1)(b) below, (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with clause (5) above.

In addition, the Company may not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than the Company or another Subsidiary Guarantor) and may not permit the conveyance, transfer or lease of substantially all of the assets of any Subsidiary Guarantor to any Person (other than the Company or another Subsidiary Guarantor) unless:

(1)

(a) the Person formed by the consolidation or into which the Subsidiary Guarantor merged or to which all, or substantially all of the Subsidiary Guarantor’s properties and assets are transferred is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any State thereof, or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, all the obligations of such Subsidiary Guarantor under its Junior Secured Subsidiary Guarantee; (b) immediately after the transaction and the Incurrence or anticipated Incurrence of any Indebtedness to be Incurred in connection therewith, no Event of Default shall have occurred and be continuing; and (c) the Company will deliver to the Junior Secured Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that the conditions set forth above have been satisfied; or

(2)	the transaction is made in compliance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and results in the release of the Subsidiary

Guarantor from its obligations under the Junior Secured Indenture and its Guarantee after and in compliance with the provisions described under “—Junior Secured Subsidiary Guarantees.”

In the case of clause (1) above, the continuing, surviving or successor Person (if not the Subsidiary Guarantor) will succeed to and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under the Junior Secured Indenture, the Junior Secured Notes and its Junior Secured Subsidiary Guarantee with the same effect as if it had been named in the Junior Secured Indenture as a party thereof, and thereafter such Subsidiary Guarantor will automatically be released and discharged from all obligations and covenants under the Junior Secured Indenture, the Junior Secured Notes and its Junior Secured Subsidiary Guarantee.

Future Subsidiary Guarantors

After the Issue Date, any Restricted Subsidiary that Guarantees or becomes a borrower under the Senior Credit Agreement or that Guarantees or becomes a borrower under any Indebtedness of the Company or any Subsidiary Guarantor in excess of $25.0 million, will become a Subsidiary Guarantor by executing a supplemental indenture in substantially the form specified in the Junior Secured Indenture and delivering an Opinion of Counsel to the Junior Secured Trustee within 30 days after the date that such Restricted Subsidiary incurred or guaranteed such Indebtedness.

Limitation on Lines of Business

The Company may not, and may not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Events of Default

The following are Events of Default under the Junior Secured Indenture with respect to the Junior Secured Notes:

(1)	default in the payment of principal of or premium, if any, on any Junior Secured Note when due whether at its Stated Maturity, on any redemption or repurchase date or otherwise;

(2)	default in the payment of any interest on any Junior Secured Note when due, which default continues for 30 calendar days;

(3)	failure by the Company or any Subsidiary Guarantor to comply with its obligations under “Certain Covenants—Merger and Consolidation”;

(4)

(i) a breach by the Company of the covenant described under “Change of Control”, which failure or breach continues for 30 calendar days after written notice thereof has been given to the Company by the Junior Secured Trustee or by the holders of not less than 25.0% of the principal amount of the Junior Secured Notes outstanding; or (ii) a breach by the Company of the covenant described under “—Certain Covenants— SEC Reports”, which failure or breach continues for 180 calendar days after written notice thereof has been given to the Company by the Junior Secured Trustee or to the Company and the Junior Secured Trustee by the holders of not less than 25.0% of the principal amount of the Junior Secured Notes outstanding;

(5)

failure to perform, or breach of, any of the other covenants in the Junior Secured Indenture, which failure or breach continues for 60 calendar days after written notice thereof has been given to the Company by the Junior Secured Trustee or to the Company and the Junior Secured Trustee by the holders of not less than 25.0% of the principal amount of the Junior Secured Notes outstanding;

(6)

any default (beyond any applicable grace period) under any agreement or instrument relating to any other Indebtedness of (or Guaranteed by) the Company or a Significant Subsidiary, which default (i) is caused by a failure to pay when due any principal of, premium, if any, or interest, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “payment default”) or (ii) results in the acceleration of the maturity of the Indebtedness prior to its stated maturity or occurs at the final maturity thereof, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $35.0 million or more;

(7)	specified events of bankruptcy, insolvency or reorganization involving the Company or a Significant Subsidiary;

(8)

failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay judgments aggregating in excess of $35.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 calendar days after such judgments become final and non-appealable;

(9)

any Junior Secured Subsidiary Guarantee of a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Junior Secured Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Junior Secured Indenture or its Junior Secured Subsidiary Guarantee; or

(10)

so long as the Junior Secured Security Documents have not otherwise been terminated in accordance with their terms and the New Notes Collateral as a whole has not otherwise been released from the Liens of the Junior Secured Security Documents securing the Junior Secured Notes in accordance with the terms thereof, with respect to New Notes Collateral having a Fair Market Value in excess of $35 million, (a) any default by the Company or any Subsidiary Guarantor in the performance of its obligations under the Junior Secured Security Documents (after the lapse of any applicable grace periods) which adversely affects the condition or value of such New Notes Collateral, in any material respect, and continuance of such default for 60 days after notice of such default has been given to the Company by the Junior Secured Trustee in accordance with the terms of the Junior Secured Indenture or Holders of at least 25% of the aggregate principal amount of Junior Secured Notes then outstanding, (b) except as permitted by the Junior Secured Indenture Documents, any Junior Secured Lien purported to be granted under any Junior Secured Indenture Document ceases to be an enforceable and perfected third priority Lien, subject to the Intercreditor Agreement, provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 60 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; provided further, that no Event of Default shall occur under this clause (10) if the Company and the Subsidiary Guarantors cooperate with the Junior Secured Collateral Trustee to replace or perfect such Lien, such Lien is promptly replaced or perfected (as needed) and the rights, powers and privileges of the Junior Secured Indenture Secured Parties are not materially adversely affected by such replacement or perfection, (c) repudiation or disaffirmation in writing by the Company or any Subsidiary Guarantor of its respective obligations under the Junior Secured Security Documents and (d) the final non-appealable determination in a judicial proceeding that the Junior Secured Security Documents are unenforceable or invalid against the Company or any Subsidiary Guarantor for any reason.

Pursuant to the Trust Indenture Act, the Junior Secured Trustee is required, within 90 calendar days after the occurrence of a Default in respect of the Junior Secured Notes is actually known to a responsible officer of the Junior Secured Trustee, to give to the holders of the Junior Secured Notes notice of all uncured Defaults known to it, except that, other than in the case of a Default of the character contemplated in clause (1) or (2) above, the Junior Secured Trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the Junior Secured Notes.

If an Event of Default described in clause (7) above occurs, the principal of, premium, if any, and accrued interest on the Junior Secured Notes will become immediately due and payable without any declaration or other act on the part of the Junior Secured Trustee or any holder of the Junior Secured Notes.

If any other Event of Default with respect to Junior Secured Notes at the time outstanding occurs and is continuing, unless the principal of and interest on all Junior Secured Notes have already become due and payable, either the Junior Secured Trustee or the holders of not less than 25.0% in aggregate principal amount of the Junior Secured Notes outstanding, by notice in writing to the Company (and to the Junior Secured Trustee if given by the holders), may declare the principal of and interest on all Junior Secured Notes to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, anything in the Junior Secured Indenture or in the Junior Secured Notes contained to the contrary notwithstanding.

The holders of a majority in principal amount of the Junior Secured Notes by written notice to the Junior Secured Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree already rendered and if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of acceleration, and if the Company shall have paid or deposited with the Junior Secured Trustee a sum sufficient to pay all sums paid or advanced by the Junior Secured Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Junior Secured Trustee, its agents and counsel. Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no proceeding had been taken.

In case the Junior Secured Trustee or any holder shall have proceeded to enforce any right under the Junior Secured Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Junior Secured Trustee or such holder, then and in every such case the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no such proceeding had been taken.

Subject to the duty of the Junior Secured Trustee to act with the required standard of care during an Event of Default, the Junior Secured Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Junior Secured Indenture at the written request, order or direction of any of the holders of the Junior Secured Notes pursuant to the provisions of the Junior Secured Indenture, unless such holders shall have offered to the Junior Secured Trustee security or indemnity reasonably satisfactory to the Junior Secured Trustee against the costs, expenses and liabilities which may be Incurred therein or thereby. Subject to the provisions of the Junior Secured Indenture, including those requiring security or indemnification of the Junior Secured Trustee, the holders of a majority in aggregate principal amount of the Junior Secured Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Secured Trustee, or exercising any trust or power conferred on the Junior Secured Trustee, with respect to the Junior Secured Notes.

No holder of Junior Secured Notes shall have any right by virtue or by availing of any provision of the Junior Secured Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to the Junior Secured Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Junior Secured Trustee written notice of an Event of Default with respect to the Junior Secured Notes and of the continuance thereof and unless the holders of not less than 25.0% in aggregate principal amount of the outstanding Junior Secured Notes shall have made written request upon the Junior Secured Trustee, and provided security or indemnity reasonably satisfactory to the Junior Secured Trustee, to institute such action or proceedings in respect of such Event of Default in its own name as Trustee hereunder and shall have offered to the Junior Secured Trustee such indemnity as it may require against the costs, expenses and liabilities to be Incurred therein or thereby, and the Junior Secured Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Junior Secured Trustee pursuant to the Junior Secured Indenture; it being understood and intended, and being expressly covenanted by the holder of every Note with every other holder and the Junior Secured Trustee, that no one or more holders shall have any right in any manner whatever by virtue or by availing of any provision of the Junior Secured Indenture to affect, disturb or prejudice the rights of any holders, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under the Junior Secured Indenture, except in the manner therein provided and for the equal, ratable and common benefit of all such holders. For the protection and enforcement of the provisions of this paragraph, each and every holder and the Junior Secured Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision in the Junior Secured Indenture, however, the right of any holder of Junior Secured Notes to receive payment of the principal of, and premium, if any, and interest on, such Junior Secured Note on or after the respective due dates expressed in such Note, and to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

We are required to furnish to the Junior Secured Trustee annually a statement as to our performance of our obligations under the Junior Secured Indenture and as to any default in our performance.

Modification and Waiver

Except as provided below, the Junior Secured Indenture Documents may be amended with the consent of the Holders of at least a majority in principal amount of the Junior Secured Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Junior Secured Notes), and any existing default or compliance with any provision of the Junior Secured Indenture Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Junior Secured Notes (including consents obtained in connection with a tender offer or exchange offer for Junior Secured Notes), in each case in addition to any required consent of holders of other Junior Secured Obligations required with respect to any amendment or waiver under any Junior Secured Indenture Document.

The Company, the Junior Secured Trustee and the other parties thereto may from time to time and at any time, without the consent of any holder of Junior Secured Notes, amend or supplement the Junior Secured Indenture, the Junior Secured Notes or any other Junior Secured Indenture Document (or provide its consent thereto, if requested), and the Company may direct the Junior Secured Trustee or Junior Secured Collateral Trustee, and the Junior Secured Trustee or Junior Secured Collateral Trustee, as applicable shall, enter into an amendment to any of the Junior Secured Indenture Documents, for one or more of the following purposes:

•

to evidence the succession of another Person to the Company’s or a Subsidiary Guarantor’s obligations under the Junior Secured Indenture, the Junior Secured Notes or any other Junior Secured Indenture Document to which the Company or such Subsidiary Guarantor is a party in compliance with the covenant described above under “—Certain Covenants—Merger and Consolidation”;

•

to surrender any right or power herein conferred upon the Company, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of the Junior Secured Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in the Junior Secured Indenture; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Junior Secured Trustee upon such Default or may limit the right of the Holders of a majority in aggregate principal amount of the Junior Secured Notes to waive such default;

•

to cure any ambiguity, omission, inconsistency, or to correct or supplement any provision contained in the Junior Secured Indenture, the Junior Secured Notes or any other Junior Secured Indenture Document that may be defective or inconsistent with any other provision contained therein;

•

to conform any provision contained in the Junior Secured Indenture, the Junior Secured Notes or any other Junior Secured Indenture Document to any provision in this “Description of Junior Secured Notes”;

•

to make such other provisions in regard to matters or questions arising under the Junior Secured Indenture, the Junior Secured Notes or any other Junior Secured Indenture Document as shall not adversely affect the interests of any holders of the Junior Secured Notes;

•

to modify or amend the Junior Secured Indenture in such a manner as to permit the qualification of the Junior Secured Indenture or any indenture supplemental thereto under the Trust Indenture Act as then in effect, except that nothing therein contained shall permit or authorize the inclusion in any indenture supplemental thereto of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

•	to add or release Junior Secured Subsidiary Guarantees in compliance with the Junior Secured Indenture;

•	to add a co-obligor of the Junior Secured Notes under the Junior Secured Indenture;

•	to make, complete or confirm any grant of New Notes Collateral when permitted or required by the Junior Secured Indenture or any of the other Junior Secured Indenture Documents;

•

to modify the Junior Secured Security Documents and/or the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors holding Obligations that are permitted to constitute First Lien Obligations, Senior Secured Obligations, Junior Secured Obligations or other permitted obligations, as applicable, under the Intercreditor Agreement pursuant to the terms of the Junior Secured Indenture.

•	to evidence and provide for the acceptance of appointment hereunder by a successor or separate Trustee or Junior Secured Collateral Trustee;

•	to comply with requirements of any securities depository with respect to the Junior Secured Notes;

•	to release or subordinate any Lien on the New Notes Collateral or any portion thereof in accordance with the Junior Secured Indenture Documents;

•	to give effect to the priority of Liens as set forth under “—Certain Covenants—Limitation on Liens” and the definition of “Permitted Liens”;

•	to provide for the issuance of Additional Junior Secured Notes in accordance with the Junior Secured Indenture; and

•	with respect to the Junior Secured Indenture Documents, as provided in the Intercreditor Agreement.

In addition, the consent of holders representing at least two-thirds of the outstanding Junior Secured Notes will be required to release the Liens on all or substantially all of the New Notes Collateral, other than in accordance with the Junior Secured Indenture Documents.

Notwithstanding the foregoing, no amendment or waiver with respect to the Junior Secured Indenture, the Junior Secured Notes or any Junior Secured Indenture Document may, without the consent of each holder of Junior Secured Notes affected thereby:

•	reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption or repurchase of, the Junior Secured Notes;

•	change the Stated Maturity of any principal of the Junior Secured Notes or change the time of payment of interest on the Junior Secured Notes;

•	change the time at which any Junior Secured Note may be redeemed or repurchased as described above under “—Optional Redemption”;

•	change the place or currency of payment of principal of, or premium, if any, or interest on the Junior Secured Notes;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the Junior Secured Notes on or after the Stated Maturity or prepayment date thereof;

•

reduce the percentage in principal amount of the Junior Secured Notes required for modification or amendment of the Junior Secured Indenture, the Junior Secured Notes or any other Junior Secured Indenture Document or for waiver of compliance with certain provisions of the Junior Secured Indenture, the Junior Secured Notes or any other Junior Secured Indenture Document or for waiver of certain defaults; or

•

modify all of the Junior Secured Subsidiary Guarantees in any manner adverse to the holders of the Junior Secured Notes or release all the Subsidiary Guarantors from their obligations under the Junior Secured Subsidiary Guarantees except in accordance with the terms of the Junior Secured Indenture.

In addition, the Intercreditor Agreement and the Junior Secured Security Documents may be amended in accordance with their terms and without the consent of any holder of Junior Secured Notes, the Junior Secured Trustee or the Junior Secured Collateral Trustee with the consent of the parties thereto or otherwise in accordance with their terms, including to add additional Indebtedness as First Lien Debt, Senior Secured Debt or Junior Secured Debt and add other parties (or any authorized agent thereof or trustee therefor) holding such Indebtedness thereto and to establish that the Liens on any New Notes Collateral securing such Indebtedness shall rank equally with the Liens on such New Notes Collateral securing the other First Lien Debt, Senior Secured Debt or Junior Secured Debt, as applicable, then outstanding, in each case to the extent permitted by the Secured Debt Documents. The Intercreditor Agreement will also provide that in certain circumstances the Junior Secured Security Documents may be amended automatically without the consent of holders of Junior Secured Notes, the Junior Secured Trustee or the Junior Secured Collateral Trustee in connection with any amendments to corresponding security documents creating First Liens or Senior Secured Liens; provided however, that no amendment shall adversely impact the rights, duties, immunities or indemnities of the Junior Secured Trustee or the Junior Secured Collateral Trustee without their consent.

It shall not be necessary for the consent of the holders under the Junior Secured Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under the Junior Secured Indenture by any holder of the Junior Secured Notes given in connection with a purchase of, or tender offer or exchange offer for, such Holder’s Junior Secured Notes will not be rendered invalid by such purchase, tender or exchange.

The holders of at least a majority in principal amount of the Junior Secured Notes may, on behalf of the holders of all of the Junior Secured Notes, waive our compliance with specified covenants of the Junior Secured Indenture. The holders of at least a majority in principal amount of the Junior Secured Notes may, on behalf of the holders of all of the Junior Secured Notes, waive any past default under the Junior Secured Indenture with respect to the Junior Secured Notes, except:

•	a default in the payment of the principal of, or premium, if any, or interest on, the Junior Secured Notes; or

•	a default of a provision of the Junior Secured Indenture that cannot be modified or amended without the consent of each holder of the Junior Secured Notes.

In executing any amendment, supplement or waiver to the Junior Secured Indenture, the Intercreditor Agreement, the Junior Secured Security Documents or any other Junior Secured Indenture Documents (or providing its consent thereto, if requested), the Junior Secured Trustee and the Junior Secured Collateral Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that all covenants and conditions precedent to such amendment or supplement have been satisfied and that such amendment or supplement is authorized or permitted by the Junior Secured Indenture, the Intercreditor Agreement, the Junior Secured Security Documents or any other Junior Secured Indenture Documents.

Defeasance

Upon compliance with the applicable requirements described below, the Company and all of the Subsidiary Guarantors:

(1)	will be deemed to have been discharged from their obligations under the Junior Secured Indenture Documents (“Legal Defeasance”); or

(2)

will be released from their obligations to comply with the covenants described under “—Certain Covenants” (except for the covenant described under “—Certain Covenants—Merger and Consolidation” for which the Company will only be released from its obligations to comply with clauses (2), (3), (4) and (5) thereof) and “—Change of Control”, and the occurrence of an event described in any of clauses (4), (5), (6), (7) (only as clause (7) applies to a Significant Subsidiary), (8) and (9) under “Events of Default” above will no longer be an Event of Default with respect to the Junior Secured Notes except to the limited extent described below (“Covenant Defeasance”).

Following any Legal Defeasance, the Junior Secured Indenture will cease to be of further effect as to the Junior Secured Notes, except as to:

(1)

the rights of holders of the outstanding Junior Secured Notes to receive payments in respect of the principal of, premium, if any, and interest on such Junior Secured Notes when such payments are due solely from the trust fund described in the Junior Secured Indenture;

(2)

our obligations with respect to the Junior Secured Notes (i) to register the transfer or exchange of Junior Secured Notes; (ii) related to issuing temporary Junior Secured Notes; (iii) to replace destroyed, stolen, lost or mutilated Junior Secured Notes; (iv) to maintain an office or agency for payment on the Junior Secured Notes; and (v) for money for payments on the Junior Secured Notes to be held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Junior Secured Trustee under the Junior Secured Indenture; and

(4)	the Legal Defeasance provisions of the Junior Secured Indenture.

In the case of any defeasance described in clause (2) above, any failure by the Company to comply with its continuing obligations may constitute an Event of Default with respect to the Junior Secured Notes as described in clause (5) under “Events of Default” above.

The following will be the only conditions to application of any Legal Defeasance or Covenant Defeasance to the Junior Secured Notes:

•	the Company shall irrevocably have deposited with the Junior Secured Trustee, in trust, for the benefit of the holders, cash in Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (in the case of U.S. Government Obligations or a combination of cash in Dollars and U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm) to pay the principal of and premium, if any, and interest, due on the Junior Secured Notes on the stated maturity date or on the applicable redemption date, as the case may be, and the Company shall have specified whether such Junior Secured Notes are being defeased to maturity or to a particular redemption date;

•

in the event of any Legal Defeasance, the Company shall have delivered to the Junior Secured Trustee an Opinion of Counsel (which may be subject to customary assumptions and exclusions) to the effect that (i) the Company has received from, or there has been published by, the IRS a ruling, or (ii) since the Issue Date there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon, such opinion shall confirm that, the holders of the outstanding Junior Secured Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner, and at the same times as would be the case if such deposit and Legal Defeasance had not occurred;

•

in the event of any Covenant Defeasance, the Company shall have delivered to the Junior Secured Trustee an Opinion of Counsel (which may be subject to customary assumptions and exclusions) to the effect that the holders of the outstanding Junior Secured Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner, and at the same times as would be the case if such deposit and Covenant Defeasance had not occurred;

•

no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing at the time of such deposit;

•

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Junior Secured Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

•

the Company shall have delivered to the Junior Secured Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Junior Secured Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

•

the Company shall have delivered to the Junior Secured Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

If the Company fails to comply with its remaining obligations under the Junior Secured Indenture with respect to the Junior Secured Notes following any Covenant Defeasance and the Junior Secured Notes are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and government obligations on deposit with the Junior Secured Trustee may be insufficient to pay amounts due on the Junior Secured Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

Satisfaction and Discharge

The Junior Secured Indenture will, upon a Company Order, be discharged and cease to be of further effect with respect to the Junior Secured Notes (except as to any surviving rights of registration of transfer or exchange of Junior Secured Notes therein expressly provided for), and the Junior Secured Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Junior Secured Indenture with respect to the Junior Secured Notes, when:

(1)	either:

(a)

all Junior Secured Notes theretofore authenticated and delivered (other than (i) Junior Secured Notes which have been destroyed, lost, or stolen and which have been replaced or paid as provided in the Junior Secured Indenture and (ii) Junior Secured Notes for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the Junior Secured Indenture) have been delivered to the Junior Secured Trustee for cancellation; or

(b)

all such Junior Secured Notes not theretofore delivered to the Junior Secured Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Junior Secured Trustee for the giving of notice of redemption by the Junior Secured Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (i), (ii), or (iii) above, has deposited or caused to be deposited with the Junior Secured Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Junior Secured Notes not theretofore delivered to the Junior Secured Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Junior Secured Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

(2)

in respect of clause (1)(b) above, no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to the Junior Secured Indenture or the Junior Secured Notes shall have occurred and be continuing on the date of such deposit;

(3)	the Company has paid or caused to be paid all other sums payable hereunder by the Company;

(4)

the Company has delivered to the Junior Secured Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Junior Secured Indenture have been satisfied; and

(5)

the Company has delivered irrevocable instructions to the Junior Secured Trustee under the Junior Secured Indenture to apply the deposited money toward the payment of the Junior Secured Notes at Stated Maturity or on the redemption date, as the case may be.

Notwithstanding the satisfaction and discharge of the Junior Secured Indenture, the obligations of the Company to the Junior Secured Trustee to provide reasonable compensation, reimbursement and indemnification, and, if money shall have been deposited with the Junior Secured Trustee pursuant to provisions related to satisfaction and discharge, the obligations of the Junior Secured Trustee related to holding such money in trust and to the application of trust money, will survive.

No Personal Liability of Directors, Officers, Employees and Stockholders

An incorporator or any past, present or future director, officer, employee, or stockholder, as such, of the Company or any Subsidiary Guarantor, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Junior Secured Notes, the Junior Secured Indenture or the Junior Secured Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Junior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Junior Secured Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Junior Secured Trustee

Wilmington Trust, National Association is the Junior Secured Trustee under the Junior Secured Indenture and has been appointed by the Company as registrar and paying agent with regard to the Junior Secured Notes.

Governing Law

The Junior Secured Indenture and the Junior Secured Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or is merged with and into the Company or a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary or is merged with and into the Company or a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)	any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in the Oil and Gas Business;

(2)	capital expenditures by the Company or a Restricted Subsidiary in the Oil and Gas Business;

(3)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(4)	Capital Stock constituting a Minority Interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(a)	the sum of:

(i)

estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from

(A)	estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year-end reserve report, and

(B)

estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development, exploitation or other activities, in each case calculated in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), and decreased by, as of the date of determination, the estimated discounted future net revenues from

(C)	estimated proved oil and gas reserves included therein that shall have been produced or disposed of since such year end, and

(D)

estimated oil and gas reserves included therein that are subsequently removed from the proved oil and gas reserves of the Company and its Restricted Subsidiaries as so calculated due to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), in each case as estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

(ii)

the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available consolidated annual or quarterly financial statements;

(iii)	the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly consolidated financial statements; and

(iv)	the greater of

(A)

the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly consolidated financial statement, and

(B)

the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements (provided that the Company shall not be required to obtain any appraisal of any assets); minus

(b)	the sum of:

(i)	any amount included in (a)(i) through (a)(iv) above that is attributable to Minority Interests;

(ii)	any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited consolidated financial statements;

(iii)

to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv)

to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the estimated discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

“Affiliate” of any specified Person means any other Person, that directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, in each case outside the ordinary course of business including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	the disposition of cash or Cash Equivalents in the ordinary course of business;

(3)	a disposition of Hydrocarbons or mineral products in the ordinary course of the Oil and Gas Business;

(4)

a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)	transactions permitted by the covenant described under “—Certain Covenants—Merger and Consolidation”;

(6)	an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary;

(7)

for purposes of the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, the making of a Permitted Investment or a disposition subject to the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(8)	dispositions of assets with an aggregate Fair Market Value since the Issue Date of less than $35 million;

(9)	dispositions in connection with the creation, encumbrance or existence of Permitted Liens or the exercise of any rights or remedies with respect thereof;

(10)

dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)

the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(12)	any Production Payments and Reserve Sales on terms that are reasonably customary in the Oil and Gas Business for net cash proceeds of up to $25 million since the Issue Date;

(13)

the sale or transfer of oil and/or gas properties or direct or indirect interests in real property; provided that at the time of such sale or transfer such properties do not have associated with them any proved reserves capable of being produced in material economic quantities;

(14)

the abandonment, farm-out, exchange, lease or sublease of developed or undeveloped oil and/or gas properties or interests therein in the ordinary course of business or in exchange for oil and/or gas properties or interests therein owned or held by another Person;

(15)	an Asset Swap effected in compliance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(16)	a disposition of oil and natural gas properties in connection with tax credit transactions complying with former Section 29, Section 45K or any successor or analogous provisions of the Code;

(17)	surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind; and

(18)	Permitted Liens.

“Asset Swap” means a substantially concurrent purchase and sale or exchange of oil and gas properties or interests therein or other assets or properties used or useful in the Oil and Gas Business, including Capital Stock of any Person who holds any such properties, interests or assets, between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

“Attributable Indebtedness” in respect of a Sale/ Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Junior Secured Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bank Product” means each and any of the following bank services and products provided to the Company or any Subsidiary Guarantor by any lender under the Senior Credit Agreement or any Affiliate of any such lender: (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including pursuant to any agreement in respect of the foregoing.

“Bank Product Obligations” means any and all Obligations of the Company or any Subsidiary Guarantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with any Bank Product.

“Bankruptcy Code” means Title 11 of the United States Code, as may be amended, modified, recodified or supplemented from time to time.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law providing for the relief of debtors or affecting creditors’ rights generally.

“Board of Directors” means, as to any Person, the board of directors of such Person or a duly authorized committee of such board of directors.

“Borrowing Base” means, with respect to borrowings under the Senior Credit Agreement and any amendment to and/or modification, replacement or refinancing of the foregoing in the form of a reserve-based borrowing base credit facility, in each case with lenders that include commercial banks regulated by the U.S. Office of the Comptroller of the Currency, the maximum amount determined or re-determined by the lenders thereunder as the aggregate lending value to be ascribed to the Oil and Gas Properties and other assets of the Company and its Restricted Subsidiaries against which such lenders are prepared to provide loans, letters of credit or other Indebtedness to the credit parties, using their customary practices and standards for determining reserve-based borrowing base loans and which are generally applied to borrowers in the Oil and Gas Business by commercial lenders, as determined semi-annually during each year and/or on such other occasions as may be required or provided for therein.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, and, with respect to payments, days on which commercial banking institutions in the place of payment are authorized or required by law to close.

“Capital Lease” means, with respect to any Person, any lease of property (whether real, personal, or mixed) by such Person or its Subsidiaries as lessee that would be capitalized on a balance sheet of such Person or its Subsidiaries prepared in conformity with GAAP, other than, in the case of such Person or its Subsidiaries, any such lease under which such Person or any of its Subsidiaries is the lessor; provided that, notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to represent a “Capital Lease.”

“Capital Lease Obligations” means, with respect to any Person, the capitalized amount of all obligations of such Person and its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP; provided that, notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to represent a “Capital Lease Obligation.”

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents” means:

(1)

securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having a maturity within one year after the date of acquisition thereof;

(2)

marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year after the date of acquisition thereof and, at the time of such acquisition, having a credit rating of at least “A” or the equivalent thereof from either S&P or Moody’s (or an equivalent rating by another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments);

(3)

certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year after the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition at least “A” or the equivalent thereof by S&P, or “A” or the equivalent thereof by Moody’s (or an equivalent rating by another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments), and having combined capital and surplus in excess of $500 million;

(4)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) above entered into with any bank meeting the qualifications specified in clause (3) above;

(5)

commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s (or an equivalent rating by another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments), and in any case maturing within one year after the date of acquisition thereof; and

(6)	interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Change of Control” means:

(1)

Any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity of the Company, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity);

(2)

the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(3)	the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Collateral” means all of the assets and property of the Company or any Subsidiary Guarantor, whether real, personal or mixed, constituting First Lien Collateral and/or New Notes Collateral.

“Commodity Agreements” means, in respect of any Person, any futures contract, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons purchased, used, produced, processed or sold by such Person and designed to protect such Person against fluctuations in Hydrocarbon prices.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company Order” means a written order of the Company, signed by its Chairman of the Board, President or any Vice President and by its Treasurer, Secretary, any Assistant Treasurer or any Assistant Secretary.

“Consolidated Coverage Ratio” means as of any date of determination, the ratio of (x) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are in existence to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)	if the Company or any Restricted Subsidiary:

(a)

has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)

has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)

if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition or the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

(a)

the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the absolute value of the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)

Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)

if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction giving rise to the need to calculate the Consolidated Coverage Ratio, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)

if, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)	Consolidated Interest Expense;

(2)	Consolidated Income Taxes;

(3)	consolidated depletion, depreciation and amortization expenses;

(4)

consolidated impairment charges recorded in connection with the application of GAAP codification of Accounting Standards (ASC) 350 “Goodwill and Other Intangibles” and ASC 360 “Accounting for the Impairment or Disposal of Long-Lived Assets”;

(5)	consolidated exploration expenses, if applicable;

(6)	(a) any write-off of deferred financing costs, (b) any capitalized interest and (c) the interest portion of any deferred payment obligations; and

(7)

other consolidated non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

In addition, Consolidated EBITDA shall include the amount of “run rate” cost savings (including, without limitation, cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements and initiatives and synergies projected by the Company in good faith to be reasonably anticipated to be realizable, or for which a plan for realization shall have been established, within twelve (12) months of the date thereof (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings (including, without limitation, cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that, all steps have been taken, or are reasonably expected to be taken, in the good faith determination of the Company, for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (provided that, with respect to this clause, the aggregate amount for all such cost savings shall not exceed 20% of Consolidated EBITDA (calculated on a pro forma basis after giving effect to this clause for such period);

Notwithstanding the preceding sentence, the items described in clauses (2) through (6) above relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6) above are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would not be prohibited at the date of determination to be dividended to the Company by such Restricted Subsidiary pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders, except for restrictions under any credit facility.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are (x) calculated by reference to the income or profits of such Person or such Person and its Subsidiaries, or (y) any franchise taxes or equity taxes (in each case to the extent included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the consolidated interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)

interest expense attributable to Capital Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a Capital Lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)

amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3)	non-cash interest expense;

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)

the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6)

costs associated with Hedging Obligations (including amortization of fees); provided, however, that if Hedging Obligations result in net benefits rather than costs, such net benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)

the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9)	Receivables Fees; and

(10)

the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the penultimate paragraph of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the penultimate paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (i) total Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination less the amount of cash and Cash Equivalents held by the Company and its Restricted Subsidiaries as of such date of determination to (ii) the Company’s Consolidated EBITDA for the four full fiscal quarters immediately preceding the determination date, with such adjustments to the amount of Indebtedness and Consolidated EBITDA as are consistent with the adjustment provisions set forth in the definition of “Consolidated Coverage Ratio.”

“Consolidated Net Income” means, for any period, the net consolidated income (loss) of the Company and its Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)	any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(a)

the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)

the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)

any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)

subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)	the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)

any after-tax gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/ Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)	any after-tax extraordinary gain or loss, along with any related provisions for taxes on such gain or loss and all related fees and expenses;

(5)	the cumulative effect of a change in accounting principles;

(6)	any asset impairment write-downs on Oil and Gas Properties under GAAP or SEC guidelines;

(7)	any consolidated impairment charges recorded in connection with the application of ASC 350 “Goodwill and Other Intangibles”;

(8)	any unrealized non-cash gains or losses on charges in respect of Hedging Obligations (including those resulting from the application of ASC 815);

(9)	income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(10)	all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness; and

(11)

any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards; provided that the proceeds resulting from any such grant will be excluded from clause (c)(ii) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Control” of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative of the foregoing.

“Credit Facility” means one or more credit facilities (including, without limitation, the Senior Credit Agreement) providing for revolving credit loans or term loans, in each case, funded by one or more commercial banking institutions, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including successive amendments, restatements, modifications, renewals, refunds, replacements or refinancings and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Credit Agreement or any other credit or other agreement); provided that any refunding, replacement or refinancing is effected by one or more credit facilities providing revolving credit loans or term loans.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Debt” of any Person shall mean (a) all indebtedness of such Person for borrowed money (including the amount of accrued and unpaid interest and outstanding fees, reimbursement, expense and indemnity obligations), (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, credit agreements, Bank Products, hedging agreements (including Financial Contracts) or other similar instruments, (c) all indebtedness (excluding prepaid interest thereon) of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (but if such indebtedness has not been assumed, limited to the lesser of the amount of such indebtedness and the fair market value of the property securing such indebtedness), (d) the principal component of all capitalized lease obligations of such Person, (e) obligations to deliver commodities, goods or services, including “Hydrocarbons” (as defined in the Senior Credit Agreement), in consideration of one or more advance payments, other than (1) obligations relating to net oil, natural gas liquids or natural gas balancing arrangements arising in the ordinary course of business and (2) obligations to deliver commodities or pay royalties or other payments in connection with obligations arising from net profits interests, working interests, overriding royalty interests or similar real property interests relating to a prior advance, (f) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (i) without duplication, all obligations of other Persons in respect of the items described in clauses (a) through clause (e) above and this clause (f) guaranteed by such Person, and (g) obligations in the face amount of and in respect of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder.

“Default” means any event that, with notice or passage of time or both, would constitute an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3)

is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Junior Secured Notes or (b) the first date after the Issue Date on which there are no Junior Secured Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition (each defined in a substantially identical manner to the corresponding definitions in the Junior Secured Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Junior Secured Indenture described under the captions “—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and such repurchase or redemption complies with “—Certain Covenants—Limitation on Restricted Payments.”

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Dollars” or “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Exchange Offer” means the Company’s offer to the holders of the Existing Subordinated Notes to exchange their Existing Subordinated Notes for Senior Secured Notes or Junior Secured Notes pursuant to the terms and conditions set forth in this prospectus.

“Existing Subordinated Indenture” means the Indenture, dated as of May 18, 2011, as supplemented by the First Supplemental Indenture dated as of May 18, 2011, among the Company, the guarantors party thereto, and

Wilmington Trust, National Association, as trustee, as further supplemented by the Second Supplemental Indenture dated as of January 7, 2013, among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee, and as further supplemented by the Third Supplemental Indenture dated as of the Issue Date, among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee, as it may be further amended, supplemented or otherwise modified from time to time.

“Existing Subordinated Notes” means the 6.625% Senior Subordinated Notes due 2021 issued under the Existing Subordinated Indenture.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Unless otherwise specified herein, Fair Market Value shall be determined by the Company in good faith.

“Financial Contracts” has the meaning set forth in the Senior Credit Agreement.

“First Lien” means a Lien granted by the Company or any Subsidiary Guarantor in favor of the First Lien Agent, at any time, upon any Collateral of the Company or any Subsidiary Guarantor to secure (i) First Lien Obligations (including Liens on such Collateral under the security documents associated with any First Lien Refinancing Debt) and (ii) any other Obligations with a Lien that is senior in priority to a Senior Secured Lien and a Junior Secured Lien.

“First Lien Agent” means BOKF, NA dba Bank of Oklahoma (together with its successors and assigns), and, from and after the date of the incurrence of any First Lien Refinancing Debt, the agent, collateral agent, trustee or other representative of the lenders or other holders of the Debt and other Obligations evidenced thereunder or governed thereby, in each case together with its successors in such capacity.

“First Lien Collateral” means all property of the Company or any Subsidiary Guarantor that is required pursuant to the Senior Credit Agreement or any other First Lien Document to, now or hereafter, secure the First Lien Obligations (or any portion thereof), including all other property of the Company or any Subsidiary Guarantor now or at any time hereafter subject (or purported to be subject) to Liens which secure any First Lien Obligation, whether pursuant to any First Lien Security Document, or otherwise.

“First Lien Debt” means Debt of the Company and the Subsidiary Guarantors incurred under the Senior Credit Agreement (including reimbursement obligations with respect to letters of credit) or any other First Lien Document and any other Debt secured by a First Lien; provided that the aggregate principal amount of First Lien Debt outstanding at any time shall not exceed the amount set forth under clause (1) of the second paragraph of the “—Certain Covenants—Limitation on Indebtedness” covenant.

“First Lien Documents” means the Senior Credit Agreement, the First Lien Security Documents, the other “Loan Documents” (as defined in the Senior Credit Agreement), any documents with respect to Rate Management Obligations (including Financial Contracts), Bank Product Obligations, and all Other First Lien Secured Obligations and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any First Lien Debt.

“First Lien Obligations” means the First Lien Debt and all other Obligations in respect thereof, including all Other First Lien Secured Obligations.

“First Lien Refinancing Debt” means any Debt with respect to which the requirements of the Intercreditor Agreement have been satisfied, that is permitted to be incurred pursuant to the Secured Debt Documents and that Refinances any First Lien Debt then in existence.

“First Lien Secured Parties” means, at any time, (a) the First Lien Agent, (b) each lender or issuing bank under the Senior Credit Agreement, (c) each holder, provider or obligee of any First Lien Obligations or Other First Lien Secured Obligations, (d) the beneficiaries of each indemnification obligation undertaken by any grantor under any First Lien Document and (e) each other Person that provides letters of credit, guarantees or other credit support related thereto under any First Lien Document.

“First Lien Security Documents” means all “Security Instruments” (as defined in the Senior Credit Agreement), the Senior Credit Agreement (insofar as the same grants a Lien on the Collateral), and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements or grants or transfers for security, now existing or entered into after the Issue Date, executed and delivered by the Company or any other Subsidiary Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the First Lien Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any First Lien Refinancing Debt).

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect from time to time. At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS from time to time; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Junior Secured Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Junior Secured Trustee.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement or Commodity Agreement.

“Holder” means a Person in whose name a Junior Secured Note is registered in the security registrar’s books.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, and all products, by-products and all other substances refined, separated, settled or derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, liquified petroleum gas, natural gas, kerosene, sulfur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any other minerals, ores, or substances of value, and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, as applied to any Person, without duplication:

(1)	all obligations of such Person for borrowed money;

(2)

all obligations of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business);

(3)

all obligations of such Person evidenced by notes, bonds, debentures, mandatorily redeemable preferred stock or other similar instruments (other than performance, surety and appeals bonds arising in the ordinary course of business);

(4)

all payment obligations created or arising under any conditional sale, deferred price or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

(5)	any Capital Lease Obligation of such Person, other than obligations under oil and gas leases entered into in the ordinary course of business;

(6)

all reimbursement, payment or similar obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or incurred in connection with public liability insurance, workers’ compensation, unemployment insurance, old-age pensions and other social security benefits other than in respect of employee benefit plans subject to ERISA);

(7)	all obligations of such Person, contingent or otherwise, under any Guarantee by such Person of the obligations of another Person of the type referred to in clauses (1) through (6) above;

(8)

the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(9)

to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

(10)

all obligations referred to in clauses (1) through (6) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage or security interest in property (including without limitation accounts, contract rights and general intangibles) owned by such Person and as to which such Person has not assumed or become liable for the payment of such obligations other than to the extent of the property subject to such mortgage or security interest;

except that Indebtedness of the type referred to in clauses (7) and (10) above will be included within the definition of “Indebtedness” only to the extent of the least of (a) the amount of the underlying Indebtedness referred to in the applicable clause (1) through (6) above; (b) in the case of clause (7), the limit on recoveries, if any, from such Person under obligations of the type referred to in clause (7) above and (c) in the case of clause (10), the aggregate value (as determined in good faith by the board of directors or similar governing body of such Person) of the property of such Person subject to such mortgage or security interest.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)	such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)	such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person;

in which case, such Indebtedness shall be included in an amount not to exceed:

(a)

the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)

if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

Notwithstanding the preceding, “Indebtedness” shall not include:

(1)	Production Payments and Reserve Sales;

(2)

any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(3)

any obligations under Hedging Obligations; provided that such agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with GAAP);

(4)

any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, Guarantees, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations (other than Guarantees of Indebtedness), in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that such Indebtedness is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

(5)

any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

(6)	in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business; and

(7)	all contracts and other obligations, agreements, instruments or arrangements described in clauses (20), (21) or (22), of the definition of “Permitted Liens.”

“Intercreditor Agreement” means the Intercreditor Agreement among the First Lien Agent, Junior Secured Collateral Trustee, the Junior Secured Trustee, the Senior Secured Trustee, Senior Secured Collateral Trustee, the Company, the Subsidiary Guarantors and the other parties from time to time party thereto, to be entered into on the Issue Date, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate futures contracts, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to employees, directors or customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property or any payment for property or services), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)	Hedging Obligations Incurred in the ordinary course of business and in compliance with the Junior Secured Indenture;

(2)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)	an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of “—Certain Covenants—Limitation on Restricted Payments,”

(1)

“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the aggregate amount of the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P (or an equivalent rating by another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments), in each case, with a stable or better outlook.

“Issue Date” means the date the Junior Secured Notes are originally issued under the Junior Secured Indenture.

“Junior Secured Collateral Trust Agreement” means the Collateral Trust Agreement relating to the Junior Secured Notes, to be entered into on the Issue Date, among the Company, the Subsidiary Guarantors, the Junior Secured Collateral Trustee and other parties from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Junior Secured Collateral Trustee” means Wilmington Trust, National Association, in its capacity as collateral trustee under the Junior Secured Collateral Trust Agreement, and, from and after the date of the incurrence of any Junior Secured Refinancing Debt that Refinances any Junior Secured Debt, the agent, collateral agent, trustee or other representative of the lenders or other holders of the Debt and other Obligations evidenced thereunder or governed thereby, in each case together with its successors and in such capacity appointed in accordance with the terms of the Junior Secured Collateral Trust Agreement.

“Junior Secured Debt” means Junior Secured Notes issued under the Junior Secured Indenture and the Junior Secured Subsidiary Guarantees and all Junior Secured Refinancing Debt that is permitted to be incurred and secured in accordance with the Secured Debt Documents and with respect to which the requirements of the Intercreditor Agreement have been (or are deemed to have been) satisfied.

“Junior Secured Documents” means the Junior Secured Indenture Documents and the Junior Secured Refinancing Documents.

“Junior Secured Indenture” means the indenture governing the Junior Secured Notes dated as of the Issue Date between the Company, the Subsidiary Guarantors and Wilmington Trust, National Association, as trustee, and Wilmington Trust, National Association, as collateral trustee, as amended and supplemented from time to time.

“Junior Secured Indenture Documents” means the Junior Secured Indenture, the Junior Secured Notes, the Junior Secured Subsidiary Guarantees, the Junior Secured Collateral Trust Agreement, the Junior Secured Security Documents and the Intercreditor Agreement.

“Junior Secured Indenture Secured Parties” means, at any time, the Junior Secured Trustee, the Junior Secured Collateral Trustee, the Junior Secured Trustees, agents and other representatives of the holders of the Junior Secured Notes (including any Additional Junior Secured Notes), the beneficiaries of each indemnification obligation undertaken by the Company or any Subsidiary Guarantor under any Junior Secured Indenture Document, each other holder of, or obligee in respect of, any Junior Secured Notes or any other Junior Secured Indenture Document outstanding at such time.

“Junior Secured Lien” means a Lien granted by the Company or any Subsidiary Guarantor in favor of the Junior Secured Collateral Trustee, at any time, upon any Collateral of the Company or any such Subsidiary Guarantor to secure Junior Secured Obligations (including Liens on such Collateral under the security documents associated with any Junior Secured Refinancing Debt).

“Junior Secured Notes” means the Company’s 7.000% Junior Secured Notes due 2025 issued under the Junior Secured Indenture on the Issue Date and any Additional Junior Secured Notes issued thereafter.

“Junior Secured Obligations” means Junior Secured Debt and all other Obligations in respect thereof.

“Junior Secured Parties” means the Junior Secured Indenture Secured Parties and the Junior Secured Refinancing Secured Parties.

“Junior Secured Refinancing Debt” means any Debt with respect to which the requirements of the Intercreditor Agreement have been satisfied, that is permitted to be incurred pursuant to the Secured Debt Documents and that Refinances the Junior Secured Debt then in existence.

“Junior Secured Refinancing Documents” means any loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Junior Secured Refinancing Debt.

“Junior Secured Refinancing Secured Parties” means each holder, provider or obligee of any Junior Secured Refinancing Debt, to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Junior Secured Refinancing Document outstanding at such time.

“Junior Secured Refinancing Security Documents” means the documents evidencing any Junior Secured Refinancing Debt (insofar as the same grants a Lien on the Collateral) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the Issue Date, executed and delivered by the Company or any other Subsidiary Guarantor creating (or purporting to create) a Junior Secured Lien upon the New Notes Collateral in favor of the Junior Secured Refinancing Secured Parties.

“Junior Secured Subsidiary Guarantee” means, individually, any Guarantee of payment of the Junior Secured Notes by a Subsidiary Guarantor pursuant to the terms of the Junior Secured Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Junior Secured Security Documents” means (i) the Junior Secured Indenture, the Junior Secured Collateral Trust Agreement, and any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements or grants or transfers for security, now existing or entered into after the Issue Date, executed and delivered by the Company or any other Subsidiary Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Junior Secured Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the Junior Secured Collateral Trust Agreement and (ii) the Junior Secured Refinancing Security Documents.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or similar charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Minority Interest” means the percentage interest represented by any shares of stock of any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Mortgages” means all mortgages, deeds of trust, fixture filings and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on Oil and Gas Properties and any other real property interests that, in each case, constitutes New Notes Collateral to secure payment of the Junior Secured Notes and the Junior Secured Subsidiary Guarantees or any part thereof.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)

all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)

all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to holders of Minority Interest in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)

amounts accrued in accordance with GAAP in respect of liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition or liabilities incurred in connection with such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets under Commodity Agreements, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness and any current liabilities under Commodity Agreements, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

“New Notes Collateral” means all property wherever located and whether now owned or at any time acquired after the Issue Date by the Company or any Subsidiary Guarantor as to which a Lien is granted under the Senior Secured Security Documents to secure the Senior Secured Notes or any Senior Secured Subsidiary Guarantee and under the Junior Secured Security Documents to secure the Junior Secured Notes or any Junior Secured Subsidiary Guarantee. For the avoidance of doubt the New Notes Collateral does not include the New Notes Excluded Collateral.

“New Notes Excluded Collateral” means (a) any equity interests of any Subsidiary (including, to the extent applicable, the Company’s 50% equity interests in “Superior”) to the extent that the pledge of such equity interests to secure the Senior Secured Notes or the Junior Secured Notes would require the Company or any Subsidiary Guarantor to file with the Securities Exchange Commission (or any other Governmental Authority) separate financial statements of, or additional financial information with respect to such Subsidiary, including (if applicable) Superior, on an individual, combined or consolidated basis, pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933, as such rule may be amended, supplemented or replaced from time to time, or any other law, rule or regulation, but only to the extent necessary not to be subject to such requirement and only for so long as such requirement is in existence, and (b) any First Lien Collateral that is or may be provided only to certain issuers of letters of credit pursuant to the First Lien Documents rather than generally to all of the First Lien Secured Parties or to the First Lien Agent for the benefit of the First Lien Secured Parties as a whole.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)

as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness, other than Indebtedness permitted under clause (12) of the second paragraph of the “—Certain Covenants—Limitation on Indebtedness” covenant and the pledge of the Capital Stock of the Unrestricted Subsidiary held by the Company or any of its Restricted Subsidiary) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)

for which there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, other than the Capital Stock of the Unrestricted Subsidiary held by the Company or any of its Restricted Subsidiary.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, principal executive officer, or any Vice President and by the Treasurer, chief accounting officer, principal financial officer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Oil and Gas Business” means (a) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, gas, liquid natural gas, other hydrocarbon properties and water, (b) the business of gathering, marketing, treating, processing, storing, refining, selling and transporting any production from such interests or properties and products produced therefrom or in association therewith, and (c) any business or activity relating to, arising from, or necessary, appropriate, complementary or incidental to the activities described in the foregoing clauses (a) and (b) of this definition, as determined in good faith by the Company, including, without limitation, contract drilling, other oilfield services and alternative energy.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by such Person which contain or are believed to contain “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Junior Secured Trustee. The counsel may be an employee of or counsel to the Company or the Junior Secured Trustee.

“Other First Lien Secured Obligations” means all “Obligations” (as defined in the Senior Credit Agreement) and/or all similar obligations secured by any First Lien Security Documents (including any First Lien Refinancing Debt or any other First Lien Debt), including all Rate Management Obligations under Financial Contracts with First Lien Secured Parties, all Bank Product Obligations provided by First Lien Secured Parties, all amounts of protective advances made by the First Lien Secured Parties in respect of any Collateral, whether for insurance, taxes, maintenance of Collateral, or otherwise, plus all fees, indemnifications, reimbursements and expenses due pursuant to the terms of any First Lien Document.

“Permitted Business Investment” means any Investment made in the ordinary course of the business of the Company or any Restricted Subsidiary or that is of a kind or character that is customarily made in the conduct of the Oil and Gas Business, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, refining, gathering, marketing or transporting Hydrocarbons through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1)

ownership interests in oil and gas properties, liquid natural gas facilities, refineries, drilling operations, processing facilities, gathering systems, pipelines or ancillary real property interests; and

(2)	Investments in the form of or pursuant to oil and gas leases, operating agreements, gathering agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization or pooling designations, declarations, orders and agreements, gas balancing or deferred production agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties.

“Permitted Distribution” means (i) a dividend or distribution, on one occasion and not more than one occasion, to holders of shares of the Company’s Capital Stock of shares of Capital Stock of Unit Drilling Company or any successor to the business thereof (the “Drilling Subsidiary”) or (ii) the designation of the Drilling Subsidiary as an Unrestricted Subsidiary.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	the Company or a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is the Oil and Gas Business;

(2)

another Person if as a result of such Investment such other Person becomes a Restricted Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary and in each case any Investment held by such Person; provided, however, that such Person’s primary business is the Oil and Gas Business;

(3)	cash and Cash Equivalents;

(4)

receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)

payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees and directors made in the ordinary course of business of the Company or such Restricted Subsidiary;

(7)

Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8)

Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(9)	Investments in existence on the Issue Date or made pursuant to agreements or commitments in effect on the Issue Date;

(10)

Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with “—Certain Covenants—Limitation on Indebtedness”;

(11)	Guarantees made in accordance with “—Certain Covenants—Limitation on Indebtedness”;

(12)

Permitted Business Investments in an aggregate amount not to exceed the greater of $100.0 million and 5% of Adjusted Consolidated Net Tangible Assets (with Adjusted Consolidated Net Tangible Assets and the Fair Market Value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value);

(13)

any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(14)	any Asset Swap;

(15)	acquisitions of assets, equity interests or other securities by the Company for consideration consisting solely of common equity securities of the Company; and

(16)

Investments in Superior or any of its Subsidiaries required to maintain the Company’s percentage of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, in Superior as of the Issue Date, in an aggregate amount not to exceed the greater of (a) $50.0 million and (b) 3% of the Company’s Adjusted Consolidated Net Tangible Assets (with Adjusted Consolidated Net Tangible Assets and the Fair Market Value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value).

In order to be a Permitted Investment, an Investment need not be permitted solely by one subsection of this definition but may be permitted in part of one such subsection and in part by one or more other subsections of this definition. In the event an Investment meets the criteria of one or more of the subsections of this definition, the Company, in its sole discretion, may classify all or any portion of such Investment as being permitted by any one or more of such subsections.

“Permitted Liens” means, with respect to any Person:

(1)

Liens securing First Lien Debt under a Credit Facility, including the Senior Credit Agreement and related Hedging Obligations, permitted to be Incurred under clause (1) of the second paragraph of the “—Certain Covenants—Limitation on Indebtedness” covenant;

(2)

pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or earnest money, good faith or similar deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public, regulatory or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)

Liens imposed by law, including carriers’, warehousemen’s, suppliers’, materialmen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if appropriate reserves or other provisions required by GAAP, if any, shall have been made in respect thereof;

(4)

Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings if appropriate reserves or other provisions required by GAAP shall have been made in respect thereof;

(5)

Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)

survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, servitudes, permits, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or surface leases and other similar rights in respect of surface operations or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of the assets of such Person and its Restricted Subsidiaries, taken as a whole, or materially impair their use in the operation of the business of such Person;

(7)	Liens securing Hedging Obligations;

(8)

leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)

judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)

Liens on any assets that do not constitute New Notes Collateral for the purpose of securing Capital Lease Obligations, purchase money obligations or other Indebtedness permitted by clause (7) of the second paragraph of the “Limitation on Indebtedness” covenant;

(11)

Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)

such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)	such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)	Liens existing on the Issue Date that do not secure any Indebtedness;

(14)

Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)

Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary;

(17)

Liens on New Notes Collateral securing the Junior Secured Notes and the Junior Secured Subsidiary Guarantees incurred pursuant to clause (4)(b) of the second paragraph of the “Limitation on Indebtedness” covenant and any Refinancing Indebtedness thereof;

(18)

Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and at the same or junior priority level as the Liens that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)	any interest or title of a lessor under any Capital Lease Obligation or operating lease;

(20)	Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the oil and gas property or other interest that is subject to such Production Payments and Reserve Sales;

(21)

Liens arising under oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, partnership agreements, joint venture agreements, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are subject to the relevant agreement, program, order or contract;

(22)	Liens on pipelines or pipeline facilities that arise by operation of law;

(23)	Liens on any assets that do not constitute New Notes Collateral securing Indebtedness Incurred pursuant to clause (13) of the second paragraph of the “Limitation on Indebtedness” covenant;

(24)	Liens in favor of the Company or any Subsidiary Guarantor;

(25)	Deposits made in the ordinary course of business to secure liability to insurance carriers;

(26)

any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

(27)

Liens arising under the Junior Secured Indenture in favor of the Junior Secured Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be Incurred under the Junior Secured Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(28)

Liens in favor of collecting or payer banks having a right of setoff, revocation, or charge back with respect to money or instruments of the Company or any Subsidiary of the Company on deposit with or in possession of such bank;

(29)	Liens on Capital Stock of an Unrestricted Subsidiary securing Indebtedness permitted under clause (12) of the second paragraph of the “—Certain Covenants—Limitation on Indebtedness” covenant;

(30)	Liens on deposits held by a trustee or other agent or representative under any indenture or other debt agreement, pursuant to customary discharge, redemption or defeasance provisions;

(31)

Liens on New Notes Collateral securing the Senior Secured Notes and the Senior Secured Subsidiary Guarantees incurred pursuant to clause (4)(a) of the second paragraph of the “Limitation on Indebtedness” covenant and any Refinancing Indebtedness thereof; and

(32)

Liens that are junior in priority to the Junior Secured Liens, provided that the holders or lenders of Indebtedness secured by such junior Liens, or the authorized representative thereof, enter into an intercreditor agreement or an amendment to the Intercreditor Agreement with the Junior Secured Collateral Trustee, Senior Secured Collateral Trustee, First Lien Agent and any other parties thereto, whereby such holders or lenders agree to subordinate such junior Liens to the Junior Secured Liens, Senior Secured Liens and First Liens on terms no less favorable to such holders of senior Liens as the subordination terms in respect of the Junior Secured Liens relative to the Senior Secured Liens and the First Liens in the Intercreditor Agreement.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture, or other entity, or government or political subdivision or agency.

“Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in oil and gas properties or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, where the grantee or transferee thereof has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause to be operated and maintained, the related oil and gas properties or other related interests in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

“Property” of a Person means any interest of that Person in any kind of property, whether real, personal, tangible, intangible, or mixed, of that Person, or other assets owned, leased or operated by that Person.

“Rate Management Obligations” has the meaning set forth in the Senior Credit Agreement.

“Rating Agency” means S&P and Moody’s or if S&P or Moody’s or both shall not make a rating on the Junior Secured Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors or a committee thereof) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Receivables” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the Issue Date or

Incurred in compliance with the Junior Secured Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)

(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Junior Secured Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Junior Secured Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Junior Secured Notes;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)

such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees and expenses Incurred in connection therewith);

(4)

if the Indebtedness being refinanced is subordinated in right of payment to the Junior Secured Notes or a Junior Secured Subsidiary Guarantee, such Refinancing Indebtedness (other than with respect to the Existing Subordinated Notes) is subordinated in right of payment to the Junior Secured Notes or such Junior Secured Subsidiary Guarantee on terms at least as favorable to the holders of the Junior Secured Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, as determined in good faith by the Company;

(5)

such Refinancing Indebtedness is not incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor if the Company or a Subsidiary Guarantor is the obligor on the Indebtedness being refinanced; and

(6)

if the Indebtedness being refinanced is First Lien Debt, Senior Secured Debt or Junior Secured Debt then the Refinancing Indebtedness may only be secured at the same or more junior priority level as the Indebtedness being refinanced and such Debt must be incurred in accordance with the requirements of the Intercreditor Agreement (including the execution of a joinder to the Intercreditor Agreement by the authorized representative of the holders or lenders of any such Debt).

“Refinances” means, (a) in respect of any First Lien Debt, that such Debt refunds, refinances, replaces, exchanges, renews, repays, extends or amends and restates a facility governing such First Lien Debt in whole and results in all commitments thereunder being terminated, or, to the extent permitted by the terms of the First Lien Documents, refunds, refinances, replaces, exchanges, renews, repays or extends such First Lien Debt in part, in each case in a transaction that is in compliance with the Intercreditor Agreement (b) in respect of any Senior Secured Debt, that such Debt refunds, refinances, replaces, exchanges, renews, repays, extends or amends and restates a facility governing such Senior Secured Debt in whole and that results in all commitments thereunder being terminated, or, to the extent permitted by the terms of the Senior Secured Documents, refunds, refinances, replaces, exchanges, renews, repays or extends such Senior Secured Debt in part, in each case in a transaction that is in compliance with the Intercreditor Agreement and (c) in respect of any Junior Secured Debt, that such Debt refunds, refinances, replaces, exchanges, renews, repays, extends or amends and restates a facility governing such Junior Secured Debt in whole and that results in all commitments thereunder being terminated, or, to the extent permitted by the terms of the Junior Secured Documents, refunds, refinances, replaces, exchanges, renews, repays or extends such Junior Secured Debt in part, in each case in a transaction that is in compliance with the Intercreditor Agreement.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” means

(1)

the payment of any dividend or make any distribution on or in respect of its Capital Stock (including any payment in respect of its Capital Stock in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries), except:

(a)	dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock of the Company; and

(b)

dividends or distributions payable to the Company or a Restricted Subsidiary (and, if the Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis);

(2)

the purchase, redemption, retirement or other acquisition for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company);

(3)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Indebtedness (other than (x) through the issuance of Senior Secured Notes or Junior Secured Notes, (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness, in each case within one year of the final maturity date and (z) Indebtedness permitted under clause (3) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”); and

(4)	any Restricted Investment in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale/ Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“Secured Debt Documents” means the First Lien Documents, the Senior Secured Documents and the Junior Secured Documents.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Senior Credit Agreement” means the Senior Credit Agreement, dated September 13, 2011, by and among the Company and the subsidiaries named therein, as borrowers, BOKF, NA DBA Bank of Oklahoma, as Administrative Agent, and the institutions named therein, as lenders, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Senior Secured Collateral Trust Agreement” means the Collateral Trust Agreement relating to the Senior Secured Notes, to be entered into on the Issue Date, among the Company, the Subsidiary Guarantors, the Senior Secured Collateral Trustee and other parties from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Senior Secured Original Collateral Trustee” means Wilmington Trust, National Association, in its capacity as collateral trustee under the Senior Secured Collateral Trust Agreement, together with its successors and assigns in such capacity.

“Senior Secured Collateral Trustee” means the Senior Secured Original Collateral Trustee for the Senior Secured Notes and, from and after the date of the incurrence of any Senior Secured Refinancing Debt that Refinances any Senior Secured Debt, the agent, collateral agent, trustee or other representative of the lenders or other holders of the Debt and other Obligations evidenced thereunder or governed thereby, in each case together with its successors and in such capacity appointed in accordance with the terms of the Senior Secured Collateral Trust Agreement.

“Senior Secured Debt” means Senior Secured Notes issued under the Senior Secured Indenture and the Senior Secured Subsidiary Guarantees and all Senior Secured Refinancing Debt that is permitted to be incurred and secured in accordance with the Secured Debt Documents and with respect to which the requirements of the Intercreditor Agreement have been (or are deemed to have been) satisfied.

“Senior Secured Documents” means the Senior Secured Indenture Documents and the Senior Secured Refinancing Documents.

“Senior Secured Indenture” means the indenture governing the Senior Secured Notes dated as of the Issue Date between the Company, the Subsidiary Guarantors and Wilmington Trust, National Association, as trustee and collateral trustee, as amended and supplemented from time to time.

“Senior Secured Indenture Documents” means the Senior Secured Indenture, the Senior Secured Notes the Senior Secured Subsidiary Guarantees, the Senior Secured Collateral Trust Agreement, the Senior Secured Security Documents and the Intercreditor Agreement.

“Senior Secured Lien” means a Lien granted by the Company or any Subsidiary Guarantor in favor of the Senior Secured Collateral Trustee, at any time, upon any Collateral of the Company or any such Subsidiary Guarantor to secure Senior Secured Obligations (including Liens on such Collateral under the security documents associated with any Senior Secured Refinancing Debt).

“Senior Secured Notes” means the 10.000% Senior Secured Notes due 2024 that are issued under the Senior Secured Indenture on the Issue Date and any Additional Senior Secured Notes that are issued under and in accordance with the Senior Secured Indenture thereafter.

“Senior Secured Obligations” means the Senior Secured Debt and all Obligations with respect thereto.

“Senior Secured Refinancing Debt” means any Debt with respect to which the requirements of the Intercreditor Agreement have been satisfied, that is permitted to be incurred pursuant to the Secured Debt Documents and that Refinances the Senior Secured Debt then in existence.

“Senior Secured Refinancing Documents” means any loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Senior Secured Refinancing Debt.

“Senior Secured Refinancing Secured Parties” means each holder, provider or obligee of any Senior Secured Refinancing Debt, to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Senior Secured Refinancing Document outstanding at such time.

“Senior Secured Security Documents” means the Senior Secured Indenture, the Senior Secured Collateral Trust Agreement and any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the Issue Date, executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Lien upon the New Notes Collateral in favor of the Senior Secured Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the Senior Secured Collateral Trust Agreement.

“Senior Secured Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Senior Secured Indenture, together with its successors and assigns in such capacity.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means the Existing Subordinated Notes and any Indebtedness of the Company or any Restricted Subsidiary (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the Junior Secured Notes or any Junior Secured Subsidiary Guarantee pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% (or, in the case of Superior and its Subsidiaries only, 50% or more) of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means (i) any Subsidiary of the Company that provides a Junior Secured Subsidiary Guarantee as of the Issue Date and (ii) any Domestic Subsidiary that has become a Subsidiary Guarantor pursuant to the Junior Secured Indenture provision described under “—Certain Covenants—Future Subsidiary Guarantors” after the Issue Date, in each case, until any such Junior Secured Subsidiary Guarantee is released in accordance with the terms of the Junior Secured Indenture.

“Superior” means Superior Pipeline Company, L.L.C. and its successors.

“Unrestricted Subsidiary” means

(1)	Superior and SPC Midstream Operating, L.L.C., in each case, unless and until designated as a Restricted Subsidiary by the Board of Directors;

(2)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(3)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)	such Subsidiary has not Guaranteed any Indebtedness of the Company or any of its Restricted Subsidiaries;

(2)	all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation and at all times thereafter, consist of Non-Recourse Debt;

(3)	such designation and the Investment of the Company in such Subsidiary complies with “—Certain Covenants—Limitation on Restricted Payments”; and

(4)

except as permitted by the covenant above under the caption “—Certain Covenants—Limitation on Affiliate Transactions,” such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms materially less favorable to the Company than those that might have been reasonably obtained from Persons that are not Affiliates of the Company, as determined in good faith by the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Junior Secured Trustee by filing with the Junior Secured Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Junior Secured Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of the “—Certain Covenants—Limitation on Indebtedness” covenant on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors (without regard to the occurrence of any contingency).

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

PROPOSED AMENDMENTS TO EXISTING INDENTURE AND OLD NOTES

The description of the terms of the Existing Indenture and the Proposed Amendments set forth below is only a summary and is qualified in its entirety by reference to (i) the terms and conditions of the Existing Indenture, which has been filed as Exhibits 4.2, 4.3 and 4.4 to the registration statement of which this prospectus forms a part, and the Old Notes as currently in effect and (ii) the relevant terms of the Existing Indenture and the Old Notes as proposed to be modified by the Proposed Amendments, which will be substantially in the form of the Third Supplemental Indenture included as an exhibit to the registration statement to which this prospectus relates, which you may examine and copy as set forth under “Where You Can Find Additional Information.” Each holder should carefully review this entire prospectus, the Existing Indenture and the form of the Third Supplemental Indenture before granting a consent. We are seeking consents to all the Proposed Amendments with respect to the Old Notes as a single proposal. Accordingly, a consent purporting to consent to only a portion of the Proposed Amendments with respect to any series of the Old Notes will not be valid. No consideration is being, or will be, paid in respect of the Consent Solicitation for the Proposed Amendments.

Concurrently with the Exchange Offer and subject to the terms and conditions contained in this prospectus, we are conducting the Consent Solicitation for the Proposed Amendments to the Existing Indenture and Old Notes.

The Proposed Amendments, if adopted and effected, will eliminate substantially all of the restrictive covenants, modify or eliminate certain other provisions of the Existing Indenture and waive any existing defaults and events of default (including any default or event of default alleged in connection with the Exchange Offer or the Consent Solicitation) under the Existing Indenture, other than any default or event of default that cannot be waived without the consent of 100% of the holders under the Existing Indenture. For more complete information regarding the effects of the Proposed Amendments, reference is made to the Existing Indenture, which is incorporated herein by reference and a copy of each of which may be obtained from the SEC’s website (http://www.sec.gov). See “Where You Can Find Additional Information.”

The Proposed Amendments will be effected by the Third Supplemental Indenture to the Existing Indenture, which will be substantially in the form filed as an exhibit to the registration statement relating to this prospectus and will be executed by the Company, the guarantors thereof, and Wilmington Trust, National Association, as trustee, promptly following the receipt of the Requisite Consents from the tendering holders of the Old Notes and which will become effective and binding on the non-tendering holders upon the consummation of the Exchange Offer. If the Exchange Offer is terminated or withdrawn, the Old Notes are not accepted for exchange hereunder, or the Requisite Consents are not obtained with respect to the Proposed Amendments, the Proposed Amendments will not become effective.

The following is a summary of the Proposed Amendments. The following summary does not purport to be comprehensive or definitive, and is qualified in its entirety by reference to the form of the Third Supplemental Indenture included as an exhibit to the registration statement relating to this prospectus.

With respect to each exchanging holder, the Proposed Amendments relating to such holder’s Old Notes constitute a single proposal and an exchanging holder must consent to the Proposed Amendments relating to such holder’s Old Notes as an entirety and may not consent selectively with respect to such Proposed Amendments. A holder of Old Notes may not tender such Old Notes in the Exchange Offer without consenting to the Proposed Amendments to such holder’s Old Notes, and the tender of Old Notes by a holder pursuant to the Exchange Offer will constitute the giving of consents by such holder to the Proposed Amendments relating to such holder’s Old Notes. Pursuant to the terms of the Existing Indenture, the Requisite Consents are required to approve the Proposed Amendments to the corresponding Existing Indenture.

As of the date of this prospectus, the outstanding principal amount of the Old Notes is approximately $650 million in the aggregate. If the Requisite Consents are received and the Proposed Amendments become effective with respect to the Existing Indenture, the Proposed Amendments will be binding on all non-exchanging holders of Old Notes.

Deletion/Amendments of Covenants and Other Provisions

The Third Supplemental Indenture would, in substance, eliminate the following covenants and provisions in the First Supplemental Indenture (as well as the defined terms and other references related to such covenants and provisions but made irrelevant as a result of their deletion), which are identified below by their respective section references in the First Supplemental Indenture (all capitalized terms not otherwise defined have the meanings assigned under the First Supplemental Indenture):

Section 3.02	Limitation on Indebtedness

Section 3.03	Limitation on Layering

Section 3.04	Limitation on Restricted Payments

Section 3.05	Limitation on Liens

Section 3.06	Limitation on Restrictions on Distributions from Restricted Subsidiaries

Section 3.07	Limitation on Sales of Assets and Subsidiary Stock

Section 3.08	Limitation on Affiliate Transactions

Section 3.09	SEC Reports

Section 3.10	Merger and Consolidation (only with respect to clauses (c) and (d) of the first sentence and clauses (i)(B) and (ii) of the final sentence, specifying certain conditions to consolidations, mergers and transfers of all or substantially all of the issuer’s or any guarantor’s assets)

Section 3.11	Future Subsidiary Guarantors

Section 3.12	Limitation on Lines of Business

Section 3.13	Payments for Consent

Section 3.14	Offer to Repurchase Upon Change of Control

Article 4	Events of Default (only with respect to clauses (g), (i), and (j) relating to cross-acceleration/default, defaults related to certain judgments and failure of guarantee)

The Third Supplemental Indenture would, in substance, eliminate the following covenants and provisions of the Base Indenture (as well as the defined terms and other references related to such covenants and provisions but made irrelevant as a result of their deletion), which are identified below by their respective section references in the Base Indenture (all capitalized terms not otherwise defined have the meanings assigned under the Base Indenture):

Section 4.05	Statement by Officers as to Default

Section 4.07	Existence (only with respect to the portion of the sentence beginning with “and rights (charter and statutory)” until the end of the sentence).

Section 4.08	Maintenance of Properties

Section 4.09	Payment of Taxes and Other Claims

Section 5.03	Reports by the Company

Section 6.01	Events of Default (only with respect to clause (f) relating to cross-acceleration/default)

Section 10.01	Consolidation, Merger, Sale or Conveyance (only with respect to clause (ii), specifying certain conditions to consolidation, merger, conveyance, transfer or lease of all or substantially all of the issuer’s assets)

Section 11.04	Conditions to Defeasance or Covenant Defeasance) (only with respect to clauses (e), (g), (h))

Effectiveness of Proposed Amendments

Assuming the Requisite Consents are received, it is expected that the supplemental indenture for the Proposed Amendments will be duly executed and delivered by the Company, the guarantors thereof, and Wilmington Trust, National Association, as trustee, upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents and the Proposed Amendments contained therein will become operative on the Closing Date, upon consummation of the Exchange Offer.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain U.S. federal income tax considerations that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) with respect to the Exchange Offer, the Consent Solicitation, the ownership of the New Notes acquired pursuant to the Exchange Offer and the adoption of the Proposed Amendments. This discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances or that may be relevant to holders subject to special tax rules (including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt entities, dealers in securities, traders in securities who elect to apply a mark-to-market method of tax accounting, persons who are required to recognize income or gain no later than such income or gain is required to be reported on an applicable financial statement under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), persons that hold Old Notes or New Notes as part of a “straddle,” “hedge,” “conversion transaction,” or other “integrated transaction,” U.S. Holders that elect to treat all interest as OID for U.S. federal income tax purposes, U.S. Holders that have a functional currency other than the U.S. dollar, U.S. Holders that hold Old Notes or New Notes through a non-U.S. broker or other financial intermediary, persons liable for the alternative minimum tax, U.S. expatriates, or partnerships or other pass-through entities (or investors therein)). This discussion does not address state, local or non-U.S. tax considerations, U.S. federal tax considerations other than those pertaining to the income tax, or the Medicare contribution tax on net investment income. This summary is limited to holders who acquire New Notes pursuant to the Exchange Offer and who hold Old Notes, and will hold any New Notes acquired pursuant to the Exchange Offer, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

This summary is based on the Code and applicable Treasury Regulations, rulings, administrative pronouncements and judicial decisions in effect as of the date hereof, all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. We have not sought, and do not intend to seek, a ruling from the Internal Revenue Service (the “IRS”) with respect to the U.S. federal income tax consequences of the Exchange Offer, the Consent Solicitation, the ownership of the New Notes acquired pursuant to the Exchange Offer or the adoption of the Proposed Amendments, and there can be no assurance that the IRS will agree with the statements and conclusions contained in this summary.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of an Old Note or a New Note that for U.S. federal income tax purposes is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (a) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Holder” is a beneficial owner of an Old Note or a New Note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Old Notes or New Notes, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partnership or a partner of a partnership holding Old Notes or New Notes, should consult their own tax advisers as to the particular U.S. federal income tax consequences of the Exchange Offer, the Consent Solicitation, the ownership of New Notes and the adoption of the Proposed Amendments.

This discussion assumes that the exchange of Old Notes for New Notes pursuant to the Exchange Offer is a realization event for U.S. federal income tax purposes.

U.S. Holders

Treatment of the Exchange of Old Notes for New Notes Pursuant to the Exchange Offer

Recapitalization.    The exchange of Old Notes for New Notes pursuant to the Exchange Offer generally would constitute a recapitalization for U.S. federal income tax purposes if both the Old Notes and the New Notes are “securities” under the relevant provisions of the Code. The term “securities” is not defined in the Code or in applicable Treasury Regulations, and has not been clearly defined by judicial decisions. The classification of a debt instrument as a security is a determination based on all facts and circumstances, including, but not limited to, (i) the term of the debt instrument, (ii) whether or not the instrument is secured, (iii) the degree of subordination of the debt instrument, (iv) the ratio of debt to equity of the issuer, and (v) the riskiness of the business of the issuer. Most authorities have held that the term to maturity of a debt instrument is one of the most significant factors in determining whether it qualifies as a security. Although the matter is not free from doubt, in particular in light of the term of the New Notes, we intend to take the position that both the Old Notes and the New Notes would be treated as securities and the exchange of Old Notes for New Notes pursuant to the Exchange Offer would qualify as a recapitalization. There can be no assurances, however, that the IRS will agree with this characterization. Due to the inherently factual nature of the determination, U.S. Holders are urged to consult their own tax advisors regarding the classification of the Old Notes and the New Notes as securities and the determination of whether the exchange of Old Notes for New Notes pursuant to the Exchange Offer constitutes a recapitalization for U.S. federal income tax purposes.

If the exchange of Old Notes for New Notes pursuant to the Exchange Offer constitutes a recapitalization, a U.S. Holder generally would not recognize any income, gain or loss with respect to the exchange (other than with respect to any amounts attributable to accrued and unpaid interest, which should be includible in income as ordinary interest income except to the extent previously included in income). A U.S. Holder’s aggregate initial tax basis in the New Notes would be the same as such U.S. Holder’s adjusted tax basis in the Old Notes surrendered in exchange therefor. A U.S. Holder that receives both Senior Secured Notes and Junior Secured Notes pursuant to the Exchange Offer should allocate its adjusted tax basis among the New Notes received in accordance with their relative fair market values. A U.S. Holder’s holding period for the New Note generally would include the period during which the holder held the Old Note exchanged therefor.

Taxable Exchange.    If the exchange of Old Notes for New Notes pursuant to the Exchange Offer does not qualify as a recapitalization, then a U.S. Holder will generally recognize gain or loss on the exchange equal to the difference, if any, between the amount realized on the exchange (other than any amounts attributable to accrued and unpaid interest, which should be includible in income as ordinary interest income except to the extent previously included in income) and the U.S. Holder’s adjusted tax basis in the Old Notes. Subject to the application of the market discount rules discussed below under “—Market Discount,” any such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if a U.S. Holder’s holding period in the Old Notes exceeds one year as of the Closing Date. The deductibility of any capital loss realized on the exchange is subject to limitations. A U.S. Holder’s initial tax basis in the New Notes generally will equal their “issue price,” (as discussed below) and the U.S. Holder’s holding period in the New Notes received in the exchange should commence on the day after the Closing Date.

Market Discount.    If a U.S. Holder acquired the Old Notes after their original issuance with market discount, any gain recognized on the exchange will be treated as ordinary income to the extent of the market discount that accrued during the U.S. Holder’s period of ownership, unless the U.S. Holder previously elected to include market discount in income as it accrues for U.S. federal income tax purposes. For these purposes, market discount is generally the excess, if any, of the stated principal amount of an Old Note over the U.S. Holder’s initial tax basis in such Old Note, if such excess exceeds a statutorily defined de minimis amount. A U.S. Holder receiving the Early Exchange Premium (as defined below) is generally required to include such premium in income as ordinary income to the extent of accrued market discount to the extent such U.S. Holder’s amount realized in the exchange exceeds its adjusted tax basis in the Old Notes. If the exchange constitutes a recapitalization (as discussed above), any accrued market discount on the Old Notes not recognized pursuant to the exchange generally will carry over to the New Notes received in exchange therefor. U.S. Holders who acquired Old Notes other than at original issuance should consult their tax advisors regarding the possible application of the market discount rules.

Early Exchange Premium.    There are no authorities directly addressing the U.S. federal income tax treatment of the portion of the Early Exchange Consideration that exceeds the Late Exchange Consideration (the “Early Exchange Premium”) that is received by U.S. Holders who tender at or before the Early Tender Date. We intend to treat the Early Exchange Premium as part of the consideration for the Old Notes, and this disclosure assumes such treatment. The IRS may take the position, however, that the Early Exchange Premium is a separate payment in the nature of a fee that is subject to tax as ordinary income. U.S. Holders should consult their own tax advisers as to the proper treatment of the Early Exchange Premium.

Accrued and Unpaid Interest on Old Notes.    If a U.S. Holder’s Old Notes are accepted in the Exchange Offer, the U.S. Holder will be entitled to receive a separate cash payment equal to the accrued and unpaid interest in respect of such notes from their most recent interest payment date to, but excluding, the Closing Date. Regardless of whether the exchange of Old Notes for New Notes pursuant to the Exchange Offer qualifies as a recapitalization, any amounts treated for U.S. federal income tax purposes as received in respect of accrued and unpaid interest in respect of a U.S. Holder’s Old Notes on the Closing Date will be includible in the U.S. Holder’s gross income as interest income to the extent not previously included in income for U.S. federal income tax purposes.

Issue Price.    We expect that the New Notes will be “publicly traded” (within the meaning of the applicable Treasury Regulations) and that accordingly the issue price of the New Notes will generally equal the fair market value of the New Notes on the Closing Date.

Treatment of the New Notes Received in the Exchange Offer

Effect of Certain Contingencies.    Under certain circumstances, we may be required to make payments in excess of stated interest or principal on the New Notes, or before their scheduled payment dates (see “Description of Senior Secured Notes—Optional Redemption,” “Description of Senior Secured Notes—Change of Control”, “Description of Junior Secured Notes—Optional Redemption,” and “Description of Junior Secured Notes—Change of Control”). The possibility of such payments may implicate special rules under the Treasury Regulations governing “contingent payment debt instruments.” According to those Treasury Regulations, the possibility that certain payments may be made in excess of stated interest or principal, or before their scheduled payment dates, will be disregarded for this purpose, if there is only a remote chance as of the date the New Notes were issued that any such payments will be made or if such payments, in the aggregate, are considered incidental (or certain other exceptions apply). We intend to take the position that, as of the Closing Date, the likelihood that we will pay such excess or accelerated amounts is remote within the meaning of the applicable Treasury Regulations and any such payments would be incidental or otherwise ignored under the applicable Treasury Regulations, and therefore, the New Notes do not constitute contingent payment debt instruments. The foregoing position regarding these contingencies is binding on a U.S. Holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Such position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a U.S. Holder might be required, among other things, to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of the stated interest and any otherwise applicable OID (as defined below) on the New Notes and (2) treat as ordinary income, rather than capital gain, any income realized on a sale, exchange, redemption or other taxable disposition of a New Note. The remainder of this discussion assumes that the New Notes are not contingent payment debt instruments.

Stated Interest on the New Notes.    Stated interest paid on the New Notes generally will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

OID.    The New Notes may be issued with more than a de minimis amount of original issue discount (“OID”) for U.S. federal income tax purposes. The New Notes will be considered to be issued with more than a de minimis amount of OID if the “stated redemption price at maturity” of the notes (generally, the stated principal amount of the notes) exceeds their issue price (as defined above) by at least one quarter of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity. If the New Notes are issued with OID, the amount of such OID will equal the difference between their principal amount and their issue price. A U.S. Holder would have to accrue OID as ordinary income (regardless of such U.S. Holder’s method of accounting for U.S. federal income tax purposes), before the receipt of cash attributable to such income, using a constant yield method.

If the New Notes are issued with OID, a U.S. Holder must include in income the sum of the “daily portions” of OID with respect to the note for each day during such taxable year or portion of the taxable year in which such U.S. Holder holds that note. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” with respect to any note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal and interest occurs on the first day or the final day of an accrual period.

The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of (i) the New Note’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), over (ii) the aggregate amount of any stated interest allocable to such accrual period. OID allocable to a final accrual period is the difference between the stated principal amount and the adjusted issue price at the beginning of the final accrual period. Special rules apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a New Note at the beginning of any accrual period is equal to its issue price increased by the sum of the accrued OID for all prior accrual periods and decreased by the amount of any payments other than stated interest. The note’s yield to maturity is the discount rate that, when used in computing the present value of all payments on the note, produces an amount equal to the issue price of the note.

Bond Premium on the New Notes.    In general, if a U.S. Holder’s initial tax basis in a New Note is greater than the sum of all amounts payable on the notes (other than payments of stated interest), the amount of such excess is “bond premium” for U.S. federal income tax purposes. The initial tax basis for a New Note acquired pursuant to the Exchange Offer is described above in “—Treatment of the Exchange of Old Notes for New Notes Pursuant to the Exchange Offer.” Subject to the discussion below, a U.S. Holder may elect to amortize bond premium over the term of the New Notes (or, if it results in a smaller amount of amortizable premium, until an earlier call date) on a constant-yield basis as an offset to interest income (and not as a separate item of deduction), but only as the U.S. Holder takes stated interest into account under such holder’s regular method of tax accounting for U.S. federal income tax purposes. A U.S. Holder’s tax basis in the New Note will be reduced by the amount of bond premium so amortized. If a U.S. Holder does not elect to amortize bond premium, such holder will be required to report the full amount of stated interest on the New Note as ordinary income, even though such U.S. Holder may recognize a capital loss (which may not be available to offset ordinary income) on a sale or other taxable disposition of the New Note. An election to amortize bond premium, once made, would apply to all debt instruments held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Because the New Notes may, under certain circumstances, be redeemed by us at a price in excess of their stated principal amount, the amount payable on the New Notes may not equal the stated principal amount for purposes of determining the amount of any bond premium and, as a result, any amortization of bond premium may be reduced or delayed. U.S. Holders should consult their own tax advisers regarding the amortization of any bond premium.

Sale, Exchange, Retirement or Other Taxable Disposition of New Notes.    Upon the sale, exchange, retirement or other taxable disposition of a New Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between (i) the amount realized on the sale, exchange, retirement or other taxable disposition (except to the extent any amount realized is attributable to any accrued but unpaid stated interest, which amount will generally be taxed as ordinary income as described above to the extent not previously included in income) and (ii) such U.S. Holder’s adjusted tax basis in the New Note. Any gain or loss recognized on a sale, exchange, retirement or other taxable disposition of a New Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder held the New Note for more than one year. Long-term capital gains of certain non-corporate taxpayers (including individuals) are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations.

Treatment of Non-Participating U.S. Holders

If the Proposed Amendments become effective, the U.S. federal income tax treatment of a U.S. Holder of Old Notes that does not participate in the Exchange Offer (a “Non-Participating U.S. Holder”) will depend upon whether the adoption of the Proposed Amendments results in a deemed exchange of such Non-Participating U.S. Holder’s Old Notes for “new” Old Notes for U.S. federal income tax purposes. Generally, the modification of a debt instrument will result in a deemed exchange of the original debt instrument for a modified debt instrument if such modification is “significant” within the meaning of applicable Treasury Regulations. For these purposes, a modification of the terms of a debt instrument generally is significant if, based on all the facts and circumstances (and, subject to certain exceptions, taking into account all modifications collectively), the legal rights or obligations that are altered and the degree to which they are altered are economically significant.

The Treasury Regulations also provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Treasury Regulations do not, however, define “customary accounting or financial covenants.” Accordingly, if the Proposed Amendments are treated as mere deletions or alterations of customary accounting or financial covenants, or are not so treated, but the legal rights and obligations that are altered by the Proposed Amendments and the degree to which they are altered are not viewed as economically significant, adoption of the Proposed Amendments would not constitute a significant modification and there would be no U.S. federal income tax consequences to Non-Participating U.S. Holders. Although the issue is not free from doubt, we intend to take the position that the effectiveness of the Proposed Amendments does not constitute a “significant modification” of the Old Notes for U.S. federal income tax purposes. The IRS might take the position, however, that, with respect to Non-Participating U.S. Holders, the effectiveness of the Proposed Amendments results in a deemed exchange of the non-tendered Old Notes for “new” Old Notes. If such a position were to be taken and sustained, the deemed exchange would be taxable to Non-Participating U.S. Holders unless it were to qualify as a “recapitalization” for U.S. federal income tax purposes (which qualification, as discussed above, is uncertain) and, if the “new” Old Notes were treated as having original issue discount, Non-Participating U.S. Holders may be required to include amounts in income before their receipt of any cash.

U.S. Holders should consult their own tax advisers regarding the potential U.S. federal income tax consequences of a deemed exchange, including whether such deemed exchange would constitute a recapitalization.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to the stated interest paid on or with respect to the New Notes and any accruals of OID, unless a U.S. Holder is an exempt recipient. In addition, information reporting requirements will also apply to the proceeds of certain sales and other taxable dispositions (including retirements or redemptions) of New Notes, unless the U.S. Holder is an exempt recipient. Backup withholding (currently, at a rate of 24%) will apply to payments of such amounts if a U.S. Holder fails to provide its taxpayer identification number or certification of exempt status or has been notified by the IRS that payments to such U.S.

Holder are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that such U.S. Holder timely furnishes the required information to the IRS.

Non-U.S. Holders

Treatment of the Exchange of Old Notes for New Notes Pursuant to the Exchange Offer

Recapitalization.    As described above under “U.S. Holders—Treatment of the Exchange of Old Notes for New Notes Pursuant to the Exchange Offer,” although the matter is not free from doubt, we intend to take the position that both the Old Notes and the New Notes would be treated as securities and the exchange of Old Notes for New Notes pursuant to the Exchange Offer would qualify as a recapitalization. If the Exchange Offer so qualifies, a Non-U.S. Holder generally would not recognize any income, gain or loss with respect to the exchange of Old Notes for New Notes pursuant to the Exchange Offer. A Non-U.S. Holder that receives both Senior Secured Notes and Junior Secured Notes pursuant to the Exchange Offer should allocate its adjusted tax basis among the New Notes received in accordance with their relative fair market values. A Non-U.S. Holder’s initial tax basis in the New Notes would be the same as such Non-U.S. Holder’s adjusted tax basis in the Old Notes surrendered in exchange therefor. A Non-U.S. Holder’s holding period for the New Note generally would include the period during which the holder held the Old Note exchanged therefor.

Taxable Exchange Treatment.    Subject to the discussions below regarding amounts received in respect of accrued but unpaid interest and the possible alternative characterization of the Early Exchange Premium, if the Exchange Offer does not qualify as a recapitalization, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the exchange unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States; or

•	the Non-U.S. Holder is an individual who has been present in the United States for 183 days or more in the taxable year of the exchange and certain other requirements are met.

A Non-U.S. Holder described in the first exception above generally will be subject to U.S. federal income tax on that gain on a net income basis in the same manner as if such Non-U.S. Holder were a “United States person” as defined under the Code unless an applicable income tax treaty provides otherwise. If a Non-U.S. Holder is eligible for the benefits of an applicable income tax treaty, any effectively connected gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States. In addition, Non-U.S. Holders that are corporations may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of their earnings and profits for the taxable year, subject to adjustments, that are effectively connected with their conduct of a trade or business in the United States.

A Non-U.S. Holder described in the second exception above generally will be subject to U.S. federal income tax at a rate of 30% (or a lower applicable income tax treaty rate) on that gain, which may be offset by U.S. source capital losses, if any, of the Non-U.S. Holder.

Accrued and Unpaid Interest on Old Notes.    Amounts received by a Non-U.S. Holder in the Exchange Offer in respect of accrued but unpaid interest on Old Notes will be subject to U.S. federal income or withholding tax only to the extent described below under “—Treatment of the New Notes Received in the Exchange Offer—Payments of Interest on the New Notes,” treating references there to interest on the New Notes as references to accrued and unpaid interest on the Old Notes.

Early Exchange Premium.    As described above under “U.S. Holders—Treatment of the Exchange of Old Notes for New Notes Pursuant to the Exchange Offer—Early Exchange Premium,” we intend to treat the Early

Exchange Premium received by holders who exchange on or prior to the Early Tender Date as part of the consideration for the Old Notes, and this disclosure assumes such treatment. An applicable withholding agent or the IRS may take the position, however, that the Early Exchange Premium instead should be treated as a separate payment or fee that is subject to a 30% U.S. federal withholding tax unless a Non-U.S. Holder can establish an applicable exemption or reduction. Non-U.S. Holders are encouraged to consult their own tax advisers regarding the proper treatment of the Early Exchange Premium and the possibility of claiming a refund of any withheld tax.

Issue Price.    We expect that the New Notes will be “publicly traded” (within the meaning of the applicable Treasury Regulations) and that accordingly the issue price of the New Notes will generally equal the fair market value of the New Notes on the Closing Date.

Treatment of the New Notes Received in the Exchange Offer

Effect of Certain Contingencies.    As discussed above under “—U.S. Holders—Treatment of the New Notes Received in the Exchange Offer—Effect of Certain Contingencies,” we intend to take the position (and the remainder of this discussion assumes) that the New Notes are not contingent payment debt instruments.

Payments of Interest on the New Notes.    Subject to the discussions below concerning backup withholding and FATCA, payments of interest (which, for purposes of this discussion of Non-U.S. Holders, includes any OID) on the New Notes generally will not be subject to U.S. federal income tax or withholding tax, provided that: (a) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Unit that are entitled to vote; (b) the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Unit through stock ownership; (c) the Non-U.S. Holder is not a bank receiving interest under a loan agreement entered in the ordinary course of its trade or business; (d) the interest payments are not effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business; and (e) the Non-U.S. Holder either (x) certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form), under penalties of perjury, that it is not a United States person or (y) holds the New Notes through certain foreign intermediaries and satisfies the certification requirements of the applicable Treasury regulations.

Subject to the discussion below concerning income that is effectively connected with the conduct of a trade or business in the United States, if a Non-U.S. Holder does not qualify for an exemption from withholding as described above, such holder generally will be subject to U.S. federal withholding tax at a rate of 30% on payments of interest on the New Notes. A Non-U.S. Holder may be entitled to the benefits of an applicable income tax treaty under which interest on the New Notes is subject to an exemption from, or reduced rate of, U.S. federal withholding tax, provided that the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) claiming an exemption or reduction and complies with any other applicable procedures.

Sale, Exchange, Retirement or Other Taxable Disposition of New Notes.    Subject to the discussions below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain realized on a sale, exchange, retirement or other taxable disposition of the New Notes, unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States; or

•	the Non-U.S. Holder is an individual who has been present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met.

If a Non-U.S. Holder is described in the first exception above, see “—Income or Gain Effectively Connected with a United States Trade or Business” below. If a Non-U.S. Holder is described in the second exception, such holder generally will be subject to U.S. federal income tax at a rate of 30% (or a lower applicable income tax treaty rate) on that gain, which may be offset by U.S. source capital losses, if any, of the Non-U.S. Holder.

To the extent that the amount realized on a sale, exchange, retirement or other taxable disposition of the New Notes is attributable to accrued but unpaid interest on the New Notes, such amount generally will be treated in the same manner as described in “—Payments of Interest on the New Notes” above.

Income or Gain Effectively Connected with a United States Trade or Business.    If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States and interest on a New Note or gain recognized from the sale, exchange, retirement or other taxable disposition of a New Note is effectively connected with the conduct of that trade or business, such Non-U.S. Holder generally will be subject to U.S. federal income tax (but not the 30% U.S. federal withholding tax on interest if certain certification requirements are satisfied) on that interest or gain on a net income basis in the same manner as if such holder were a “United States person” as defined under the Code unless any applicable income tax treaty provides otherwise. A Non-U.S. Holder can generally meet these certification requirements by providing a properly executed IRS Form W-8ECI (or other appropriate form) to the applicable withholding agent. If a Non-U.S. Holder is eligible for the benefits of an applicable income tax treaty, any effectively connected income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States. In addition, Non-U.S. Holders that are corporations, may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of their earnings and profits for the taxable year, subject to adjustments, that are effectively connected with their conduct of a trade or business in the United States.

Treatment of Non-Participating Non-U.S. Holders

If the Proposed Amendments become effective, the U.S. federal income tax treatment of a Non-U.S. Holder of Old Notes that does not participate in the Exchange Offer (a “Non-Participating Non-U.S. Holder”) will depend upon whether the effectiveness of the Proposed Amendments results in a deemed exchange of the Old Notes for “new” Old Notes. As described above in “U.S. Holders—Treatment of Non-Participating U.S. Holders,” we intend to take the position that the effectiveness of the Proposed Amendments does not result in a significant modification of the Old Notes for U.S. federal income tax purposes. If the IRS successfully asserted that a deemed exchange occurs as a result of the effectiveness of the Proposed Amendments, a Non-Participating Non-U.S. Holder would recognize any gain or loss in such deemed exchange in the manner described under “—Treatment of the New Notes Received in the Exchange Offer—Sale, Exchange, Retirement or Other Taxable Disposition of New Notes,” unless such deemed exchange were to qualify as a recapitalization for U.S. federal income tax purposes (which qualification, as discussed above, is uncertain). Non-Participating Non-U.S. Holders should consult their own tax advisers regarding the tax treatment of the consequences of the effectiveness of the Proposed Amendments.

Information Reporting and Backup Withholding

Generally, information returns will be filed with the IRS in connection with payments of interest on the Old Notes and the New Notes. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. A Non-U.S. Holder may be subject to additional information reporting and backup withholding (currently, at a rate of 24%) on payments of interest and, depending on the circumstances, the proceeds of a sale or other taxable disposition (including a retirement or redemption) of the Old Notes or the New Notes unless the Non-U.S. Holder complies with certain certification procedures to establish that such holder is not a “United States person.” The certification procedures required to claim an exemption from federal income tax withholding on interest described above generally will also satisfy the certification requirements necessary to avoid backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their own tax advisers regarding the application of the backup withholding rules in their particular circumstances.

FATCA

Under Sections 1471 through 1474 of the Code and the Treasury Regulations thereunder (“FATCA”), U.S. federal withholding tax of 30% is imposed on certain types of payments, including payments of U.S. source interest (including OID), made to “foreign financial institutions” or certain “non-financial foreign entities,” in each case, that fail to comply with certain information reporting obligations. Withholding under FATCA will apply to the applicable payments regardless of whether the foreign financial institutions or non-financial foreign entities receive the payments as beneficial owners or intermediaries. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on any Old Notes or New Notes as a result of a holder’s failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither we nor our paying agent would, pursuant to the terms of the Old Notes or the New Notes, be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, holders may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. Such intergovernmental agreements may provide different rules with respect to non-U.S. financial institutions. The rules under FATCA are new and complex. Holders of Old Notes are encouraged to consult with their own tax advisors regarding the implications of FATCA on their investment in Old Notes and New Notes and their potential receipt of the Early Exchange Premium.

NOTICE TO CANADIAN INVESTORS

The Exchange Offer in Canada is being made solely in the Provinces Ontario, Québec, Manitoba, Alberta, British Columbia, Saskatchewan, Nova Scotia, New Brunswick, Prince Edward Island and Newfoundland and Labrador (collectively, the “Offering Provinces”). Holders of Old Notes located in Canada may only exchange Old Notes pursuant to the Exchange Offer if such holders are acquiring, or are deemed to be acquiring, New Notes as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. In order to participate in the Exchange Offer, holders of Old Notes located in Canada are required to complete, sign and submit to the Dealer Manager or the Information and Exchange Agent a Canadian Eligibility Form.

Resale Restrictions

The distributions of the New Notes in Canada pursuant to the Exchange Offer is being made on a private placement basis. The Company is not a reporting issuer in any province or territory of Canada, and any resale of the New Notes must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable Canadian securities laws, which may vary depending on the province or territory. Holders of Old Notes that elect to exchange Old Notes under the Exchange Offer are advised to seek legal advice prior to any resale of the New Notes they acquire.

Representation and Agreement by Holders

Each holder participating in the Exchange Offer who receives an exchange confirmation, by the holder’s receipt thereof, will be deemed to have represented to the Company that the holder:

(a)	has been notified by the Company and acknowledges that:

(i)

the Company is required to provide information pertaining to the holder (“personal information”) as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including the holder’s name, address, e-mail address, telephone number, the number and value of New Notes received pursuant to the Exchange Offer and the paragraph number in the definition of “accredited investor” in section 1.1 of NI 45-106 that applies to such purchaser), which Form 45-106F1 is required to be filed by the Company under NI 45-106 with the securities commission or similar regulatory authority for the Offering Province in which such holder resides and each holder agrees to provide the Company or the Information and Exchange Agent with all such information upon request;

(ii)

the personal information may be delivered to the securities regulatory authority or regulator in the holder’s local jurisdiction(s) (the “Regulator”) where the Form 45-106F1 is filed in accordance with NI 45-106;

(iii)	such personal information is being collected indirectly by the Regulator under the authority granted to it in securities legislation;

(iv)	such personal information is being collected for the purposes of the administration and enforcement of the securities legislation of the holder’s local jurisdiction; and

(v)	the public official who can answer questions about the Regulator’s indirect collection of personal information is:

(A)

in Alberta, the FOIP Coordinator, Alberta Securities Commission, Suite 600, 250 - 5th Street SW, Calgary, Alberta T2P 0R4, Telephone: (403) 297-6454, Toll free in Canada: 1-877-355-0585, Fax: (403) 297-2082;

(B)	in British Columbia, FOI Inquiries, British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2,

Inquiries: (604) 899-6854, Toll free in Canada: 1-800-373-6393, Fax: (604) 899-6581, Email: FOI-privacy@bcsc.bc.ca;

(C)

in Manitoba, the Director, The Manitoba Securities Commission, 500 - 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5, Telephone: (204) 945-2561, Toll free in Manitoba 1-800-655-5244, Fax: (204) 945-0330;

(D)

in New Brunswick, the Chief Executive Officer and Privacy Officer, Financial and Consumer Services Commission (New Brunswick), 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2, Telephone: (506) 658-3060, Toll free in Canada: 1-866-933-2222, Fax: (506) 658-3059, Email: info@fcnb.ca;

(E)

in Newfoundland and Labrador, the Superintendent of Securities, Government of Newfoundland and Labrador, Financial Services Regulation Division, P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John’s, Newfoundland and Labrador A1B 4J6, Attention: Director of Securities, Telephone: (709) 729-4189, Fax: (709) 729-6187;

(F)

in Nova Scotia, the Executive Director, Nova Scotia Securities Commission, Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8, Telephone: (902) 424-7768, Fax: (902) 424-4625;

(G)

in Ontario, the Inquiries Officer, Ontario Securities Commission, 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8314, Toll free in Canada: 1-877-785-1555, Fax: (416) 593-8122, Email: exemptmarketfilings@osc.gov.on.ca;

(H)

in Prince Edward Island, the Superintendent of Securities, Prince Edward Island Securities Office, 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8, Telephone: (902) 368-4569, Fax: (902) 368-5283;

(I)

in Québec, the Secrétaire générale, Autorité des marchés financiers, 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3, Telephone: (514) 395-0337 or 1-877-525-0337, Fax: (514) 873-6155 (For filing purposes only), Fax: (514) 864-6381 (For privacy requests only), Email: financementdessocietes@lautorite.qc.ca; and

(J)

in Saskatchewan, the Director, Financial and Consumer Affairs Authority of Saskatchewan, Suite 601 - 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2, Telephone: (306) 787-5842, Fax: (306) 787-5899; and

(b)	has authorized the indirect collection of the personal information by the Regulator.

Further, by exchanging the Old Notes for the New Notes pursuant to the Exchange Offer, the holder acknowledges that its name and other specified information, including the number of New Notes it has received, may be disclosed to other Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable laws. The holder consents to the disclosure of that information.

Language

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any exchange confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation échange ou tout avis) soient rédigés en anglais seulement.

Enforcement of Legal Rights

Certain of the directors and officers of the Company and the experts named herein may be located outside Canada and, as a result, it may not be possible for Canadian holders to effect service of process within Canada upon such persons. All or a substantial portion of the assets of such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against such persons in Canada or to enforce a judgment obtained in Canadian courts against such persons outside of Canada.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide an investor with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the investor within the time limit prescribed by the securities legislation of the investor’s province or territory. An investor acquiring New Notes should refer to any applicable provisions of the securities legislation of the investor’s province or territory for particulars of these rights or consult with a legal advisor.

LEGAL MATTERS

Certain legal matters in connection with the exchange of the Old Notes will be passed upon for us by GableGotwals, Tulsa, Oklahoma. Certain legal matters will be passed upon for the Dealer Manager by Mayer Brown LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain estimates of our oil and natural gas reserves and related information included in this prospectus have been derived from the reserve audit letters prepared by Ryder Scott as of December 31, 2016, 2017 and 2018, and all such information has been so included on the authority of such firm as an expert regarding the matters contained in its reports.

Unit Corporation

OFFER TO EXCHANGE AND CONSENT SOLICITATION

10.000% Senior Secured Notes due 2024 and 7.000% Junior Secured Notes due 2025

for

Any and All 6.625% Senior Subordinated Notes due 2021

(CUSIP No. 909218 AB5—ISIN US909218AB56)

PROSPECTUS

                    , 2019

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Requests for assistance in connection with the tender of your Old Notes pursuant to the Exchange Offer may be directed to the Information and Exchange Agent:

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll-Free (866)-470-4200

The Dealer Manager for the Exchange Offer is:

BofA Securities

Attention: Debt Advisory

214 North Tryon Street, 14th Floor

Charlotte, North Carolina 28255

Toll-Free: (888) 292-0070

Collect: (980) 388-4813

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Unit is incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Article 4 of our by-laws provides for indemnification of any person who is, or is threatened to be made a party to, or is otherwise involved in, any proceeding by reason of his or her position as a director or officer against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in their positions so long as they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is generally limited to attorney’s fees and other expenses and is not available if the person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for these persons. Article 4 of our by-laws also expressly provides that the power to indemnify authorized thereby is not exclusive of any other rights to which any present and former directors and officers may be entitled.

Article 9 of our charter eliminates in certain circumstances the monetary liability of our directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director

•	for a breach of the director’s duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL); or

•	for transactions from which the director derived an improper personal benefit.

Our policy is to enter into separate indemnification agreements with each of our directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the

DGCL and which allow for certain additional procedural protections. The agreements provide that, on request by a director or executive officer, we are obligated to advance expenses for defense of a claim made against the director or executive officer. Our obligation to indemnify the director or executive officer is subject to applicable law and may be subject to the determination by “independent counsel” or another reviewing party selected by the board of directors that the director or executive officer is entitled to indemnification. The agreements also provide for partial indemnification if a portion of a claim for indemnification is not allowed by the agreements.

The above discussion of our charter, by-laws, indemnification agreements and of Section 145 of the DGCL is not exhaustive and is qualified in its entirety by our charter, our by-laws, the indemnification agreements and statute.

Item 21.	Exhibits and Financial Statement Schedules.

A list of exhibits filed with this registration statement on Form S-4 is set forth below and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Unit Corporation (incorporated by reference to Exhibit 3.1 of Unit’s Form 8-K, dated June 29, 2000).

3.1.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to Unit’s Form 8-K, dated May 9, 2006, which is incorporated herein by reference).

3.2	By-laws of Unit Corporation, as amended and restated on March 24, 2014 (filed as Exhibit 3.3 to Unit Registration Statement on Form S-3 (File No. 333-202956), and which is incorporated by reference herein).

3.3**	Certificate of Incorporation of Unit Drilling Company

3.4**	By-laws of Unit Drilling Company

3.5**	Amended and Restated Certificate of Incorporation of Unit Petroleum Company

3.6**	By-laws of Unit Petroleum Company

3.7**	Limited Liability Company Agreement of Unit Drilling USA Colombia, L.L.C.

3.8**	Limited Liability Company Agreement of Unit Drilling Colombia, L.L.C.

3.9**	Operating Agreement of 8200 Unit Drive, L.L.C.

4.2	Indenture dated as of May 18, 2011, by and between the Company and Wilmington Trust FSB, as trustee (filed as Exhibit 4.1 to Unit’s Form 8-K dated May 18, 2011, which is incorporated herein by reference).

4.3	First Supplemental Indenture (including form of note) dated as of May 18, 2011, by and among the Company, as issuer, the Subsidiary Guarantors (as defined therein), as guarantors and Wilmington Trust FSB as trustee (filed as Exhibit 4.2 to Unit’s Form 8-K, dated May 18, 2011, which is incorporated herein by reference).

4.4	Second Supplemental Indenture (including form of note) dated as of January 7, 2013, by and among the Registrant, as issuer, the Subsidiary Guarantors (as defined therein), as guarantors and Wilmington Trust, National Association, as trustee (filed as Exhibit 4.10 to Unit’s Post-Effective Amendment No.1 to the Registration Statement on Form S-3 dated February 16, 2016, which is incorporated herein by reference).

Exhibit No.	Description

4.5***	Form of Third Supplemental Indenture

4.6***	Form of Senior Secured Notes Indenture

4.7***	Form of Junior Secured Notes Indenture

5.1*	Form of Opinion of GableGotwals.

10.1	Senior Credit Agreement, dated September 13, 2011, by and among the Company and the subsidiaries named therein (as borrowers), BOKF, NA DBA Bank of Oklahoma, as Administrative Agent, and the institutions named therein (as lenders) (filed as Exhibit 10.1 to Unit’s Form 8-K, dated September 13, 2011, which is incorporated herein by reference).

10.2	First Amendment and Consent, dated September 5, 2012, to the Senior Credit Agreement, by and among the Company and the subsidiaries named therein (as borrowers), BOKF, NA DBA Bank of Oklahoma, as Administrative Agent, and the institutions named therein (as lenders) (filed as Exhibit 10.1 to Unit’s Form 8-K, filed on September 11, 2012, which is incorporated herein by reference).

10.3	Second Amendment and Consent, dated April 10, 2015, to the Senior Credit Agreement, by and among the Company and the subsidiaries named therein (as borrowers), BOKF, NA DBA Bank of Oklahoma, as Administrative Agent, and the institutions named therein (as lenders) (filed as Exhibit 10.1 to Unit’s Form 8-K, filed on April 13, 2015, which is incorporated herein by reference).

10.4	Third Amendment and Consent, dated April 8, 2016, to the Senior Credit Agreement, by and among the Company and the subsidiaries named therein (as borrowers), BOKF, NA DBA Bank of Oklahoma, as Administrative Agent, and the institutions named therein (as lenders) (filed as Exhibit 10.1 to Unit’s Form 8-K, dated April 8, 2016, which is incorporated herein by reference).

10.5	Fourth Amendment, dated April 2, 2018, to the Senior Credit Agreement, by and among the Company and the subsidiaries named therein (as borrowers), BOKF, NA DBA Bank of Oklahoma, as Administrative Agent, and the institutions named therein (as lenders) (filed as Exhibit 10.1 to Unit’s Form 8-K, dated April 6, 2018, which is incorporated herein by reference).

10.6	Fifth Amendment, dated October 18, 2018, to the Senior Credit Agreement, by and among the Company and the subsidiaries named therein (as borrowers), BOKF, NA DBA Bank of Oklahoma, as Administrative Agent, and the institutions named therein (as lenders) (filed as Exhibit 10.1 to Unit’s Form 10-Q, dated November 6, 2018, which is incorporated herein by reference).

10.7***	Form of Amendment to the Senior Credit Agreement, by and among the Company and the subsidiaries named therein (as borrowers), BOKF, NA DBA Bank of Oklahoma, as Administrative Agent, and the institutions named therein (as lenders).

10.8***	Form of Intercreditor Agreement

10.9***	Form of Senior Secured Notes Collateral Trust Agreement

10.10***	Form of Junior Secured Notes Collateral Trust Agreement

21.1	Subsidiaries of Unit Corporation (filed as Exhibit 21 to Unit’s Form 10-K, dated February 26, 2019, which is incorporated herein by reference).

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Ryder Scott Company.

23.3*	Consent of GableGotwals (Included in Exhibit 5.1).

24.1**	Power of Attorney with respect to Unit Corporation (Included on the Signature Pages to the initial filing of this Form S-4).

24.2**	Power of Attorney with respect to Unit Petroleum Company (Included on the Signature Pages to this Form S-4).

Exhibit No.	Description

24.3**	Power of Attorney with respect to Unit Drilling Company (Included on the Signature Pages to this Form S-4).

24.4**	Power of Attorney with respect to Unit Drilling USA Colombia, L.L.C. (Included on the Signature Pages to this Form S-4).

24.5**	Power of Attorney with respect to Unit Drilling Colombia, L.L.C. (Included on the Signature Pages to this Form S-4).

24.6**	Power of Attorney with respect to 8200 Unit Drive, L.L.C. (Included on the Signature Pages to this Form S-4).

25.1**	Statement on Form T-1 of eligibility of Trustee for the 10.000% Senior Secured Notes due 2024.

25.2*	Statement on Form T-1 of eligibility of Trustee for the 7.000% Junior Secured Notes due 2025.

*	Filed herewith.
**	Previously filed as an exhibit to Unit Corporation’s Registration Statement on Form S-4 (File No. 333-234509) filed on November 5, 2019.
***	To be filed by amendment.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)

That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(i)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 12, 2019.

UNIT CORPORATION

By:	/s/ Larry D. Pinkston
Larry D. Pinkston
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Larry D. Pinkston	President and Chief Executive Officer (Principal Executive Officer)	November 12, 2019

* G. Les Austin	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	November 12, 2019

* Don A. Hayes	Vice President, Chief Accounting Officer (Principal Accounting Officer)	November 12, 2019

* J. Michael Adcock	Chairman of the Board and Director	November 12, 2019

* Gary R. Christopher	Director	November 12, 2019

* Steven B. Hildebrand	Director	November 12, 2019

* Carla S. Mashinski	Director	November 12, 2019

* William B. Morgan	Director	November 12, 2019

* Larry C. Payne	Director	November 12, 2019

* G. Bailey Peyton IV	Director	November 12, 2019

Signature	Title	Date

* Robert Sullivan, Jr.	Director	November 12, 2019

*BY:	/s/ Mark E. Schell
Mark E. Schell
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 12, 2019.

UNIT PETROLEUM COMPANY

By:	/s/ Larry D. Pinkston
Larry D. Pinkston
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Larry D. Pinkston	President (Principal Executive Officer) and Director	November 12, 2019

* G. Les Austin	Chief Financial Officer (Principal Financial and Accounting Officer)	November 12, 2019

/s/ Mark E. Schell Mark E. Schell	Senior Vice President and Director	November 12, 2019

*BY:	/s/ Mark E. Schell
Mark E. Schell
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 12, 2019.

UNIT DRILLING COMPANY

By:	/s/ Larry D. Pinkston
Larry D. Pinkston
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Larry D. Pinkston	President (Principal Executive Officer) and Director	November 12, 2019

* G. Les Austin	Chief Financial Officer (Principal Financial and Accounting Officer)	November 12, 2019

/s/ Mark E. Schell Mark E. Schell	Senior Vice President and Director	November 12, 2019

*BY:	/s/ Mark E. Schell
Mark E. Schell
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 12, 2019.

UNIT DRILLING USA COLOMBIA, L.L.C.

By:	/s/ Larry D. Pinkston
Larry D. Pinkston
Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Larry D. Pinkston	President (Principal Executive Officer) and Manager	November 12, 2019

* G. Les Austin	Chief Financial Officer (Principal Financial and Accounting Officer)	November 12, 2019

/s/ Mark E. Schell Mark E. Schell	Manager	November 12, 2019

*BY:	/s/ Mark E. Schell
Mark E. Schell
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 12, 2019.

UNIT DRILLING COLOMBIA, L.L.C.

By:	/s/ Larry D. Pinkston
Larry D. Pinkston
Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Larry D. Pinkston	President (Principal Executive Officer) and Manager	November 12, 2019

* G. Les Austin	Chief Financial Officer (Principal Financial and Accounting Officer)	November 12, 2019

/s/ Mark E. Schell Mark E. Schell	Manager	November 12, 2019

*BY:	/s/ Mark E. Schell
Mark E. Schell
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 12, 2019.

8200 UNIT DRIVE, L.L.C.

By:	/s/ Larry D. Pinkston
Larry D. Pinkston
Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Larry D. Pinkston	President (Principal Executive Officer) and Manager	November 12, 2019

* G. Les Austin	Treasurer (Principal Financial and Accounting Officer)	November 12, 2019

/s/ Mark E. Schell Mark E. Schell	Manager	November 12, 2019

*BY:	/s/ Mark E. Schell
Mark E. Schell
Attorney-in-Fact